As filed with the Securities and Exchange Commission on August 22, 2017

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENTEGRA FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina	6036	45-2460660
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Mr. Roger D. Plemens
Entegra Financial Corp.	President and Chief Executive Officer
14 One Center Court	Entegra Financial Corp.
Franklin, North Carolina 28734	14 One Center Court
(828) 524-7000	Franklin, North Carolina 28734
(828) 524-7000
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	including area code, of agent for service)

Copies to:

Iain MacSween, Esq.	Benjamin A. Barnhill, Esq.
Brooks, Pierce, McLendon, Humphrey& Leonard, L.L.P.	Nelson Mullins Riley & Scarborough, LLP
2000 Renaissance Plaza	104 S. Main Street, Suite 900
230 N. Elm Street	Greenville, South Carolina 29601
Greensboro, North Carolina 27401	(864) 250-2246
(336) 373-8850

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value	409,528	N/A	$1,103,387	$128

[1]	Represents the maximum number of shares of the Registrant’s common stock, no par value per share, estimated to be issuable upon completion of the merger of Chattahoochee Bank of Georgia (“Chattahoochee”) with and into the Registrant’s wholly-owned subsidiary, Entegra Bank (the “Merger”), based on the expected maximum number of shares of Chattahoochee common stock to be exchanged in the Merger for shares of the Registrant’s common stock (2,142,500 x 30% = 642,750), as set forth in the Agreement and Plan of Merger and Reorganization, dated as of June 26, 2017, by and among the Registrant, Entegra Bank and Chattahoochee (the “Merger Agreement”) multiplied by the exchange ratio, assuming a 20-day average closing sales price per share of the Registrant’s common stock as reported on The NASDAQ Global Market ending on the trading day prior to the closing of $23.15 (0.6371 shares of the Registrant’s common stock). Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions.
[2]	Estimated solely for the purpose of computing the registration fee, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f), the proposed maximum aggregate offering price is $6,967,410 which was determined by taking the product of the book value of Chattahoochee common stock on July 31, 2017 ($10.84) multiplied by the aggregate number of shares of Chattahoochee common stock expected to be exchanged in connection with the Merger (2,142,500), less the aggregate cash payments expected to be paid to Chattahoochee shareholders by the Registrant in connection with the Merger (2,142,500 x 70% x $14.75 = $22,121,313).
[3]	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION DATED AUGUST 22, 2017

PROXY STATEMENT OF CHATTAHOOCHEE	PROSPECTUS OF ENTEGRA

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholder of Chattahoochee Bank of Georgia:

These materials are a proxy statement of Chattahoochee Bank of Georgia (“Chattahoochee”) and a prospectus of Entegra Financial Corp. (the “Registrant” or “Entegra”). They are furnished to you in connection with the notice of special meeting of Chattahoochee shareholders to be held on [•], 2017. At the special meeting of Chattahoochee shareholders, you will be asked to vote on the merger of Chattahoochee with and into Entegra’s wholly-owned subsidiary, Entegra Bank, described in more detail herein.

As of [•], 2017, the record date for the special meeting, there were [•] shares of Chattahoochee common stock outstanding and entitled to vote at the meeting. Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Chattahoochee common stock. You will also be asked to vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement, which proposal will be approved if the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.

Subject to the election procedures described in this document, if the merger is approved and consummated, holders of Chattahoochee common stock will be entitled to receive, in exchange for each share of Chattahoochee common stock, consideration equal to (i) $14.75 in cash, without interest, or (ii) shares of Entegra common stock, or (iii) a combination of (i) and (ii); provided, that the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock.

As a result, a maximum of [•] shares of Entegra common stock will be issued to Chattahoochee shareholders if the merger is approved and consummated. This document is a prospectus of Entegra with respect to the offering and issuance of such shares of Entegra common stock.

As noted above, the number of shares of Entegra common stock to be issued for each share of Chattahoochee common stock will be based on the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger. If the market value of one share of Entegra common stock on the effective date of the merger is (i) between $20.84 and $25.47, and (ii) the same as the 20-day average closing sales price, as described above, then the merger consideration will be $14.75 per share of Chattahoochee common stock; however, because the market value of Entegra common stock fluctuates, unless you only receive cash for your shares of Chattahoochee common stock, the value of the merger consideration you receive may change depending on the 20-day average closing sales price per share of Entegra common stock, the market price of Entegra common stock when the merger becomes effective, and any difference between these two prices.

The following table shows the closing sale prices of Entegra common stock as reported on The NASDAQ Global Market on June 26, 2017, the last trading day before we announced the merger, and on [•], 2017, the most recent date feasible for inclusion in these materials. This table also shows the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to such dates and the implied value of the merger consideration on those dates that would have been paid for each share of Chattahoochee common stock, which we calculated by assuming (i) 30% of each share of Chattahoochee common stock is converted into Entegra common stock, with the value of each Chattahoochee share calculated by multiplying the closing price of Entegra common stock on those dates by the respective exchange ratios of [•] and [•] (using the 20-day average closing sales price per share of Entegra common stock ending on the trading day prior to such dates) and (ii) the remaining 70% of each such share is converted into cash (based on a price per Chattahoochee share equal to $14.75). If the merger had become effective as of [•], the value of the aggregate merger consideration on that date would have been approximately $[•] million, or $[•] per share for each share of Chattahoochee common stock.

	Closing Sale Price of Entegra Common Stock		20-day average closing sales price per share of Entegra common stock		Implied Value of Merger Consideration per Share of Chattahoochee Common Stock
At June 26, 2017		$23.40	$	[•]	$	[•]
At [•]	$	[•]	$	[•]	$	[•]

In addition, at the effective time of the merger, any unvested warrants and options to purchase shares of Chattahoochee common stock will accelerate under applicable change in control provisions in the Chattahoochee Bank of Georgia 2008 Equity Incentive Plan and the Chattahoochee Bank of Georgia 2016 Equity Incentive Plan and each outstanding and unexercised warrant and stock option will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such warrant or option, by (ii) $14.75 less the exercise price per share of such warrant or option, less any applicable withholding taxes.

The accompanying materials contain information regarding the proposed merger and the companies participating in the merger, and the Agreement and Plan of Merger and Reorganization pursuant to which the merger will be consummated if approved. We encourage you to read the entire document carefully, including “Risk Factors” section beginning on page [•] for a discussion of the risks related to the proposed merger.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued in the merger or passed upon the accuracy or adequacy of the disclosures in this document. Any representation to the contrary is a criminal offense. Shares of common stock of Entegra are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The date of these materials is [•], 2017, and they are expected to be first mailed to
Chattahoochee shareholders on or about [•], 2017.

WHERE YOU CAN FIND MORE INFORMATION

Entegra is subject to the information requirements of the Securities Exchange Act of 1934, as amended, which means that it is required to file certain reports, proxy statements, and other business and financial information with the Securities and Exchange Commission (“SEC”). You may read and copy any materials that Entegra files with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC. Such filings are also available free of charge at Entegra’s website at www.entegrabank.com under the “Investor Relations” link. Except as specifically incorporated by reference into this document, information on this website or filed with the SEC is not part of this document.

Entegra has filed a registration statement on Form S-4 of which this document forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the address set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that Entegra has previously filed, and that it may file through the date of the special meeting of Chattahoochee shareholders, with the SEC. They contain important business information about Entegra and its financial condition. For further information, please see the section entitled “Incorporation of Certain Documents by Reference” on page [•]. These documents are available without charge to you upon written or oral request to Entegra’s principal executive office at the following address and telephone number.

Entegra
14 One Center Court
Franklin, North Carolina 28734
Attention: Melanie Allen, Corporate Secretary
(828) 524-7000

To obtain timely delivery of these documents, you must request the information no later than [•], 2017 in order to receive them before Chattahoochee’s special meeting of shareholders.

Entegra’s common stock is traded on The NASDAQ Global Market under the ticker symbol “ENFC”. Chattahoochee’s common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Chattahoochee’s common stock.

CHATTAHOOCHEE BANK OF GEORGIA

643 E. E. Butler Parkway

Gainesville, Georgia 30501

(770) 536-0607

Notice of Special Meeting of Shareholders
To Be Held On __________, 2017

NOTICE is hereby given that a Special Meeting of Shareholders of Chattahoochee Bank of Georgia (“Chattahoochee”) will be held as follows:

Place:	[•] [•] [•]
Date:	[•], 2017
Time:	[•]

The purposes of the meeting are:

1.	To consider and vote on the Agreement and Plan of Merger and Reorganization, dated June 26, 2017 by and among Chattahoochee, Entegra Financial Corp. (“Entegra”) and Entegra’s wholly-owned subsidiary, Entegra Bank, under which Chattahoochee will merge with and into Entegra Bank, as more particularly described in the accompanying materials;
2.	To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement; and
3.	To transact any other business as may properly come before the meeting.

If Chattahoochee shareholders approve the merger agreement, Chattahoochee will be merged with and into Entegra Bank. Unless adjusted pursuant to the terms of the merger agreement, Chattahoochee shareholders may elect to receive shares of Entegra common stock or cash (or a combination of both stock and cash) in exchange for each of their shares of Chattahoochee common stock in the merger on the following basis:

(i)	shares of Entegra common stock for each share of Chattahoochee common stock; or
(ii)	$14.75 in cash, without interest, for each share of Chattahoochee common stock; or
(iii)	a combination of (i) and (ii).

provided, that the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock. If the aggregate cash elections are greater than the cash election maximum, all such cash elections will be subject to proration, and, if the aggregate stock elections are greater than the stock election maximum, all such stock elections will be subject to proration, all as more fully explained under the heading “Proposal No. 1 — The Merger-The Merger Consideration” (page [•]).

Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Chattahoochee common stock. Approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement.

Only shareholders of record of Chattahoochee common stock at the close of business on [•], 2017 will be entitled to vote at the special meeting or any adjournments thereof. Chattahoochee’s Board of Directors has adopted a resolution approving the merger and the merger agreement and unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal.

Business and financial information about Chattahoochee is available without charge to you upon written or oral request made to our President and Chief Executive Officer, Charlie J. Lail, Jr., Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503, telephone number (678) 997-2301. To obtain delivery of such business and financial information before the special meeting, your request must be received no later than [•], 2017.

Chattahoochee has concluded that its shareholders are entitled to assert appraisal rights, also referred to as dissenters’ rights, with respect to the proposal to approve the merger agreement. Your appraisal rights are conditioned on your strict compliance with the requirements of Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B to the attached proxy statement/prospectus. Chattahoochee urges any of its shareholders who wish to assert appraisal rights to carefully read Article 13 and to consult legal counsel before attempting to assert appraisal rights.

YOUR VOTE IS VERY IMPORTANT. You can vote your shares by signing, dating and returning your proxy card or voting instruction form. If you are the record holder of the shares, you may change your vote by: (i) if you previously completed and returned a proxy card, submitting a new proxy card with a later date and returning it to Chattahoochee prior to the vote at the special meeting; (ii) submitting timely written notice of revocation to our President and Chief Executive Officer, Charlie J. Lail, Jr., at Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503, at any time prior to the vote at the special meeting; or (iii) attending the special meeting in person and voting your shares at the special meeting. If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the special meeting and voting in person.

By Order of the Board of Directors,
[•], 2017
Gainesville, Georgia

Charlie J. Lail, Jr.
President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some questions that you may have about the merger and the Chattahoochee special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this document because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Chattahoochee special meeting. Additional important information is also contained in the documents incorporated by reference into this document. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” on page [•].

Q:	What am I being asked to approve?
A:	You are being asked to (i) approve the merger agreement among Chattahoochee, Entegra and Entegra Bank, pursuant to which Chattahoochee will be merged with and into Entegra Bank, and (ii) approve a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.
Q:	How does the Chattahoochee Board of Directors recommend that I vote at the special meeting?
A:	The Chattahoochee Board of Directors has unanimously approved the merger agreement and recommends voting “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.
Q:	When and where is the special meeting?
A:	The special meeting will be held at [•] on [•], at [•] local time.
Q:	What constitutes a quorum for the special meeting?
A:	The presence at the special meeting, in person or by proxy, of holders representing at least a majority of the issued and outstanding shares of Chattahoochee common stock entitled to be voted at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting and for any adjournment(s) thereof. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum and will have the same effect as a vote “AGAINST” the merger agreement.
A “broker non-vote” occurs when a broker or other nominee who holds shares for another does not vote on a particular matter because the broker or other nominee does not have discretionary authority on that matter and has not received instructions from the owner of the shares.
Q:	What is the vote required to approve each proposal at the special meeting?
A:	Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Chattahoochee common stock. Your failure to vote your shares (including your failure to instruct your broker to vote your shares) or your abstaining from voting will have the same effect as a vote “AGAINST” the merger agreement.

Approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Your failure to vote your shares (including your failure to instruct your broker to vote your shares) or your abstaining from voting will have no effect on the adjournment proposal.

Q:	Why is my vote important?
A:	If you do not vote, it will be more difficult to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your broker how to vote, or abstention with respect to the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” approval of the merger agreement. The Chattahoochee Board of Directors has unanimously approved the merger agreement and unanimously recommends that Chattahoochee shareholders vote “FOR” the approval of the merger agreement.
Q:	What will I receive in the merger?
A:	You will receive (i) shares of Entegra common stock, or (ii) $14.75 in cash, without interest, or (iii) a combination of (i) and (ii), for each share of Chattahoochee common stock; provided, that the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock for each share of Chattahoochee common stock.

If the market value of one share of Entegra common stock on the effective date of the merger is (i) between $20.84 and $25.47, and (ii) the same as the 20-day average closing sales price, as described above, then the merger consideration will be $14.75 per share of Chattahoochee common stock; however, because the market value of Entegra common stock fluctuates, unless you only receive cash for your shares of Chattahoochee common stock, the value of the merger consideration you receive may change depending on the 20-day average closing sales price per share of Entegra common stock, the market price of Entegra common stock when the merger becomes effective, and any difference between these two prices.

In addition, at the effective time of the merger any unvested warrants and options to purchase shares of Chattahoochee common stock will accelerate under applicable change in control provisions in the Chattahoochee Bank of Georgia 2008 Equity Incentive Plan and the Chattahoochee Bank of Georgia 2016 Equity Incentive Plan, and each outstanding and unexercised warrant and stock option will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such warrant or option, by (ii) $14.75 less the exercise price per share of such warrant or option, less any applicable withholding taxes.

Entegra will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Entegra common stock that you would otherwise be entitled to receive in an amount equal to such fractional part of a share of Entegra common stock multiplied by the average price of Entegra common stock on The NASDAQ Global Market during the 20 consecutive trading days ending on the trading day immediately prior to the closing date.

To review what you will receive in the merger in greater detail, see “Proposal No. 1 — The Merger-The Merger Consideration” beginning on page [•].
Q:	How can I elect stock, cash or a combination of both stock and cash?
A:	You may indicate a preference to receive Entegra common stock, cash or a combination of both in the merger by completing an election form that will be sent to you as soon as practicable. The total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. Accordingly, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount by which the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount by which the aggregate stock elections exceed the stock election maximum.
2

If you do not make an election by 4:00 P.M. local time on [•], 2017, Entegra will have the authority to determine the type of consideration to be exchanged for your non-election shares. Chattahoochee’s Board of Directors makes no recommendation as to whether you should choose Entegra common stock or cash or a combination of both for your shares of Chattahoochee common stock. You should consult with your own financial advisor on that decision.

Q:	When is the merger expected to be completed?
A:	We plan to complete the merger during the fourth quarter of 2017, subject to receipt of all required regulatory approvals.
Q:	What should I do now?
A:	After you have carefully read this document, please vote by proxy by mail. If you hold shares of Chattahoochee common stock in more than one account, you must vote all shares by mail.
If you vote using one of the methods described below, you will be designating the persons named in the enclosed proxy card as your proxies to vote your shares as you instruct. If you vote without giving specific voting instructions, these individuals will vote your shares by following the recommendations of the Chattahoochee Board of Directors. If any other business properly comes before the special meeting, these individuals will vote on those matters in their discretion.
Registered Holder: You do not have to attend the special meeting to vote. The Chattahoochee Board of Directors is soliciting proxies so that you can vote before the special meeting. Even if you currently plan to attend the special meeting, we recommend that you vote by proxy before the special meeting so that your vote will be counted if you later decide not to attend. However, if you attend the special meeting and vote your shares by ballot, your vote at the special meeting will revoke any vote you submitted previously by proxy. If you are the record holder of your shares, you can vote by proxy by completing, signing, dating and returning the enclosed proxy card.
Street Holder: If your shares are held in street name, you may vote your shares before the special meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank or other similar entity. You should check your voting instruction form to see if any alternative method, such as Internet or telephone voting, is available to you.
Q:	Can I change my vote?
A:	Yes. If you are the record holder of Chattahoochee common stock, you may change your vote by: (i) if you previously completed and returned a proxy card, submitting a new proxy card with a later date and returning it to Chattahoochee prior to the vote at the special meeting; (ii) submitting timely written notice of revocation to our President and Chief Executive Officer, Charlie J. Lail, Jr., at Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503, at any time prior to the vote at the special meeting; or (iii) attending the special meeting in person and voting your shares at the special meeting. Attendance at the Chattahoochee special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by Chattahoochee after the vote will not affect the vote.

If you hold your shares of Chattahoochee common stock in “street name” through a bank or broker, you should contact your bank or broker to change your vote or revoke your proxy.

3

Q:	What information should I consider?
A:	We encourage you to read carefully this entire document and the documents incorporated by reference herein. Among other disclosures, you should review the factors considered by Chattahoochee’s Board of Directors discussed in “Proposal No. 1 — The Merger-Background of the Merger” beginning on page [•] and “Proposal No. 1 — The Merger-Chattahoochee’s Reasons for the Merger and Recommendation of the Chattahoochee Board of Directors” beginning on page [•].
Q:	What are the tax consequences of the merger to me?
A:	In general, the receipt of the merger consideration by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes will generally be in an amount equal to the difference, if any, between the amount of cash plus the fair market value of Entegra common stock received in exchange for the Chattahoochee common stock in the merger and the U.S. holder’s tax basis in the shares exchanged in the merger. To review the tax consequences to Chattahoochee shareholders in greater detail, see “Proposal No. 1 — The Merger-Material U.S. Federal Income Tax Consequences” beginning on page [•]. Your tax consequences will depend on your personal situation. You should consult your tax adviser for a full understanding of the tax consequences of the merger to you.
Q:	Are Chattahoochee shareholders entitled to any appraisal rights or dissenters’ rights?
A:	Yes. Under Georgia law, holders of Chattahoochee common stock who perfect their appraisal rights in accordance with applicable law will have appraisal rights, also referred to as dissenters’ rights, as a result of the merger. Failure to follow the applicable procedures summarized in this document and set forth in Article 13 of the Georgia Business Corporation Code (the “GBCC”) will result in the loss of appraisal rights. See “Chattahoochee Shareholders Have Appraisal Rights” beginning on page [•]. Please also see Appendix B for the text of the applicable provisions of the GBCC as in effect with respect to appraisal rights in connection with the merger.
Q:	Should I send in my stock certificates now?
A:	No. After the merger is completed, you will receive written instructions from Entegra for exchanging your Chattahoochee common stock certificates for shares of Entegra common stock and/or cash.
Q:	Whom should I call with questions?
A:	You should call Charlie J. Lail, Jr., President and Chief Executive Officer, Chattahoochee Bank of Georgia, at (678) 997-2301.
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SUMMARY

This summary highlights material information from these materials regarding the proposed merger. For a more complete description of the terms of the proposed merger, you should carefully read this entire document and the documents incorporated by reference into this document. The Agreement and Plan of Merger and Reorganization, which is the legal document that governs the proposed merger, is attached as Appendix A to these materials. In addition, the sections entitled “Where You Can Find More Information,” in the forepart of this document and “Incorporation of Certain Documents By Reference” on page [•], contain references to additional sources of information about Entegra.

The Companies (see page [•] for Entegra and page [•] for Chattahoochee)

Entegra Financial Corp.
14 One Center Court
Franklin, North Carolina 28734
(828) 524-7000

Entegra, headquartered in Franklin, North Carolina, was incorporated on May 31, 2011 to be the holding company for Entegra Bank. On September 30, 2014, the mutual to stock conversion was completed and Entegra Bank became the wholly-owned subsidiary of Entegra. Also on that date, Entegra sold and issued 6,546,375 shares of its common stock at a price of $10.00 per share, through which Entegra received net offering proceeds of $63.7 million.

At June 30, 2017, Entegra had total consolidated assets of $1.41 billion, total loans of $794.7 million, total deposits of $1.01 billion and shareholders’ equity of $140.1 million.

Entegra has one non-bank subsidiary, Macon Capital Trust I (“Macon Trust”), a Delaware statutory trust, formed to facilitate the issuance of trust preferred securities. Macon Trust is not consolidated in the Company’s financial statements.

Entegra conducts substantially all of its operations through its wholly-owned North Carolina bank subsidiary, Entegra Bank, a North Carolina chartered commercial bank founded in 1922. As of June 30, 2017, Entegra Bank operated 17 branches and two loan production offices located throughout the western North Carolina counties of Buncombe, Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate of South Carolina counties of Anderson, Greenville, Pickens and Spartanburg and the northern Georgia county of Jasper. Its business consists primarily of accepting deposits from individuals and small businesses and investing those deposits, together with funds generated from operations and borrowings, primarily in loans secured by real estate, including commercial real estate loans, one-to-four family residential loans, construction loans, and home equity loans and lines of credit. It also originates commercial business loans and invest in investment securities. Through its mortgage loan production operations it originates loans for sale in the secondary markets to Fannie Mae and others, generally retaining the servicing rights in order to generate servicing income, supplement core deposits with escrow deposits and maintain relationships with local borrowers. Entegra Bank offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and regular checking accounts, and individual retirement accounts.

Entegra Bank has one wholly-owned subsidiary, Entegra Services, Inc., which was formerly used to operate an investment real estate property acquired in settlement of loans. The property was sold during 2015 and the subsidiary was inactive as of June 30, 2017.

Entegra’s and Entegra Bank’s principal executive offices are located at 14 One Center Court, Franklin, North Carolina 28734, and their telephone number is (828) 524-7000. Entegra Bank’s website is located at www.entegrabank.com. Information on Entegra Bank’s website is not incorporated into this document by reference and is not a part hereof.

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For a complete description of Entegra’s business, financial condition, results of operations and other important information, please refer to Entegra’s filings with the SEC that are incorporated by reference into this document, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Chattahoochee Bank of Georgia
643 E. E. Butler Parkway
Gainesville, Georgia 30501
(770) 536-0607

Chattahoochee is a Georgia state chartered bank that began its banking operations in Gainesville, Georgia in September 2008. Chattahoochee’s main office continues to be in Gainesville, Georgia, and Chattahoochee operates a loan production office in Duluth, Georgia.

Chattahoochee offers a range of lending services, including commercial real estate mortgage loans, commercial loans, and consumer loans. Customers are generally individuals and businesses within Chattahoochee’s local markets.

At June 30, 2017, Chattahoochee had total assets of approximately $194 million, net loans and leases of approximately $162 million, and total deposits of approximately $163 million.

Chattahoochee is headquartered and its main office is located at 643 E. E. Butler Parkway, Gainesville, Georgia. Chattahoochee’s website can be accessed at www.chattahoocheebank.com. Information contained on Chattahoochee’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus. Chattahoochee’s common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Chattahoochee’s common stock.

The Merger Agreement (see page [•])

If Chattahoochee shareholders approve the merger agreement, subject to receipt of the required regulatory approvals and satisfaction of the other closing conditions, Chattahoochee will be merged with and into Entegra Bank. Chattahoochee shareholders may elect to receive shares of Entegra common stock or cash (or a combination of both stock and cash) in exchange for each of their shares of Chattahoochee common stock in the merger on the following basis:

(i)	shares of Entegra common stock for each share of Chattahoochee common stock; or
(ii)	$14.75 in cash, without interest, for each share of Chattahoochee common stock; or
(iii)	a combination of (i) and (ii).

provided, that the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock.

Chattahoochee shareholders may elect any combination of stock and/or cash for their Chattahoochee shares; however, if the aggregate cash elections are greater than the cash election maximum, all such cash elections will be subject to proration, and, if the aggregate stock elections are greater than the stock election maximum, all such stock elections will be subject to proration.

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Chattahoochee shareholders will also receive a cash payment, without interest, for the value of any fraction of a share of Entegra common stock that they would otherwise be entitled to receive in an amount equal to such fractional part of a share of Entegra common stock multiplied by the average price of Entegra common stock on The NASDAQ Global Market during the 20 consecutive full trading days ending on the trading day immediately prior to the closing date.

The merger agreement is attached as Appendix A and is incorporated into this proxy statement/prospectus by reference. We encourage you to read the merger agreement carefully as it is the legal document that governs the merger.

The following table shows the closing sale prices of Entegra common stock as reported on The NASDAQ Global Market on June 26, 2017, the last trading day before we announced the merger, and on [•], 2017, the most recent date feasible for inclusion in these materials. This table also shows the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to such dates and the implied value of the merger consideration on those dates that would have been paid for each share of Chattahoochee common stock, which we calculated by assuming (i) 30% of each share of Chattahoochee common stock is converted into Entegra common stock, with the value of each Chattahoochee share calculated by multiplying the closing price of Entegra common stock on those dates by the respective exchange ratios of [•] and [•] (using the 20-day average closing sales price per share of Entegra common stock ending on the trading day prior to such dates) and (ii) the remaining 70% of each such share is converted into cash (based on a price per Chattahoochee share equal to $14.75). If the merger had become effective as of [•], the value of the aggregate merger consideration on that date would have been approximately $[•] million, or $[•] per share for each share of Chattahoochee common stock.

	Closing Sale Price of Entegra Common Stock		20-day average closing sales price per share of Entegra common stock		Implied Value of Merger Consideration per Share of Chattahoochee Common Stock
At June 26, 2017		$23.40	$	[•]	$	[•]
At [•]	$	[•]	$	[•]	$	[•]

If the market value of one share of Entegra common stock on the effective date of the merger is (i) between $20.84 and $25.47, and (ii) the same as the 20-day average closing sales price, as described above, then the merger consideration will be $14.75 per share of Chattahoochee common stock; however, because the market value of Entegra common stock fluctuates, unless you only receive cash for your shares of Chattahoochee common stock, the value of the merger consideration you receive may change depending on the 20-day average closing sales price per share of Entegra common stock, the market price of Entegra common stock when the merger becomes effective, and any difference between these two prices. After the merger, the value of any Entegra stock received by Chattahoochee shareholders in the merger will vary with the market price of that stock.

There is no maximum or minimum price of Entegra common stock at which Chattahoochee or Entegra may unilaterally terminate the merger agreement; and, other than for purposes of calculating the 20-day average closing sales price per share of Entegra common stock ending on the trading day prior to closing, no adjustments to the merger consideration will be made based on changes in the market price of Entegra common stock prior to the completion of the merger. Therefore, the market value of the shares of Entegra common stock that Chattahoochee shareholders receive at completion of the merger could vary significantly from the values indicated in the tables above, as well as after completion of the merger. Chattahoochee shareholders are urged to obtain current market quotations for Entegra common stock. Chattahoochee shareholders may obtain up to date information concerning the implied value of the merger consideration by calling Charlie J. Lail, Jr., President and Chief Executive Officer, Chattahoochee Bank of Georgia, at (678) 997-2301. No assurance can be given as to the market price of Entegra common stock at the time of the merger or thereafter.

Entegra’s common stock is traded on The NASDAQ Global Market under the ticker symbol “ENFC”.

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Chattahoochee’s Reasons for the Merger and Recommendation of the Chattahoochee Board of Directors (see page [•])

The Board of Directors of Chattahoochee unanimously supports the merger and believes that it is in the best interests of Chattahoochee and its shareholders. The Board of Directors of Chattahoochee believes that the merger will allow Chattahoochee to better serve its customers and markets and that a merger with a financial institution with greater size, expanded product offerings and a more liquid stock would better maximize the long-term value for Chattahoochee shareholders. The Board of Directors believes that the terms of the merger are fair to and in the best interests of Chattahoochee and its shareholders.

Accounting Treatment (see page [•])

The merger will be accounted for as a purchase of a business for financial reporting and accounting purposes under generally accepted accounting principles in the United States.

Conditions, Termination, and Effective Date (see page [•])

The merger will not occur unless certain conditions are met, and Entegra or Chattahoochee can terminate the merger agreement if specified events occur or fail to occur.

The merger must be approved by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, and the Commissioner of Banking of the Georgia Department of Banking and Finance. As of the date of this proxy statement/prospectus, Entegra has filed the applications and notifications to obtain the required regulatory approvals.

The closing of the merger will not occur until after the merger is approved by the foregoing regulators and by the Chattahoochee shareholders, the other conditions to closing have been satisfied, and the articles of merger are filed as required under North Carolina and Georgia law.

U.S. Federal Income Tax Consequences (see page [•])

Chattahoochee’s shareholders generally will recognize gain or loss for U.S. federal income tax purposes on the amount of cash plus the fair market value of Entegra common stock received in the merger in exchange for surrendered shares of Chattahoochee common stock. We urge each Chattahoochee shareholder to contact his, her or its own tax advisor to fully understand the tax implications of the merger.

Opinion of Chattahoochee’s Financial Advisor (see page [•] and Appendix C)

In connection with the merger, Chattahoochee’s financial advisor, BSP Securities, LLC (“BSP”), delivered a written opinion, dated June 26, 2017, to the Chattahoochee Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Chattahoochee common stock of the merger consideration in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP in preparing the opinion, is attached as Appendix C to this document. The opinion was for the information of, and was directed to, the Chattahoochee Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Chattahoochee to engage in the merger or enter into the merger agreement or constitute a recommendation to the Chattahoochee Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Chattahoochee common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter (including, with respect to holders of Chattahoochee common stock, what election any such shareholder should make with respect to the cash consideration, the stock consideration or any combination thereof).

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Market Price and Dividend Information

Entegra’s common stock is traded on The NASDAQ Global Market under the ticker symbol “ENFC”. Chattahoochee’s common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Chattahoochee’s common stock. Stock transfer records maintained by Chattahoochee indicate that there have been relatively infrequent transactions in Chattahoochee’s common stock. Sales and purchases of shares of Chattahoochee’s common stock are privately negotiated, and Chattahoochee may not be aware of the price for those transactions. As a result, trading price data is very limited and may not accurately reflect the actual market of the shares.

The following table sets forth, for the periods indicated, the high, low and closing sales prices per share of Entegra’s common stock as quoted on the NASDAQ Global Market.

	Entegra Common Stock
	High		Low		Close		Dividend
2017
Third Quarter (through _____, 2017)	$	[•]	$	[•]	$	[•]	$—
Second Quarter		24.25		22.75		22.75	—
First Quarter		24.10		20.30		23.65	—
2016
Fourth Quarter		20.60		18.00		20.60	—
Third Quarter		18.43		17.40		18.38	—
Second Quarter		17.83		17.16		17.49	—
First Quarter		18.91		16.24		17.43	—
2015
Fourth Quarter		19.59		16.87		19.36	—
Third Quarter		18.45		17.34		17.34	—
Second Quarter		18.24		15.50		17.55	—
First Quarter		15.86		14.30		15.51	—

The closing sales price of Entegra common stock as of June 26, 2017, the last trading day before the merger agreement was announced, was $23.40. The closing sales price of Entegra common stock as of [•], 2017, the most recent date feasible for inclusion in these materials, was $[•].

The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock. Accordingly, because of these maximum and minimum exchange ratios and because the market price of Entegra common stock is subject to fluctuation, the market value of the shares of Entegra common stock that Chattahoochee shareholders may receive in the merger may increase or decrease prior to and following the merger. Chattahoochee shareholders are urged to obtain current market quotations for Entegra common stock, which are available at www.nasdaq.com.

The value of one share of Chattahoochee common stock exchanged for cash is fixed at $14.75.

As of [•], 2017, there were approximately 184 record shareholders of Chattahoochee’s common stock.

No cash dividends were declared or paid on Entegra’s common stock in 2015, 2016, or the first two quarters of 2017. Pursuant to Federal Reserve regulations, Entegra may not make a distribution that would constitute a return of capital during the three years ending October 1, 2017. Entegra’s ability to pay cash dividends, and the amount and frequency of cash dividends, if any, will be determined by Entegra’s Board of Directors after consideration of certain non-financial and financial factors including earnings, capital requirements, and the financial condition of Entegra, and will depend on cash dividends paid to it by Entegra Bank. The ability of Entegra Bank to pay dividends to Entegra is restricted by certain regulatory requirements.

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Chattahoochee has not paid cash dividends since its incorporation in 2008 and has no intention to pay cash dividends in the foreseeable future.

Differences in Legal Rights between Shareholders of Chattahoochee and Entegra (see page [•])

Following the merger, you will no longer be a Chattahoochee shareholder. If you receive shares of Entegra common stock in the merger, you will become an Entegra shareholder. As such, your rights as a shareholder will no longer be governed by Chattahoochee’s articles of incorporation and bylaws. As an Entegra shareholder, your rights as a shareholder will be governed by Entegra’s articles of incorporation and bylaws. Your former rights as a Chattahoochee shareholder and your new rights as an Entegra shareholder are different in certain ways, including the following:

•	The bylaws of Chattahoochee set forth different requirements for calling special meetings of shareholders than do the bylaws of Entegra.
•	The articles of incorporation of Entegra provide that the number of directors may range between five to 20, while the bylaws of Chattahoochee provide that the number of directors may range between five to 25.
•	The articles of incorporation of Entegra provide for a staggered board during such time as the number of directors serving on the board is nine or more. The articles of incorporation of Chattahoochee do not provide for a staggered board.
•	The bylaws of Chattahoochee set forth different requirements for removal of directors than the bylaws of Entegra.
•	The bylaws of Chattahoochee set forth different requirements for the appointment of directors in the event of a vacancy than the bylaws of Entegra.
•	The articles of incorporation of Chattahoochee set forth different requirements for the consideration and approval of certain business combinations than do the articles of incorporation of Entegra.
•	The bylaws of Chattahoochee require the written consent of a majority of shareholders in order to take action without a formal meeting while the bylaws of Entegra do not provide for action by the shareholders without a meeting and the default rules of the North Carolina Business Corporation Act (the “NCBCA”) apply, instead.
•	The articles of incorporation and bylaws of Entegra contain more anti-takeover provisions than the articles of incorporation and bylaws of Chattahoochee.
•	The requirements to amend the articles of incorporation and bylaws of Chattahoochee are different from the requirements to amend the articles of incorporation and bylaws of Entegra.
•	The articles of incorporation of Entegra contain certain limitations on voting rights while the articles of incorporation of Chattahoochee do not contain any comparable limitations.
•	The articles of incorporation of Entegra provide for a Tax Benefit Preservation Plan while the articles of incorporation of Chattahoochee do not include such a plan.

Interests of Directors and Officers of Chattahoochee in the Merger (see page [•])

The directors and officers of Chattahoochee have interests in the merger in addition to their interests as shareholders generally, including the following:

•	At the effective time of the merger, any unvested warrants and options to purchase shares of Chattahoochee common stock will accelerate under applicable change in control provisions in the Chattahoochee Bank of Georgia 2008 Equity Incentive Plan and the Chattahoochee Bank of Georgia 2016 Equity Incentive Plan, and each outstanding and unexercised warrant and stock option will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such warrant or option, by (ii) $14.75 less the exercise price per share of such warrant or option, less any applicable withholding taxes.
•	Following the closing of the merger, Charlie J. Lail, Jr., President and Chief Executive Officer of Chattahoochee, Stephen W. Starke, Executive Vice President and Chief Credit Officer of Chattahoochee, and Gregory D. Barrett, Senior Vice President and Chief Administrative Officer of Chattahoochee, will each be employed with Entegra Bank as a Senior Vice President pursuant to individual employment agreements.
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•	Chattahoochee previously entered into employment agreements with certain of its executive officers, which entitle them to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger. In full and complete satisfaction of the obligations to the executives under their existing employment agreements, each of Messrs. Lail, Starke and Barrett are expected to enter into a Settlement, Severance, and Release Agreement.
•	Entegra will indemnify and provide liability insurance to the present directors and officers of Chattahoochee for a period of six years and four years, respectively, following the closing of the merger with respect to acts or omissions occurring prior to merger.

Subject to the assumptions and limitations discussed in this section and in the proxy statement/prospectus under the section “Interests of the Directors and Officers of Chattahoochee in the Merger,” and assuming the effective time of the merger were to occur on [•], 2017 and merger consideration of $14.75 per share of Chattahoochee common stock, the aggregate value of the benefits and amounts that will be received by Chattahoochee’s directors and executive officers as a consequence of the merger is approximately $1.33 million. Of this amount, each of Chattahoochee’s executive officers would be entitled to receive the following approximate amounts: Mr. Lail – $493,046; Mr. Starke – $419,015; and Mr. Barrett – $413,655. For a more complete description of these interests, see the section of this proxy statement/prospectus entitled “Proposal No. 1 — The Merger-Interests of the Directors and Officers of Chattahoochee in the Merger” on page [•].

Chattahoochee Shareholders Have Appraisal Rights (see page [•])

Chattahoochee shareholders are entitled to exercise appraisal rights, also referred to as dissenters’ rights, with respect to the merger and, if the merger is completed and they perfect their appraisal rights, to receive payment in cash for the “fair value” of their shares of Chattahoochee common stock.

Special Meeting of Chattahoochee Shareholders (see page [•])

Date, Time, and Place

The special meeting of Chattahoochee shareholders will be held on [•], 2017 at [•], at [•] [•]. At the special meeting, Chattahoochee shareholders will be asked to:

•	approve the merger agreement and the transactions contemplated by the merger agreement, including the merger; and
•	approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the merger.

Record Date and Shares Entitled to Vote

You are entitled to vote at the special meeting of Chattahoochee shareholders if you owned shares of Chattahoochee common stock on [•], 2017. As of this date, 2,142,500 shares of Chattahoochee common stock were outstanding and entitled to vote at the special meeting.

Support Agreements

As of the record date, directors and executive officers of Chattahoochee and their affiliates beneficially owned and were entitled to vote approximately 811,265 shares of Chattahoochee common stock, representing approximately 38% of the shares of Chattahoochee common stock outstanding on that date. All of the directors and executive officers of Chattahoochee have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party.

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Solicitation of Proxies

Chattahoochee is soliciting your proxy in conjunction with the merger. Chattahoochee will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Chattahoochee will request that banks, brokers, plan trustees and other record holders send proxies and proxy material to the beneficial owners of Chattahoochee common stock and secure their voting instructions. Chattahoochee will reimburse the record holders for their reasonable expenses in taking those actions. Additionally, directors, officers and other employees of Chattahoochee may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

Vote Required

As of the record date, [•] shares of Chattahoochee common stock were issued and outstanding, each of which is entitled to one vote per share. Approval by holders of two-thirds of the shares of Chattahoochee common stock outstanding on the record date is required to approve the merger agreement. Your failure to vote your shares (including your failure to instruct your broker to vote your shares) or your abstaining from voting will have the same effect as a vote “AGAINST” the merger agreement. The Chattahoochee Board of Directors has unanimously approved the merger agreement and unanimously recommends that Chattahoochee shareholders vote “FOR” the approval of the merger agreement.

As referenced above, all of the directors and executive officers of Chattahoochee have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, Chattahoochee’s directors and executive officers owned [•] shares, or [•]%, of outstanding Chattahoochee common stock (excluding shares underlying warrants and options).

The approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Chattahoochee Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF ENTEGRA FINANCIAL CORP.

We are providing the following information to help you analyze the financial aspects of the merger. The following tables set forth summary historical operations and financial condition data and summary performance, asset quality and other information of Entegra at and for the periods indicated. You should read this data in conjunction with Entegra’s consolidated financial statements and notes thereto incorporated herein by reference from Entegra’s Annual Report on Form 10-K for the year ended December 31, 2016 and Entegra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. Financial amounts as of and for the six months ended June 30, 2017 and 2016 are unaudited and are not necessarily indicative of the results of operations for the full year or any other interim period, and management of Entegra believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past years and for the six months ended June 30, 2017 and 2016 indicate results for any future period. Ratios for the six months ended June 30, 2017 and 2016 have been annualized, where appropriate.

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	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2015	2014	2013	2012
Statements of Income
Interest income	$23,367	$19,250	$40,520	$33,144	$32,445	$31,451	$34,567
Interest expense	3,527	2,878	6,032	5,723	6,573	6,988	9,635
Net interest income	19,840	16,372	34,488	27,421	25,872	24,463	24,932
Provision (reversal) for loan losses	640	—	274	(1,500)	33	4,358	7,878
Net interest income after provision for loan losses	19,200	16,372	34,214	28,921	25,839	20,105	17,054
Noninterest income	3,013	3,974	7,846	5,795	6,079	6,134	7,926
Noninterest expense	17,474	16,592	32,189	27,630	23,767	26,179	25,058
Income (loss) before income tax expense (benefit)	4,739	3,754	9,871	7,086	8,151	60	(78)
Income tax expense (benefit)	1,337	1,530	3,495	(16,739)	2,208	475	(1,011)
Net income (loss)	$3,402	$2,224	$6,376	$23,825	$5,943	$(415)	$933

Common and Per Share Data
Earnings per share - basic	$0.53	$0.34	$0.98	$3.64	$0.91	N/A	N/A
Earnings per share - diluted	0.52	0.34	0.98	3.64	0.91	N/A	N/A
Cash dividends declared	—	—	—	—	—	N/A	N/A
Stated book value	21.70	21.18	20.57	20.08	16.39	N/A	N/A
Tangible book value	20.21	20.73	20.10	19.88	16.39	N/A	N/A
Outstanding common shares	6,458,679	6,466,375	6,467,550	6,546,375	6,546,375	N/A	N/A
Weighted average basic common shares	6,460,693	6,492,209	6,477,284	6,546,375	6,546,375	N/A	N/A
Weighted average diluted common shares	6,540,524	6,506,485	6,489,931	6,546,375	6,546,375	N/A	N/A

Period-End Balances
Total assets	$1,409,476	$1,192,627	$1,292,877	$1,031,416	$903,648	$784,893	$769,939
Investment securities	427,831	322,241	398,291	280,026	249,144	176,472	131,091
Total loans, including loans held for sale	798,355	728,761	748,945	632,420	551,240	527,562	561,469
Deposits	1,013,998	828,874	830,013	716,617	703,117	684,226	675,098
FHLB advances	223,500	193,500	298,500	153,500	60,000	40,000	25,000
Junior subordinated debt	14,433	14,433	14,433	14,433	14,433	14,433	14,433
Total equity	140,133	136,974	133,068	131,469	107,319	32,518	42,294

Average Balances
Total assets	$1,358,424	$1,105,564	$1,164,219	$947,871	$834,452	$778,301	$815,787
Investment securities	419,983	295,511	319,721	265,723	203,659	170,364	156,029
Total loans, including loans held for sale	770,070	679,465	707,259	585,076	537,993	534,088	586,215
Deposits	941,798	772,434	803,788	694,605	709,777	682,131	706,747
FHLB advances	249,052	165,066	194,662	102,627	40,109	26,031	38,098
Junior subordinated debt	14,433	14,433	14,433	14,433	14,433	14,433	14,433
Total equity	136,256	133,797	135,455	120,453	57,196	40,564	42,782

Select Performance Ratios
Return on average assets	0.50%	0.40%	0.55%	2.51%	0.71%	(0.05)%	0.11%
Return on average equity	4.99%	3.32%	4.71%	19.78%	10.39%	(1.02)%	2.18%
Net interest margin- tax equivalent	3.33%	3.28%	3.28%	3.11%	3.32%	3.43%	3.43%

Capital Ratios
Total equity/Total assets	9.94%	11.49%	10.29%	12.75%	11.88%	4.14%	5.49%
Tangible equity/Tangible assets	9.32%	11.27%	10.08%	12.64%	11.88%	4.14%	5.49%
Total capital (to risk-weighted assets)	16.40%	18.63%	17.72%	22.04%	24.50%	11.79%	11.31%
Tier I capital (to risk-weighted assets)	15.30%	17.47%	16.62%	20.78%	23.24%	10.52%	10.04%
Common Equity Tier 1 capital (to risk-weighted assets)	13.89%	16.13%	15.33%	19.55%	N/A	N/A	N/A
Tier I capital (to average assets)	10.20%	11.84%	11.28%	13.85%	13.94%	6.90%	7.03%

Asset Quality Information
Total non-performing assets	$9,074	$14,849	$10,267	$12,649	$21,205	$26,133	$37,482
Non-performing assets to total assets	0.64%	1.24%	0.79%	1.23%	2.35%	3.33%	4.87%
Allowance for loan losses to total loans	1.25%	1.24%	1.25%	1.52%	2.05%	2.73%	2.65%
Net charge-offs to average loans	0.00%	0.15%	0.06%	0.02%	0.60%	0.93%	1.66%

Other Data
Number of full-service branches	17	15	15	14	11	11	11
Number of full-time equivalent employees	260	226	239	213	187	185	169
14

SUMMARY FINANCIAL INFORMATION OF CHATTAHOOCHEE

Chattahoochee’s summary financial data is presented below as of and for the six months ended June 30, 2017 and as of and for the years ended December 31, 2012 through December 31, 2016. The summary financial data presented below as of or for the years ended December 31, 2012 through 2016 is derived from Chattahoochee’s audited financial statements, which were audited by Mauldin & Jenkins, LLC. Chattahoochee’s audited balance sheets as of December 31, 2016 and 2015 and the related statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016 are included in this proxy statement/prospectus, beginning on page F-1. Chattahoochee’s selected financial data as of and for the six months ended June 30, 2017 has not been audited but, in the opinion of management, contains all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and the results of operations and cash flows for such periods. Chattahoochee’s results for the six months ended June 30, 2017 are not necessarily indicative of Chattahoochee’s results of operations that may be expected for the year ending December 31, 2017. The following summary financial data should be read in conjunction with Chattahoochee’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this proxy/prospectus, beginning on page F-1 and under “Information about Chattahoochee.”

15

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2015	2014	2013	2012
Statements of Income
Interest income	$4,064	$3,518	$7,413	$5,622	$3,975	$3,557	$3,616
Interest expense	626	534	1,188	787	520	502	546
Net interest income	3,438	2,984	6,225	4,835	3,455	3,056	3,070
Provision for loan losses	91	133	218	350	93	69	94
Net interest income after provision for loan losses	3,437	2,851	6,008	4,485	3,362	2,987	2,976
Noninterest income	80	53	111	157	75	113	365
Noninterest expense	2,300	2,030	4,047	3,566	2,984	2,644	2,650
Income before income tax expense (benefit)	1,127	874	2,072	1,076	452	457	691
Income tax expense (benefit)	416	323	765	332	(687)	—	—
Net income	$710	$551	$1,306	$744	$1,139	$457	$691

Common and Per Share Data
Earnings per share - basic	$0.33	$0.26	$0.61	$0.35	$0.53	0.21	0.32
Earnings per share - diluted	0.33	0.26	0.61	0.35	0.53	0.21	0.32
Cash dividends declared	—	—	—	—	—	0	0
Stated book value	$10.76	$10.12	$10.33	$9.80	$9.52	$8.70	$8.80
Tangible book value	$10.80	$10.08	$10.45	$9.80	$9.44	$8.91	$8.69
Outstanding common shares	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500
Weighted average basic common shares	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500	2,142,500
Weighted average diluted common shares	2,159,006	2,142,739	2,142,978	2,142,500	2,142,500	2,142,500	2,142,500

Period-End Balances
Total assets	$194,480	$184,142	$197,776	$158,888	$124,150	$106,814	$94,581
Investment securities	16,319	14,064	18,599	15,237	12,495	20,152	16,099
Total loans, including loans held for sale	162,408	145,184	151,235	130,236	96,133	69,070	63,993
Deposits	163,171	144,943	158,833	120,183	91,053	78,357	65,420
FHLB advances	8,014	17,259	17,104	17,547	12,619	9,688	10,253
Junior subordinated debt	—	—	—	—	—	—	—
Total equity	23,058	21,690	22,137	20,989	20,397	18,636	18,845

Average Balances
Total assets	$195,587	$168,567	$179,318	$143,973	$109,463	$98,498	$91,985
Investment securities	18,540	14,738	143,335	13,791	16,319	16,543	16,123
Total loans, including loans held for sale	153,965	136,986	143,335	114,348	77,825	67,341	61,851
Deposits	161,728	128,729	139,603	106,352	78,434	69,609	65,606
FHLB advances	10,951	17,398	17,277	16,209	11,535	9,965	7,705
Junior subordinated debt	—	—	—	—	—	—	—
Total equity	22,796	21,440	21,811	20,686	19,267	18,777	18,559

Select Performance Ratios
Return on average assets	0.73%	0.66%	0.73%	0.52%	1.04%	0.46%	0.75%
Return on average equity	6.30%	5.17%	5.90%	3.60%	5.90%	2.43%	3.72%
Net interest margin- tax equivalent	3.80%	3.82%	3.72%	3.71%	3.45%	3.45%	4.07%

Capital Ratios
Total equity/Total assets	11.90%	12.72%	11.20%	13.20%	16.40%	17.50%	19.90%
Tangible equity/Tangible assets	13.10%	0.00%	13.20%	12.70%	12.20%	10.50%	10.90%
Total capital (to risk-weighted assets)	14.00%	14.32%	14.10%	15.40%	18.40%	24.50%	26.30%
Tier I capital (to risk-weighted assets)	13.10%	13.35%	13.20%	14.50%	17.50%	23.40%	25.10%
Common Equity Tier 1 capital (to risk-weighted assets)	13.51%	13.80%	13.19%	14.48%	N/A	N/A	N/A
Tier I capital (to average assets)	12.00%	11.90%	11.60%	14.70%	16.60%	18.10%	19.40%

Asset Quality Information
Total non-performing assets	$—	$639	$639	$803	$54	$1,443	$1,442
Non-performing assets to total assets	0.00%	0.35%	0.32%	0.51%	0.00%	1.35%	1.52%
Allowance for loan losses to total loans	1.05%	1.04%	1.04%	1.04%	1.06%	1.33%	1.33%
Net charge-offs to average loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Other Data
Number of full-service branches	1	1	1	1	1	1	1
Number of full-time equivalent employees	21	20	18	19	17	17	17

1.	Non-performing assets includes criticized and non-accrual loans as well as OREO.
2.	Annualized, where applicable.
3.	The efficiency ratio is a key performance indicator in our industry. The ratio is computed by dividing noninterest expense by the sum of interest income (tax equivalent basis) and noninterest income, net of any securities gains or losses.
4.	Operating revenue is defined as net interest income plus noninterest income.

16

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Entegra and Chattahoochee and have been prepared to illustrate the effects of the merger involving Entegra and Chattahoochee under the acquisition method of accounting with Entegra treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Chattahoochee, as of the effective date of the merger, will be recorded by Entegra at their respective fair values and the excess of the merger consideration over the fair value of Chattahoochee’s net assets will be allocated to goodwill. The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2016 and the six months ended June 30, 2017 are presented as if the merger had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates.

17

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2017

	Entegra		Pro Forma		Pro Forma
($ in thousands)	Financial Corp.	Chattahoochee	Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$80,111	$11,588	$(27,457)	(1)	$64,242
Investments - trading	5,636	—	—		5,636
Investments - available-for-sale	427,831	16,319	—		444,150
Other investments, at cost	12,208	521	—		12,729
Loans held for sale	3,668	—	—		3,668
Loans receivable	794,687	162,408	(2,178)	(2)	954,917
Allowance for loan losses	(9,934)	(1,685)	1,685	(3)	(9,934)
Net loans	784,753	160,723	(493)		944,983
Fixed assets	21,022	3,981	—	(4)	25,003
Real estate owned	2,487	—	—		2,487
Bank owned life insurance	31,742	—	—		31,742
Net deferred tax asset	15,851	715	(715)	(5)	15,851
Goodwill	7,144	—	12,169	(6)	19,313
Core deposit intangible	2,470	—	1,840	(7)	4,310
Other assets	14,553	633	—		15,186
	$1,409,476	$194,480	$(14,655)		$1,589,301

LIABILITIES
Deposits: Noninterest-bearing demand	$163,784	$26,689	$—		$190,473
Interest-bearing	850,214	136,482	546	(8)	987,242
Total deposits	1,013,998	163,171	546		1,177,715
Federal Home Loan Bank advances	223,500	8,014	—		231,514
Junior subordinated notes	14,433	—	—		14,433
Other borrowings	3,371	—	—		3,371
Other liabilities	14,041	237	—		14,278
Total liabilities	1,269,343	171,422	546		1,441,311

SHAREHOLDERS’ EQUITY
Common stock	—	10,713	(10,713)	(9)	—
Common stock held by Rabbi Trust	(279)	—	—		(279)
Additional paid in capital	62,802	13,019	(3,538)	(10)	72,283
Retained earnings (accumulated deficit)	79,541	(590)	(1,034)	(11)	77,917
Accumulated other comprehensive income	(1,931)	(84)	84	(12)	(1,931)
Total shareholders’ equity	140,133	23,058	(15,201)		147,990
Total liabilities and shareholders’ equity	$1,409,476	$194,480	$(14,655)		$1,589,301
18

Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2017

	Entegra		Pro Forma		Pro Forma
($ in thousands)	Financial Corp.	Chattahoochee	Adjustments	Notes	Combined
Interest income:
Interest and fees on loans	$17,698	$3,816	$218	(13)	$21,732
Interest on investments	5,109	199	—		5,308
Other	560	49	—		609
	23,367	4,064	218		27,649

Interest expense:
Deposits	2,113	518	(218)	(14)	2,413
FHLB advances	1,072	108	—		1,180
Other	342	—	—		342
	3,527	626	(218)		3,935

Net interest income	19,840	3,438	436		23,714

Provision for loan losses	640	91	—		731

Net interest income after provision for loan losses	19,200	3,347	436		22,983

Noninterest income:
Servicing income	253	—	—		253
Mortgage banking	564	—	—		564
Gain on sale of SBA loans	146	—	—		146
Gain on sale of investments, net	43	27	—		70
Trading securities gains	307	—	—		307
Other than temporary impairment on available-for-sale securities	(700)	—	—		(700)
Service charges on deposits	803	26	—		829
Interchange fees	890	—	—		890
Bank owned life insurance	395	—	—		395
Other	312	27	—		339
	3,013	80	—		3,093

Noninterest expense:
Compensation and employee benefits	9,922	1,427	—		11,349
Net occupancy	1,877	164	—		2,041
Federal deposit insurance	239	54	—		293
Professional & advisory	637	212	—		849
Data processing	825	212	—		1,037
Marketing and advertising	474	9	—		483
Merger-related expenses	856	—	—		856
Net cost of operation of real estate owned	215	—	—		215
Core deposit amortization	159	—	131	(15)	290
Other	2,270	223	—		2,493
	17,474	2,301	131		19,906

Pre-tax income	4,739	1,126	305		6,170
Income tax expense (benefit)	1,337	416	107		2,159
Net income	$3,402	$710	$198		$4,010

Basic earnings per share	$0.53	$0.33			$0.58
Diluted earnings per share	$0.52	$0.33			$0.58

Weighted average common shares - basic	6,460,693	2,142,500	(1,732,972)	(16)	6,870,221
Weighted average common shares -diluted	6,540,524	2,142,500	(1,732,972)	(16)	6,950,052
19

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2016

	Entegra		Pro Forma		Pro Forma
($ in thousands)	Financial Corp.	Chattahoochee	Adjustments	Notes	Combined
Interest income:
Interest and fees on loans	$32,661	$7,028	$436	(13)	$40,125
Interest on investments	7,138	340	—		7,478
Other	721	45	—		766
	40,520	7,413	436		48,369

Interest expense:
Deposits	3,964	844	(437)	(14)	4,371
FHLB advances	1,419	344	—		1,763
Other	649	—	—		649
	6,032	1,188	(437)		6,783

Net interest income	34,488	6,225	872		41,585

Provision for loan losses	274	217	—		491

Net interest income after provision for loan losses	34,214	6,008	872		41,094

Noninterest income:
Servicing income	487	—	—		487
Mortgage banking	904	—	—		904
Gain on sale of SBA loans	928	—	—		928
Gain on sale of investments, net	1,216	—	—		1,216
Trading securities gains	328	—	—		328
Other than temporary impairment on available-for-sale securities	—	—	—		—
Service charges on deposits	1,537	61	—		1,598
Interchange fees	1,507	—	—		1,507
Bank owned life insurance	489	—	—		489
Other	450	50	—		500
	7,846	111	—		7,957

Noninterest expense:
Compensation and employee benefits	17,164	2,728	—		19,892
Net occupancy	3,534	328	—		3,862
Federal deposit insurance	562	124	—		686
Professional & advisory	959	112	—		1,071
Data processing	1,554	393	—		1,947
Marketing and advertising	1,070	17	—		1,087
Merger-related expenses	2,197	—	—		2,197
Net cost of operation of real estate owned	730	—	—		730
Core deposit amortization	141	—	263	(15)	404
Other	4,278	346	—		4,624
	32,189	4,048	263		36,500

Pre-tax income	9,871	2,071	610		12,552
Income tax expense (benefit)	3,495	765	213		4,393
Net income	$6,376	$1,306	$396		$8,159

Basic earnings per share	$0.98	$0.61			$1.18
Diluted earnings per share	$0.98	$0.61			$1.18

Weighted average common shares - basic	6,477,284	2,142,500	(1,732,972)	(16)	6,886,812
Weighted average common shares -diluted	6,489,931	2,142,500	(1,732,972)	(16)	6,899,459
20

Notes to Unaudited Pro Forma Consolidated Information
($ in thousands except per share data)

Note I – Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

1.	This represents the cash portion of the merger consideration of $22,121,313, the cash-out of the stock options and warrants of $930,225 and $2,375,000, respectively, and after-tax merger-related charges that are expected to be incurred amounting to $2,030,000.
2.	This is the estimated fair market value adjustment of the acquired loan portfolio, based on Entegra’s evaluation.
3.	The existing Chattahoochee allowance for loan losses is not carried over under applicable accounting rules.
4.	This is the estimated fair market value of Chattahoochee’s land and buildings.
5.	The existing deferred tax asset is not carried over under applicable accounting rules.
6.	This is the estimated goodwill that will be created in the merger as a result of the consideration paid being greater than the net assets acquired.
7.	This is the estimated core deposit intangible related to acquired core deposit accounts.
8.	This is the estimated fair market value adjustment associated with the interest rate being paid on time deposits based on similar market products.
9.	The common stock of Chattahoochee is eliminated as part of the accounting entries to reflect the merger.
10.	This is the adjustment necessary to reflect the expected issuance of 409,528 shares of Entegra common stock based at a value of $23.15 per share (closing price of Entegra common stock on June 23, 2017), resulting in total stock merger consideration of approximately $9,480,563. Also reflected is the elimination of Chattahoochee’s additional paid in capital as part of the accounting entries to reflect the merger.
11.	This reflects the elimination of Chattahoochee’s retained earnings as part of the accounting entries to reflect the merger as well as the estimated merger-related expense that will be incurred by Entegra and will reduce Entegra’s retained earnings, which was estimated at 80% of the total expected merger-related charges at a 30% blended effective tax rate.
12.	The existing Chattahoochee accumulated other comprehensive income is not carried over under applicable accounting rules.
13.	This reflects estimated yield accretion associated with the fair market value adjustments related to loans over an estimated five year period.
14.	This reflects accretion associated with the fair value adjustment related to time deposits realized on a straight line method over an estimated period of 15 months.
15.	This represents estimated amortization expense associated with the core deposit intangible realized on a straight line method over an estimated seven year period.
16.	This is the adjustment necessary to reflect the expected number of shares of Entegra common stock to be issued as merger consideration of 409,528.

21

Note II – Merger Related Charges

The estimated transaction costs related to the merger are approximately $2.03 million, net of tax. This cost is included in the Pro Forma Combined Consolidated Balance Sheet. These estimated merger related costs are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. These costs will be recorded as non-interest expense as incurred. The pro forma presentation of merger related costs is in the following table.

Salaries and employee benefits	$1,323
Professional fees	900
Contract termination fees	350
Other noninterest expense	327
Total merger related costs	2,900
Applicable tax benefit	(870)
Net expense after tax benefit	$2,030

Note III – Preliminary Purchase Accounting Allocation

The unaudited pro forma combined consolidated financial information reflects the issuance of 409,528 shares of Entegra common stock with an aggregate value of approximately $9,480,563, as well as cash consideration of approximately $25,426,538. The merger will be accounted for using the acquisition method of accounting; accordingly, Entegra’s cost to acquire Chattahoochee will be allocated to the assets (including identifiable intangible assets) and liabilities of Chattahoochee at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as summarized in the following table.

Stock consideration (2,142,500 X 30% X .6371 Exchange Ratio X $23.15 Entegra Stock Price on 6/23/17)	$9,480
Cash consideration (See note 1 to the Pro Forma Financial Statements)	25,427
Total consideration	34,907
Equity of Chattahoochee	(23,058)
Preliminary Goodwill	11,849
Merger costs - assumed that 20% are incurred by Chattahoochee and will reduce their equity	406
Fair value adjustments:
Loan mark, net of allowance	493
Core deposit intangible	(1,840)
Time deposits interest rate mark	546
Write-off DTA	715
Total Goodwill	$12,169
22

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

The following summary presents per share information for Entegra and Chattahoochee on a historical, pro forma combined and pro forma equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the merger accounted for using the acquisition method of accounting. This information should be read in conjunction with the historical financial statements and related notes and pro forma condensed consolidated financial data included elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. The pro forma information should not be relied upon as being indicative of the historical results Entegra and Chattahoochee would have had if the merger had occurred before such periods or the future results that the Entegra will experience after the merger.

The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

	Unaudited Comparative Per common Share Data
	Entegra	Chattahoochee	Entegra Pro Forma Combined (1)	Chattahoochee Pro Forma Equivalent Per Share (2)
Basic Earnings
Year ended December, 31, 2016	$0.98	$0.61	$1.18	$0.75
Six months ended June 30, 2017	$0.53	$0.33	$0.58	$0.37

Diluted Earnings
Year ended December, 31, 2016	$0.98	$0.61	$1.18	$0.75
Six months ended June 30, 2017	$0.52	$0.33	$0.58	$0.37

Tangible Book Value
December 31, 2016	$20.10	$10.33	$17.88	$11.39
June 30, 2017	$20.21	$10.76	$18.11	$11.54

1.	Entegra Pro Forma Combined amounts are calculated by adding the Entegra historical amounts together with the Chattahoochee historical amounts, adjusted for the estimated purchase accounting and other adjustments to be recorded in connection with the merger and an estimated 409,528 shares of Entegra common stock to be issued pursuant to the terms of the merger agreement.
2.	Computed by multiplying the Entegra pro forma combined amounts by the exchange ratio of 0.6371.

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this document, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this document. In addition, you should read and consider the risks associated with Entegra’s business because these risks will relate to the combined company. A description of some of these risks can be found in the Annual Report on Form 10-K filed by Entegra for the year ended December 31, 2016, as updated by other reports filed with the SEC, which are incorporated by reference into this document. You should also consider the other information in this document and the other documents incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” on page [•].

Because the market price of Entegra common stock will fluctuate, Chattahoochee shareholders electing to receive stock cannot be sure of the value of the merger consideration they will receive.

Upon completion of the merger, each share of Chattahoochee common stock will be converted into the merger consideration consisting of shares of Entegra common stock, cash or a combination of both. If a Chattahoochee shareholder receives only cash as merger consideration, the value of the merger consideration that such Chattahoochee shareholder receives will be independent of any fluctuations in the market price of Entegra common stock. The market value of the merger consideration received by Chattahoochee shareholders who receive all or part of the merger consideration in the form of Entegra shares will vary with the price of Entegra’s common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock. If the 20-day average closing sales price per share of Entegra common stock is equal to or greater than $25.47 or equal to or less than $20.84, the exchange ratio will equal 0.5792 and 0.7079 shares of Entegra common stock, respectively. Other than for purposes of calculating the 20-day average closing sales price on the trading day prior to the closing, no adjustments to the merger consideration will be made based on changes in the market price of Entegra common stock prior to the completion of the merger, including changes in the market price of Entegra common stock following the calculation of the 20-day average closing sales and the determination of the exchange ratio. Furthermore, there is no maximum or minimum closing price of Entegra common stock at which either Chattahoochee or Entegra may unilaterally terminate the merger agreement. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in Entegra’s or Chattahoochee’s respective businesses, operations and prospects, market assessment of the likelihood that the merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond Entegra’s control.

As a result of any such changes in stock price, the market value of the shares of Entegra common stock that Chattahoochee shareholders receive at the time that the merger is completed could be significantly lower or higher than the 20-day average closing sales used to fix the exchange ratio, or the value of such shares immediately before the public announcement of the merger, on the date of this proxy statement/prospectus, on the date of the special meeting or on the date on which Chattahoochee shareholders actually receive their shares of Entegra common stock. Accordingly, at the time of the special meeting, Chattahoochee shareholders will not know or be able to calculate the exact market value of the consideration that they will receive upon completion of the merger.

The market price of Entegra common stock after the merger may be affected by factors different from those affecting the shares of Chattahoochee or Entegra currently.

Upon completion of the merger, certain holders of Chattahoochee common stock will become holders of Entegra common stock. Entegra’s business differs from that of Chattahoochee, and, accordingly, the results of operations of the combined company and the market price of Entegra common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Entegra and Chattahoochee.

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Chattahoochee shareholders may receive a form of consideration different from what they elect.

Although each Chattahoochee shareholder may elect to receive all cash, all stock or a combination of cash and stock, the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. Accordingly, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount that the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount that the aggregate stock elections exceed the stock election maximum.

At the time you vote with respect to the merger agreement, you will not know how much cash or the number of Entegra shares you will receive as a result of the merger.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Entegra’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had it been completed on the dates indicated, which are based upon preliminary estimates, to record the Chattahoochee identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Chattahoochee as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page [•].

Chattahoochee’s officers and directors have interests in the merger in addition to or different from the interests that they share with you as a Chattahoochee shareholder.

The Chattahoochee Board of Directors unanimously approved the merger agreement and is recommending that Chattahoochee shareholders vote for the approval of the merger agreement. In considering these facts and the other information contained in these materials, you should be aware that certain of Chattahoochee’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with you as a Chattahoochee shareholder. These interests include the payment of certain amounts by Chattahoochee to Messrs. Lail, Starke and Barrett in connection with the termination of their existing employment agreements immediately prior to the closing of the merger. See “Proposal No. 1 — The Merger — Interests of the Directors and Officers of Chattahoochee in the Merger” on page [•].

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

Entegra and Chattahoochee have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Entegra’s ability to successfully combine and integrate the businesses of Entegra and Chattahoochee in a manner that permits growth opportunities and neither materially disrupts the existing customer relations nor results in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Entegra’s ability to successfully conduct its business, which could have an adverse effect on Entegra’s financial results and the value of its common stock. If Entegra experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Entegra and/or Chattahoochee to lose customers or cause customers to remove their accounts from Entegra and/or Chattahoochee and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Chattahoochee and Entegra during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

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The fairness opinion obtained by Chattahoochee from its financial advisors will not reflect changes in circumstances between the date of the signing of the merger agreement and the completion of the merger.

Chattahoochee has obtained a fairness opinion dated June 26, 2017 from BSP, and such opinion has not been updated as of the date of this proxy statement/prospectus and will not be updated at the time of the completion of the merger. Changes in the operations and prospects of Chattahoochee or Entegra, general market and economic conditions and other factors that may be beyond the control of Chattahoochee and Entegra, and on which the fairness opinion was based, may alter the value of Chattahoochee or Entegra or the prices of shares of Chattahoochee common stock or Entegra common stock by the time the merger is completed. The fairness opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed or as of any other date than the date of the opinion. The fairness opinion that Chattahoochee received from its financial advisor is attached as Appendix C to this proxy statement/prospectus. For a description of the opinion, see “Proposal No. 1 — The Merger — Opinion of Chattahoochee’s Financial Advisor” on page [•]. For a description of the other factors considered by Chattahoochee’s Board of Directors in determining to approve the merger, see “Proposal No. 1 — The Merger — Chattahoochee’s Reasons for the Merger and Recommendation of the Chattahoochee Board of Directors” on page [•].

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the merger agreement, including the merger, may be completed, various approvals must be obtained from bank regulatory authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on Entegra following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. If the consummation of the merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each company may also be materially adversely affected.

Chattahoochee and Entegra will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Chattahoochee or Entegra. These uncertainties may impair Chattahoochee’s or Entegra’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Chattahoochee or Entegra to seek to change existing business relationships with Chattahoochee or Entegra. Retention of certain employees by Chattahoochee or Entegra may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Entegra. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Chattahoochee or Entegra, Chattahoochee’s business or Entegra’s business could be harmed. In addition, subject to certain exceptions, Chattahoochee has agreed to operate its business in the ordinary course prior to closing, and each of Chattahoochee and Entegra has agreed to certain restrictive covenants. See the section of this proxy statement/prospectus entitled “Proposal No.1 — The Merger – The Merger Agreement — Conduct of Business of Chattahoochee Pending Closing” beginning on page [•] for a description of the restrictive covenants applicable to Chattahoochee and Entegra.

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If the merger is not completed, Entegra common stock and Chattahoochee common stock could be materially adversely affected.

The merger is subject to customary conditions to closing, including the approval of the Chattahoochee shareholders. In addition, Entegra and Chattahoochee may terminate the merger agreement under certain circumstances. If Entegra and Chattahoochee do not complete the merger, the market price of Entegra common stock or Chattahoochee common stock may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. Further, whether or not the merger is completed, Entegra and Chattahoochee will also be obligated to pay certain investment banking, legal and accounting fees and related expenses in connection with the merger, which could negatively impact results of operations when incurred. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed, Entegra and Chattahoochee cannot assure their respective shareholders that additional risks will not materialize or not materially adversely affect the business, results of operations and stock prices of Entegra and Chattahoochee.

The termination fee contained in the merger agreement may discourage other companies from trying to acquire Chattahoochee.

Chattahoochee has agreed to pay a termination fee of $1.4 million to Entegra if, under certain circumstances, the merger agreement is terminated. This fee could discourage other companies from trying to acquire Chattahoochee.

Chattahoochee shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Chattahoochee shareholders currently have the right to vote in the election of the Chattahoochee Board of Directors and on other matters affecting Chattahoochee. Upon the completion of the merger, each Chattahoochee shareholder receiving shares of Entegra common stock in accordance with the merger agreement will be a shareholder of Entegra with a percentage ownership of Entegra that is smaller than such shareholder’s current percentage ownership of Chattahoochee. It is currently expected that the former shareholders of Chattahoochee as a group will receive approximately [•] shares in the merger, constituting approximately [•]% of the outstanding shares of Entegra’s common stock immediately after the merger. Because of this, Chattahoochee shareholders will have less influence on the management and policies of Entegra than they now have on the management and policies of Chattahoochee.

Entegra has not previously operated in Gainesville, Georgia.

Chattahoochee’s service area is Gainesville, Georgia. The banking business in this area is competitive, and the level of competition may increase further. Entegra has not previously participated in this market, and there may be unexpected challenges and difficulties that could adversely affect Entegra following the merger.

There are certain risks relating to Entegra’s business.

You should read and consider risk factors specific to Entegra’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in Entegra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents incorporated by reference into this document. See “Where You Can Find More Information” for the location of information incorporated by reference into this document.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Entegra and its subsidiaries and Chattahoochee. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance, and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations, or consequences of various transactions, and statements about the future performance, operations, products, and services of Entegra and its subsidiaries after the proposed merger. Forward-looking statements involve risks, uncertainties, assumptions, and certain other factors that could cause actual results to differ from results expressed or implied by the forward-looking statements, including, but not limited to the factors set forth under the “Risk Factors” section above or in Entegra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as the following factors:

•	competition from other companies that provide financial services similar to those offered by Entegra and Chattahoochee;
•	combining the businesses of Entegra and Chattahoochee may cost more or take longer than expected;
•	retaining key personnel of Entegra and Chattahoochee may be more difficult than expected;
•	revenues of the combined entity following the merger may be lower than expected, and the operating costs of the combined entity may be higher than expected;
•	expected cost savings resulting from the merger may not be fully realized, or may not be realized as soon as expected;
•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement between Entegra and Chattahoochee;
•	the inability to complete the transactions contemplated by the merger agreement due to the failure to satisfy each party’s respective conditions to completion, including the receipt of regulatory approval or Chattahoochee shareholder approval;
•	interest rate risk involving the effect of a change in interest rates on both Entegra’s and Chattahoochee’s earnings and the market value of their equity securities portfolios;
•	liquidity risk affecting Entegra’s and Chattahoochee’s abilities to meet their obligations when they come due;
•	general economic conditions (both generally and in Entegra’s and Chattahoochee’s market areas) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;
•	a general decline in the real estate and lending markets, particularly in Entegra’s and Chattahoochee’s market areas, could negatively affect their or the combined entity’s financial results;
•	the value of Entegra’s deferred tax asset could be significantly reduced if corporate tax rates in the U.S. decline or as a result of other changes in the U.S. corporate tax system;
•	Entegra may not be able to utilize all of its deferred tax asset;
•	Entegra’s ability to realize its deferred tax asset and deduct certain future losses could be limited if Entegra experiences an ownership change as defined in the Internal Revenue Code of 1986, as amended (the “Code”);
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•	increased cybersecurity risk, including potential network breaches, business disruptions or financial losses;
•	current or future restrictions or conditions imposed by Entegra’s regulators on its operations may make it more difficult for Entegra to achieve its goals;
•	legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect Entegra;
•	changes in the interest rate environment may reduce the volumes or values of the loans Entegra makes or has acquired;
•	other financial institutions with greater financial resources than Entegra may be able to develop or acquire products that enable them to compete more successfully than Entegra can;
•	Entegra’s ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry;
•	adverse changes may occur in the bond and equity markets;
•	war or terrorist activities may cause deterioration in the economy or cause instability in credit markets;
•	macroeconomic, geopolitical, or other factors may prevent the growth that Entegra expects in the markets in which it operates;
•	the risks of fluctuations in market prices for Entegra’s common stock that may or may not reflect the economic condition or performance of Entegra; and
•	Entegra will or may continue to face the risk factors discussed from time to time in the periodic reports it files with the SEC.

We believe the forward-looking statements contained in or incorporated by reference into this document are reasonable, but we caution that the foregoing list of factors that could cause actual results to differ materially from those anticipated in such forward-looking statements is not exclusive and that you should not place undue reliance on such forward-looking statements, because the future results and shareholder values of Entegra following completion of the merger may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in these materials.

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THE SPECIAL MEETING OF CHATTAHOOCHEE SHAREHOLDERS

This document constitutes a proxy statement of Chattahoochee in connection with its solicitation of proxies from its shareholders for the vote on the merger agreement and for the vote on the authorization to adjourn the special meeting, as well as a prospectus of Entegra in connection with its issuance of shares of Entegra common stock as part of the merger consideration. This document is being mailed by Chattahoochee and Entegra to Chattahoochee shareholders of record on or about [•], 2017, together with the notice of the special meeting and a proxy solicited by Chattahoochee’s Board of Directors for use at the special meeting and at any adjournments of the special meeting.

Date, Time, and Place and Matters to be Considered

The special meeting of shareholders of Chattahoochee will be held on [•], 2017 at [•], at [•]. At the special meeting, Chattahoochee shareholders will be asked to:

•	approve the merger agreement among Chattahoochee, Entegra and Entegra Bank, pursuant to which Chattahoochee will be merged with and into Entegra Bank; and
•	approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the merger.

Record Date and Shares Entitled to Vote

You are entitled to vote at the special meeting of Chattahoochee shareholders if you owned shares of Chattahoochee common stock on [•], 2017. As of that date, 2,142,500 shares of Chattahoochee common stock were outstanding and entitled to vote at the special meeting.

Shares Held by Officers and Directors; Support Agreements

As of the record date, directors and executive officers of Chattahoochee and their affiliates beneficially owned and were entitled to vote approximately 811,265 shares of Chattahoochee common stock, representing approximately 38% of the shares of Chattahoochee common stock outstanding on that date. All of the directors and executive officers of Chattahoochee have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party.

Vote Required; Treatment of Abstentions and Failure to Vote

As of the record date, 2,142,500 shares of Chattahoochee common stock were issued and outstanding. Each issued and outstanding share of Chattahoochee common stock is entitled to one vote. Approval by holders of two-thirds of the shares of Chattahoochee common stock outstanding on the record date is required to approve the merger agreement. Your failure to vote your shares (including your failure to instruct your broker to vote your shares) or your abstaining from voting will have the same effect as a vote “AGAINST” the merger agreement. The Chattahoochee Board of Directors has unanimously approved the merger agreement and unanimously recommends that Chattahoochee shareholders vote “FOR” the approval of the merger agreement.

As referenced above, all of the directors and executive officers of Chattahoochee have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, Chattahoochee’s directors and executive officers owned 811,265 shares, or 38%, of outstanding Chattahoochee common stock (excluding shares underlying options).
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The approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Chattahoochee Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

Solicitation of Proxies

Chattahoochee is soliciting your proxy in conjunction with the merger. Chattahoochee will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Chattahoochee will request that banks, brokers, plan trustees and other record holders send proxies and proxy material to the beneficial owners of Chattahoochee common stock and secure their voting instructions. Chattahoochee will reimburse the record holders for their reasonable expenses in taking those actions. Additionally, directors, officers and other employees of Chattahoochee may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

Voting of Proxies; Incomplete Proxies

Shares of common stock represented by properly executed proxies received at or prior to the special meeting of Chattahoochee shareholders will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the merger agreement and “FOR” the adjournment proposal.

Any record shareholder present in person or by proxy at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

Because approval of the merger agreement requires the affirmative vote of two-thirds of all outstanding shares of Chattahoochee common stock, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Accordingly, Chattahoochee’s Board of Directors urges its shareholders to complete, date, and sign the accompanying proxy form and return it promptly in the enclosed, postage-paid envelope. Abstentions and broker non-votes will have no effect on the results of the vote on the adjournment proposal.

Revocability of Proxies and Change to Chattahoochee Shareholder’s Vote

If you are the record holder of Chattahoochee common stock, you may change your vote by: (i) if you previously completed and returned a proxy card, submitting a new proxy card with a later date and returning it to Chattahoochee prior to the vote at the special meeting; (ii) submitting timely written notice of revocation to our President and Chief Executive Officer, Charlie J. Lail, Jr., at Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503, at any time prior to the vote at the special meeting; or (iii) attending the special meeting in person and voting your shares at the special meeting. A revocation or later-dated proxy received by Chattahoochee after the vote will not affect the vote.

If you hold your shares of Chattahoochee common stock in “street name” through a bank or broker, you should contact your bank or broker to change your vote or revoke your proxy.

Ownership of Shares; Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

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If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership of your shares to be admitted to the meeting. A recent brokerage statement or a letter from your broker, bank or other nominee are examples of acceptable proof of ownership. Further, if you want to vote your shares of Chattahoochee common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Assistance

If you have any questions concerning the merger or this document, would like additional copies of this document or need help voting your shares of Chattahoochee common stock, please contact Charlie J. Lail, Jr., President and Chief Executive Officer, Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503, telephone number (678) 997-2301.

PROPOSAL NO. 1 — THE MERGER

Background of the Merger

As part of their ongoing consideration and evaluation of Chattahoochee’s long-term prospects and strategies, Chattahoochee’s Board of Directors and executive officers have regularly reviewed and assessed Chattahoochee’s business strategies and objectives, all with the goal of enhancing long-term value for Chattahoochee’s shareholders. The Chattahoochee Board of Directors’ reviews and assessments have included discussions regarding strategic alternatives, including capital planning (such as share repurchases), earnings improvement (such as revenue increases and expense reductions), and growth strategies (such as organic growth and mergers and acquisitions). The Chattahoochee Board of Directors has also conducted periodic strategic planning meetings that have included the use of outside advisors who have provided reviews of factors influencing the banking industry generally and Chattahoochee in particular (including the current and prospective economic, interest rate, and regulatory environments); the competitive landscape of community banking participants in Georgia, the Southeast region, and nationally; public trading prices of bank stocks; and bank merger and acquisition activity and valuations. These strategic planning meetings have also included discussions regarding potential business considerations, economies of scale, increased client service, and shareholder value benefits that might be achieved if Chattahoochee were to become a larger institution through acquisitions or a merger with a larger financial institution.

Chattahoochee’s directors and executive officers have also been contacted from time to time by various investment banking firm representatives and financial institutions, including Institutions A and B (as described below), who expressed a general interest in exploring strategic alternatives in the event that Chattahoochee were to seek a merger partner. These contacts occurred through impromptu meetings at investor conferences and banking industry conferences, social settings at those conferences, and other informal meetings and telephone calls. These meetings and other inquiries that Chattahoochee’s directors and executive officers received from various institutions involved general discussions regarding various strategic alternatives, including a potential merger involving Chattahoochee, but did not involve specific proposed transaction terms.

As part of its ongoing consideration and evaluation of Chattahoochee’s long-term prospects and strategies, and in view of the ongoing discussions with outside parties as described above, the Chattahoochee Board of Directors formed a Strategic Opportunities Committee (the “Committee”) at its February 18, 2014 meeting and tasked the Committee with representing the Chattahoochee Board of Directors in considering various strategic alternatives, including, among others, merger opportunities. The Committee members are Wendell Starke (Chairman), Douglas McMahan, Brian Daniel, Charlie J. Lail, Jr., Stephen Starke, and Greg Barrett.

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BSP, an investment banking firm, which was subsequently engaged to act as Chattahoochee’s financial advisor in connection with the proposed merger with Entegra, met with the Committee at its August 24, 2016 meeting to discuss, among other things, information regarding the banking industry generally, Chattahoochee specifically, recent bank merger and acquisition activity, and potential acquisition opportunities and strategic partners for Chattahoochee. The Committee and BSP discussed Chattahoochee’s potential acquisition of another financial institution or merger with and into a larger financial institution, as well as Chattahoochee’s enhanced profitability, earnings per share, and franchise positioning. The Committee and BSP also discussed the market for bank mergers in general and the desire to be able to move quickly should the Committee and the Chattahoochee Board of Directors determine to explore or pursue any specific strategic opportunities. After discussion, the Committee directed Messrs. Lail, Barrett, and Starke (which we refer to herein as Chattahoochee’s “executive officers”), in coordination with BSP, to prepare a preliminary version of a Confidential Information Memorandum (a “CIM”) that could be used to market Chattahoochee to potential merger partners and to populate an online data room to facilitate the performance of due diligence by potential merger partners, provided that the CIM would not be distributed, nor would any access to the online data room be granted, to any potential merger partners without further action by the Committee.

BSP was formally engaged by Chattahoochee on August 31, 2016 to act as Chattahoochee’s financial advisor in identifying potential merger opportunities and evaluating the financial and strategic rationale thereof. Chattahoochee’s executive officers and BSP spent the next two months making the aforementioned preparations, including finalizing the CIM.

At the direction of the Committee, beginning on November 15, 2016 and continuing for the next several months, BSP contacted 32 financial institutions on a no-names basis regarding potential interest in a merger with Chattahoochee, of which 21 financial institutions, including Entegra, ultimately signed nondisclosure agreements (“NDAs”). Each of the financial institutions that signed an NDA was provided with a copy of the CIM, access to the online data room, and access to Chattahoochee’s executive officers, as requested, for further due diligence. Of the 21 financial institutions which executed NDAs, seven, including Entegra, elected to continue with the evaluation process and meet with Chattahoochee’s executive officers. Ultimately, 14 of the parties which executed NDAs and reviewed the CIM elected to forgo further discussions without first meeting with Chattahoochee’s executive officers.

Beginning on December 29, 2016 and continuing through May 2017, the Committee held separate in-person meetings with representatives of Entegra and six other financial institutions as well as follow-up meetings and telephone calls, as requested. In addition, responses to specific diligence questions raised by the interested financial institutions were provided by Chattahoochee’s executive officers. One financial institution subsequently elected to forgo further discussions prior to the request for indications of interest to merge with Chattahoochee.

On May 5, 2017, in response to BSP’s request for preliminary indications of interest to merge with Chattahoochee, three of the six remaining interested financial institutions, including Entegra and two other financial institutions which we refer to herein as “Institution A” and “Institution B”, submitted a written preliminary, non-binding indication of interest with respect to a merger with Chattahoochee, and another interested financial institution, which we refer to herein as “Institution C”, submitted a verbal preliminary, non-binding indication of interest with respect to a merger with Chattahoochee. Two of the six remaining interested financial institutions elected not to submit indications of interest, either written or verbal.

Between May 5, 2017 and May 11, 2017, BSP and Chattahoochee’s executive officers conducted follow-up conversations with each financial institution submitting an indication of interest or its financial advisor to clarify specific terms of its initial indication of interest. Entegra’s initial indication of interest proposed merger consideration of a fixed price of $13.00 per share of Chattahoochee common stock, consisting of 70% in cash and 30% in Entegra common stock with the exchange ratio to be determined preceding the closing of the merger. Institution A, which is not a publicly traded company, submitted an indication of interest with proposed merger consideration of a fixed price of $13.00 per share of Chattahoochee common stock, consisting of 15% in cash and 85% in Institution A common stock. Institution B, which is also not a publicly traded company, submitted an indication of interest with proposed merger consideration of a fixed price of $13.00 per share of Chattahoochee common stock, consisting entirely of Institution B common stock. Institution C indicated that it was not willing to proceed with negotiations if the process involved multiple potential merger partners.

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Due to, among other factors, (i) Entegra’s willingness to include cash as a material portion of the merger consideration, (ii) the liquidity in the trading market for Entegra’s common stock, (iii) Entegra’s ability to significantly expand its commercial real estate loan portfolio within applicable regulatory limits, (iv) Chattahoochee’s assessment of Entegra’s growth objectives for Chattahoochee’s markets, and (v) the lack of overlap between Chattahoochee’s current market and Entegra’s current markets, the Committee determined on May 11, 2017 to negotiate further with Entegra for a higher price per share.

On May 15, 2017, Entegra submitted a revised non-binding indication of interest offering a fixed price of $14.75 per share of Chattahoochee common stock, consisting of 70% in cash and 30% in Entegra common stock with the exchange ratio to be determined preceding the closing of the merger. The Committee determined to recommend this indication of interest to the full Chattahoochee Board of Directors.

On May 16, 2017, the Chattahoochee Board of Directors held a regularly scheduled meeting. At this meeting, Chairman Starke updated the directors on the activity of the Committee with the interested strategic partners, including the Committee’s decision to focus negotiations on Entegra and the outcome thereof. Chattahoochee’s outside legal counsel, Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), attended the meeting, and BSP representatives participated by phone. Nelson Mullins reviewed the fiduciary duties of the Board of Directors in connection with merger and acquisition transactions and in the context of the strategic discussions taking place. BSP provided the Chattahoochee Board of Directors with an update regarding the feedback from the interested strategic partners contacted to date, including a review of all potential strategic partners contacted, the number of potential strategic partners who signed NDAs, and the number of non-binding indications of interest received from potential strategic partners. BSP also provided a comparison of the financial metrics and other terms with respect to the four indications of interest that had been received and discussed with the Chattahoochee Board of Directors and the pro forma financial aspects of each of the indications of interest. BSP also reviewed with the Chattahoochee Board of Directors publicly available information regarding each of the four financial institutions that submitted an indication of interest. The Chattahoochee Board of Directors then discussed the opportunities and risks associated with each of the four indications of interest, including the potential value of the merger consideration being offered by each of the financial institutions, and whether to go forward with further due diligence with Entegra. Following a lengthy discussion, as a result of, among other things, (i) Entegra’s willingness to include cash as a material portion of the merger consideration, (ii) the liquidity in the trading market for Entegra’s common stock, (iii) Entegra’s ability to significantly expand its commercial real estate loan portfolio within applicable regulatory limits, (iv) Chattahoochee’s assessment of Entegra’s growth objectives for Chattahoochee’s markets, and (v) the lack of overlap between Chattahoochee’s current market and Entegra’s current markets, the Chattahoochee Board of Directors determined that it was in the best interests of Chattahoochee and its shareholders to invite Entegra to continue their due diligence with the objective of executing a mutually agreeable definitive merger agreement on or before the next Chattahoochee Board of Directors meeting.

On May 17, 2017, BSP reported to Chattahoochee that it had informed Entegra of the Chattahoochee Board of Directors’ decision to proceed exclusively with Entegra with further due diligence and that it had contacted Institutions A, B, and C to inform them that they had not been selected for further due diligence. Over the next several days, BSP and Chattahoochee’s management team prepared and uploaded further credit and other specifically requested due diligence materials to the online data room for review by Entegra.

Between May 18, 2017 and the Chattahoochee Board of Directors meeting on June 20, 2017, BSP and Chattahoochee’s executive officers continued conversations with Entegra and its financial advisor to clarify certain terms of its final indication of interest. Also, during this period, Chairman Starke and Chattahoochee’s executive officers participated in numerous in-person and telephone meetings with representatives of Entegra, as requested.

Between May 18, 2017 through June 26, 2017, Chattahoochee, with the assistance of Nelson Mullins and BSP, engaged in reverse due diligence with respect to Entegra. The reverse due diligence of Entegra included, among other actions, Chattahoochee’s review of materials uploaded by Entegra and its financial advisor to an online data room, Chattahoochee’s review of analyst reports and publicly available filings, and meetings of Chattahoochee’s executive officers with Mr. Roger Plemens, the President and Chief Executive Officer of Entegra, Mr. David Bright, the Chief Financial Officer of Entegra, and other members of Entegra's senior management team, regarding various financial, operational, credit quality, legal, and regulatory matters.

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The Chattahoochee Board of Directors held a regularly scheduled meeting on June 20, 2017. At this meeting, Nelson Mullins led a discussion with the Chattahoochee Board of Directors regarding the mark-up of the draft merger agreement submitted by Entegra, including a summary of proposed material changes to the draft merger agreement. Nelson Mullins discussed the “no shop” provisions of the draft merger agreement and reviewed with the Chattahoochee Board of Directors their fiduciary duties with respect to the receipt of a competing offer for a transaction with Chattahoochee should a competing offer be received. Nelson Mullins also discussed the mechanics and amount of the proposed termination fee in the merger agreement. Following Nelson Mullins’ presentation, the Chattahoochee Board of Directors authorized Mr. Lail, with the assistance of Nelson Mullins and BSP, to negotiate and finalize the terms of a definitive merger agreement with Entegra, including any ancillary documents proposed to be executed therewith.

Following the June 20, 2017 Chattahoochee Board of Directors meeting, Chattahoochee, Entegra, and their respective advisers finalized their due diligence (including reverse due diligence), negotiated the final terms of the definitive merger agreement and the support agreements, and prepared disclosure schedules related to the definitive merger agreement. Final due diligence by each of Chattahoochee and Entegra involved discussions of strategic fit, management philosophy, and organizational structure, including the roles of certain Chattahoochee executive officers with Entegra following the merger.

On June 26, 2017, the Chattahoochee Board of Directors, along with BSP and Nelson Mullins, held a special board meeting to review the definitive merger agreement. Chattahoochee’s executive officers also reviewed with the Chattahoochee Board of Directors a summary of Chattahoochee’s reverse due diligence. At this meeting, BSP reviewed the financial aspects of the proposed merger and rendered to the Chattahoochee Board of Directors an opinion that, as of that date, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Chattahoochee common stock. Nelson Mullins reviewed with the members of the Chattahoochee Board of Directors their fiduciary duties to Chattahoochee and its shareholders and led a discussion with the Chattahoochee Board of Directors regarding the proposed definitive merger agreement, including the negotiated changes since the version reviewed by the Chattahoochee Board of Directors at the June 20, 2017 meeting. The Chattahoochee Board of Directors also discussed the terms of the proposed employment agreements that Entegra had provided to Messrs. Lail, Stephen Starke, and Barrett, and Messrs. Lail, Starke, and Barrett informed the Chattahoochee Board of Directors that they were prepared to sign the proposed employment agreements if the Chattahoochee Board of Directors determined to enter into the definitive merger agreement with Entegra. After further discussion, the Chattahoochee Board of Directors unanimously adopted and approved the definitive merger agreement and unanimously determined to recommend the merger agreement to the Chattahoochee shareholders for approval. Each of the Chattahoochee directors and executive officers also executed support agreements in favor of the merger to be held in escrow pending execution of the definitive merger agreement by Chattahoochee and Entegra.

The definitive merger agreement was executed by Entegra and Chattahoochee on June 26, 2017. Prior to opening of the markets on June 27, 2017, Entegra and Chattahoochee issued a joint news release publicly announcing the definitive merger agreement.

Chattahoochee’s Reasons for the Merger and Recommendation of the Chattahoochee Board of Directors

In reaching its decision to adopt and approve the merger agreement and recommend that Chattahoochee’s shareholders approve the merger agreement, in addition to relying on personal knowledge of Chattahoochee, Entegra and the banking industry, the Chattahoochee Board of Directors consulted with outside financial and legal advisors, reviewed various financial data and due diligence information, and considered the views of Chattahoochee’s executive officers, namely Messrs. Lail, Starke, and Barrett, each of whom is also a director. After such consultation and review, and after considering Chattahoochee’s future prospects as an independent community bank and its strategic alternatives, the Chattahoochee Board of Directors concluded that the proposed merger with Entegra was in the best interests of Chattahoochee and its shareholders.

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In its deliberations described above and in making its determination, the Chattahoochee Board of Directors considered many positive factors, including, without limitation, the following:

•	The form and amount of the merger consideration, including the ability of Chattahoochee shareholders who desire to do so to participate in the future performance of the combined company and the potential synergies resulting from the merger;
•	The greater liquidity in the trading market for Entegra common stock relative to the trading market for Chattahoochee common stock, including the fact that Entegra is a NASDAQ-listed company;
•	The views of the Chattahoochee Board of Directors with respect to other potential strategic options, including remaining an independent community bank, competing for organic growth, making acquisitions, or merging with another potential merger partner;
•	The current and prospective business and economic environments of the markets served by Chattahoochee, including the competitive environment for Georgia financial institutions, the continuing consolidation of the financial services industry, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, the pressure on net interest margins resulting from a low interest rate environment, and the escalating need for investment in technology;
•	The business, earnings, operations, financial condition, management, prospects, capital levels, technology, and asset quality of both Chattahoochee and Entegra, taking into account the results of Chattahoochee’s reverse due diligence of Entegra;
•	The views of the Chattahoochee Board of Directors with respect to the complementary aspects of Chattahoochee’s and Entegra’s businesses, including customer focus, business orientation and compatibility of the companies’ management and operating styles, which the Chattahoochee Board of Directors believes should facilitate integration and enhance the likelihood of successful post-merger operations;
•	The results of Chattahoochee’s exploration of possible merger partners other than Entegra, and the views of the Chattahoochee Board of Directors with respect to the likelihood of any such other merger occurring and providing greater value to Chattahoochee’s shareholders;
•	The lack of overlap between Chattahoochee’s and Entegra’s existing branch footprint, and the Chattahoochee Board of Directors’ belief that the competitive effects of the merger would not hinder the parties from obtaining the necessary regulatory approvals in a timely manner without unacceptable conditions;
•	The Chattahoochee Board of Directors’ understanding of Entegra’s commitment to enhancing its strategic position in Georgia and the Southeast region, including as a result of the merger with Chattahoochee;
•	The value to Chattahoochee shareholders from diversifying Chattahoochee’s geographic concentration and expanding its sources of revenues from Entegra Bank’s array of products;
•	The belief of the Chattahoochee Board of Directors that combining the two companies presents potential opportunities to realize operational, technological, marketing, and other synergies resulting from the merger, and the overall greater scale that will be achieved by the merger, which should better position the combined company for growth and profitability;
•	The financial presentation and the written opinion, each dated June 26, 2017, of BSP to the Chattahoochee Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Chattahoochee common stock of the merger consideration in the proposed merger, as more fully described below under “Opinion of Chattahoochee’s Financial Advisor” on page [•];
•	The likelihood that the necessary regulatory approvals to complete the transaction would be obtained in a timely manner without unacceptable conditions;
•	The views of the Chattahoochee Board of Directors as to the ability of Entegra’s management team to successfully integrate and operate the business of the combined company after the merger;
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•	The effect of the merger on Chattahoochee’s customers and the communities in which it does business, including enhanced products and services which could be provided by Entegra Bank; and
•	The effect of the merger on Chattahoochee’s officers and employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Entegra Bank to employees of Chattahoochee.

The Chattahoochee Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	The fact that Chattahoochee would be prohibited from soliciting acquisition proposals after execution of the merger agreement, and the possibility that, while it was not viewed as precluding other proposals, the $1.4 million termination fee payable to Entegra upon the termination of the merger agreement under certain circumstances could potentially discourage certain other potential acquirers from making a competing offer to acquire Chattahoochee;
•	Chattahoochee will lose the autonomy and local strategic decision-making capability associated with being an independent financial institution;
•	The risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of the two companies;
•	The fact that Chattahoochee’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Chattahoochee shareholders. See “Interests of the Directors and Executive Officers of Chattahoochee in the Merger” beginning on page [•];
•	The possibility that the merger and the integration process could result in employee attrition and have a negative effect on business and customer relationships;
•	The fact that, while Chattahoochee expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the closing of the merger, might not be obtained, and as a result, the merger may not be completed;
•	While the merger is pending, Chattahoochee’s officers and employees will have to focus extensively on actions required to complete the merger, which could divert their attention from Chattahoochee’s business, and Chattahoochee will incur substantial costs even if the merger is not consummated;
•	While the merger is pending, Chattahoochee will be subject to certain customary restrictions on the conduct of its business as described under “Conduct of Businesses of Chattahoochee Pending Closing,” which may delay or prevent it from pursuing business opportunities that may arise, or preclude it from taking actions that would be advisable if it was to remain independent;
•	The significant risks and costs involved in connection with entering into and completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risk and costs relating to diversion of management and employee attention from other strategic opportunities and operational matters, potential employee attrition, and the potential effect on business and customer relationships; and
•	The possibility of litigation in connection with the merger.
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The foregoing discussion of the factors considered by the Chattahoochee Board of Directors is not intended to be exhaustive, but is intended to include the material factors considered by the Chattahoochee Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Chattahoochee Board of Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in unanimously reaching its determination to adopt and approve the merger agreement and the merger and recommend that shareholders vote “FOR” approval of the merger agreement. In addition, individual members of the Chattahoochee Board of Directors may have given differing weights to different factors. The Chattahoochee Board of Directors conducted an overall analysis of the factors described above. The Chattahoochee Board of Directors considered all of the foregoing factors as a whole and unanimously supported a determination to adopt and approve the merger agreement and recommend that Chattahoochee shareholders approve the merger agreement.

THE CHATTAHOOCHEE BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF CHATTAHOOCHEE AND ITS SHAREHOLDERS AND UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT. THE CHATTAHOOCHEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHATTAHOOCHEE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT.

In considering the recommendation of the Chattahoochee Board of Directors with respect to the proposal to approve the merger agreement, shareholders should be aware that Chattahoochee’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Chattahoochee shareholders. The Chattahoochee Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger and merger agreement, and in making its recommendation, but still determined that the terms of the proposed merger were fair and in the best interests of all Chattahoochee shareholders. See “Interests of the Directors and Executive Officers of Chattahoochee in the Merger” beginning on page [•].

The above explanation of the reasoning of the Chattahoochee Board of Directors and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The Chattahoochee Board of Directors unanimously adopted and approved the merger agreement and recommends that you vote “FOR” approval of the merger agreement.

Each of the executive officers and directors of Chattahoochee has entered into a support agreement with Entegra, pursuant to which they have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. For more information regarding the support agreements, please see the section entitled “Support Agreements” beginning on page [•].

Opinion of Chattahoochee’s Financial Advisor

Chattahoochee retained BSP on an exclusive basis to render financial advisory and investment banking services and to render a written opinion to the Board of Directors of Chattahoochee as to the fairness, from a financial point of view, of the merger consideration to be paid by Entegra to shareholders of Chattahoochee, as set forth in the merger agreement. BSP is an investment banking firm that specializes in providing financial advisory and investment banking services to financial institutions. BSP has been involved in many bank-related business combinations. No limitations were imposed by Chattahoochee upon BSP with respect to rendering its opinion.

At the June 26, 2017 meeting at which the Chattahoochee Board of Directors considered and approved the merger agreement, BSP delivered its written opinion that, as of such date, the merger consideration was fair to the shareholders of Chattahoochee from a financial point of view.

The full text of BSP’s opinion is attached as Appendix C to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

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The opinion speaks only as of the date of the opinion. The opinion was directed to the Chattahoochee Board of Directors and is directed only to the fairness, from a financial point of view, of the merger consideration to the shareholders of Chattahoochee. It does not address the underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter.

For purposes of the opinion and in connection with its review of the proposed transactions, BSP, among other things, did the following:

•	reviewed the terms of the merger agreement;

•	participated in discussions with each of Entegra and Chattahoochee management regarding the following: financial condition; asset quality and regulatory standing; capital position; historical and current earnings; management succession and future financial performance (provided, however, such discussions did not include Entegra management providing BSP with specific earnings projections);

•	reviewed Chattahoochee’s audited financial statements for the years ended December 31, 2016, 2015 and 2014 and unaudited financial statements for the quarter ended March 31, 2017;

•	reviewed Entegra’s audited financial statements for the years ended December 31, 2016, 2015 and 2014 and unaudited financial statements for the quarter ended March 31, 2017;

•	reviewed certain financial forecasts and projections of Chattahoochee, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the merger;

•	analyzed certain aspects of Chattahoochee’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies BSP deemed similar to Chattahoochee;

•	reviewed historical trading activity of Entegra and analysts’ projections for future financial performance;

•	compared the proposed financial terms of the merger with the financial terms of certain other recent merger and acquisition transactions involving acquired companies that BSP deemed to be relevant to Chattahoochee; and

•	performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as BSP deemed relevant.

BSP assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided to it by Chattahoochee, Entegra, and each company’s respective representatives. BSP is not an expert in the evaluation of allowances for loan losses and has not independently verified such allowances, and relied on and assumed that such allowances of Chattahoochee and Entegra at March 31, 2017 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. BSP was not retained to, and did not, conduct a physical inspection of any of the properties or facilities of Chattahoochee. BSP also did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Chattahoochee, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. The opinion of BSP was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. BSP expressed no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger, as set forth in the merger agreement, to be consummated. No opinion was expressed as to whether any alternative transaction might be more favorable to holders of Chattahoochee common stock than the merger.

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BSP, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies and various other financial services companies in connection with mergers and acquisitions, private placements of securities, and valuations for other purposes. In rendering its fairness opinion, BSP acted on behalf of the Chattahoochee Board of Directors.

BSP’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to holders of Chattahoochee common stock in the merger and does not address the ability of the merger to be consummated, the satisfaction of the conditions precedent contained in the merger agreement, or the likelihood of the merger receiving regulatory approval. Although BSP was retained on behalf of the Chattahoochee Board of Directors, BSP’s opinion did not constitute a recommendation to any director of Chattahoochee as to how such director or any shareholder should vote with respect to the merger agreement.

Based upon and subject to the foregoing and based on BSP’s experience as investment bankers, BSP’s activities as described above, and other factors deemed relevant, BSP rendered its opinion that, as of June 26, 2017, the merger consideration to be paid to the holders of Chattahoochee common stock in the merger is fair, from a financial point of view, to the holders of Chattahoochee common stock.

The following is a summary of material analyses performed by BSP in connection with its opinion to the Chattahoochee Board of Directors on June 26, 2017. The summary does not purport to be a complete description of the analyses performed by BSP but summarizes the material analyses performed and presented in connection with such opinion.

Financial Analysis

In rendering its opinion, BSP performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying BSP’s opinion or the presentation made by BSP to the Chattahoochee Board of Directors, but is a summary of the material analyses performed and presented by BSP. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. BSP believes that its analysis must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in the comparative analyses described below is identical to Chattahoochee or Entegra, and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Chattahoochee and Entegra and the companies to which they are being compared. In arriving at its opinion, BSP did not attribute any particular weight to any analysis or factor that it considered. Rather, BSP made qualitative judgments as to the significance and relevance of each analysis and factor. BSP did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, BSP made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all of the analyses taken as a whole.

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In performing its analysis, BSP also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of Chattahoochee, Entegra and BSP. The analyses performed by BSP are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. BSP prepared its analyses solely for purposes of rendering its opinion and presented such analyses to Chattahoochee’s Board of Directors at its June 26, 2017 meeting. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty, and actual values may be materially different. Accordingly, BSP’s analysis does not necessarily reflect the value of Chattahoochee common stock or the prices at which Chattahoochee common stock or Entegra common stock may be sold at any time. BSP’s analysis was among a number of factors taken into consideration by Chattahoochee’s Board of Directors in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of the Chattahoochee Board of Directors or management with respect to the fairness of the merger.

Summary of Merger Consideration and Implied Transaction Metrics

Under the terms of the merger agreement, each share of Chattahoochee common stock outstanding prior to the merger will be converted into either $14.75 in cash or a number of shares of Entegra common stock equal to $14.75 divided by the Entegra’s average daily closing price for the 20 consecutive full trading days ending immediately prior to the closing of the merger, provided, however, if the 20-day average closing price is equal to or less than $20.84, the exchange ratio will be fixed at 0.7079 and if the 20-day average closing price is equal to or greater than $25.47, the exchange ratio will be fixed at 0.5792. The total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash consideration and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for stock consideration. Outstanding options and warrants of Chattahoochee will be cashed out based on the difference between each option or warrant’s exercise price and $14.75. BSP summarized the merger terms, based on Chattahoochee’s financial information as of March 31, 2017, in the table below:

Pricing
Offer Price, Per Common Share	$14.75
Total Transaction Value(1)	$34,929,000

Transaction Metrics
Price/LTM Earnings	23.8	x
Price/Tangible Book	154.3%
Price/Assets	17.8%
Core Deposit Premium	8.0%

1.	Total transaction value and transaction metrics include consideration for options and warrants; all transaction metrics are shown on a fully diluted basis unless otherwise noted

Sources: BSP, Merger Agreement, Chattahoochee

As part of its analysis, BSP looked at both recent trades in Entegra’s common stock and at valuations for comparable publicly traded peer institutions. As of June 22, 2017, Entegra’s stock traded at $23.45 per share, or 24.3x last-12-months earnings, 18.5x analyst consensus 2017 estimated earnings, and 121.3% of tangible book value. BSP also looked at a peer group for Entegra of publicly traded banks headquartered in the Southeast with total assets between $1.0 billion and $5.0 billion, with return on average assets (“ROAA”) between 0% and 1%, tangible common equity-to-tangible assets (“TCE Ratio”) between 8% and 12% and average daily trading volume of at least 1,000 shares, all as of or for the 12 months ended March 31, 2017.

No company used in the comparable peer group analysis described above is identical to Entegra. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared. The results derived from the peer group and the implied minority value for Entegra based on peer multiples can be seen in the following chart.

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				Financial and Performance Figures					Trading Data
											Price/
					Adj.								Current
				Total	NPAs/	TCE	LTM	LTM		LTM	2017E		Div.
				Assets	Assets	Ratio	ROAA	ROAE	ADV	EPS	EPS	TBV	Yield
Company Name	Ticker	State	HQ City	($000)	(%)	(%)	(%)	(%)	(shares)	(x)	(x)	(%)	(%)

Entegra Financial Corp.	ENFC	NC	Franklin	1,384,305	1.47	9.1	0.51	4.66	13,731	24.3	18.5	121.3	0.00

Median				1,464,464	1.10	9.1	0.82	7.58	23,768	18.7	18.9	153.6	1.59

25th Percentile				1,220,027	0.95	8.8	0.63	6.71	20,702	18.2	18.9	137.6	0.00

75th Percentile				2,669,744	1.41	9.6	0.87	8.14	36,014	27.2	26.3	172.5	2.74

Seacoast Banking Corporation of Florida	SBCF	FL	Stuart	4,769,775	0.90	9.0	0.74	7.58	312,847	27.9	18.9	230.6	0.00

Carter Bank & Trust	CARE	VA	Martinsville	4,440,004	3.13	8.7	0.30	3.19	26,993	29.2	NA	106.7	0.00

HomeTrust Bancshares, Inc.	HTBI	NC	Asheville	3,165,446	1.54	11.4	0.36	2.82	44,863	41.1	26.3	128.6	NA

Bear State Financial, Inc.	BSF	AR	Little Rock	2,174,041	1.10	8.8	0.95	8.20	20,548	18.7	NA	191.2	1.26

Premier Financial Bancorp, Inc.	PFBI	WV	Huntington	1,517,219	2.16	9.4	0.86	7.27	20,855	17.3	NA	160.2	2.88

C&F Financial Corporation	CFFI	VA	Toano	1,464,464	1.16	8.6	0.97	9.97	4,741	12.2	NA	134.3	2.74

CapStar Financial Holdings, Inc.	CSTR	TN	Nashville	1,381,703	0.99	9.1	0.60	6.14	22,482	26.4	26.7	163.7	NA

Community Bankers Trust Corporation	ESXB	VA	Richmond	1,262,721	1.00	9.3	0.82	8.81	45,524	18.2	16.2	153.6	0.00

Southern National Bancorp of Virginia, Inc.	SONA	VA	McLean	1,177,333	0.91	10.0	0.88	7.86	27,165	21.8	NA	181.2	1.86

Peoples Bancorp of North Carolina, Inc.	PEBK	NC	Newton	1,110,274	0.33	9.9	0.82	8.09	23,768	18.7	NA	149.0	1.59

Citizens Holding Company	CIZN	MS	Philadelphia	1,048,009	1.27	8.1	0.66	7.33	1,021	18.2	18.9	141.0	3.91

Source: S&P Global Market Intelligence

As of June 22, 2017, BSP calculated the median Price/LTM EPS multiple for the comparable peer group to be 18.7x (with a high of 41.1x and a low of 12.2x), the median Price/Estimated 2017 EPS multiple to be 18.9x (with a high of 26.7x and a low of 16.2x), and the median Price/Tangible Book Value multiple to be 153.6% (with a high of 230.6% and a low of 106.7%).

As part of its analysis, BSP also looked at valuations for comparable publicly traded peer institutions of Chattahoochee. The peer group for Chattahoochee consisted of publicly traded banks headquartered in the U.S. with total assets less than $400 million, ROAA greater than 0.50%, TCE Ratios greater than 10%, and non-performing assets-to-total assets (“NPAs/Assets”) less than 0.25%, all as of or for the most recent 12-month period available as of June 23, 2017.

No company used in the comparable peer group analysis described above is identical to Chattahoochee. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared. The results derived from the peer group and the implied minority value for Chattahoochee based on peer multiples can be seen in the following chart.

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			Financial and Performance Figures						Trading Data
											Price/
			Total	NPAs/	TCE	LTM	LTM	LTM	Market		LTM
			Assets	Assets	Ratio	ROAA	ROAE	NIM	Cap.	ADV	EPS	TBV	Assets
Company Name	Ticker	State	($000)	(%)	(%)	(%)	(%)	(%)	($mm)	(shares)	(x)	(%)	(%)

Chattahoochee Bank of Georgia		GA	196,833	0.00	11.50	0.78	6.68	3.58

Median			242,119	0.05	11.13	0.71	6.37	3.76	32.6	859	16.9	105.2	11.2
25th Percentile			165,138	0.00	10.33	0.61	5.24	3.50	18.0	360	16.1	98.3	10.5
75th Percentile			300,360	0.14	13.04	1.05	8.31	4.05	46.5	1,388	19.1	115.1	13.5

Little Bank, Inc.	LTLB	NC	371,693	0.17	10.05	0.82	8.17	3.50	50.3	352	16.8	134.7	13.5
Madison County Financial, Inc.	MCBK	NE	360,711	0.14	18.59	1.33	6.92	3.76	67.7	1,009	13.7	101.7	18.8
Commencement Bank	CBWA	WA	334,739	0.00	10.29	0.59	5.33	3.93	42.1	3,592	23.1	122.9	12.6
Pinnacle Bank	PBNK	CA	308,447	0.14	10.28	0.79	8.35	4.26	34.0	1,514	14.3	107.0	11.0
Melrose Bancorp, Inc.	MELR	MA	276,100	0.19	15.88	0.67	4.02	2.36	46.3	939	24.4	105.6	16.8
Pacific Alliance Bank	PFBN	CA	265,521	0.05	11.73	0.63	5.82	2.90	27.7	382	16.7	89.0	10.4
Bank of Napa, N.A.	BNNP	CA	249,227	0.05	10.66	0.76	6.93	3.51	31.3	295	17.7	117.8	12.6
Lighthouse Bank	LGHT	CA	235,011	0.00	13.46	1.30	9.08	5.00	46.9	576	16.9	148.4	20.0
US Metro Bank	USMT	CA	222,452	0.00	20.62	3.67	25.87	3.76	46.6	8,428	NA	107.0	NA
Mercersburg Financial Corp.	MCBG	PA	180,959	0.13	11.26	0.63	5.53	4.06	20.3	170	18.5	99.6	11.2
CMUV Bancorp	CMUV	CA	159,864	0.00	10.99	1.12	9.99	4.71	17.2	2,819	11.1	97.8	10.8
Friendly Hills Bank	FHLB	CA	155,680	0.17	10.04	0.56	4.97	3.38	16.3	779	21.1	104.8	10.5
Community 1st Bank	CMYF	ID	113,989	0.00	10.44	0.51	4.74	3.67	11.1	1,004	NA	93.1	9.7
Clatsop Community Bank	CLAT	OR	87,394	0.01	11.80	0.61	5.21	4.03	8.7	239	16.8	84.5	10.0

Source: S&P Global Market Intelligence

BSP calculated the median price/LTM EPS multiple for the comparable peer group to be 16.9x (with a high of 24.4x and a low of 11.1x), the median Price/Tangible Book Value to be 105.2% (with a high of 134.7% and a low of 84.5%), and median Price/Assets to be 11.2% (with a high of 20.0% and a low of 9.7%) based on trading information as of June 23, 2017

In its analysis, BSP reviewed five groups of selected merger and acquisition transactions involving U.S. banks: the Georgia Group; the Southeast Asset Size Group; the Southeast Capital Group; the Southeast Profitability Group, and the Southeast NPA Group.

The Georgia Group consisted of transactions announced between January 1, 2015 and June 22, 2017, involving sellers with total assets between $100 million and $500 million and headquartered in Georgia:

Buyer	Seller
Charter Financial Corp.	Resurgens Bancorp
National Commerce Corp.	Private Bancshares, Inc.
Pinnacle Financial Corp.	Independence Bank of Georgia
State Bank Financial Corp.	S Bankshares, Inc.
State Bank Financial Corp.	NBG Bancorp, Inc.
Charter Financial Corp.	CBS Financial Corp.
Renasant Corp.	KeyWorth Bank
Southern States Bancshares, Inc.	Columbus Community Bank
Hamilton State Bancshares, Inc.	Highland Financial Services, Inc.
Community & Southern Holdings, Inc.	Community Business Bank

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The Southeast Asset Size Group consisted of transactions announced between January 1, 2016 and June 22, 2017, involving sellers based in the Southeast with total assets between $100 million and $300 million:

Buyer	Seller
Charter Financial Corp.	Resurgens Bancorp
Seacoast Banking Corp. of Florida	NorthStar Banking Corp.
National Commerce Corp.	Patriot Bank
First Community Corp.	Cornerstone Bancorp
West Town Bancorp, Inc.	Sound Banking Company
Progress Financial Corp.	First Partners Financial, Inc.
HCBF Holding Company, Inc.	Jefferson Bankshares, Inc.
Home BancShares, Inc.	Bank of Commerce & Certain Hold. Co. Assets
IBM Southeast Employees’ Credit Union	Mackinac Savings Bank, FSB
little bank, Inc.	Union Banc Corp.
Trustmark Corp.	RB BanCorp.
First Bancshares, Inc.	Gulf Coast Community Bank
National Commerce Corp.	Private Bancshares, Inc.
Stonegate Bank	Insignia Bank
Citco Community Bancshares, Inc.	American Trust Bank of East Tennessee
Pinnacle Financial Corp.	Independence Bank of Georgia
State Bank Financial Corp.	S Bankshares, Inc.
Coastal Carolina Bancshares, Inc.	VistaBank
Blue Ridge Bankshares, Inc.	River Bancorp, Inc.
Summit Financial Group, Inc.	Highland County Bankshares, Inc.
Robertson Holding Company, L.P.	National Bank of Tennessee
Carolina Financial Corp.	Congaree Bancshares, Inc.

The Southeast Capital Group consisted of transactions announced between January 1, 2016 and June 22, 2017, involving sellers based in the Southeast with total assets between $100 million and $600 million and Tangible Equity/ Tangible Assets (“TE Ratio”) between 9% and 13% and consisted of the following transactions:

Buyer	Seller
Charter Financial Corp.	Resurgens Bancorp
Seacoast Banking Corp. of Florida	NorthStar Banking Corp.
Seacoast Banking Corp. of Florida	Palm Beach Community Bank
National Commerce Corp.	Patriot Bank
Progress Financial Corp.	First Partners Financial, Inc.
little bank, Inc.	Union Banc Corp.
Seacoast Banking Corp. of Florida	GulfShore Bancshares, Inc.
Bay Banks of Virginia, Inc.	Virginia BanCorp, Inc.
Home BancShares, Inc.	Giant Holdings, Inc.
Equity Bancshares, Inc.	Community First Bancshares, Inc.
Pinnacle Financial Corp.	Independence Bank of Georgia
Coastal Carolina Bancshares, Inc.	VistaBank
State Bank Financial Corp.	NBG Bancorp, Inc.
Summit Financial Group, Inc.	Highland County Bankshares, Inc.
Carolina Financial Corp.	Congaree Bancshares, Inc.

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The Southeast Profitability Group consisted of transactions announced between January 1, 2016 and June 22, 2017, involving sellers based in the Southeast with total assets between $100 million and $600 million and LTM ROAAs between 0.60% and 1.00% and consisted of the following transactions:

Buyer	Seller
SmartFinancial, Inc.	Capstone Bancshares, Inc.
National Commerce Corp.	Patriot Bank
HCBF Holding Company, Inc.	Jefferson Bankshares, Inc.
Trustmark Corp.	RB BanCorp.
Carolina Financial Corp.	Greer Bancshares Incorporated
Bay Banks of Virginia, Inc.	Virginia BanCorp, Inc.
Home BancShares, Inc.	Giant Holdings, Inc.
Pinnacle Financial Corp.	Independence Bank of Georgia
Summit Financial Group, Inc.	First Century Bankshares, Inc.
Sunshine Bancorp, Inc.	FBC Bancorp, Inc.

The Southeast NPA Group consisted of transactions announced between January 1, 2016 and June 22, 2017, involving sellers based in the Southeast with total assets between $100 million and $600 million and NPAs/ Assets less than 0.50% and consisted of the following transactions:

Buyer	Seller
Charter Financial Corp.	Resurgens Bancorp
Seacoast Banking Corp. of Florida	NorthStar Banking Corp.
Progress Financial Corp.	First Partners Financial, Inc.
Pinnacle Financial Corp.	Independence Bank of Georgia
Sunshine Bancorp, Inc.	FBC Bancorp, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, BSP reviewed the following transaction metrics for each selected merger transaction group: transaction price to last-12-months earnings, transaction price to tangible book value, transaction price to total assets and tangible book premium to core deposits. BSP compared the indicated transaction multiples for the merger to the high, low, and median multiples of each merger transaction group.

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	Transaction Price/				Target Announcement Financials
				Premium/
	LTM	MRQ	MRQ	Core	Total		LTM		NPAs/
Buyer Name/ Target Name	Earnings	TBV	Assets	Deposits	Assets	TE Ratio	ROAA	LTM ROAE	Assets
	(x)	(%)	(%)	(%)	($000)	(%)	(%)	(%)	(%)

Chattahoochee Bank of Georgia					196,833	11.50	0.78	6.68	0.00

ENFC Offer	23.8	154.3	17.8	8.0

GA Group Median	18.0	142.1	16.0	8.8	177,883	10.87	0.95	7.68	0.86

SE Asset Size Group Median ($100mm - $300mm)	21.7	129.7	13.5	5.0	161,190	10.05	0.62	6.39	1.31

SE Capital Group Median (9% - 13% TE/TA)	17.7	137.7	15.8	6.0	273,810	11.15	0.83	7.39	1.31

SE Profitability Group Median (LTM ROAA 0.6% - 1.0%)	18.6	161.6	13.4	5.6	312,909	10.03	0.79	7.14	1.00

SE NPA Group Median (NPAs/Assets < 0.5%)	17.6	137.3	15.3	5.1	211,797	10.96	0.94	7.58	0.06

Source: S&P Global Market Intelligence

BSP performed an analysis that estimated the net present value per share of Chattahoochee common stock on a standalone basis assuming Chattahoochee performed in accordance with management projections through 2020. For purposes of this analysis, BSP assumed that Chattahoochee would earn $1.02 per share in 2018, $1.16 per share in 2019 and $1.33 per share in 2020. To approximate the terminal value of a share of Chattahoochee common stock at December 31, 2020, BSP applied price to 2020 earnings per share multiples ranging from 15.0x to 18.0x and price to December 31, 2020 tangible book value per share multiples ranging from 90% to 120%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Chattahoochee common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Chattahoochee common stock of $12.22 to $16.59 when applying multiples of earnings per share and $8.16 to $12.32 when applying multiples of tangible book value per share.

		Terminal Tangible Book Multiples
		90%	100%	110%	120%
Discount Rates	11%	$9.24	$10.27	$11.29	$12.32
	12%	$8.95	$9.95	$10.94	$11.94
	13%	$8.68	$9.64	$10.61	$11.57
	14%	$8.42	$9.35	$10.29	$11.22
	15%	$8.16	$9.07	$9.98	$10.88

		Terminal Earnings Multiples
		15.0	16.0	17.0	18.0
Discount Rates	11%	$13.83	$14.75	$15.67	$16.59
	12%	$13.40	$14.29	$15.19	$16.08
	13%	$12.99	$13.86	$14.72	$15.59
	14%	$12.60	$13.44	$14.28	$15.11
	15%	$12.22	$13.03	$13.85	$14.66
Source: BSP
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Similarly, BSP performed an analysis that estimated the net present value per share of Entegra common stock on a standalone basis assuming Entegra performed in accordance analyst consensus expectations through 2018 and grew earnings at a rate of 10% per year thereafter. To approximate the terminal value of a share of Entegra common stock at December 31, 2020, BSP applied price to 2020 earnings per share multiples ranging from 17.0x to 20.0x and price to December 31, 2020 tangible book value per share multiples ranging from 110% to 140%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Entegra common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Entegra common stock of $24.65 to $32.86 when applying multiples of earnings per share and $19.00 to $27.41 when applying multiples of tangible book value per share.

		Terminal Tangible Book Multiples
		110%	120%	130%	140%
Discount Rates	10%	$21.54	$23.49	$25.45	$27.41
	11%	$20.86	$22.76	$24.66	$26.55
	12%	$20.22	$22.06	$23.90	$25.73
	13%	$19.60	$21.38	$23.16	$24.95
	14%	$19.00	$20.73	$22.46	$24.19

		Terminal Earnings Multiples
		17.0	18.0	19.0	20.0
Discount Rates	10%	$27.93	$29.57	$31.22	$32.86
	11%	$27.06	$28.65	$30.24	$31.84
	12%	$26.22	$27.77	$29.31	$30.85
	13%	$25.42	$26.92	$28.41	$29.91
	14%	$24.65	$26.10	$27.55	$29.00
Source: BSP

BSP then performed an analysis that estimated the net present value per share of the combined company’s common stock, based on the expected impact of the merger, including initial fair value balance sheet adjustments and future cost savings, as projected by BSP in consultation with both parties. To approximate the terminal value of a share of the combined company’s common stock at December 31, 2020, BSP applied price to 2020 earnings per share multiples ranging from 18.0x to 21.0x and price to December 31, 2020 tangible book value per share multiples ranging from 130% to 160%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the combined company’s common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of the combined company’s common stock as of June 26, 2017, of $31.16 to $41.20 when applying multiples of earnings per share and $22.12 to $30.85 when applying multiples of tangible book value per share.

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		Terminal Tangible Book Multiples
		130%	140%	150%	160%
Discount Rates	10%	$25.06	$26.99	$28.92	$30.85
	11%	$24.28	$26.15	$28.02	$29.88
	12%	$23.53	$25.34	$27.15	$28.96
	13%	$22.81	$24.56	$26.32	$28.07
	14%	$22.12	$23.82	$25.52	$27.22

		Terminal Earnings Multiples
		18.0	19.0	20.0	21.0
Discount Rates	10%	$35.31	$37.27	$39.23	$41.20
	11%	$34.21	$36.11	$38.01	$39.91
	12%	$33.15	$35.00	$36.84	$38.68
	13%	$32.14	$33.92	$35.71	$37.49
	14%	$31.16	$32.89	$34.62	$36.36
Source: BSP

At the highest exchange ratio of 0.7079, those values equate to a range of $15.66 to $29.16 per current Chattahoochee share exchanged for Entegra stock. At the lowest exchange ratio of 0.5792, those values equate to a range of $12.81 to $23.86 per current Chattahoochee share exchanged for Entegra stock.

Conclusion

Based on the results of the various analyses described above, BSP concluded that the merger consideration to be received under the terms of the merger agreement is fair, from a financial point of view, to Chattahoochee shareholders.

The opinion expressed by BSP was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Chattahoochee or Entegra, could materially affect the assumptions used in preparing the opinion.

As described above, BSP’s opinion was among the many factors taken into consideration by the Chattahoochee Board of Directors in making its determination to approve the merger agreement. For purposes of rendering its opinion, BSP assumed that, in all respects material to its analyses:

•	the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof;
•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;
•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;
•	all conditions to the completion of the merger will be satisfied without any waivers; and
•	in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination, or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger.
48

BSP cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this proxy statement/prospectus, BSP has no reason to believe that any of these conditions will not be satisfied.

Compensation to BSP

BSP was engaged as financial advisor to Chattahoochee in connection with the merger. Pursuant to the terms of the engagement agreement, Chattahoochee agreed to pay BSP certain fees in conjunction with this transaction, $15,000 of which was paid upon signing of the engagement letter, $60,000 of which was paid upon the signing of a definitive merger agreement, $25,000 of which was paid for the fairness opinion, and the balance of which will be paid at the closing of the merger. The balance consists of 1.00% of the total consideration received by Chattahoochee shareholders relating to the merger with Entegra. In addition, Chattahoochee has agreed to indemnify BSP and its directors, officers and employees from liability in connection with the transaction, and to hold BSP harmless from any losses, actions, claims, damages, expenses or liabilities related to any of BSP’s acts or decisions made in good faith and in the best interest of Chattahoochee. Other than in conjunction with the current engagement, BSP has not provided financial advisory services to Chattahoochee within the past two years for which compensation was received. BSP has not provided financial advisory services to Entegra within the past two years but may seek to do so in the future. BSP may receive fees for the rendering of such services.

The Merger Consideration

Unless adjusted pursuant to the terms of the merger agreement, Chattahoochee shareholders may elect to receive shares of Entegra common stock or cash (or a combination of both stock and cash) in exchange for each of their shares of Chattahoochee common stock in the merger on the following basis:

(i)	shares of Entegra common stock for each share of Chattahoochee common stock; or
(ii)	$14.75 in cash, without interest, for each share of Chattahoochee common stock; or
(iii)	a combination of (i) and (ii).

provided, that the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock. Although each Chattahoochee shareholder may elect to receive cash, stock or a mix of cash and stock, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount by which the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount by which the aggregate stock elections exceed the stock election maximum.

At the time you vote with respect to the merger agreement, you will not know how much cash or the number of Entegra shares you will receive as a result of the merger.

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If the market value of one share of Entegra common stock on the effective date of the merger is (i) between $20.84 and $25.47, and (ii) the same as the 20-day average closing sales price, as described above, then the merger consideration will be $14.75 per share of Chattahoochee common stock; however, because the market value of Entegra common stock fluctuates, unless you only receive cash for your shares of Chattahoochee common stock, the value of the merger consideration you receive may change depending on the 20-day average closing sales price per share of Entegra common stock, the market price of Entegra common stock when the merger becomes effective, and any difference between these two prices. Neither Entegra nor Chattahoochee can give you any assurance as to the price of Entegra common stock or the value of the merger consideration when the merger becomes effective or when Entegra’s shares are delivered to you. As an illustration, assuming the merger had been completed on June 26, 2017, the date the merger agreement was executed, the aggregate merger consideration payable pursuant to stock and cash elections (which does not include payments to holders of Chattahoochee options and warrants) would have been $[•], based on Entegra’s closing sales price on that date. [However, assuming the merger had been completed on [•], 2017, the most recent date available before these materials were mailed, the aggregate merger consideration payable pursuant to stock and cash elections (again, excluding payments to holders of Chattahoochee options and warrants) would have been $[•], based on Entegra’s closing sales price on that date.]

Alternatively, any Chattahoochee shareholder who perfects his or her appraisal rights in accordance with and as contemplated by the GBCC will be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC.

Entegra will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Entegra common stock that you would otherwise be entitled to receive in an amount equal to such fractional part of a share of Entegra common stock multiplied by the average price of Entegra common stock on The NASDAQ Global Market during the 20 consecutive full trading days ending on the trading day immediately prior to the closing date.

This summary highlights selected information regarding the merger consideration adjustment and termination provisions in the merger agreement. For a more complete description of these terms, you should carefully read the Agreement and Plan of Merger and Reorganization attached as Appendix A to these materials. In addition, we urge you to obtain current information on the market value of Entegra common stock. See “Summary — Market Price and Dividend Information” on page [•].

The Merger Agreement

The material features of the merger agreement are summarized below:

Effective Time

The merger agreement provides that the merger will be effective upon the filing of articles of merger reflecting the merger with the Secretary of State of the State of North Carolina and the Secretary of State of the State of Georgia.

The merger must be approved by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, and the Commissioner of Banking of the Georgia Department of Banking and Finance. Management of Entegra and Chattahoochee anticipate that the merger will become effective during the fourth quarter of 2017. As of the date of this proxy statement/prospectus, Entegra has filed the applications and notifications to obtain the required regulatory approvals.

Terms of the Merger

If Chattahoochee shareholders approve the merger agreement and subject to the receipt of required regulatory approvals and the satisfaction of the other closing conditions set forth in the merger agreement, Chattahoochee will be merged with and into Entegra Bank. In connection with the merger, Chattahoochee shareholders will receive Entegra common stock or cash or a combination of both in exchange for their Chattahoochee common stock, subject to adjustment and proration as previously described. Entegra shareholders will continue to hold their existing Entegra common stock.

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If, prior to the merger closing, the outstanding shares of Chattahoochee common stock or Entegra common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment will be made to the number of shares of Entegra common stock and/or cash to be delivered pursuant to the merger in exchange for a share of Chattahoochee common stock.

If the merger is completed, Chattahoochee will be merged with and into Entegra Bank. Following the merger, the articles of incorporation, bylaws, corporate identity, and existence of Entegra and Entegra Bank will not be changed, and Chattahoochee will cease to exist as a separate entity.

Registration of Entegra Common Stock

As a condition to the merger, Entegra has agreed to register with the SEC the shares of Entegra common stock to be exchanged for shares of Chattahoochee common stock and to maintain the effectiveness of such registration through the issuance of such shares in connection with the closing of the merger.

Treatment of Chattahoochee Stock Options and Warrants

At the effective time of the merger, any unvested options to purchase shares of Chattahoochee common stock will accelerate under applicable change in control provisions in the Chattahoochee Bank of Georgia 2008 Equity Incentive Plan and the Chattahoochee Bank of Georgia 2016 Equity Incentive Plan. In addition, each outstanding and unexercised warrant and stock option will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such warrant or option, by (ii) $14.75 less the exercise price per share of such warrant or option, less any applicable withholding taxes.

Shareholders’ Rights of Appraisal

Under Article 13 of the GBCC, certain shareholders have appraisal rights, also referred to as dissenters’ rights, to obtain “fair value” for their shares in connection with certain business combinations and corporate actions. Chattahoochee’s shareholders have such appraisal rights in connection with the merger as discussed on page [•] of this proxy statement/prospectus.

Representations and Warranties Made by Entegra and Chattahoochee in the Merger Agreement

Entegra and Chattahoochee have made certain customary representations and warranties to each other in the merger agreement. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. Except for certain specified provisions, the representations and warranties in the merger agreement do not survive the effective time of the merger.

The representations, warranties and covenants included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Entegra and Chattahoochee rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors.

Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Entegra or Chattahoochee. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document and in the documents incorporated by reference into this document.

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Certain representations and warranties of Entegra and Chattahoochee are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Chattahoochee or Entegra, is an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of such company and its subsidiaries, taken as a whole, or (ii) the ability of such company to perform its material obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement; provided, that a “material adverse effect” shall not be deemed to include the effects of:

•	changes in banking and other laws or regulations of general applicability or interpretations thereof by governmental authorities;
•	changes in generally accepted accounting principles in the United States (“GAAP”), SEC or other regulatory accounting principles generally applicable to banks and their holding companies;
•	actions and omissions of such company (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;
•	changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent that such company is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry;
•	changes resulting from the announcement or pendency of the transactions contemplated by the merger agreement; or
•	the direct effects of compliance with the merger agreement on the operating performance of such company;

and, furthermore, a “material adverse effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, the trading price of such company’s common stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a “material adverse effect”).

Termination and Conditions of Closing

The merger agreement may be terminated at any time either before or after approval of the merger agreement by the shareholders of Chattahoochee, but not later than the effective date of the merger:

(i)	by mutual written agreement of Entegra and Chattahoochee;
(ii)	by either party, in the event of a breach by the other party of any representation or warranty contained in the merger agreement which breach cannot be or has not been cured within 30 days after the giving of written notice of the breach and which breach is reasonably likely, in the opinion of the non-breaching party, to permit such party to refuse to consummate the transactions contemplated by the merger agreement due to the breaching party’s representations and warranties being inaccurate as of the effective date or due to the breaching party’s failure to perform or comply in all material respects with all agreements and covenants required by the merger agreement; provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;
(iii)	by either party, if any required regulatory approval has been denied by final, non-appealable action of such authority, any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall have become final and non-appealable, or the approval of the Chattahoochee shareholders to the merger agreement is not obtained at the special meeting of Chattahoochee shareholders;
(iv)	by either party, if the merger has not occurred on or before March 31, 2018; provided, that the failure to consummate the merger is not caused by a breach of the merger agreement by the terminating party;
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(v)	by Entegra, if (A) the Chattahoochee Board of Directors fails to recommend to Chattahoochee’s shareholders that they approve the merger agreement; (B) the Chattahoochee Board of Directors has approved, recommended, or proposed publicly to approve or recommend, an acquisition proposal by an entity other than Entegra; (C) the Chattahoochee Board of Directors fails to reaffirm its recommendation that Chattahoochee’s shareholders approve the merger agreement following receipt of an acquisition proposal by an entity other than Entegra and within ten business days of Entegra’s request that it reaffirm such recommendation; or (D) Chattahoochee fails to comply in all material respects with its non-solicitation and shareholder meeting obligations under the merger agreement; provided, that Entegra is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or
(vi)	by Chattahoochee, prior to shareholder approval of the merger agreement, in order to accept an acquisition proposal from a third party involving the acquisition of a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of Chattahoochee with respect to which the Chattahoochee Board of Directors has determined in good faith that such proposal, if accepted, is reasonably likely to be consummated on a timely basis, and that such proposal is more favorable to Chattahoochee’s shareholders than the merger with Entegra; provided, that Chattahoochee has complied in all material respects its non-solicitation and shareholder meeting obligations under the merger agreement.

Chattahoochee must pay to Entegra a termination fee of $1.4 million, if:

•	Entegra terminates the merger agreement pursuant to (v) listed above;
•	Chattahoochee terminates the merger agreement pursuant to (vi) listed above; or
•	(i) an acquisition proposal by a third party has been communicated to or otherwise made known to Chattahoochee’s shareholders, senior management or Board of Directors, or any person other than Entegra has publicly announced an intention to make a proposal to acquire Chattahoochee, (ii) thereafter, the merger agreement is terminated (A) by either party pursuant to (iv) listed above only if before that time shareholder approval of the merger agreement has not been obtained, (B) by Entegra pursuant to (ii) above, or (C) by either party pursuant to (iii) above only if shareholder approval of the merger agreement has not been obtained, and (D) within 12 months of such termination Chattahoochee is acquired by or enters into an acquisition agreement with a third party.

The following summarizes the required conditions to closing:

•	approval of the merger agreement by at least two-thirds of the outstanding shares of Chattahoochee common stock;
•	approval of the merger by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks and the Commissioner of Banking of the Georgia Department of Banking and Finance;
•	effectiveness of the registration statement of Entegra relating to the shares of Entegra common stock to be issued to Chattahoochee shareholders in the merger, of which this proxy statement/prospectus forms a part;
•	no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the merger;
•	Entegra must have filed with The NASDAQ Stock Market a notification form for the listing of the shares of Entegra common stock to be delivered to the shareholders of Chattahoochee as merger consideration, and The NASDAQ Stock Market shall not object to the listing of such shares of Entegra common stock;
•	the accuracy of the representations and warranties of each of Entegra and Chattahoochee in the merger agreement as of the date of the merger agreement and the day on which the merger is completed, subject to the materiality standards provided in the merger agreement;
•	the performance by each of Entegra and Chattahoochee in all material respects of all obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;
•	the delivery of officers’ certificates and secretary’s certificates by each of Entegra and Chattahoochee to the other;
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•	there shall not have occurred a material adverse effect with respect to Chattahoochee or Entegra since December 31, 2016;
•	Chattahoochee shall not have made any payments or provided any benefits, or be obligated to make any payments or provide any benefits, in connection with any or all of which (i) a tax deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code; and
•	the payment by Entegra of the merger consideration as provided in the merger agreement.

Surrender of Certificates and Election of Consideration

After the effective date of the merger, each holder of Chattahoochee common stock (as of that date) will be required to deliver the certificates representing such holder’s shares of Chattahoochee common stock to Entegra’s exchange agent, Computershare Trust Company, N.A., in order to receive payment of the merger consideration from Entegra in connection with the merger. Each holder of Chattahoochee common stock must complete and return the enclosed election form by 4:00 P.M. local time on [•], 2017 indicating his, her or its preference as to the proportion of Entegra common stock and/or cash he, she or it wishes to receive upon delivery of his, her or its shares of Chattahoochee common stock.

Although each Chattahoochee shareholder may elect to receive all cash, all stock or a combination of cash and stock, the total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee common stock will be exchanged for shares of Entegra common stock. Accordingly, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount by which the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount by which the aggregate stock elections exceed the stock election maximum. If a holder does not make an election by 4:00 P.M. local time on [•], 2017, Entegra shall have the authority to determine the type of consideration to be exchanged for such non-election shares.

After delivering certificates or other instruments representing his, her or its shares of Chattahoochee common stock, the holder will be entitled to receive consideration equal to (i) $14.75 in cash, without interest, or (ii) shares of Entegra common stock, or (iii) a combination of (i) and (ii) in exchange for each share of Chattahoochee common stock that such holder owned on the effective date of the merger. The number of shares of Entegra common stock to be exchanged for each share of Chattahoochee common stock will be determined by dividing $14.75 by the 20-day average closing sales price per share of Entegra common stock as reported on the NASDAQ Global Market ending on the trading day prior to the closing of the merger, but in no event more than 0.7079 shares of Entegra common stock or less than 0.5792 shares of Entegra common stock will be exchanged for each share of Chattahoochee common stock. In lieu of a fractional share, a cash payment, without interest, will be paid for any fractional interest in Entegra common stock.

Until a holder delivers the certificates or other instruments representing his, her or its shares of Chattahoochee common stock to Entegra, the holder may not receive payment of any dividends or other distributions on shares of Entegra common stock into which his, her, or its shares of Chattahoochee common stock have been converted, if any, and may not receive any notices sent by Entegra to its shareholders with respect to those shares.

Required Shareholder Approval and Consent

The holders of two-thirds of the outstanding shares of Chattahoochee common stock entitled to vote at the special meeting must approve the merger agreement in order for the merger to be completed. Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement.

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As of [•], 2017, the record date for determining the shareholders entitled to notice of and to vote at the special meeting, the outstanding voting securities of Chattahoochee consisted of [•] shares of common stock. Each issued and outstanding share of Chattahoochee common stock is entitled to one vote per share.

All of the directors and executive officers of Chattahoochee have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares prior to the record date, except with the prior approval of Entegra; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, Chattahoochee’s directors and executive officers owned [•] shares, or [•]%, of the outstanding shares of Chattahoochee common stock (excluding warrants and options).

Expenses

All expenses incurred by Entegra in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing these materials and all regulatory applications with state and federal authorities, will be paid by Entegra. All expenses incurred by Chattahoochee in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants, will be paid by Chattahoochee.

Conduct of Business of Chattahoochee Pending Closing

The merger agreement provides that, pending consummation of the merger, except with the prior written consent of Entegra, Chattahoochee will, and will cause each of its subsidiaries to:

•	operate its business only in the usual, regular, and ordinary course;
•	use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;
•	use commercially reasonable efforts to cause its representations and warranties to be correct at all times;
•	consult with Entegra prior to entering into or making any loans that exceed regulatory loan to value guidelines or entering into or making any loans or other transactions with a value equal to or exceeding $500,000 other than residential mortgage loans for which Chattahoochee has a commitment to buy from a reputable investor, and loans for which commitments have been made as of the date of the merger agreement; and
•	take no action which would be reasonably likely to adversely affect the ability of any party to obtain any consents required for the transaction contemplated by the merger agreement or materially adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

The merger agreement also provides that, pending consummation of the merger, except with the prior written consent of Entegra, Chattahoochee will not, and will not permit any of its subsidiaries to:

•	amend such entities’ articles of incorporation, bylaws or other governing instruments;
•	incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $250,000 except in the ordinary course of the business of such entity consistent with past practices and that are prepayable without penalty, charge, or other payment, or grant any lien on any material asset of such entity;
•	repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of such entity, or declare or pay any dividend or make any other distribution in respect of Chattahoochee’s capital stock;
•	except for the merger agreement and except pursuant to the valid exercise of Chattahoochee stock options and warrants outstanding as of the date of the merger agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Chattahoochee common stock, any other capital stock of any such entity, or any right;
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•	adjust, split, combine or reclassify any capital stock of any such entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Chattahoochee common stock or issue any Chattahoochee stock options or warrants, or sell, lease, mortgage or otherwise dispose of (i) any shares of capital stock of any Chattahoochee subsidiary or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration;
•	except in the ordinary course of business consistent with past practice and not to exceed an aggregate of $250,000, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital (other than pursuant to binding commitments existing on the date of the merger agreement), asset transfers, or purchase of any assets, in any person other than a wholly owned Chattahoochee subsidiary, or otherwise acquire direct or indirect control over any person, other than in connection with foreclosures of loans in the ordinary course of business;
•	(i) except as contemplated by the merger agreement or as disclosed on Chattahoochee’s confidential disclosure memorandum, grant any bonus or increase in compensation or benefits to the employees, officers or directors of any such entity, (ii) except as contemplated by the merger agreement or as disclosed on Chattahoochee’s confidential disclosure memorandum, commit or agree to pay any severance or termination pay, or any stay or other bonus to any Chattahoochee director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of such entity, (iv) change any fees or other compensation or other benefits to directors of such entity, or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any rights or restricted stock, or re-price rights granted under the Chattahoochee benefit plans or authorize cash payments in exchange for any rights, except as otherwise contemplated in the merger agreement; or accelerate or vest or commit or agree to accelerate or vest any Chattahoochee options or any amounts, benefits or rights payable by such entity;
•	enter into or amend any employment contract between such entity and any person (unless such amendment is required by law) that such entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time;
•	except as disclosed on Chattahoochee’s confidential disclosure memorandum, adopt any new employee benefit plan of such entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or Chattahoochee benefit plans of such entity other than any such change that is required by law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by law or as contemplated by the agreement, the terms of such plans or consistent with past practice;
•	make any change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in tax laws, regulatory accounting requirements, or GAAP;
•	commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of such entity for money damages or restrictions upon the operations of such entity;
•	enter into, modify, amend, or terminate any material contract; other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and with a term of 24 months or less and other than contracts disclosed on Chattahoochee’s confidential disclosure memorandum;
•	except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;
•	waive, release, compromise, or assign any material rights or claims, or make any adverse changes in the mix, rates, terms, or maturities of Chattahoochee’s deposits and other liabilities, except with respect to (i) any extension of credit for existing commitments or (ii) any extension of credit with an unpaid balance of less than $150,000 if secured, or $100,000 if unsecured, and in each case in conformity with existing lending policies and practices;
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•	except for conforming residential mortgage loans held for sale and Small Business Administration loans, enter into any fixed rate loans with a committed rate term of greater than seven years;
•	notwithstanding anything herein to the contrary, enter into, modify or amend any loan participation agreements;
•	except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Chattahoochee, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;
•	restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
•	make any capital expenditures in excess of an aggregate of $25,000 other than pursuant to binding commitments existing on the date of the merger agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;
•	establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;
•	knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;
•	implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;
•	agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions set forth above; or
•	maintain Chattahoochee’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices and methods inconsistent with past practices of Chattahoochee;
•	(i) other than in the ordinary course of business consistent with past practice, make any material changes in Chattahoochee’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) Chattahoochee’s hedging practices and policies, in each case except as required by law or requested by a regulatory authority or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices: or
•	take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of the merger.

In addition, the merger agreement provides that each of Entegra and Chattahoochee will give written notice promptly to the other, upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect, as applicable (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement, or (iii) would reasonably be likely to prevent or materially interfere with the consummation of the merger, and use its reasonable efforts to prevent or promptly to remedy the same.

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Interests of the Directors and Officers of Chattahoochee in the Merger

General

Some of the executive officers and directors of Chattahoochee may be deemed to have interests in the merger in addition to their interests as shareholders of Chattahoochee generally. These interests include, among others, the appointment of Chattahoochee directors to the Gainesville Advisory Board of Entegra Bank, change of control payments to Chattahoochee’s executive officers, the entry into new employment agreements with Entegra Bank by Chattahoochee’s executive officers, insurance coverage and indemnification for Chattahoochee’s executive officers and directors, and lump sum payments to Chattahoochee’s executive officers and directors in exchange for outstanding Chattahoochee stock options and warrants, as described below. Chattahoochee’s Board of Directors was aware of these interests during its deliberations regarding the merits of the merger and when determining to recommend to Chattahoochee shareholders that they vote in favor of the merger agreement.

Advisory Board

The directors of Chattahoochee in office immediately prior to the effective time of the merger will be invited to serve on Entegra Bank’s Gainesville Advisory Board and will be entitled to receive an annual retainer of $2,500 and a fee of $200 for each advisory board meeting attended.

Existing Executive Officer Employment Agreements

In 2008, as amended in 2010, the Chattahoochee Board of Directors approved employment agreements with Messrs. Charlie J. Lail, Jr., Stephen W. Starke, and Gregory D. Barrett (each referred to within this discussion as an “executive”). The discussion that follows summarizes the terms of these agreements.

The employment agreements have three-year terms, with automatic one-year extensions on the anniversary of each agreement, unless the Chattahoochee Board of Directors acts to terminate the agreement earlier. The agreements establish the terms and conditions of the employment relationship and the executives’ initial base salary, and also grant miscellaneous fringe benefits such as an automobile allowance, payment of club dues, and reimbursement of reasonable business expenses. The 2017 base salaries currently in effect under the agreements are $202,500 for Mr. Lail and $175,000 for both Messrs. Starke and Barrett.

The employment agreements may be terminated by Chattahoochee with or without cause or by the executive with good reason as described below. The agreements provide for severance benefits after involuntary termination without cause and after voluntary termination with good reason, as well as benefits that become payable after a change in control. Severance benefits are not payable in the event of involuntary termination with cause or voluntary termination without good reason. If the executive’s employment terminates because of disability, involuntarily but without cause, or voluntarily but with good reason, the executive would be entitled to an amount equal to executive’s current base salary, any unpaid bonus or incentive compensation for the most recently ended performance period, and an amount equal to the cost of executive’s health, life and disability benefits measured over the 12-month period ending prior to the date of termination. Good reason for voluntary termination will exist if adverse changes specified in the executive’s employment agreement occur without the executive’s consent, such as a material reduction in pay, benefits or responsibilities or a material change in the geographic location at which the executive must perform services for Chattahoochee.

The executives’ employment agreements provide that in the event of a change in control followed by termination without cause or resignation for good reason, Chattahoochee will pay the executive:

•	a lump sum payment, in cash, equal to the sum of (i) two times the average of executive’s annual base salary for the five years immediately prior to the occurrence of the event or circumstance upon which the notice of termination is based, and (ii) two times the average of any annual discretionary bonus paid to the executive in the five years preceding that in which the date of termination occurs;
•	a lump sum payment, in cash, equal to the sum of (i) any annual discretionary bonus which have been, earned by, allocated to, or awarded to the executive for a completed fiscal year preceding the date of termination but have not yet been paid for any reason, and (ii) a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs, determined by multiplying executive’s annual discretionary bonus, earned, awarded or paid for the most recently completed fiscal year, by a fraction, the numerator of which shall be the number of full days executive was employed by employer during the fiscal year in which executive’s date of termination occurred and the denominator of 365; and
•	a lump-sum payment, in cash, equal to the employer’s costs over the 24-month period immediately prior to the date of termination, for providing executive with life, disability, accident and health insurance benefits.

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Section 280G of the Code provides that severance payments that equal or exceed three times an individual’s annual average base compensation over the prior five years are deemed to be “excess parachute payments” if they are contingent upon a change in control, such as the merger. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and Chattahoochee would not be entitled to deduct such amount. Accordingly, the employment agreements provide that in the event the aggregate payments and benefits received by an executive would constitute an “excess parachute payment,” then such payments or benefits are to be reduced to the extent necessary to avoid treatment as an “excess parachute payment.”

A “change of control” is deemed to occur under the agreements if either (i) Chattahoochee is merged or consolidated or reorganized into or with another corporation or other legal entity or person and, as a result, less than 50% of the outstanding voting securities of the surviving corporation are owned, in the aggregate, by persons who were shareholders of Chattahoochee, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the acquirer or any corporation or other legal entity or person controlling, controlled by or under common control with the acquirer; (ii) Chattahoochee sells all or substantially all of its business and/ or assets to an acquirer, of which less than 50% of the outstanding voting securities are owned, in the aggregate, by persons who were shareholders of Chattahoochee, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal entity or person controlling, controlled by or under common control with the acquirer; (iii) any person or group as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than Chattahoochee or its wholly-owned subsidiaries, has become the “beneficial owner” (as defined in the Securities Exchange Act of 1934) of more than 25% of the issued and outstanding shares of voting securities of Chattahoochee, other than (a) a trustee or other fiduciary holding securities under any employee benefit plan of Chattahoochee or any subsidiary or (b) a corporation or other legal entity owned directly or indirectly by the shareholders of Chattahoochee, in substantially the same proportion as their ownership of stock in Chattahoochee; (iv) individuals who are members of the incumbent board cease to constitute a majority of the Board of Directors of Chattahoochee. For this purpose, “incumbent board” means (a) the members of the Board of Directors of Chattahoochee for the previous two consecutive years and (b) any individual who becomes a member of the Board of Directors of Chattahoochee, if such individual’s election or nomination for election as a director was approved by the affirmative vote of the then incumbent board; or (v) the shareholders of Chattahoochee approve a plan of complete liquidation or dissolution of Chattahoochee.

The merger will constitute a change in control under the employment agreements, and upon completion of the merger, Messrs. Lail, Starke, and Barrett followed by a termination event would be entitled to receive a lump sum payment of approximately $493,046, $419,015, and $413,655, respectively.

Settlement, Waiver, and Release Agreements

Each of Messrs. Lail, Starke, and Barrett are expected to enter into a Settlement, Severance, and Release Agreement, which we refer to as the “severance agreements,” with Entegra. Pursuant to the severance agreements, the executives will receive the lump sum payments detailed in the preceding paragraph in full and complete satisfaction of the obligations to the executives under their existing employment agreements with Chattahoochee and the executives will release and discharge Entegra from all claims arising under their current employment agreements, including claims to any additional severance or benefits (subject to certain exceptions, including the cash-out of the executives’ outstanding stock options and warrants as described below).

New Executive Officer Employment Agreements

In connection with the execution of the merger agreement, each of Messrs. Lail, Starke, and Barrett entered into an employment agreement, dated as of June 26, 2017, with Entegra Bank, to become effective upon the closing of the merger.

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Mr. Lail’s employment agreement with Entegra Bank will have an initial term of one year followed by annual 12 month extensions. Under the employment agreement, Mr. Lail will receive compensation in the amount of $60,000 per year and Entegra Bank will reimburse him for reasonable business expenses. If Mr. Lail’s employment is terminated by Entegra Bank without cause or by Mr. Lail for good reason (as such terms are defined therein), Mr. Lail will be entitled to receive a lump sum cash payment equal to the aggregate of (i) the sum of (a) his unpaid base salary through the date of termination and (b) any accrued and unpaid vacation, sick, and other leave pay through the date of termination, and (ii) one times his annual base salary. The employment agreement also restricts Mr. Lail’s ability to compete with Entegra Bank or solicit its customers or employees for one year following the termination of the employment agreement. Additionally, Mr. Lail will be entitled to participate in Entegra Bank’s incentive compensation plans, savings and retirement plans and welfare benefit plans, and receive other fringe benefits on at least as favorable a basis as offered to any participant who is a member of management and has substantially the same level of authority, responsibility and experience as Mr. Lail.

Mr. Starke’s employment agreement with Entegra Bank will have an initial term of 18 months, followed by annual 12 month extensions. Under the employment agreement, Mr. Starke will receive compensation in the amount of $175,000 per year and Entegra Bank will reimburse him for reasonable business expenses. If Mr. Starke’s employment is terminated by Entegra Bank without cause or by Mr. Starke for good reason (as such terms are defined in therein), Mr. Starke will be entitled to receive a lump sum cash payment equal to the aggregate of (i) the sum of (a) his unpaid base salary through the date of termination and (b) any accrued and unpaid vacation, sick, and other leave pay through the date of termination, and (ii) (a) if such termination occurs during the initial 18-month term, the greater of (1) the sum of his annual base salary divided by 365, with the quotient of such division then being multiplied by the number of days remaining in such initial term, and (2) one times his annual base salary, and (b) if such termination occurs during any one-year renewal term, one times his annual base salary. The employment agreement also restricts Mr. Starke’s ability to compete with Entegra Bank or solicit its customers or employees during (i) the initial 18-month term and for one year following the termination of the employment agreement, and (ii) during any renewal term and for one year following the termination of the employment agreement. Additionally, Mr. Starke will be entitled to participate in Entegra Bank’s incentive compensation plans, savings and retirement plans and welfare benefit plans, and receive other fringe benefits on at least as favorable a basis as offered to any participant who is a member of management and has substantially the same level of authority, responsibility and experience as Mr. Starke.

Mr. Barrett’s employment agreement with Entegra Bank will have an initial term of 18 months, followed by annual 12 month extensions. Under the employment agreement, Mr. Barrett will receive compensation in the amount of $175,000 per year and Entegra Bank will reimburse him for reasonable business expenses. If Mr. Barrett’s employment is terminated by Entegra Bank without cause or by Mr. Barrett for good reason (as such terms are defined in therein), Mr. Barrett will be entitled to receive a lump sum cash payment equal to the aggregate of (i) the sum of (a) his unpaid base salary through the date of termination and (b) any accrued and unpaid vacation, sick, and other leave pay through the date of termination, and (ii) (a) if such termination occurs during the initial 18-month term, the greater of (1) the sum of his annual base salary divided by 365, with the quotient of such division then being multiplied by the number of days remaining in such initial term, and (2) one times his annual base salary, and (b) if such termination occurs during any one-year renewal term, one times his annual base salary. The employment agreement also restricts Mr. Barrett’s ability to compete with Entegra Bank or solicit its customers or employees during (i) the initial 18-month term and for one year following the termination of the employment agreement, and (ii) during any one renewal term and for one year following the termination of the employment agreement. Additionally, Mr. Barrett will be entitled to participate in Entegra Bank’s incentive compensation plans, savings and retirement plans and welfare benefit plans, and receive other fringe benefits on at least as favorable a basis as offered to any participant who is a member of management and has substantially the same level of authority, responsibility and experience as Mr. Barrett.

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Insurance and Indemnification

Entegra has agreed to provide directors’ and officers’ insurance coverage for directors and officers of Chattahoochee, by purchasing or directing Chattahoochee to purchase, at Entegra’s election, continuation coverage under Chattahoochee’s current policy for directors and officers for a period of not less than six years after the effective time of the merger. Entegra has also agreed to indemnify the present and former directors and executive officers of Chattahoochee against all liabilities and damages for all acts or omissions arising out of the directors, officers, employees, or agents of Chattahoochee, services for Chattahoochee or, at Chattahoochee’s request, for another entity, occurring at or prior to the merger to the fullest extent permitted under the NCBCA and Chapter 53C of the North Carolina General Statutes, Section 402 of the Sarbanes-Oxley Act, the federal securities laws and FDIC Regulations Part 359, the rules and regulations of any other regulatory authority, and by Chattahoochee’s articles of incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Entegra has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Warrants

The directors and executive officers of Chattahoochee held warrants to purchase an aggregate of 382,261 shares of common stock as of June 26, 2017. As described above under the caption “Proposal No. 1—The Merger— Conversion of Stock; Treatment of Chattahoochee Stock Options and Warrants,” each outstanding warrant to acquire Chattahoochee common stock will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such warrant, by (ii) $14.75 less the exercise price per share of such warrant, less any applicable withholding taxes.

The following table sets forth the total number of Chattahoochee warrants held by each of the executive officers and non-employee directors of Chattahoochee and the estimated value of the total payment for the executive’s or non-employee director’s warrants in connection with the merger. The estimated value of the payments is based on the exercise price of $10.00 for each warrant and the relevant merger consideration value of $14.75.

Executives	Total Warrants (#)	Warrants Vested (#)	Warrants that Vest in Connection with the Merger (#)	Estimated Value of Total Payment for Warrants in Connection with the Merger ($)
Charlie J. Lail, Jr.	21,802	21,802	—	$103,560
Gregory D. Barrett	17,441	17,441	—	$82,845
Stephen W. Starke	17,441	17,441	—	$82,845

Directors
James J. Adams	29,069	29,069	—	$138,078
Robert L. Fowler, Jr.	17,441	17,441	—	$82,845
Jeffrey D. Gay	34,833	34,883	—	$165,694
James J. Hough	23,255	23,255	—	$110,461
Douglas L. McMahan	46,511	46,511	—	$220,927
Wendell M. Starke	174,418	174,418	—	$828,486

All directors and executive officers as a group (9 persons)	382,261	382,261	—	$1,815,741

Stock Options

The directors and executive officers of Chattahoochee held options to purchase an aggregate of 146,000 shares of common stock as of June 26, 2017. As described above under the caption “Proposal No. 1—The Merger—Conversion of Stock; Treatment of Chattahoochee Stock Options and Warrants,” each outstanding option to acquire Chattahoochee common stock, whether or not exercisable, will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the product obtained by multiplying (i) the number of shares of Chattahoochee common stock subject to such option, by (ii) $14.75 less the exercise price per share of such option, less any applicable withholding taxes.

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In the event of a change in control, as defined by the 2008 Chattahoochee Equity Incentive Plan or in the 2016 Chattahoochee Equity Incentive Plan, outstanding stock options granted under each respective plan fully vest upon a change in control.

The following table sets forth the total number of Chattahoochee stock options held by each of the executive officers and non-employee directors of Chattahoochee and the estimated value of the total payment for the executive’s or non-employee director’s options in connection with the merger. The estimated value of the payments is based on and exercise price of $10.00 for each option and the relevant merger consideration value of $14.75.

Executives	Total Options (#)	Options Vested (#)	Options that Vest in Connection with the Merger (#)	Estimated Value of Total Payment for Options in Connection with the Merger ($)
Charlie J. Lail, Jr.	45,000	41,666.66	3,333.33	$213,750
Gregory D. Barrett	45,000	38,333.33	6,666.66	$213,750
Stephen W. Starke	45,000	38,333.33	6,666.66	$213,750

Directors
C. Brian Daniel	10,000	10,000	—	$47,500
William L. Rogers, Jr.	1,000	1,000	—	$4,750

All directors and executive officers as a group (5 persons)	146,000	129,333.32	16,667.65	$693,500

Support Agreements

As an inducement to and a condition to Entegra’s willingness to enter into the merger agreement, each of the directors and executive officers of Chattahoochee entered into a support agreement with Entegra. Pursuant to the support agreements, each of the directors and executive officers of Chattahoochee agreed, among other things, to vote all of the shares of Chattahoochee common stock for which he or she has sole voting authority, and to use his or her best efforts to cause to be voted all of the shares of Chattahoochee common stock for which he or she has shared voting authority, in either case whether such shares were beneficially owned on the date of the support agreement or are subsequently acquired (i) for the approval of the merger agreement and the merger at the special meeting of Chattahoochee shareholders, and (ii) against any acquisition proposal (as defined in the merger agreement) other than the merger. In addition, the directors and executive officers of Chattahoochee agreed not to directly or indirectly, except with the prior approval of Entegra, (x) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) prior to the record date of the special meeting of Chattahoochee shareholders any or all of his or her shares of Chattahoochee common stock or (y) deposit any shares of Chattahoochee common stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Chattahoochee common stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the merger agreement and the merger and matters related thereto. The support agreements also provide that the directors and executive officers of Chattahoochee will not, directly or indirectly (i) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an acquisition proposal (as defined in the merger agreement), (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in the merger agreement) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an acquisition proposal, or (iii) propose or agree to do any of the foregoing. Notwithstanding the forgoing, such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms, or in the event the Chattahoochee Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party.

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As of the record date, the directors and executive officers of Chattahoochee were entitled to vote 808,765 shares, or approximately 38% of the outstanding shares of Chattahoochee common stock.

The foregoing description of the support agreements is subject to, and qualified in its entirety by reference to, the support agreements, a form of which is attached as Exhibit B to the merger agreement, which is attached to this proxy statement/prospectus as Appendix A.

Merger-Related Compensation for Chattahoochee’s Named Executive Officers

The following table sets forth the consideration that Chattahoochee directors and executive officers may receive if the directors and executive officers elect to receive 100% in cash, 100% in Entegra common stock, or a mix of common stock and cash in exchange for their shares of Chattahoochee common stock in connection with the merger. The directors and executive officers, as shareholders, may choose either form of consideration, a mix of the two types of consideration, or they may choose no preference, in which case the merger consideration to be received by the directors and executive officers will be determined by Entegra depending on the amount of cash and shares elected by the Chattahoochee shareholders who make an express election. The total merger consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of Chattahoochee’s common stock will be exchanged for cash and 30% of the total outstanding shares of Chattahoochee’s common stock will be exchanged for shares of Entegra common stock in the merger.

Name of Director/ Executive Officer	Shares of Chattahoochee Common Stock Beneficially Owned as of [•], 2017(1)	Consideration for 100% Cash Election(2)	Consideration for 100% Stock Election(3)	Consideration for 30% Stock Election and 70% Cash Election(4)
James J. Adams	45,000	$663,750	$653,143	$660,568
Gregory D. Barrett	30,000	$442,500	$435,429	$440,379
C. Brian Daniel	31,000	$457,250	$466,323	$455,058
Ozlem Missy Dimo	205,530	$3,031,568	$2,983,124	$3,017,034
Robert L. Fowler	30,000	$442,500	$425,429	$440,379
Jeffrey D. Gay	50,000	$737,500	$725,715	$733,964
James L. Hough	20,000	$295,000	$290,286	$293,586
Charlie J. Lail, Jr.	37,500	$553,125	$544,286	$550,473
Douglas L. McMahan	80,000	$1,180,000	$1,161,144	$1,174,343
Raleigh T. Robinson	10,000	$147,500	$145,143	$146,793
William L. Rogers, Jr.	2,500	$36,875	$36,286	$36,698
Stephen W. Starke	32,500	$479,375	$471,715	$477,077
Wendell M. Starke	237,235	$3,499,216	$3,443,300	$3,482,442

All directors and executive officers as a group (13 persons)	811,265	$11,966,159	$11,791,324	$11,908,796

1.	See “Beneficial Ownership of Chattahoochee Common Stock” on page [•] of this proxy statement/prospectus for additional information on the beneficial ownership of the Chattahoochee directors and executive officers. Since all Chattahoochee stock options will be cancelled in exchange for cash as of the effective date of the merger, they have been excluded from the beneficial ownership tabulations in this table.
2.	Calculated based on a price per Chattahoochee share equal to $14.75, the per-share cash consideration in the merger.
3.	Estimated based on an exchange ratio of .620269 calculated by dividing $14.75 by $23.78, which is the average closing sales prices of Entegra common stock, as reported on The NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of the trading day immediately prior to the announcement of the merger on June 27, 2017, then multiplied by $23.40, the closing price of Entegra’s common stock on the day immediately prior to the announcement of the merger. No fractional shares of Entegra common stock will be issued in connection with the merger. As a result, each resulting fractional share has been multiplied by $23.40.
4.	Calculated by assuming (i) 30% of each share of Chattahoochee common stock is converted into Entegra common stock (with the value of a full Chattahoochee share for this purpose calculated based on the values in (3) above—exchange ratio of .620269 and the closing price of $23.40 per share of Entegra common stock), and (ii) the remaining 70% of each such share is converted into cash (based on a price per Chattahoochee share equal to $14.75).

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Differences in Legal Rights between Shareholders of Chattahoochee and Entegra

Following the merger you will no longer be a Chattahoochee shareholder and, if you receive shares of Entegra in the merger, your rights as a shareholder will no longer be governed by Chattahoochee’s articles of incorporation and bylaws. You will be an Entegra shareholder and your rights as an Entegra shareholder will be governed by Entegra’s articles of incorporation and bylaws. Your former rights as a Chattahoochee shareholder and your new rights as an Entegra shareholder are different in certain ways, including the following:

Chattahoochee Shareholder Rights	Entegra Shareholder Rights
Authorized, Issued and Outstanding Capital Stock
The authorized capital stock of Chattahoochee currently consists of 20,000,000 shares of common stock, $5.00 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share. As of the record date, [•] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The authorized capital stock of Entegra currently consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of the record date, [•] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Shareholder Ability to Call Special Meetings

The bylaws of Chattahoochee provide that special meetings may be called by the President, the Chairman of the Board, the Board of Directors or upon the written request of the holders of 25% or more of all outstanding shares entitled to vote in an election of directors.

The bylaws of Entegra provide that special meetings may be called by the chief executive officer or the Board of Directors.
Number of Directors
The bylaws of Chattahoochee provide that the number of directors may range from five to 25. The exact number of directors may be fixed from time to time by the Board of Directors. Chattahoochee currently has 13 directors.

The articles of incorporation and bylaws provide that the number of directors may range from five to 20. The exact number of directors may be fixed from time to time by the Board of Directors. Entegra currently has 11 directors.

Election of Directors

The bylaws of Chattahoochee provide that, except in the event of a vacancy, the directors are elected by the affirmative vote of a majority of the shares represented at an annual meeting of the shareholders.

The articles of incorporation of Entegra provide that in the case of election of directors at a shareholders meeting, those nominees who receive a majority of the votes cast shall be elected; provided, however, that in the event that two or more nominees are presented for election to the same directorship, the nominee receiving a plurality of the votes cast shall be elected.

Structure of the Board
The bylaws of Chattahoochee provide that the terms of office for directors continue until the next annual meeting and until their successors are elected and qualified. Accordingly, Chattahoochee directors serve one-year terms.

The articles of incorporation of Entegra provide that while the number of directors is nine or more, the terms of office for directors shall be three years and the number of directors elected each year shall be as close as possible to one third of the total number of directors serving on the Board of Directors.

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Removal of Directors

Chattahoochee’s bylaws provide that any director may be removed by shareholders without cause upon the affirmative vote of a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. Chattahoochee’s bylaws also provide that the Board of Directors may remove a director from office if such director is adjudicated incompetent, convicted of a felony, does not accept appointment within 60 days, fails to attend six consecutive meetings without excuse, or has been discharged or asked to resign for reasons relating to performance of duties as an employee or officer of the bank.

The bylaws of Entegra provide that directors may be removed, with or without cause, by an affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote on the election of directors. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

Vacancies on the Board
Chattahoochee’s bylaws provide that any vacancy occurring on the Board of Directors, however caused, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

Entegra’s bylaws provide that any vacancy occurring on the Board of Directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office only until the next annual meeting of shareholders at which directors are elected.

Consideration of Certain Business Combinations

The articles of incorporation of Chattahoochee require directors to consider the short-term and long-term social and economic effects on employees, customers, shareholders and other constituents, as well as the consideration being offered by the other party, when evaluating certain business combinations and fundamental business transactions.

The articles of incorporation of Entegra establish certain standards for the Board of Directors’ evaluation of certain proposed business combinations, including, among others, (i) the social and economic effects of approving a business combination on the depositors, borrowers, other customers, employees, and creditors of Entegra, (ii) the business and financial condition and prospects of the person or persons proposing the business combination, and (iii) the prospects for a successful conclusion of the business combination.

Approval of Business Combinations

 The GBCC prevents certain business combinations with an interested shareholder for a period of five years without the prior approval of the board of directors unless the interested shareholder becomes the beneficial owner of at least 90% of the voting stock of the corporation.

Neither the articles of incorporation or bylaws of Chattahoochee require any supermajority vote for the approval of business transactions. Under Georgia law, certain business transactions, including the merger, require the affirmative vote of two-thirds of the outstanding shares of voting stock.

The articles of incorporation of Entegra generally require the affirmative vote of a supermajority (66.7%) of Entegra’s outstanding common stock for the approval of certain business combinations, including (i) a combination or merger of Entegra, (ii) the acquisition of more than 10% of Entegra’s outstanding voting stock, or (iii) a purchase or sale of 20% or more of the assets of Entegra or its subsidiary.

Approval by a supermajority vote is not required if such business combinations are approved by 75% of the Board of Directors and, if the combination is proposed by an interested director, at least 75% of the continuing directors.

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Anti-Takeover Mechanisms
The articles of incorporation and bylaws of Chattahoochee do not change the default rules with regard to various anti-takeover provisions.	The articles of incorporation and bylaws of Entegra include certain anti-takeover provisions. See “Anti-Takeover Provisions” beginning on page [•].”
Shareholder Action Without Meeting
The bylaws of Chattahoochee require the unanimous written consent of all shareholders in order for the shareholders to act without holding a meeting.

The NCBCA provides that action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice (except as provided below), if the action is taken by all of the shareholders entitled to vote on the action.

Unless the articles of incorporation otherwise provide, if shareholder approval is required for (i) an amendment to the articles of incorporation, (ii) a plan of merger or share exchange, (iii) a plan of conversion, (iv) the sale, lease, exchange, or other disposition of all, or substantially all, of the corporation’s property, or (v) a proposal for dissolution, and the approval is to be obtained through action without meeting, the corporation must give its shareholders, other than shareholders who consent to the action, written notice of the proposed action at least 10 days before the action is taken.

Entegra’s articles of incorporation and bylaws do not change this default position.

Amendments to Articles of Incorporation and Bylaws

The GBCC provides that a corporation’s articles of incorporation generally may be amended upon approval by the corporation’s board of directors and the holders of a majority of the outstanding shares of such corporation’s common stock entitled to vote on the amendment.

Chattahoochee’s articles of incorporation further provide that, except with the prior approval of two-thirds of the directors then in office, approval by at least two-thirds of the outstanding voting stock is required to amend or rescind certain articles governing: (i) adoption, amendment and repeal of Chattahoochee’s bylaws; (i) personal liability of directors to the bank’s shareholders; (iii) director and officer indemnification; and (iv) consideration of third party offers.

The NCBCA provides that a corporation’s articles of incorporation generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of such corporation’s common stock entitled to vote on the amendment.

Entegra’s articles of incorporation further provide that, except with the prior approval of Entegra’s Board of Directors by the affirmative vote of at least 75% of the Board of Directors or, if the transaction is proposed by an interested director, at least 75% of the continuing directors, approval by at least 75% of the outstanding voting stock, voting separately as a class, is required to amend the following provisions: (i) the limitation on voting rights of persons who directly or indirectly own more than 10% of the outstanding shares of common stock, as described in “—Limitation on Voting Rights,” below; (ii) the restrictions on Entegra’s consideration of offers by third parties to effect a business combination, as described in”—Consideration of Certain Business Combinations,” above; (iii) the requirement that at least 66.7% of Entegra’s outstanding voting shares must approve a business combination, as described in “—Approval of Business Combinations,” above; and (iv) the requirement that at least 75% of Entegra’s outstanding voting shares must approve any amendment to Entegra’s articles of incorporation provided in (i) through (iii) above.

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Chattahoochee’s articles of incorporation and bylaws provide that except as otherwise provided in a bylaw adopted by the shareholders, the Board of Directors and shareholders may amend or repeal the bylaws.	Entegra’s bylaws provide that except as otherwise provided in a bylaw adopted by the shareholders, the articles of incorporation, or the NCBCA, the Board of Directors may amend or repeal the bylaws, except that (i) a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally; and (ii) a bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (A) if originally adopted by the shareholders, only by the shareholders, or (B) if originally adopted by the Board of Directors, either by the shareholders or the Board of Directors.

Voting Rights
All voting rights are vested in the holders of Chattahoochee common stock. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. There is no cumulative voting for the election of directors.	All voting rights are vested in the holders of Entegra common stock. Each holder of Entegra common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. There is no cumulative voting for the election of directors.
Limitation on Voting Rights
The GBCC generally provides that shareholders may vote all of the shares of common stock that he or she owns.	Entegra’s articles of incorporation provide that until October 1, 2017, except with the prior approval of at least 75% of the whole Board of Directors, in no event shall any record owner of shares of common stock that are beneficially owned, directly or indirectly, by a person owning in excess of 10% of the then-outstanding shares of common stock, be entitled to vote any of the shares of common stock held in excess of the 10% limit.
Tax Benefits Preservation Plan
Chattahoochee has not established a Tax Benefits Preservation Plan.	Entegra has established a Tax Benefits Preservation Plan. See “Anti-Takeover Provisions - Tax Benefits Preservation Plan” beginning on page [•].”

Dividends

No cash dividends were declared or paid on Entegra’s common stock in 2015, 2016, or the first two quarters of 2017. Pursuant to Federal Reserve regulations, Entegra may not make a distribution that would constitute a return of capital during the three years ending October 1, 2017. Entegra’s ability to pay cash dividends, and the amount and frequency of cash dividends, if any, will be determined by Entegra’s Board of Directors after consideration of certain non-financial and financial factors including earnings, capital requirements, and the financial condition of Entegra, and will depend on cash dividends paid to it by Entegra Bank. The ability of Entegra Bank to pay dividends to Entegra is restricted by certain regulatory requirements.

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Chattahoochee has not paid cash dividends since its incorporation in 2008 and has no intention to pay cash dividends in the foreseeable future.

Accounting Treatment

The merger will be accounted for as a purchase for financial reporting and accounting purposes under GAAP. After the merger, the results of operations of Chattahoochee will be included in the consolidated financial statements of Entegra. The merger consideration will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible and identified intangible assets of Chattahoochee acquired will be recorded as goodwill. Any identified intangible asset may be amortized by charges to operations under GAAP.

Regulatory Approvals

The merger must be approved by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, and the Commissioner of Banking of the Georgia Department of Banking and Finance. In determining whether to grant approval, the bank regulatory authorities will consider the effect of the merger on the financial and managerial resources and future prospects of the banks concerned and the convenience and needs of the communities to be served. As of the date of this proxy statement/prospectus, Entegra has filed the applications and notifications to obtain the required regulatory approvals.

The review of the merger application by the bank regulatory authorities will not include an evaluation of the proposed transaction from the financial perspective of the individual shareholders of Chattahoochee. Further, no shareholder should construe an approval of the merger application by the bank regulatory authorities to be a recommendation that the shareholders vote to approve the proposal. Each shareholder entitled to vote should evaluate the proposal to determine the personal financial impact of the completion of the proposed transaction. Shareholders not fully knowledgeable in such matters are advised to obtain the assistance of competent professionals in evaluating all aspects of the proposal including any determination that the completion of the proposed transaction is in the best financial interest of the shareholder.

Chattahoochee Shareholders Have Appraisal Rights

Chattahoochee shareholders who are entitled to vote at the special meeting have a right to demand payment in cash of the “fair value” of their shares of Chattahoochee common stock. Shareholders who receive a fair value cash payment will not be entitled to receive any shares Entegra common stock or other merger consideration. Article 13 of the GBCC sets forth the rights of Chattahoochee shareholders who wish to demand fair value payment for their shares.

The following is a summary of the material terms of the statutory procedures to be followed by a holder of shares of Chattahoochee common stock in order to perfect appraisal rights under the GBCC. The following discussion is not intended to be a complete description of the law relating to appraisal rights available under Georgia law and is qualified in its entirety by the full text of Article 13, which is reprinted in its entirety as Appendix B to this document. If you wish to exercise appraisal rights, you should review carefully the following discussion and Appendix B. You are urged to consult legal counsel before attempting to assert appraisal rights. Shareholders who do not properly follow appraisal rights procedures will receive the merger consideration if the merger is effected.

Requirements of Appraisal Rights

If a Chattahoochee shareholder elects to exercise the right to demand appraisal, such shareholder must satisfy all of the following conditions:

•	The shareholder must be entitled to vote on the merger.
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•	The shareholder must deliver to Chattahoochee, before the vote on the merger agreement is taken, written notice of the shareholder’s intent to demand payment if the merger is effectuated. This notice must be in addition to and separate from any proxy or vote against the merger. Neither voting against, abstaining from voting, nor failing to vote on the merger will constitute a notice within the meaning of Article 13.
•	The shareholder must not vote, or cause or permit to be voted, any shares in favor of the merger. A failure to vote will satisfy this requirement, as will a vote against the merger, but a vote in favor of the merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the merger or contain a direction to abstain, will constitute a waiver of the shareholder’s appraisal rights.

If the requirements above are not satisfied and the merger is completed, a Chattahoochee shareholder will not be entitled to payment for such shareholder’s shares under the provisions of Article 13.

Required Notice to Chattahoochee

Written notices of intent to demand payment should be addressed to [•]. The notice must be executed by the holder of record of shares of Chattahoochee common stock. A beneficial owner may assert appraisal rights only with respect to all shares of Chattahoochee common stock of which he, she or it is the beneficial owner. With respect to shares of Chattahoochee common stock which are owned of record by a voting trust or nominee, the beneficial owner of such shares may exercise appraisal rights only if such beneficial owner also submits to Chattahoochee the record holder’s written consent to such exercise not later than the Demand Deadline (as defined below). A record holder, such as a broker, who holds shares of Chattahoochee common stock as a nominee for others, may exercise appraisal rights with respect to the shares held by all or less than all beneficial owners of shares as to which such person is the record holder, provided such record holder exercises appraisal rights with respect to all shares beneficially owned by any particular beneficial shareholder. In such case, the notice submitted by such nominee as record holder must set forth the name and address of the beneficial shareholder who is demanding payment.

Appraisal Notice from Chattahoochee

If the merger is completed, Chattahoochee will be required to deliver a written appraisal notice and form to all shareholders who have satisfied the requirements described under the heading “Requirements of Appraisal Rights” above. The appraisal notice and form must be sent no later than 10 days after the effective date of the merger. The appraisal notice and form must:

•	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.
•	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.
•	State a date by which Chattahoochee must receive the payment demand (the “Demand Deadline”). The date may not be fewer than 30 or more than 60 days after the date the appraisal notice and form are sent.
•	State that if the appraisal form is not received by Chattahoochee by the Demand Deadline, the shareholder will be deemed to have waived the right to demand appraisal.
•	Include a copy of Article 13 of the GBCC.

A shareholder who receives an appraisal notice from Chattahoochee must demand payment by completing, signing and returning the appraisal form included with the notice and, in the case of certificated shares, deposit his, her, or its share certificates in accordance with the terms of the appraisal notice. Once a shareholder deposits his, her, or its certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder retains all other rights as a shareholder until such rights are canceled or modified by the taking of the proposed corporate action. A shareholder who does not sign and return the appraisal form and, in the case of certificated shares, fails to deposit the shares, is not entitled to payment under Article 13.

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Chattahoochee’s Payment to Shareholders Demanding Appraisal

Within 10 days of the later of (i) the date the proposed corporate action is taken or (ii) receipt of demand, Chattahoochee is required to pay each shareholder the amount that Chattahoochee estimates to be the fair value of such shareholder’s shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by the following:

•	Chattahoochee’s most recently available balance sheet, income statement, and statement of changes in shareholders’ equity as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available quarterly financial statements, if any;
•	a statement of Chattahoochee’s estimate of the fair value of the shares and an accompanying explanation of how the interest was calculated;
•	a statement that the shareholder has the right to submit a final payment demand as described below; and
•	a copy of Article 13 of the GBCC.

If, by formal acceptance or refusal to respond to the offer, a shareholder is deemed to have accepted Chattahoochee’s offer, the resulting payment shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

Failure to Execute Proposed Corporate Action

If Chattahoochee does not take the proposed action within 60 days after the date set for demanding payment and depositing the share certificates, Chattahoochee must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If Chattahoochee does not return the deposited certificates and release the transfer restrictions on uncertificated shares, a shareholder is entitled to submit his, her or its own estimate of the fair value of the shares and amount of interest due and demand payment for such amount by Chattahoochee.

Should Chattahoochee execute the proposed action more than 60 days after the date set for demanding payment and depositing the share certificates, it must send a new appraisal notice and repeat the payment demand procedure.

Final Payment Demand by Shareholders

A shareholder who is dissatisfied with the amount of the payment received from Chattahoochee may notify Chattahoochee in writing of such shareholder’s own estimate of the fair value of the shares and the amount of interest due, and demand payment of the excess of this estimate over the amount previously paid by Chattahoochee. A shareholder who does not submit a final payment demand within 30 days after receiving Chattahoochee’s payment is only entitled to the amount previously paid.

Judicial Appraisal of Shares

If Chattahoochee does not pay the amount demanded pursuant to a shareholder’s final payment demand, Chattahoochee must commence a proceeding within 60 days after receiving the final demand. The purpose of the proceeding is to determine the fair value of the shares and the interest due. If Chattahoochee does not commence the proceeding within the 60-day period, it must pay each shareholder demanding appraisal the amount demanded, plus interest.

All shareholders whose payment demands remain unsettled will be parties to the action. The proceeding is against the shareholders’ shares and not against shareholders personally. There is no right to a jury trial. Each shareholder who is a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Chattahoochee to the shareholder for the shares.

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The court will determine all court costs of the proceeding and will assess the costs against Chattahoochee, except that the court may assess costs against some or all of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13. The court may also assess expenses (including legal fees) for the respective parties, in the amounts the court finds equitable: (i) against Chattahoochee if the court finds that it did not substantially comply with Article 13 or (ii) against Chattahoochee or the shareholder demanding appraisal, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against Chattahoochee, it may direct that the expenses be paid out of the amounts awarded to the shareholders who were benefited.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF ARTICLE 13 OF THE GBCC RELATING TO THE RIGHTS OF SHAREHOLDERS DEMANDING APPRAISAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE GBCC, WHICH ARE INCLUDED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS INTENDING TO EXERCISE APPRAISAL RIGHTS ARE URGED TO REVIEW APPENDIX B CAREFULLY AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the anticipated material U.S. federal income tax consequences of the merger generally applicable to “U.S. holders” (as defined below) of Chattahoochee common stock that exchange their shares in the merger. This summary is based upon the Code, Treasury regulations promulgated thereunder, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and differing interpretations.

This summary is limited to U.S. holders (as defined below) that hold their shares of Chattahoochee common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Furthermore, this discussion does not address all of the tax consequences that may be relevant to a particular Chattahoochee shareholder or to Chattahoochee shareholders that are subject to special rules under U.S. federal income tax laws, such as: shareholders that are not U.S. holders; financial institutions; insurance companies; mutual funds; tax-exempt organizations; S corporations or other pass-through entities (or investors in such entities); regulated investment companies; real estate investment trusts; dealers in securities or currencies; persons subject to the alternative minimum tax provisions of the Code; former citizens or residents of the United States; persons whose functional currency is not the U.S. dollar; traders in securities that elect to use a mark-to-market method of accounting; persons who own more than 5% of the outstanding common stock of Chattahoochee; persons who hold Chattahoochee common stock as part of a straddle, hedge, constructive sale or conversion transaction; and U.S. holders who acquired their shares of Chattahoochee common stock through the exercise of an employee stock option or otherwise as compensation.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Chattahoochee common stock that for United States federal income tax purposes is: a citizen or resident of the United States; a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate that is subject to U.S. federal income tax on its income regardless of its source; or a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds Chattahoochee common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the merger to them.

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Holders of Chattahoochee common stock are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.

Tax Consequences of the Merger Generally

In general, the receipt of the merger consideration by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes will generally be in an amount equal to the difference, if any, between the amount of cash plus the fair market value of Entegra common stock received in exchange for the Chattahoochee common stock in the merger and the U.S. holder’s tax basis in the shares exchanged in the merger. Generally, the tax basis is the amount paid if the shares were purchased, the value of the shares on the date of the original owner’s death if inherited, or the amount that was originally paid for the shares if received as a gift, unless the market value of the shares on the date the gift was given was lower. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of the consummation of the merger. Long-term capital gains recognized by non-corporate U.S. holders are currently subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup Withholding and Information Reporting

A non-corporate U.S. holder may be subject under certain circumstances to information reporting and backup withholding (currently at a rate of 28%) on any cash payments received. A U.S. holder generally will not be subject to backup withholding, however, if such U.S. holder (i) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules; or (ii) provides proof that it is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided such U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL INCOME TAX EFFECTS RELEVANT THERETO OR A DISCUSSION OF ANY OTHER TYPE OF TAXES. CHATTAHOOCHEE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF NON-U.S., FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PROPOSAL NO. 2 —  ADJOURNMENT OF THE SPECIAL MEETING

If Chattahoochee does not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. Chattahoochee does not currently intend to propose adjournment at the special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the Chattahoochee shareholders for approval, the approval requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Board of Directors of Chattahoochee unanimously recommends that shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

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OTHER MATTERS

As of the date of this document, management of Chattahoochee knows of no other matters which may be brought before the special meeting of Chattahoochee shareholders other than as described in this document. However, if any matter other than the proposed merger or related matters should properly come before the special meeting, the proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

INFORMATION ABOUT ENTEGRA CAPITAL STOCK

General

Financial and other information about Entegra is set forth on Entegra’s Annual Report on Form 10-K for the year ended December 31, 2016 (which includes certain provisions of Entegra’s Proxy Statement for its 2017 Annual Meeting) and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 which are incorporated herein by reference.

Securities

The authorized capital stock of Entegra currently consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. The outstanding shares of Entegra common stock are, and the shares of Entegra common stock to be issued by Entegra in connection with the merger will be, duly authorized, validly issued, fully paid, and nonassessable.

Common Stock

As of the record date, [•] shares of common stock were issued and outstanding. Entegra’s common stock is listed on The NASDAQ Global Market under the ticker symbol “ENFC”.

Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a majority of the votes cast; provided, however, that in the event two or more nominees are presented for election to the same directorship, the nominee receiving a plurality of the votes cast is deemed elected to the directorship.

Entegra’s articles of incorporation and bylaws provide that, at all times that the total number of directors is fixed at nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date each such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and qualify, and thereafter the successors in each class of directors shall be elected for terms of three years or until their earlier death, resignation, retirement, removal or disqualification. As a result, three classes of directors were elected at the 2015 Annual Meeting of Shareholders for one, two and three year terms, one class of directors was elected at the 2016 Annual Meeting of Shareholders, and one class of directors is to be elected at the 2017 Annual Meeting of Shareholders. In the event of any increase or decrease in the authorized number of directors, each director then serving as such will nevertheless continue as a director until the expiration of the director’s current term or the director’s earlier death, resignation, disqualification or removal. In the event of the death, resignation, removal or disqualification of a director during the director’s elected term of office, Entegra’s Board of Directors or its shareholders may appoint the director’s successor, who will serve until the next annual shareholders’ meeting at which directors are elected. So long as the number of directors remains nine or more, the successors in each class of directors will be elected for terms of three years each or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify.

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Limitation on Voting Rights. Entegra’s articles of incorporation provide that until October 1, 2017, except with the prior approval of Entegra’s Board of Directors by the affirmative vote of at least 75% of the whole board, in no event shall any record owner of shares of common stock that are beneficially owned, directly or indirectly, by a person owning in excess of 10% of the then-outstanding shares of common stock, be entitled to vote any of the shares of common stock held in excess of the 10% limit. This provision is designed to satisfy the Federal Reserve regulations which provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Entegra’s equity securities without the prior written approval of the Federal Reserve, and restricts the voting rights of any person who exceeds the 10% threshold.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of Entegra Bank, Entegra would be entitled, as the holder of 100% of the bank’s capital stock, to receive all of the assets of the bank available for distribution, after the payment or provision for payment of all debts and liabilities of the bank, including all deposit accounts and accrued interest thereon, and after any required distribution from the bank’s liquidation account to eligible depositors of the bank as defined in Entegra’s Plan of Conversion. In the event of Entegra’s liquidation, dissolution or winding up, its shareholders would be entitled to receive, after the payment or provision for payment of all of Entegra’s debts and liabilities, including but not limited to outstanding subordinated debentures, all of Entegra’s remaining assets available for distribution.

Dividend Rights. Holders of shares of common stock are entitled to receive dividends only when, as and if approved by Entegra’s Board of Directors from funds legally available for the payment of dividends.

Pre-emptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision. Entegra’s common stock has no preemptive rights, redemption rights, conversion rights, sinking fund or redemption provisions.

Preferred Stock

Entegra is authorized to issue 10,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as Entegra’s Board of Directors may determine. Of such authorized number of shares of preferred stock, 5,000 shares of Junior Participating Preferred Stock, Series A have been authorized and reserved for future issuance pursuant to Entegra’s Tax Benefits Preservation Plan. The preferred stock may be issued for any lawful corporate purpose without further action by Entegra shareholders. The issuance of any preferred stock that has conversion rights might have the effect of diluting the interests of Entegra’s other shareholders. In addition, shares of preferred stock could be issued with certain rights, privileges, and preferences, which would deter a tender or exchange offer or discourage the acquisition of control of Entegra. As of the date of this prospectus, no shares of preferred stock are issued and outstanding.

Anti-Takeover Provisions

Entegra’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions may also render the removal of Entegra’s Board of Directors or management more difficult.

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Evaluation of Certain Business Combinations. Entegra’s articles of incorporation establish certain restrictions on its consideration of offers by third parties to effect a Business Combination. “Business Combination” means any transfer in connection with (i) a combination or merger of Entegra, (ii) the acquisition of more than 10% of Entegra’s outstanding voting shares, or (iii) a purchase or sale of a substantial portion of the assets of Entegra or its subsidiary (a purchase or sale of 20% or more of the total assets of Entegra or its subsidiary as of the end of the most recent quarterly period being deemed as “substantial”) in each case, as applicable, which requires the approval of, or notice to and absence of objection by any federal or state banking regulator, the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or Entegra’s shareholders, but excluding any reorganization, acquisition, merger, purchase or sale of assets, or combination initiated by Entegra upon the vote of at least 51% of the Continuing Directors. “Continuing Directors” generally includes all members of Entegra’s Board of Directors who are not affiliated with any third party offeror which (together with its affiliates and associates) is the beneficial owner of 10% or more of Entegra’s voting shares (a “Related Person”).

Approval of Business Combinations. Entegra’s articles of incorporation require the affirmative vote of 66.7% of Entegra’s outstanding voting shares to approve a Business Combination, provided, however, that the 66.7% voting requirement shall not be applicable if the Business Combination is approved by Entegra’s Board of Directors by the affirmative vote of (i) at least 75% of the whole board, and (ii) if such Business Combination is proposed by a Related Person or at least 75% of the Continuing Directors, in either case at a duly called or convened regular or special meeting of Entegra’s Board of Directors.

Staggered Board. Entegra’s articles of incorporation and bylaws provide that, at all times that the total number of directors is fixed at nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date each such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and qualify, and thereafter the successors in each class of directors shall be elected for terms of three years or until their earlier death, resignation, retirement, removal or disqualification. As a result, three classes of directors were elected at the 2015 Annual Meeting of Shareholders for one, two and three year terms, one class of directors was elected at the 2016 Annual Meeting of Shareholders, and one class of directors is to be elected at the 2017 Annual Meeting of Shareholders. So long as the number of directors remains nine or more, the successors in each class of directors will be elected for terms of three years each or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify. Thus, it would take at least two annual elections to replace a majority of Entegra’s Board of Directors. Entegra’s bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to Entegra’s Board of Directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. Such notice and information requirements are applicable to all shareholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Election of Directors. Entegra’s articles of incorporation provide that in the case of election of directors, those nominees who receive a majority of the votes cast shall be elected; provided however in the event that two or more nominees are presented for election to the same directorship, the nominee receiving a plurality of the votes cast shall be elected.

Director Vacancies. Entegra’s bylaws provide that any vacancy occurring in Entegra’s Board of Directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office only until the next annual meeting of shareholders at which directors are elected. This provision may afford anti-takeover protection by preventing shareholders from filling board vacancies with their own nominees.

Cumulative Voting. Entegra’s articles of incorporation do not provide for cumulative voting for any purpose. The absence of cumulative voting may afford anti-takeover protection by preventing a shareholder from casting a number of votes equal to the number of shares owned multiplied by the number of board seats up for election all for or against a single nominee for election as director. As a result, the absence of cumulative voting may make it more difficult for shareholders to elect nominees opposed by Entegra’s Board of Directors.

Limitation on Voting Rights. Entegra’s articles of incorporation provide that until October 1, 2017, except with the prior approval of Entegra’s Board of Directors by the affirmative vote of at least 75% of the whole board, in no event shall any record owner of shares of common stock that are beneficially owned, directly or indirectly, by a person owning in excess of 10% of the then-outstanding shares of common stock, be entitled to vote any of the shares of common stock held in excess of the 10% limit. This provision is designed to satisfy the Federal Reserve regulations which provide that for a period of three years following the date of the completion of Entegra’s mutual to stock conversion, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Entegra’s equity securities without the prior written approval of the Federal Reserve, and restricts the voting rights of any person who exceeds the 10% threshold.

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This provision affords anti-takeover protection by discouraging shareholders from acquiring more than 10% of Entegra’s outstanding common stock and, for those shareholders who do acquire more than the 10% limit, by restricting their ability to influence the outcome of a shareholder vote. Absent this provision, under North Carolina law a shareholder would generally be permitted to vote all of the shares of common stock he or she owns, regardless of whether such holdings exceed 10% of the outstanding common stock. This limitation on voting rights may have the effect of preventing greater than 10% shareholders from voting all of their shares in favor of a proposed transaction or a nominee for director that Entegra’s Board of Directors may oppose.

Restrictions on Call of Special Meetings. Entegra’s bylaws provide special meetings of shareholders may only be called by Entegra’s Chief Executive Officer or Entegra’s Board of Directors.

Authorized but Unissued Shares. Entegra has authorized but unissued shares of common and preferred stock. Entegra’s articles of incorporation authorize 10,000,000 shares of preferred stock. Entegra’s articles of incorporation authorize Entegra’s Board of Directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

As a result of its discretion with respect to the creation and issuance of preferred stock without shareholder approval, Entegra’s Board of Directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Entegra.

Tax Benefits Preservation Plan. At September 30, 2015, Entegra had a $31.9 million net operating loss carryforward with a deferred tax asset value of $11.2 million for federal income tax purposes and a $39.1 million net operating loss carryforward with a deferred tax asset value of $1.0 million for North Carolina income tax purposes. These deferred tax assets may be utilized in certain circumstances to offset taxable income and reduce Entegra’s federal and state income tax liability. Entegra’s ability to use its deferred tax assets would be substantially limited if an “ownership change” occurred, as defined under Section 382 of the Code and its implementing regulations. In general, an ownership change would occur if Entegra’s “five-percent shareholders,” as defined under Section 382, collectively increase their ownership in Entegra by more than 50 percentage points over a rolling three-year period. In October 2015, Entegra adopted a Tax Benefits Preservation Plan designed to preserve the value of its deferred tax assets. The Plan is similar to tax benefits preservation plans adopted by other public companies with significant deferred tax assets and is designed to reduce the likelihood that Entegra will experience an ownership change by discouraging purchases that would increase the holdings of existing five-percent shareholders or cause any person or group to become a five-percent shareholder. Accordingly, the Plan could discourage any attempt to obtain control of Entegra.

Amendments to Entegra’s Articles of Incorporation and Bylaws. Except as provided under “– Authorized but Unissued Shares,” above, regarding the amendment of Entegra’s articles of incorporation by Entegra’s Board of Directors to provide for the issuance of shares of preferred stock, in one or more series, or as otherwise allowed by law, any amendment to Entegra’s articles of incorporation must be approved by Entegra’s Board of Directors and also by a majority of the outstanding shares of Entegra’s voting stock; provided, however, that except with the prior approval of Entegra’s Board of Directors by the affirmative vote of at least 75% of the whole board, and, if at any time there is a Related Person, at least 75% of the Continuing Directors, approval by at least 75% of the outstanding voting stock, voting separately as a class, is required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock, as described in “– Limitation on Voting Rights,” above;
(ii)	The restrictions on Entegra’s consideration of offers by third parties to effect a Business Combination, as described in “– Evaluation of Certain Business Combinations,” above;
(iii)	The provision of Entegra’s articles of incorporation requiring approval of at least 66.7% of Entegra’s outstanding voting shares to approve a Business Combination, as described in “– Approval of Business Combinations,” above; and
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(iv)	The provision of Entegra’s articles of incorporation requiring approval of at least 75% of the outstanding voting stock to amend the provisions of Entegra’s articles of incorporation provided in (i) through (iii) of this list.

Regulatory Ownership Restrictions. The Bank Holding Company Act of 1956, or “BHCA,” requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Board of Governors of the Federal Reserve System before acquiring 5% or more of Entegra common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve before acquiring 10% or more of Entegra common stock under the Change in Bank Control Act. Any holder of 25% or more of Entegra common stock, a holder of 33% or more of Entegra’s total equity or a holder of 5% or more of Entegra common stock if such holder otherwise exercises a “controlling influence” over Entegra, is subject to regulation as a bank holding company under the BHCA.

Transfer Agent and Registrar. The transfer agent and registrar for Entegra’s common stock is Computershare Trust Company, N.A.

INFORMATION ABOUT CHATTAHOOCHEE BANK OF GEORGIA

General

Chattahoochee commenced operations in September 2008 as a Georgia state chartered bank. Chattahoochee conducts a general commercial and retail banking business principally in Gainesville, Georgia. At June 30, 2017, Chattahoochee had total assets of approximately $194 million, net loans and leases of approximately $162 million, and total deposits of approximately $163 million.

Properties

Chattahoochee serves its customers through its main office located at 643 E. E. Butler Parkway in Gainesville, Georgia and through its loan production office located at 6340 Sugarloaf Parkway, Suite 200 in Duluth, Georgia. Chattahoochee owns its main office and leases its loan production office and believes that each of these properties is well-suited to the banking business.

Competition

Chattahoochee encounters strong competition from most of the financial institutions in its market area. In the conduct of certain areas of its business, Chattahoochee also competes with credit unions, insurance companies, money market mutual funds, and other financial institutions, some of which are not subject to the same degree of regulation and restrictions as Chattahoochee. Most of these competitors have substantially greater resources and lending abilities than Chattahoochee and offer certain services, such as international banking, investment banking, and trust services, which Chattahoochee does not presently provide.

Economic factors, along with legislative and technological changes, have an ongoing impact on the competitive environment within the financial services industry. In order to compete in its market area, Chattahoochee attempts to use to the fullest extent possible the flexibility that its independent status permits, including an emphasis on personalized service, local promotional activity, and community involvement.

Services of Chattahoochee

Deposits

Chattahoochee offers a full range of deposit services, including checking accounts, NOW accounts, retirement accounts (including Individual Retirement Accounts), time deposits and savings accounts of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the principal market area at rates competitive with those offered by other institutions in the area. Deposit accounts are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. Chattahoochee solicits these accounts from individuals, businesses, associations and organizations, and government authorities.

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Lending Activities

Chattahoochee offers a range of lending services, including commercial loans, consumer loans, and real estate loans. To address the risks inherent in making loans, management maintains an allowance for loan losses based on, among other things, an evaluation of Chattahoochee’s loan loss experience, management’s experience in the market area, peer data, the amount of and trends in past due and nonperforming loans, current economic conditions, and the values of loan collateral.

Real Estate Loans. One of the primary components of Chattahoochee’s loan portfolio is loans secured by first mortgages on commercial real estate. These loans generally consist of short- to mid-term commercial real estate loans, construction and development loans and residential construction loans. Interest rates may be fixed or adjustable and Chattahoochee frequently charges an origination fee. Chattahoochee seeks to manage credit risk in the commercial real estate portfolio by emphasizing loans on owner-occupied buildings where the loan-to-value ratio at origination, established by independent appraisals, does not exceed 80%. In addition, Chattahoochee generally requires personal guarantees of the principal owners of the property. The loan-to-value ratio at origination for first and second residential mortgage loans generally does not exceed 80%, and for construction loans generally does not exceed 75%-80% of cost. In addition, in an effort to control compliance risk, residential mortgages are not originated for Chattahoochee’s portfolio. Chattahoochee also originate home equity loans and lines of credit.

Commercial Loans. Chattahoochee makes loans for commercial purposes in various lines of business. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), loans for business expansion (including acquisition of real estate and improvements), and loans for purchases of equipment and machinery. Equipment loans are typically made for a term of five years or less at either fixed or variable rates, with the loan fully amortized over the term and secured by the financed equipment. Working capital loans typically have terms not exceeding one year and are usually secured by accounts receivable, inventory or personal guarantees of the principals of the business. Commercial loans vary greatly depending upon the circumstances and loan terms are structured on a case-by-case basis to better serve customer needs.

Consumer Loans. Chattahoochee makes a variety of loans to individuals for personal and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit and unsecured revolving lines of credit. The secured installment and term loans to consumers generally consist of loans to purchase automobiles, boats and recreational vehicles, with the collateral for each loan being the purchased property.

Other Services

Chattahoochee participates in a network of automated teller machines that may be used by bank customers throughout the United States and the world. Chattahoochee offers debit cards together with related lines of credit. The lines of credit may be used for overdraft protection as well as pre-authorized credit for personal purchases and expenses. Credit cards are underwritten and funded by a third party provider. Chattahoochee also provides stored value cards, direct deposit of payroll and social security checks, and automatic drafts for various accounts, but does not currently provide trust banking services. Chattahoochee offers foreign payments and currency exchange through a correspondent bank. Chattahoochee offers an Internet banking product accessible via Chattahoochee’s website at www.chattahoocheebank.com. The interactive banking product includes an electronic bill payment service that allows customers to make scheduled and/or recurring bill payments electronically. Chattahoochee also offers mobile banking as a component of Internet banking. Additionally, Chattahoochee offers remote check deposit services and other business related services to commercial and small business customers. Merchant services are offered through a third party provider.

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Employees

As of June 30, 2017, Chattahoochee employed 20 people.

Legal Proceedings

In the ordinary course of operations, Chattahoochee may be party to various legal proceedings from time to time. We do not believe there is any pending or threatened proceeding against us, which, if determined adversely, would have a material effect on our business, results of operations, or financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION FOR CHATTAHOOCHEE BANK

In this section, terms such as “we,” “us,” “our,” and “Bank” refer to Chattahoochee.

The following information describes various financial aspects of Chattahoochee business. This information should be read in conjunction with the financial statements of Chattahoochee, which appear elsewhere in this document.

Critical Accounting Policies

Chattahoochee has adopted various accounting policies, which govern the application of GAAP in the preparation of Chattahoochee financial statements. The significant accounting policies of Chattahoochee are described in the notes to the financial statements.

Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities. Management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of operations of Chattahoochee.

Chattahoochee believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its financial statements. Refer to Notes 1 and 3 to Chattahoochee’s 2016 financial statements for a detailed description of the Bank’s estimation process and methodology related to the allowance for loan losses.

Overview

At June 30, 2017, we had total assets of $194.5 million, a 1.7% decrease from total assets of $197.7 million at December 31, 2016. The largest components of our total assets are net loans and securities which were $160.7 million and $16.3 million, respectively, at June 30, 2017. Comparatively, our net loans and securities totaled $151.2 million and $18.6 million, respectively, at December 31, 2016. Our liabilities and shareholders’ equity at June 30, 2017 totaled $171.4 million and $23.1 million, respectively, compared to liabilities of $175.6 million and shareholders’ equity of $22.1 million at December 31, 2016. The principal component of our liabilities is deposits which were $163.2 million and $158.3 million at June 30, 2017 and December 31, 2016, respectively.

We reported net income of $1,306,341 in 2016, $744,454 in 2015, and $1,138,935 in 2014. Net income per common share was $0.61 for 2016, $0.35 for 2015, and $0.53 for 2014. We reported net income of $710,484, or $0.33 per common share, for the six months ended June 30, 2017 as compared to $551,323, or $0.26 per common share, for the six months ended June 30, 2016.

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Earnings Performance

We reported net income of $1,306,341 in 2016, $744,454 in 2015, and $1,138,935 in 2014. Net income per common share was $0.61 for 2016, $0.35 for 2015, and $0.53 for 2014. Chattahoochee’s net interest income of $6,225,197 for 2016 was significantly higher than the $4,834,910 for 2015 and $3,440,748 in 2014. Chattahoochee’s net interest income after provision for loan losses was $6,007,813, $4,485,288, and $3,361,981 in 2016, 2015, and 2014, respectively. Chattahoochee had noninterest income of approximately $110,895 in 2016, $156,662 in 2015, and $74,259 in 2014. Noninterest income for two of the years in the three-year period ended December 31, 2016 included gains or losses on the sale of investment securities. Gains (losses) on sales of investment securities were $62,576 in 2015 and $(14,158) in 2014. Chattahoochee had total noninterest expenses of $4,047,134 in 2016, $3,565,580 in 2015, and $2,984,039 in 2014. The increase was a result of hiring additional business development and support staff.

Chattahoochee earned net income of $710,484 for the six months ended June 30, 2017 compared to $551,323 for the six months ended June 30, 2016. Net income per common share was $0.33 for the six months ended June 30, 2017, compared to $0.26 for the six months ended June 30, 2016. The increase in net income was a result increased earning assets, specifically commercial loan growth.

Net Interest Income

Net interest income is the amount of interest earned on interest earning assets (loans, investment securities, time deposits in other banks, and federal funds sold), less the interest expenses incurred on interest bearing liabilities (interest bearing deposits and borrowed money), and is the principal source of Chattahoochee’s earnings. Net interest income is affected by the level of interest rates, volume and mix of interest earning assets and the relative funding of these assets. Due to the fact that Chattahoochee’s assets are largely monetary in nature, material changes in interest rates can have a material impact on the Bank’s net interest income.

Net interest income for the years ended December 31, 2016, 2015, and 2014 was $6,225,197, $4,834,910, and $3,454,905, respectively. The increase in net interest income in 2016 was primarily driven by an increase in interest income from loans receivable. During 2016, competition in Chattahoochee’s market area was impacted by acquisitions and turnover at area competitors, allowing the Bank to maintain stable interest rates for eligible borrowers. As the economy in Chattahoochee’s market area continues to improve and shorter-term interest rates threaten to increase, additional borrowing activity may be motivated by the desire to borrow before interest rates rise substantially.

Net interest income for the six months ended June 30, 2017 was $3,437,804 compared to $2,984,056 for the six months ended June 30, 2016. The increase in 2017 in comparison to 2016 was primarily due to changes in interest income from loans receivable. The increase in interest income on loans was attributable to a combination of higher volumes of loans outstanding and stable rates. Loans outstanding were $162,408,422 on June 30, 2017 compared to $145,183,660 on June 30, 2016. Average loan yields were unchanged in the six months ended June 30, 2017 in comparison to the six months ended June 30, 2016, both at 4.49%. Increases in Federal funds sold balances and interest-bearing balances increased interest income. The interest income increase in investment securities in the interim period was driven by higher levels of investment securities and a gain on sale of investment securities in June 2017. The increase in interest income from Federal funds sold and other interest bearing balances primarily relates to an increase in short-term interest rates. Chattahoochee recorded standard provisions for loan losses in the first half of both years.

The following tables, “Average Balances, Yields and Rates,” provide a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the Bank for the years ended December 31, 2016, 2015, and 2014. A comparison for six months ended June 30, 2017 and 2016 are also included below.

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Average Balances, Yields and Rates

(Dollars in thousands)

	Year ended December 31, 2016			Year ended December 31, 2015
		Interest	Average		Interest	Average
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances(1)	Expense	Rates(2)	Balances(1)	Expense	Rates(2)
Assets
Securities	$15,327	$339	2.20%	$13,716	$380	2.77%
Tax-exempt securities	94	1	1.57%	—	—	—

Federal Funds Sold and other interest-earning balances	9,415	45	.59%	4,760	12	.24%
Loans(3), (4)	143,335	7,028	4.92%	114,348	5,293	4.65%
Total interest earning assets	168,263	7,413	4.42%	132,824	5,685	4.30%
Noninterest earning assets, net	7,150			6,096
Total assets	$179,318			$138,920

Liabilities and shareholders’ equity
Interest bearing liabilities:
Interest bearing transaction accounts	$16,121	59	0.36%	$6,541	14	0.21%
Savings and money market	50,054	217	0.43%	55,211	244	0.44%
Time deposits	50,587	568	1.14%	25,549	237	0.94%

Total interest bearing deposits	116,762	844	0.72%	87,301	495	0.57%
Borrowings	17, 692	344	1.91%	16,748	292	1.72%
Total interest bearing liabilities	134,455	1,188	0.88%	104,049	787	0.75%
Noninterest bearing demand deposits and other Liabilities and equity	44,863			34,861
Total liabilities and shareholders’ equity	$179,318			$138,920

Interest rate spread(5)			3.54%			3.55%
Net interest income and net yield on earning assets(6)		$6,225	3.70%		$4,897	3.69%

Interest free funds supporting earning assets(7)	$51,501			$28,775

1.	Average balances of interest-earning assets and interest-bearing liabilities calculated on a daily basis.
2.	Calculated based on the number of days in the year. Yield calculated on a pre-tax basis. The estimated tax equivalent yield on tax-exempt securities, assuming a 34% tax rate, was 2.25% in 2016.
3.	Non-accruing loans are included in the average loan balances and income on such loans is recognized on a cash basis.
4.	Interest income on loans includes loan fee income as well as interest income. The amount of loan origination fees included was $527,874 in 2016 and $306,541 in 2015.
5.	Total yield on interest earning assets less the rate paid on total interest bearing liabilities.
6.	Net interest income divided by total interest earning assets.
7.	Total interest earning assets less total interest bearing liabilities.
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Average Balances, Yields and Rates

(Dollars in thousands)

	Year ended December 31, 2015			Year ended December 31, 2014
		Interest	Average		Interest	Average
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances(1)	Expense	Rates(2)	Balances(1)	Expense	Rates(2)
Assets
Securities	$13,716	$380	2.77%	$16,407	$377	2.30%
Tax-exempt securities	—	—	—	—	—	—

Federal Funds Sold and other interest-earning balances	4,760	12	.24%	5,609	14	0.24%
Loans(3), (4)	114,348	5,293	4.59%	77,825	3,571	4.59%
Total interest earning assets	132,824	5,684	4.30%	99,841	3,961	3.97%
Noninterest earning assets, net	6,096			9,622
Total assets	$138,920			$109,463

Liabilities and shareholders’ equity
Interest bearing liabilities:
Interest bearing transaction accounts	$6,541	14	0.21%	$4,790	10	0.21%
Savings and money market	55,211	244	0.44%	38,066	166	0.44%
Time deposits	25,549	237	0.94%	19,101	168	0.88%

Total interest bearing deposits	87,301	495	0.57%	61,958	343	0.55%
Borrowings	16,748	292	1.72%	11,622	177	1.25%
Total interest bearing liabilities	104,049	787	0.75%	73,580	520	0.70%
Noninterest bearing demand deposits and other Liabilities and equity	34,861			35,383
Total liabilities and shareholders’ equity	$138,920			$109,463

Interest rate spread(5)			3.55%			3.27%
Net interest income and net yield on earning assets(6)		$4,897	3.69%		$3,441	3.45%

Interest free funds supporting earning assets(7)	$28,775			$26,261

1.	Average balances of interest-earning assets and interest-bearing liabilities calculated on a daily basis.
2.	Calculated based on the number of days in the year. Yield calculated on a pre-tax basis. Non-accruing loans are included in the average loan balances and income on such loans is recognized on a cash basis.
3.	Interest income on loans includes loan fee income as well as interest income. The amount of loan origination fees included was $306,541 in 2015 and $110,791 in 2014.
4.	Total yield on interest earning assets less the rate paid on total interest bearing liabilities.
5.	Net interest income divided by total interest earning assets.
6.	Total interest earning assets less total interest bearing liabilities.
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Average Balances, Yields and Rates

(Dollars in thousands)

	Six Months ended June 30, 2017			Six Months ended June 30, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances(1)	Expense	Rates(2)	Balances(1)	Expense	Rates(2)
Assets
Securities	$18,478	$224	2.21%	$14,644	$171	2.06%
Tax-exempt securities	269	2	1.58%	0	0	0%

Federal Funds Sold and other interest-earning balances	11,799	49	0.89%	6,139	14	0.44%
Loans(3), (4)	153,965	3,816	5.02%	136,986	3,333	4.91%
Total interest earning assets	184,511	4,091	4.49%	157,769	3,518	4.50%
Noninterest earning assets, net	11,076			10,798
Total assets	$195,587			$168,567

Liabilities and shareholders’ equity
Interest bearing liabilities:
Interest bearing transaction accounts	$16,152	26	0.32%	$12,888	22	0.34%
Savings and money market	54,074	118	0.44%	52,679	114	0.44%
Time deposits	64,501	375	1.07%	42,190	223	1.14%

Total interest bearing deposits	134,727	519	0.78%	107,757	359	0.67%
Borrowings	10,951	108	1.96%	18,228	175	1.90%
Total interest bearing liabilities	145,678	627	0.87%	125,985	534	0.85%
Noninterest bearing demand deposits and other Liabilities and equity	48,850			42,582
Total liabilities and shareholders’ equity	$195,587			$168,567

Interest rate spread(5)			3.62%			3.65%
Net interest income and net yield on earning assets(6)		$3,464	3.75%		$1,158	3.78%

Interest free funds supporting earning assets(7)	$49,784			$50,012

1.	Average balances of interest-earning assets and interest-bearing liabilities calculated on a daily basis.
2.	Calculated based on the number of days in the period. Yield calculated on a pre-tax basis. The estimated tax equivalent yield on tax-exempt securities assuming a 34% tax rate was 2.25% in 2017.
3.	Non-accruing loans are included in the average loan balances and income on such loans is recognized on a cash basis.
4.	Interest income on loans includes loan fee income as well as interest income. The amount of loan origination fees included was $304,182 for the six months ended June 30, 2017 and $262,979 for the six months ended June 30, 2016.
5.	Total yield on interest earning assets less the rate paid on total interest bearing liabilities.
6.	Net interest income divided by total interest earning assets.
7.	Total interest earning assets less total interest bearing liabilities.

Rate/Volume Analysis of Net Interest Income

As discussed under the caption “Net Interest Income,” the Bank’s net income is largely dependent on net interest income. The table below calculates the relative impact on net interest income caused by changes in the average balances (volume) of interest sensitive assets and liabilities and the impact caused by changes in interest rates earned or paid. Each table compares two periods as indicated below. The effect of a change in average balance has been determined by applying the average rate in the earlier year to the change in average balance in the later year, as compared with the earlier year. The effect of a change in the average rate has been determined by applying the average balance in the earlier year to the change in the average rate in the later year, as compared with the earlier year. In 2016, for the second straight year, changes in loan balances had the most significant impact on changes in net interest income. Increases in average balances of deposit accounts had the most significant impact on changes in interest expense in 2016 and 2015.

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Year ended December 31, 2016 compared to 2015

	Increase (Decrease) Due to:
(Dollars in thousands)	Rate	Volume	Net
Interest earned on:
Securities (2)	$(87)	$49	$(39)
Federal Funds sold and other interest-earning balances	10	24	34
Loans	194	1,541	1,735
Total interest earning assets	117	1,614	1,730

Interest paid on:
Deposits	78	271	349
Borrowings	33	19	52
Total interest bearing liabilities	111	290	401

Change in Net Interest Income(1)	$6	$324	$1,329

Year ended December 31, 2015 compared to 2014

	Increase (Decrease) Due to:
(Dollars in thousands)	Rate	Volume	Change
Interest earned on:
Securities(2)	$94	$(91)	$3
Federal Funds sold and other interest-earning balances	0	(2)	(2)
Loans	(63)	1,785	1,722
Total interest income	31	1,692	1,723

Interest paid on:
Deposits	15	137	152
Borrowings	31	84	115
Total interest expense	46	221	267

Change in Net Interest Income(1)	$(15)	$1,471	$1,456

Six Months ended June 30, 2017 compared to 2016

	Increase (Decrease) Due to:
(Dollars in thousands)	Rate	Volume	Change
Interest earned on:
Securities(2)	$12	$63	$55
Federal Funds sold and other interest-earning balances	11	4	15
Loans	72	411	483
Total interest income	95	478	573

Interest paid on:
Deposits	23	138	159
Borrowings	3	(69)	(66)
Total interest expense	26	65	92

Change in Net Interest Income(1)	$69	$413	$481

1.	Changes in interest income attributable to both Rate and Volume, calculated as the difference between the average balances for the periods multiplied by the difference between the average rates for the periods, has been allocated proportionately to Rate and Volume.
2.	Income calculated on a pre-tax basis.
84

Market Risk and Interest Rate Sensitivity

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be made in a timely manner.

When interest sensitive liabilities exceed interest sensitive assets for a specific repricing “horizon,” a negative interest sensitivity gap results. The gap is positive when interest sensitive assets exceed interest sensitive liabilities. For a bank with an overall positive gap, increasing interest rates would be expected to have a positive effect on net interest income and falling rates would be expected to have the opposite effect. However, if one or more assumptions prove incorrect, the margin may not be impacted in the manner expected. On a cumulative basis, rate sensitive assets of the Bank exceeded rate sensitive liabilities of the Bank, resulting in an overall asset sensitive position of $35,224,000. However, assuming that all assets and liabilities would reprice at the earliest possible time, at the end of 2016 the Bank was in a liability sensitive position of $14,447,000, for a cumulative gap to total earnings asset ratio of 0.89 calculated at the three-months to one-year time horizon. On a cumulative basis, rate sensitive assets exceeded rate sensitive liabilities, resulting in an overall asset sensitive position as of June 30, 2017 of $38,126,000, for a cumulative gap of assets to liabilities ratio of 1.26, assuming that all assets and liabilities would reprice at the earliest possible time. However, these analyses assume that all non-maturing deposits will reprice immediately. Many instruments may not reprice in conjunction with final maturities, and interest-bearing liabilities, in particular, may not reprice in conjunction with or by the same magnitude as movements in market interest rates.

The following table reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Variable rate loans are reflected at the earlier of their contractual maturity date or the date at which the loan may be repriced contractually. Deposits in other banks and debt securities are reflected at the earlier of each instrument’s repricing date for variable rate instruments or the ultimate maturity date for fixed rate instruments. Overnight federal funds sold are reflected in the earliest repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a 30-day or shorter period. However, the Bank is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates. Federal funds purchased are presented in the immediate repricing interval because the interest rate paid adjusts at the beginning of each month. The table does not reflect repricing that could occur as a result of prepayment of loans or early withdrawal of time deposits or movement into or out of non-maturing deposit accounts.

85

Interest Sensitivity Analysis

	December 31, 2016
		1-3	3-12	1-2	2-5	>5
	Immediate	Months	Months	Years	Years	Years	Total
(Dollars in thousands)
Interest earning assets Securities(1)	$0	$805	$2,326	$2,778	$6,100	$6,590	$18,599
Federal funds sold and other interest-bearing balances	15,667	—	—	—	—	—	15,667
Loans(2), (3)	41,318	9,548	15,277	23,289	41,781	20,022	151,235
	56,985	10,353	17,603	26,067	47,881	26,612	185,501

Interest bearing deposits
Interest bearing transaction accounts	18,281	—	—	—	—	—	18,281
MMDAs & Savings	52,302	—	—	—	—	—	52,302
Time deposits	0	4,622	22,335	15,520	20,113	5	62,595
Federal Funds purchased and Customer repurchase agreements	—	—	—	—	—	—	—
Borrowings	—	458	1,390	1,256	14,000	—	17,104
	70,583	5,080	23,725	16,776	34,113	—	150,277

Interest sensitivity gap	$(13,598)	$5,273	$(6,122)	$9,291	$13,768	$26,612	$35,224
Cumulative interest sensitivity gap	$(13,598)	$(8,325)	$(14,447)	$(5,156)	$8,612	$35,224	$35,224
Gap ratio	0.81	2.06	0.74	1.63	1.38
Cumulative gap ratio	0.81	0.89	0.86	1.83	1.06	1.23
Cumulative gap to total earning assets	(0.07)	(0.04)	(0.08)	(0.03)	0.05	0.19

1.	Securities with call features have been included in the period in which the security matures. Interest-bearing transaction accounts have been included in the earliest possible period, although actual repricing may differ from the timing and magnitude of changes in market interest rates.
2.	There were no unamortized deferred loan fees included in the above tables in either year.
3.	There were no non-accruing loans as of December 31, 2016.
86

Interest Sensitivity Analysis

	December 31, 2015
		1-3	3-12	1-2	2-5	>5
	Immediate	Months	Months	Years	Years	Years	Total
(Dollars in thousands)
Interest earning assets Securities(1)	$—	$592	$1,798	$2,274	$5,000	$5,559	$15,223
Federal funds sold and other interest-bearing balances	2,185	—	—	—	—	—	2,185
Loans(2), (3)	37,191	—	14,662	23,611	36,198	18,574	130,236
	39,376	592	16,460	25,885	41,198	24,133	147,644

Interest bearing deposits
Interest bearing transaction accounts	7,159	—	—	—	—	—	7,159
MMDAs & Savings	61,885	—	—	—	—	—	61,885
Time deposits	—	6,020	12,193	10,259	4,630	5	33,107
Federal Funds purchased and Customer repurchase agreements	—	—	—	—	—	—	—
Borrowings	—	155	316	178	16,898	—	17,547
	69,049	6,175	12,509	10,437	21,528	—	119,698

Interest sensitivity gap	$(29,673)	$(5,583)	$3,951	$15,448	$19,670	$24,133	$27,946
Cumulative interest sensitivity gap	$(29,673)	$(35,256)	$(31,305)	$(15,857)	$(3,813)	$27,946	$27,946
Gap ratio	0.57	0.10	1.32	2.48	1.91	1.00
Cumulative gap ratio	0.57	0.53	0.65	0.84	1.00	1.24
Cumulative gap to total earning assets	(0.20)	(0.24)	(0.21)	(0.11)	(0.03)	0.19

1.	Securities with call features have been included in the period in which the security matures. Interest-bearing transaction accounts have been included in the earliest possible period, although actual repricing may differ from the timing and magnitude of changes in market interest rates.
2.	There were no unamortized deferred loan fees included in the above tables in either year.
3.	There were no non-accruing loans as of December 31, 2015.
87

Interest Sensitivity Analysis

	June 30, 2017
		1-3	3-12	1-2	2-5	>5
	Immediate	Months	Months	Years	Years	Years	Total
(Dollars in thousands)
Interest earning assets
Securities (1)	$—	$696	1,980	$2,352	$5,254	$6,036	$16,318
Federal funds sold and other interest-bearing balances	5,586	—	—	—	—	—	5,586
Loans (2)(3)	33,549	7,326	26,671	22,223	51,074	19,880	160,723
	39,135	8,022	28,651	24,575	56,328	25,916	182,627

Interest bearing deposits
Interest bearing transaction accounts	18,435	—	—	—	—	—	18,435
MMDAs & Savings	53,571	—	—	—	—	—	53,571
Time deposits	—	8,801	24,698	15,809	15,169	4	64,481
Federal Funds purchased and Customer repurchase agreements
Borrowings	—	639	1,940	435	5,000	—	8,014
	$72,006	9,440	26,638	16,244	20,169	4	144,501

Interest sensitivity gap	$(32,871)	$(1,418)	$2,013	$8,331	$36,159	$25,912	$38,126
Cumulative interest sensitivity gap	$(32,871)	$(34,289)	$(32,276)	$(23,945)	$12,214	$38,126	$38,126

Gap ratio	0.54	0.85	1.08	1.51	2.80	N/A
Cumulative gap ratio	0.54	0.58	0.71	0.75	1.08	1.26
Cumulative gap to total earning assets	(0.18)	(0.19)	(0.18)	(0.13)	0.07	0.21

1.	Securities with call features have been included in the period in which the security matures. Interest-bearing transaction accounts have been included in the earliest possible period, although actual repricing may differ from the timing and magnitude of changes in market interest rates.
2.	There were no unamortized deferred loan fees included in the above tables.
3.	There were no non-accruing loans as of June 30, 2017.

Provision and Allowance for Loan Losses

The allowance for loan losses is increased by provisions that are direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management determines that it is likely that such loans have become uncollectible. Recoveries of previously charged off loans will be credited to the allowance. The provision for loan losses charged to operating expenses reflects the amount deemed appropriate by management to establish an adequate reserve to meet the probable loan losses incurred in the current loan portfolio. Management’s judgment is based on periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses, delinquency trends, and prevailing economic conditions.

In reviewing the adequacy of the allowance for loan losses, management applies a consistent methodology that is updated quarterly. Management takes into consideration the historical loan losses experienced by Chattahoochee, current economic conditions affecting the borrowers’ ability to repay, the volume of loans, and the trends in delinquent, non-accruing, and any potential problem loans, and the quality of collateral securing nonperforming and problem loans. Management considers the allowance for loan losses to be adequate to cover its estimate of loan losses inherent in the loan portfolio as of June 30, 2017 and December 31, 2016.

88

To estimate the amount of allowance necessary Chattahoochee separates the portfolio into segments. The portfolio is first separated into groups according to the internal loan rating assigned by management. Loans rated Other Assets Especially Mentioned (OAEM), Substandard, Doubtful or Loss, as defined in the Bank’s loan policy, are evaluated individually for impairment and the estimate of the amount of allowance for loan losses is computed based on individual facts and circumstances, such as appraised value of collateral, and similar factors. The remaining loans, which are rated satisfactory or above, are then grouped by category according to the same definitions used in regulatory reporting. Chattahoochee generally lends on various types of real-estate collateral, and the regulatory definitions, which split real estate collateral into several sub-types, provide a defined, consistent system for tracking loan balances. These categories are also useful in comparing Chattahoochee to its regional community bank peers. Chattahoochee’s lack of historical charge-offs should be considered for the current outlook. Charge-off ratios may be increased based on other environmental factors which may need to be considered, such as unemployment rates and volatility of real estate values.

The resulting adjusted charge-off factors are then applied to ending balances of loans not specifically reviewed for impairment. These estimates, along with the loans specifically reviewed for impairment, are used in the analysis of the adequacy of the allowance for loan losses completed on a quarterly basis. See Notes 1 and 3 to Chattahoochee’s 2016 financial statements for further information, including the amount of loans in each rating category as described above. The allowance for loan losses is also subject to periodic evaluation by various regulatory authorities and may be subject to adjustment upon their examination.

Aggregate activity in the allowance for loan losses for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and the six months ended June 30, 2017 is summarized in the table below.

(Dollars in thousands)
	Six Months Ended	Year Ended December 31,
	June 30, 2017	2016	2015	2014	2013	2012
Average loans outstanding	$153,965	$143,335	$114,348	$77,825	$67,341	$61,851
Loans at period end	162,408	152,828	131,612	97,159	70,004	64,857
Total nonaccrual loans	—	—	—	1	8	14
Loans 90 days past due and still accruing	—	—	—	—	—	—
Beginning Allowance for Loan Losses	1,593	1,376	1,026	934	865	771

Total charge-offs	$—	$—	$—	$—	$—	$—
Recoveries

Total Recoveries	—	—	—	—	—	—
Total net charge-offs	—	—	—	—	—	—
Provision for Loan Losses	92	217	350	92	69	94
Ending Allowance for Loan Losses	$1,685	$1,593	$1,376	$1,026	$934	$865
Net C/O (recoveries) to average loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.66%
Allowance as a percentage of total loans	1.04%	1.04%	1.05%	1.06%	1.33%	1.33%
Nonperforming loans as a % of total Loans	0.24%	0.42%	0.61%	0.06%	2.06%	2.22%
Allowance as a % of non-performing loans	438%	249%	171%	1900%	65%	60%

For an allocation of loan loss allowance by portfolio segment, please refer to Note 3 to Chattahoochee’s June 30, 2017 unaudited financial statements contained herein; it uses a common allowance calculation for all non-criticized loans not secured by bank certificates of deposit. Refer to Note 10 to Chattahoochee’s 2016 financial statements contained herein for more information.

89

Noninterest Income

Noninterest income, which consists primarily of service charges on deposit accounts, gains and losses on securities sales, and other fee income, was fairly stable each year. Service fees on deposits increased slightly each year as the number of business accounts subject to service charges increased.

Noninterest income for 2014, 2015, and 2016 was $74,259, $156,662, and $110,895, respectively. The principal difference between these years was gain/loss on securities sales. In 2014, the loss on securities sales was $14,158, while in 2015 the gain on sales of securities was $62,576. In 2016, there were no sales of securities. Service charges and fees increased marginally each year due to growth in the number of deposit accounts.

Noninterest income for the six months ended June 30, 2017 was essentially unchanged compared to the six months ended June 30, 2016, excluding a $27,290 gain on sale of securities during the six month period ended June 30, 2017.

Noninterest Expenses

Noninterest expenses, which consist primarily of salaries and employee benefits, occupancy costs, data processing expenses and professional and regulatory fees, totaled $4,047,134 in 2016, $3,565,580 in 2015, and $2,984,039 in 2014. The most significant reason for the increase in noninterest expense in 2016 and 2015 was an increase in salaries and employee benefits associated with increased staffing. Chattahoochee also experienced minor increases in expenses related to advertising, professional and regulatory fees, and other operating expenses due to growth. Data processing costs increased as volume increases in the electronic delivery channel, new features are added to the Bank’s products, and steps are taken to increase the protections around Chattahoochee’s network. Chattahoochee’s efficiency ratio, which is measured as the ratio of noninterest expense to the sum of net interest income plus other income expressed as a percentage, was 66% in 2016, 72% in 2015, and 84% in 2014. If securities gains are excluded from the calculation, the efficiency ratio was 66% in 2016 as there were no securities gains, 73% in 2015, and 84% in 2014. For the six months ended June 30, 2017, the efficiency ratio was 66%.

Chattahoochee recorded noninterest expense of $2,299,642 for the six months ended June 30, 2017 compared to $2,029,562 for the six months ended June 30, 2016. Expense for salaries and benefits increased for the six months ended June 30, 2017 in comparison to the six months ended June 30, 2016 as the result of a slightly higher number of full time equivalent employees. Professional and regulatory expenses also increased for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016 primarily as the result of fees associated with the proposed merger with Entegra.

Income Taxes

Chattahoochee recorded income tax expense of $416,340 for the six months ended June 30, 2017. In 2016 and 2015, Chattahoochee recorded income tax expense of $765,233 and $331,916, respectively. In 2014, Chattahoochee recorded a net income tax benefit of $686,734 as a result of reversing the valuation allowance against its deferred tax asset, net of current income taxes. The valuation allowance was recorded against Chattahoochee’s deferred tax assets in 2008 through 2013. A valuation allowance is recorded against a deferred tax asset in situations where evidence regarding the ability to use the benefit in the near term does not outweigh the likelihood that the benefit will not be available for use. In 2014, Chattahoochee was able to demonstrate that evidence exists that Chattahoochee will be able to utilize the tax benefits in the near term. In 2013 and prior years, Chattahoochee did not record any expense for income taxes. Refer to Note 10 to Chattahoochee’s 2016 financial statements contained elsewhere herein for more information.

90

Balance Sheet Review

Loan Portfolio Composition

The composition of net loans by category as used by management to evaluate the quality of the portfolio is presented below.

	At June 30,	At December 31,
(In Thousands)	2017	2016	2015
Loans secured by real estate-construction/development	$19,232	$17,872	$14,982
Loans secured by real estate- single family(1)	2,654	2,013	3,595
Loans secured by real estate-nonfarm, non-residential	107,409	100,807	82,469
Loans secured by real estate-multifamily	6,092	5,510	4,178
Loans secured by real estate-farmland	—	—	—
Commercial and industrial	26,700	25,959	25,711
Consumer	427	740	801

Loans, gross	162,514	152,901	131,736
Less allowance for loan losses	(1,685)	(1,593)	(1,376)
Loans, net	$160,829	$151,308	$130,360

1.	This category also includes home equity lines of credit (“HELOCs”) and junior liens. HELOCs totaled $2,495,375 as of June 30, 2017 and $1,837,352 and $958,824 as of December 31, 2016 and 2015, respectively.

Credit Quality Indicators

Management of Chattahoochee uses a number of credit quality indicators in evaluations of credit quality of the portfolio. Delinquency is one type of credit quality indicator that is closely monitored by management. Generally, the accrual of interest will be discontinued on impaired loans when principal or interest becomes 90 days past due, or when payment in full is not anticipated, and any previously accrued interest on such loans will be reversed against current income. Any subsequent interest income will be recognized on a cash basis when received unless collectability of a significant amount of principal is in serious doubt. In such cases, collections are credited first to the remaining principal balance on a cost recovery basis. During the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017, there were no loans on non-accrual status, no accruing loans past due 90 days or more, no loans past due 30-89 days, and no restructured loans.

An additional credit quality indicator is the risk grade assigned to loans in the portfolio. Management uses a system of defined grades to categorize loans and monitor on a consistent basis. Loans are generally rated Pass, OAEM, Substandard, or Doubtful. There were no loans rated OAEM, Substandard or Doubtful as of June 30, 2017. Refer to Note 3 to Chattahoochee’s June 30, 2017 unaudited financial statements contained herein for more information.

Management also monitors loans that have been restructured in a troubled debt restructuring (“TDR”). There were no loans modified as TDR loans during 2014, 2015, 2016 or the first or second quarter of 2017.

91

Concentrations of Credit

Chattahoochee makes loans to individuals and businesses in and around Gainesville, Georgia for various personal and commercial purposes. Chattahoochee has a diversified loan portfolio and the borrowers’ ability to repay their loans is not dependent upon any specific economic sector. Chattahoochee monitors concentrations in its customer base using the North American Industry Codes (“NAIC”) describing the industries from which our customers derive their income, and using certain regulatory definitions. As of June 30, 2017 and December 31, 2016, Chattahoochee has concentrations of credit in the industries categorized as real estate rental and leasing, and construction, which by NAIC category comprise over 326% of Tier 1 Capital adjusted for the allowance for loan losses. The Bank also has a concentration in loans collateralized by real estate according to the regulatory definition. Management controls risk inherent in real estate lending through lending policies which set forth guidelines such as appraisal requirements, loan-to-value maximums, and other terms. Management further breaks down lending in the areas of concentration to sub-categories for more detailed tracking and analysis.

Maturity Distribution of Loans

The Bank’s loan portfolio contains a component of adjustable rate loans. As of June 30, 2017, approximately $32,997,000, or 20% of the Bank’s loan portfolio, was variable rate. These loans are generally tied to the prime rate and may or may not have minimum or maximum rates included in the terms.

The following table sets forth the maturity distribution of the Bank’s loans, by type, as of June 30, 2017, as well as the type of interest requirement on loans with maturities greater than one year. For purposes of this table, variable rate loans are included in the period of their final maturity, as opposed to their repricing date.

Maturity Distribution of Loans

	June 30, 2017
	(Dollars in thousands)
	1 Year	1-5	5 Years
	or Less	Years	or More	Total

Loans secured by real estate-construction/development	$16,382	$5,169	$1,732	$23,283
Loans secured by real estate- single family, (1)	—	749	1,904	2,653
Loans secured by real estate- nonfarm, non-residential	23,422	60,903	26,444	110,769
Loans secured by real estate- multifamily	—	6,092	—	6,092
Loans secured by real estate- farmland	—	0	—	0
Commercial and industrial	11,624	5,974	1,589	19,187
Consumer	140	284	—	424
Total	$51,408	$79,171	$31,669	$162,408

Predetermined rate, maturity greater than one year				$105,300

Variable rate, maturity greater than one year				$5,540

1.	This category also includes HELOCs which totaled $2,495,375 as of June 30, 2017.

Investment Securities

The investment portfolio is a significant component of earning assets and a source of liquidity. Total investment securities averaged $15,612,835 in 2016, as compared to $13,791,195 in 2015. At June 30, 2017, our investment portfolio amounted to $16,318,504.

	At June 30,	At December 31,
	2017	2016	2015	2014	2013	2012
(Dollars in thousands)
Available for sale:
Mortgage-backed securities	$16,057	$18,349	$15,237	$12,495	$18,606	$15,500
Corporate bonds	—	—	—	—	575	599
Government sponsored enterprise bonds	—	—	—	—	971	—
Municipal bonds	261	249	—	—	—	—
Small business Administration Pools	—	—	—	—	—	—

Total available for sale	$16,318	$18,598	$15,237	$12,495	$20,152	$16,099
92

Chattahoochee holds other investments at cost as required for membership in the Federal Home Loan Bank of Atlanta (“FHLB”). The investments were as follows:

(Dollars in thousands)	At June 30,	At December 31,
	2017	2016	2015	2014	2013	2012
FHLB Atlanta stock	$521	$905	$874	$679	$577	$599

Investment Securities Maturity Distribution and Yields

The following table shows, at amortized cost, the expected maturities and average yield (computed on a pre-tax basis) of securities held at December 31, 2016:

(Dollars in thousands)
	Within 1 year		After 1 and within 5 Years		After 5 within 10 Years		After 10 years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Available for sale:
Mortgage-backed securities	—	—	—	—	1,080	1.79%	17,249	1.80%

Municipal bonds(1)	—	—	—	—	—	—	270	1.57%
Small business Administration Pools	—	—	—	—	—	—	—	—

Total available for sale	—	—%	$—	—	$1,073	1.79%	$18,599	1.80%

1.	Municipal bonds includes one security in the amount of $270,452 that is a tax-exempt security. The estimated tax equivalent yield is 2.23%, and the security is included in the amounts maturing after 10 years in the above table.

Other than debt securities issued by the U.S. Government or U.S. Government agencies, there were no investments owned by the Bank as of December 31, 2016 or June 30, 2017 of any issuer that exceeded 10% of the Bank’s shareholders’ equity.

Other Short-term Investments

Chattahoochee holds other short-term investments in the form of Federal funds sold and interest-bearing deposits at other banks. These investments averaged $9,414,624 in 2016 and $4,760,949 in 2015. As of June 30, 2017, short-term investments totaled 6,228,944.

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Certificate of Deposit Investments

As of June 30, 2017 and December 31, 2016, Chattahoochee held no certificates of deposit at other banks.

Deposits

The following table sets forth Chattahoochee’s deposits by category:

	At June 30,		At December 31,
		% of		% of		% of		% of
	2017	Total	2016	Total	2015	Total	2014	Total
(Dollars in thousands)
Noninterest bearing	$26,689	16.4%	$25,160	15.8%	$18,031	15.0%	$18,447	19.8%
Interest bearing:
NOW accounts	18,435	11.0%	18,281	11.4%	7,164	5.8%	5,577	6.6%
Money market accounts	53,237	32.5%	52,094	33.3%	61,659	51.7%	44,939	49.5%
Savings	334	0.2%	208	0.1%	226	0.2%	160	0.1%
Time, less than $100,000	17,704	10.4%	16,619	10.8%	6,775	5.8%	5,898	6.6%
Time, Over $100,000, less than 250,000	36,378	22.3%	33,811	21.3%	17,664	14.7%	9,641	11.0%
Time, $250,000 and over	10,394	6.4%	12,160	7.7%	8,664	7.2%	6,391	7.0%
Total deposits	$163,171	100.0%	$158,333	100.0%	$120,183	100.0%	$91,053	100.0%
Total over $100,000	$46,772	28.7%	$45,971	19.0%	$26,328	21.9%	$16,032	17.6%

The following table sets forth Chattahoochee’s average deposits by category:

Average Deposits

	2016		2015		2014		2013
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
(Dollars in thousands)
Noninterest-bearing demand	$22,840	—%	$19,051	—%	$16,319	—%	$13,712	—%
Interest-bearing transaction accounts	16,121	0.36%	6,541	0.21%	4,790	0.21%	4,446	0.18%
Savings and money market	50,054	0.43%	55,211	0.44%	38,066	0.44%	34,251	0.43%
Time deposits	50,587	1.14%	25,549	0.94%	19,101	0.88%	17,199	0.97%
Total average deposits	$139,603	0.72%	$106,352	0.57%	$78,434	0.55%	$69,608	0.58%

The following table sets forth Chattahoochee’s time deposits greater than $100,000 by maturity.

	At June 30, 2017	At December 31, 2016
(Dollars in thousands)
Time deposits of $100,000 or more:
Within 3 months	$6,002	$3,296
After 3 Months through six Months	6,221	4,767
After 6 through 12 months	12,166	12,289
After 12 months	21,785	25,022
Total time deposits of $100,000 or more:	$46,174	$45,374
94

Borrowings

Chattahoochee had a line of credit to borrow funds from the FHLB in the amount of 30% of the Bank’s assets as of June 30, 2017, December 31, 2016, and December 31, 2015. Any funds borrowed from the FHLB are collateralized by a lien on certain of the Bank’s available for sale securities and loans.

As of June 30, 2017, the Bank had borrowed $8,014,215 from the FHLB of Atlanta in two advances. As of December 31, 2016, the Bank had borrowed $17,103,914 in three advances. As of December 31, 2015, the Bank had borrowed $17,546,955 from the FHLB in three advances. The two current advances are scheduled to mature on August 13, 2018 ($3,014,215) and July 25, 2019 ($5,000,000). In March 2017, the Bank prepaid an outstanding FHLB advance in the amount of $9,000,000 without incurring a prepayment penalty. The average rate paid on advances in 2016 was 1.91%. The average rate paid on advances in 2015 was 1.72%. The average rate paid on advances for the six month period ending June 30, 2017 was 1.79%.

Also at December 31, 2016, Chattahoochee had an unused lines of credit totaling $10,500,000 from two unrelated banks. At June 30, 2017, the Bank had $11,800,000 in unused lines of credit from two unrelated banks. These lines of credit are available on an overnight basis for general corporate purposes of the Bank. Each lender reserved the right to withdraw the lines at its option.

Capital Adequacy and Dividends

The following table shows the return on average assets (net income divided by average total assets), return on average equity (net income divided by average equity), equity to assets ratio (average equity divided by average assets), and tangible common equity ratio (total equity less preferred stock divided by total assets) annualized for the six months ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014. Since our inception, we have not paid cash dividends.

	Six months ended June 30, 2017	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014

Return on average assets	0.73%	0.73%	0.52%	1.04%
Return on average equity	6.28%	5.99%	3.60%	5.91%

Equity to assets ratio (average)	11.86%	11.20%	13.21%	16.43%
Tangible common equity ratio	11.86%	11.20%	13.21%	16.43%

Chattahoochee is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

95

Quantitative measures established by regulation to ensure capital adequacy require Chattahoochee to maintain minimum amounts and ratios. In July 2013, federal bank regulatory agencies issued final rules to revise their risk-based capital requirements and the method for calculating risk-weighted assets consistent with agreements that were reached by the Basel Committee on Banking Supervision (“Basel III”). The Basel III rules became effective January 1, 2015 and include transition provisions which implement certain portions of the rules through January 1, 2019. The rules define and quantify minimum thresholds for Common Equity Tier 1 (“CET 1”), total, and Tier 1 capital to risk-weighted assets, and Tier 1 capital to adjusted total assets (“Tier 1 leverage ratio”). The Tier 1 capital of Chattahoochee consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available-for-sale, less certain intangible assets (if applicable), while its CET 1 is comprised of Tier 1 capital, adjusted for certain regulatory deductions and limitations. Its Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The new rules require banks to hold CET 1 capital in excess of minimum risk-based capital ratios by at least 2.5 percent to avoid limits on capital distributions and certain discretionary bonus payments to executive officers. This additional capital or “Capital Conservation Buffer” is being phased in over a five-year period beginning in 2016. The requirement for 2016 was 0.625% and the requirement for 2017 is 1.25%. In addition, risk-weights assigned to various categories of assets were revised effective January 1, 2015. Management believes, as of June 30, 2017 and December 31, 2016 and 2015, that the Bank met all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and ratios and minimum regulatory amounts and ratios established by regulations are set forth below.

	Required		Actual		Excess
(Dollars in thousands)	Amount	%	Amount	%	Amount	%
June 30, 2017
Total Capital (to risk weighted assets)	$14,135	8.0%	$24,826	14.0%	$10,691	6.5%
Tier 1 Capital (to risk weighted assets)	$10,601	6.0%	$23,141	13.1%	$12,540	7.5%
Common Equity Tier 1 Capital	$7,951	4.5%	$23,141	13.1%	$15,191	9.0%
Tier 1 leverage ratio	$7,715	4.0%	$23,141	12.0%	$15,426	8.0%
December 31, 2016
Total Capital (to risk weighted assets)	$13,581	8.0%	$23,979	14.1%	$10,398	8.2%
Tier 1 Capital (to risk weighted assets)	$10,186	6.0%	$22,386	13.2%	$12,200	7.2%
Common Equity Tier 1 Capital	$7,640	4.5%	$22,386	13.2%	$14,746	8.7%
Tier 1 leverage ratio	$7,720	4.0%	$22,386	11.6%	$14,666	7.6%
December 31, 2015
Total Capital (to risk weighted assets)	$11,604	8.0%	$22,380	15.4%	$10,776	7.4%
Tier 1 Capital (to risk weighted assets)	$8,703	6.0%	$21,004	14.5%	$12,301	8.5%
Common Equity Tier 1 Capital	$6,527	4.5%	$21,004	14.5%	$14,477	9.9%
Tier 1 leverage ratio	$5,715	4.0%	$21,004	14.7%	$15,289	10.7%

Liquidity Management

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity management is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets that may be immediately converted into cash at minimal cost (amounts due from banks and Federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within Chattahoochee’s service area. Core deposits (total deposits less time deposits greater than $250,000 and brokered deposits) provide a relatively stable funding base, and were equal to 75% of total assets at December 31, 2016 and 78% at June 30, 2017.

96

Asset liquidity is provided from several sources, including amounts due from banks and Federal funds sold, unpledged securities, and funds from maturing loans. The Bank had $27,907,000 and $39,718,000 in cash and cash equivalents at June 30, 2017 and December 31, 2016, respectively. The Bank has access to a line of credit with the FHLB, which is subject to various conditions and may be terminated at the option of the lender, as an additional source of liquidity funding. The FHLB line of credit is calculated based on 30% of the Bank’s assets, provided that adequate collateral is available for pledging. The line may be used for short or long term funding needs and may be used on a fixed or variable-rate basis. As of June 30, 2017 and December 31, 2016, the Bank had no funds borrowed from the FHLB under the line. At June 30, 2017 and December 31, 2016, approximately $50,316,000 and $42,228,000, respectively, of additional funds were available under the FHLB line provided that eligible collateral is available. The Bank primarily uses loans as collateral. The FHLB has a blanket lien on the loan portfolio. Additional securities with a market value of $18,598,554 and $16,318,504 were unpledged as of December 31, 2016 and June 30, 2017, respectively, and could be used as collateral for borrowings or sold should the Bank require additional funding. Loans in the amount of $24,071,658 as of June 30, 2017 had been identified as eligible collateral for FHLB advances. Chattahoochee also has access to short term lines of credit with an unrelated banks up to $11,800,000 at June 30, 2017. The lines of credit are available on a daily basis for general corporate purposes of the Bank. The lender has reserved the right to withdraw the line at its option. Management believes that the Bank’s overall liquidity sources are adequate to meet its operating needs in the ordinary course of its business.

Off-Balance Sheet Risk

Chattahoochee makes contractual commitments to extend credit in the ordinary course of its business activities. These commitments are legally binding agreements to lend money to customers of the Bank at predetermined interest rates for a specified period of time. At June 30, 2107 and December 31, 2016 and December 31, 2015, unfunded commitments to extend credit were $30,113,987, $22,983,509, and $23,613,103, respectively. Past experience indicates that many of these commitments to extend credit will expire unused and it is unlikely that a large portion would be used in a short period of time. However, through its various sources of liquidity discussed above, the Bank believes that it will have the necessary resources to meet these obligations should the need arise.

In addition to commitments to extend credit, the Bank also issues standby letters of credit which serve as assurances to a third party that it will not suffer a loss if the Bank’s customer fails to meet its contractual obligation to the third party. Standby letters of credit totaled approximately $1,032,000 and $1,036,000 at June 30, 2017 and December 31, 2016, respectively. Past experience indicates that many of these standby letters of credit will expire unused. However, through its various sources of liquidity discussed above, the Bank believes that it will have the necessary resources to meet these obligations should the need arise.

Chattahoochee is not involved in other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or other commitments or significantly impact earnings. The Bank did not maintain any obligations under non-cancelable operating lease agreements at June 30, 2017 or December 31, 2016. The Bank’s contract with a company that provides data and item processing, and ATM network services is currently scheduled to terminate in September 2018. Monthly minimum costs for these services are currently approximately $30,000. Volume-related costs may increase as volume increases.

Refer to Note 10 to Chattahoochee’s 2016 financial statements for additional discussion on these and other commitments and contingencies and financial instruments with off-balance sheet risk.

Impact of Inflation

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation on banks is normally not as significant as is its influence on those businesses that have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Additionally, general increases in the prices of goods and services usually result in increased operating expenses.

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INTERESTS OF CERTAIN PERSONS IN THE MERGER

Interests of executive officers and directors of Chattahoochee in the proposed merger are discussed above under the heading “Proposal No. 1 — The Merger-Interests of the Directors and Officers of Chattahoochee in the Merger”, at page [•].

Beneficial Ownership of Chattahoochee Common Stock

The following table lists the individual beneficial ownership of Chattahoochee common stock, as of August 21, 2017, by Chattahoochee’s current directors and executive officers, by all current directors and executive officers of Chattahoochee as a group, and owners of more than 5% of the outstanding common stock. Other than Ozlem Missy Dimo, Wendell M. Starke, and James A. Walters, Chattahoochee is not aware of any person or entity who beneficially owns more than five percent of Chattahoochee common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, the mailing address for each beneficial owner is care of Chattahoochee Bank of Georgia, Chattahoochee Bank of Georgia, P.O. Box 2397, Gainesville, Georgia 30503.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)

James J. Adams	45,000	29,069	2.67%
Gregory D. Barrett(1)	30,000	62,441	3.33%
C. Brian Daniel	31,000	10,000	1.48%
Ozlem Missy Dimo	205,530	—	7.41%
Robert L. Fowler, Jr.	30,000	17,441	1.71%
Jeffrey D. Gay	50,000	34,883	3.06%
James J. Hough	20,000	23,255	1.56%
Charlie J. Lail, Jr.(2)	37,500	66,802	3.76%
Douglas L. McMahan	80,000	46,511	4.56%
Raleigh T. Robinson	10,000	—	0.36%
William L. Rogers, Jr.	2,500	1,000	0.13%
Stephen W. Starke	32,500	62,441	3.42%
Wendell M. Starke	237,235	174,418	14.84%
All directors and executive officers as a group (13 persons)	811,265	528,261	48.30%

5% shareholders
James. A. Walters	167,235	102,298	9.72%

1.	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, and shares held by spouses and family members unless otherwise indicated in these footnotes.
2.	Represents shares that may be acquired by exercising vested stock options or warrants but does not include any unvested stock options or warrants.
3.	For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, and the shareholders owning more than 5%, this percentage is determined by assuming that each director, executive officer, and 5% shareholder exercises all options or warrants which he or she has the right to acquire, but that no other persons exercise any options or warrants. The calculations are based on 2,142,500 shares of common stock outstanding on [•], 2017 plus the exercise of 630,559 options and warrants.

LEGAL MATTERS

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to Entegra, has provided an opinion as to the legality of the Entegra common stock to be issued in connection with the merger.

98

EXPERTS

The consolidated financial statements of Entegra and its subsidiaries as of December 31, 2016 and 2015, and for the years then ended, incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Chattahoochee and its subsidiaries as of December 31, 2016 and 2015, and for the years then ended, incorporated by reference have been so incorporated in reliance on the report of Mauldin & Jenkins, LLC, independent auditor, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Entegra to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about Entegra and you should read this document together with any other documents incorporated by referenced in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Entegra:

•	Entegra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (which incorporates certain portions of Entegra’s Proxy Statement for the 2017 Annual Meeting);
•	Entegra’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;
•	Entegra’s Current Reports on Form 8-K filed January 19, 2017, February 24, 2017, February 27, 2017, March 23, 2017, April 5, 2017, April 20, 2017, May 2, 2017, May 19, 2017, June 27, 2017, July 20, 2017, and August 21, 2017;
•	The description of Entegra common stock set forth in its Registration Statement filed on Form S-3 on May 22, 2017 and any amendment or report filed for the purpose of updating such description; and
•	All other reports filed by Entegra pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2016 and prior to the date of the special meeting of the Chattahoochee shareholders.

In addition, Entegra is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the date of the special meeting of the Chattahoochee shareholders, provided, however, that Entegra is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

Entegra files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Entegra files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information”.

All information concerning Entegra and its subsidiaries has been furnished by Entegra, and all information concerning Chattahoochee has been furnished by Chattahoochee. You should rely only on the information contained or incorporated by reference in these materials in making a decision to vote on the merger agreement. No person has been authorized to provide you with information that is different from that contained in these materials.

These materials are dated [•], 2017. You should not assume that the information contained in these materials is accurate as of any date other than such date, and neither the mailing of these materials to shareholders nor the issuance of Entegra common stock in the merger shall create any implication to the contrary.

These materials do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of these materials nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Entegra or Chattahoochee since the date hereof, or that the information herein is correct as of any time subsequent to its date.

99

CHATTAHOOCHEE BANK OF GEORGIA INTERIM FINANCIAL REPORT JUNE 30, 2017 (UNAUDITED)

F-1

CHATTAHOOCHEE BANK OF GEORGIA

INTERIM FINANCIAL REPORT

JUNE 30, 2017

(UNAUDITED)

table of contents

Page
FINANCIAL STATEMENTS

Balance sheets	F-3
Statements of income	F-4
Statements of comprehensive income	F-5
Statements of stockholders’ equity	F-6
Statements of cash flows	F-7
Notes to financial statements	F-8 to F-29

F-2

CHATTAHOOCHEE BANK OF GEORGIA

BALANCE SHEETS

JUNE 30, 2017 AND DECEMBER 31, 2016

	June 30, 2017	December 31,
Assets	(Unaudited)	2016

Cash and due from banks	$5,358,830	$5,434,349
Interest-bearing deposits in banks	6,228,944	5,084,818
Federal funds sold	—	11,000,000
Securities available for sale	16,318,504	18,598,554
Federal Home Loan Bank stock	521,200	905,000

Loans, net of unearned income	162,408,422	152,828,295
Less allowance for loan losses	1,684,672	1,593,456
Loans, net	160,723,750	151,234,839

Premises and equipment, net	3,980,589	4,044,130
Other assets	1,347,857	1,474,175

Total assets	$194,479,674	$197,775,865

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$26,688,916	$25,159,564
Interest-bearing	136,482,533	133,173,440
Total deposits	163,171,449	158,333,004
Federal Home Loan Bank advances	8,014,215	17,103,914
Other liabilities	236,195	201,857
Total liabilities	171,421,859	175,638,775

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $5.00; 20,000,000 shares authorized, 2,142,500 issued and outstanding	10,712,500	10,712,500
Surplus	13,019,017	12,974,330
Accumulated deficit	(590,119)	(1,300,603)
Accumulated other comprehensive loss	(83,583)	(249,137)
Total stockholders’ equity	23,057,815	22,137,090

Total liabilities and stockholders’ equity	$194,479,674	$197,775,865

See Notes to Financial Statements.

F-3

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF INCOME

PERIODS ENDED JUNE 30, 2017 AND 2016

(UNAUDITED)

	2017	2016
Interest income:
Loans, including fees	$3,816,331	$3,333,204
Taxable securities	199,188	171,389
Federal funds sold and deposits in banks	48,775	13,863
Total interest income	4,064,294	3,518,456

Interest expense:
Deposits	518,391	359,081
Federal Home Loan Bank advances and federal funds purchased	108,099	175,319
Total interest expense	626,490	534,400

Net interest income	3,437,804	2,984,056
Provision for loan losses	91,216	133,259
Net interest income after provision for loan losses	3,346,588	2,850,797

Other income:
Service charges on deposit accounts	25,627	28,020
Other service charges and fees	26,961	24,635
Net gains on sale of securities available for sale	27,290	—
Total other income	79,878	52,655

Other expenses:
Salaries and employee benefits	1,427,460	1,338,675
Occupancy and equipment expenses	163,555	167,303
Other operating expenses	708,627	523,584
Total other expenses	2,299,642	2,029,562

Income before income tax expense	1,126,824	873,890

Income tax expense	416,340	322,567

Net income	$710,484	$551,323

Basic and diluted earnings per share	$0.33	$0.26

See Notes to Financial Statements.

F-4

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF COMPREHENSIVE INCOME

PERIODS ENDED JUNE 30, 2017 AND 2016

(UNAUDITED)

	2017	2016

Net income	$710,484	$551,323

Other comprehensive income:
Unrealized holding gains on securities arising during period net of tax	192,844	112,727
Reclassification adjustment for net gains realized in net income net of tax	(27,290)	—

Other comprehensive income	165,554	112,727

Comprehensive income	$876,038	$664,050

See Notes to Financial Statements.

F-5

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF STOCKHOLDERS’ EQUITY

PERIODS ENDED JUNE 30, 2017 AND DECEMBER 31, 2016

(UNAUDITED)

							Accumulated
							Other	Total
	Preferred Stock		Common Stock			Accumulated	Comprehensive	Stockholders’
	Shares	Par Value	Shares	Par Value	Surplus	Deficit	Income (Loss)	Equity

Balance, December 31, 2015	—	$—	2,142,500	$10,712,500	$12,897,850	$(2,606,944)	$(14,780)	$20,988,626
Net income	—	—	—	—	—	1,306,341	—	1,306,341
Stock-based compensation	—	—	—	—	76,480	—	—	76,480
Other comprehensive loss	—	—	—	—	—	—	(234,357)	(234,357)
Balance, December 31, 2016	—	—	2,142,500	10,712,500	12,974,330	(1,300,603)	(249,137)	22,137,090
Net income	—	—	—	—	—	710,484	—	710,484
Stock-based compensation	—	—	—	—	44,687	—	—	44,687
Other comprehensive income	—	—	—	—	—	—	165,554	165,554
Balance, June 30, 2017	—	$—	2,142,500	$10,712,500	$13,019,017	$(590,119)	$(83,583)	$23,057,815

See Notes to Financial Statements.

F-6

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF CASH FLOWS

PERIODS ENDED JUNE 30, 2017 AND 2016

(UNAUDITED)

	2017	2016
OPERATING ACTIVITIES
Net income	$710,484	$551,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70,961	74,335
Provision for loan losses	91,216	133,259
Amortization and accretion of securities available for sale	71,948	72,315
Net realized gain on the sales of securities available for sale	(27,290)	—
(Increase) decrease in interest receivable	23,059	(9,652)
Increase (decrease) in interest payable	(28,869)	34,770
Stock-based compensation	44,687	37,118
Net other operating activities	131,756	100,192

Net cash provided by operating activities	1,087,952	993,660

INVESTING ACTIVITIES
Purchases of securities available for sale	(1,010,000)	—
Proceeds from sales of securities available for sale	1,722,711	—
Proceeds from maturities, calls, and paydowns of securities available for sale	1,715,525	1,214,336
(Purchases) redemptions of Federal Home Loan Bank stock	383,800	(31,200)
Net increase in interest-bearing deposits in banks	(1,144,126)	(454,343)
Net (increase) decrease in federal funds sold	11,000,000	(11,675,000)
Net increase in loans	(9,580,127)	(13,571,283)

Net cash provided by (used in) investing activities	3,087,783	(24,517,490)

FINANCING ACTIVITIES
Net increase in deposits	4,838,445	24,759,836
Net decrease in Federal Home Loan Bank advances	(9,089,699)	(287,687)

Net cash provided by (used in) financing activities	(4,251,254)	24,472,149

Net increase (decrease) in cash and due from banks	(75,519)	948,319

Cash and due from banks at beginning of year	5,434,349	4,756,582

Cash and due from banks at end of year	$5,358,830	$5,704,901

SUPPLEMENTAL DISCLOSURE
Cash paid for:
Interest	$655,359	$499,630

See Notes to Financial Statements.

F-7

CHATTAHOOCHEE BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Chattahoochee Bank of Georgia (the “Bank”) is a state chartered commercial bank located in Gainesville, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Hall County and surrounding counties.

Basis of Presentation and Accounting Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary impairments of securities, the valuation of deferred tax assets, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Cash, Due From Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection, and due from banks. Cash flows from interest-bearing deposits in banks, loans, federal funds sold, deposits, and Federal Home Loan Bank advances are reported net.

Securities

Securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Bank evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if an entity does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

F-8

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank Stock

The Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (FHLB). Based on redemption provisions of the entity, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in this stock.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on the originated loans and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs of consumer and installment loans, are recognized at the time the loan is placed on the books. Loan origination fees for all other loans are deferred and recognized as an adjustment of the yield over the life of the loan using the straight-line method.

The Bank classifies all loans as past due when the payment of principal and interest based upon contractual terms is greater than 30 days delinquent. The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis or cost-recovery method, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

Charge-offs on commercial and real estate loans are recorded when available information confirms the loan is not fully collectible and the loss is reasonably quantifiable. Consumer loans are subject to mandatory charge-off at a specified delinquency date consistent with regulatory guidelines.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, will be credited to the allowance.

F-9

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are any significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Bank obtains updated valuations on non-performing loans on at least an annual basis. The general component covers unimpaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics. Certain portions of the allowance are attributed to loan pools based on various factors and analyses including, but not limited to, current and historical loss experience trends and levels of problem credits, current economic conditions, and changes in product mix and underwriting.

Management considers the current level of allowance for loan losses adequate to absorb losses inherent in the loan portfolio. Management’s determination of the adequacy for loan losses, which is based on the factors and identification procedures described above, requires the use of judgments and estimations that may change in the future. Changes in the factors used by management to determine the adequacy of the allowance or the availability of new information could cause the allowance for loan losses to be adjusted in future periods.

Restructurings

The Bank designates loan modifications as troubled debt restructurings (“TDRs”) when, for economic or legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Bank typically classifies these restructurings as nonaccrual.

F-10

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructurings (Continued)

In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s current capacity to pay, which among other things may include a review of the borrower’s current financial statements, an analysis of global cash flow sufficient to pay all debt obligations, a debt to income analysis, and an evaluation of secondary sources of payment from the borrower and any guarantors. This evaluation also includes an evaluation of the borrower’s current willingness to pay, which may include a review of past payment history, an evaluation of the borrower’s willingness to provide information on a timely basis, and consideration of offers from the borrower to provide additional collateral or guarantor support. The credit evaluation also reflects consideration of the borrower’s future capacity and willingness to pay, which may include evaluation of cash flow projections, consideration of the adequacy of collateral to cover all principal and interest, and trends indicating improving profitability and collectability of receivables.

Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $9,000 and $12,000 for 2017 and 2016, respectively.

F-11

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance (FASB ASC 740, Income Taxes). This guidance sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock Compensation Plans

Stock compensation accounting guidance (FASB ASC 718, Compensation - Stock Compensation) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options.

F-12

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. The weighted average number of shares outstanding for the period ended June 30, 2017 and year ended December 31, 2016 was equal to the number of shares sold in the Bank’s initial stock offering, or 2,142,500. Potential common shares did not have a dilutive effect on earnings per share. Potential common shares consist of stock options and warrants.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTE 2.	SECURITIES

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2017:
State and county municipals	$268,081	$—	$(7,117)	$260,964
Mortgage-backed GSE residential	16,177,064	22,298	(141,822)	16,057,540
Total debt securities	$16,445,145	$22,298	$(148,939)	$16,318,504

December 31, 2016:
State and county municipals	$270,452	$—	$(21,343)	$249,109
Mortgage-backed GSE residential	18,705,584	5,081	(361,220)	18,349,445
Total debt securities	$18,976,036	$5,081	$(382,563)	$18,598,554
F-13

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

The amortized cost and fair value of debt securities as of June 30, 2017 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in more than ten years	$268,081	$260,964
Mortgage-backed	16,177,064	16,057,540
	$16,445,145	$16,318,504

Securities with a carrying value of $0 and $422,407 at June 30, 2017 and December 31, 2016, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Gains and losses on sales of securities available for sale consist of the following:

	Periods Ended June 30,
	2017	2016
Gross gains	$27,290	$—
Gross losses	—	—
Net realized gains	$27,290	$—

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2017 and December 31, 2016.

Available for sale securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Unrealized Losses
June 30, 2017:
State and county municipals	$260,964	$(7,117)	$—	$—	$(7,117)
Mortgage-backed GSE residential	12,653,015	(141,822)	—	—	(141,822)
Total	$12,913,979	$(148,939)	$—	$—	$(148,939)

December 31, 2016:
State and county municipals	$249,109	$(21,343)	$—	$—	$(21,343)
Mortgage-backed GSE residential	17,246,858	(361,220)	—	—	(361,220)
Total	$17,495,967	$(382,563)	$—	$—	$(382,563)
F-14

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

State and county municipal securities. The unrealized loss on the Bank’s investment in one state and county municipal security was caused by interest rate increases. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank does not intend to sell the investment and it is not more likely than not that the Bank will be required to sell the investment before recovery of its amortized cost basis, which may be maturity, the Bank does not consider this investment to be other-than-temporarily impaired at June 30, 2017.

GSE residential mortgage-backed securities. The unrealized losses on the Bank’s investments in thirteen GSE mortgage-backed securities were caused by interest rate increases. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank does not intend to sell the investments and it is not more likely than not that the Bank will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at June 30, 2017.

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES

Portfolio Segmentation

The composition of loans is summarized as follows:

	June 30, 2017	December 31, 2016
Real estate mortgages:
Construction and land development	$26,712,472	$24,629,659
1-4 family	13,277,253	11,626,757
Commercial	96,355,356	88,984,993
Other	6,091,636	8,188,463
Commercial	19,650,070	18,730,365
Consumer and other	425,753	740,204
	162,512,540	152,900,441
Net deferred loan fees	(104,118)	(72,146)
Allowance for loan losses	(1,684,672)	(1,593,456)
Loans, net	$160,723,750	$151,234,839

F-15

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Portfolio Segmentation (Continued)

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. The three loan portfolio segments are real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family, commercial, and other. The commercial loans segment and consumer and other loans segment have not been further disaggregated into classes.

The following describe risk characteristics relevant to each of the portfolio segments:

Real estate - As discussed below, the Bank offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Loans for real estate construction and land development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This segment includes non-farm land loans and commercial real estate construction loans whereby properties (owner-occupied and non-owner occupied) are currently under construction. Upon completion of construction, these loans may be refinanced into commercial real estate loans and migrate to the “commercial” segment described below. This segment also includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.
•	1-4 family real estate loans are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property. 1-4 family closed-end loans and home equity lines of credit are included in this class.
•	Commercial real estate loans include owner-occupied commercial real estate loans and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. Real estate loans for income-producing properties such as office and industrial buildings and retail shopping centers are repaid from rental income derived from the properties.

•	Other real estate loans include real estate loans secured by farmland, multifamily properties such as apartment buildings and other miscellaneous properties. These loans are repaid by various means such as the borrower’s income, sale of the property, or rental income derived from the property.

Commercial - The commercial loan portfolio segment includes commercial and financial loans. These loans include loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrower’s business operations.

Consumer and other - The consumer and other loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans, and educational loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

F-16

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management

The Chief Credit Officer and the management team as a whole are actively involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Bank has taken a number of measures to manage the portfolios and reduce risk.

The Bank employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios, including a complete review of all commercial relationships over $100,000 on an annual basis or more frequently as needed. To insure problem credits are identified on a timely basis, several specific portfolio reviews occur each quarter to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.

The following tables detail the change in the allowance for loan losses for the periods ended June 30, 2017 and June 30, 2016 by portfolio segment.

	Real Estate	Commercial	Consumer	Total
June 30, 2017:
Allowance for loan losses:
Balance, beginning of period	$1,396,998	$189,130	$7,328	$1,593,456
Provision for loan losses	79,970	10,827	419	91,216
Loans charged-off	—	—	—	—
Recoveries	—	—	—	—
Ending balance	$1,476,968	$199,957	$7,747	$1,684,672
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,476,968	$199,957	$7,747	$1,684,672

Loans:
Ending balance	$142,436,717	$19,650,070	$425,753	$162,512,540
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$142,436,717	$19,650,070	$425,753	$162,512,540

F-17

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

June 30, 2016:	Real Estate	Commercial	Consumer	Total
Allowance for loan losses:
Balance, beginning of period	$1,177,837	$189,914	$8,321	$1,376,072
Provision for loan losses	114,062	18,391	806	133,259
Loans charged-off	—	—	—	—
Recoveries	—	—	—	—
Ending balance	$1,291,899	$208,305	$9,127	$1,509,331
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,291,899	$208,305	$9,127	$1,509,331

Loans:
Ending balance	$127,039,730	$17,019,826	$1,223,631	$145,283,187
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$127,039,730	$17,019,826	$1,223,631	$145,283,187

The following tables present credit quality indicators for the loan portfolio segments and classes as of June 30, 2017 and December 31, 2016. These categories are utilized to develop the associated allowance for loan losses using historical losses adjusted for current economic conditions and other qualitative factors and are defined as follows:

•	Pass - includes obligations with low or average risk qualities where the probability of default is considered low.

•	OAEM (Other Assets Especially Mentioned) - includes obligations with potential weaknesses, which may, if not checked and corrected, weaken the collateral or inadequately protect the bank’s credit position at some future date. These loans may require resolution of the specific pending events before associated risk can be properly evaluated.
•	Substandard - includes obligations which are inadequately protected by the present, sound net worth and paying capacity of the borrower or the collateral pledged. The credit risk in this situation relates to the possibility that some loss of principal or interest may occur if deficiencies are not promptly corrected. In instances in which the collateral market value does not exceed the outstanding loan balance but a loss has not been confirmed, specific reserves will be established for the deficiency in the allowance for loan losses.
•	Doubtful - includes obligations that are not presently protected by the current sound worth or paying capacity of the borrower or by means of the collateral pledged to the extent that a substantial amount of the principal may be lost if immediate actions to protect the Bank’s position are not taken. Identifiable losses are calculated by taking the loan amount and subtracting the value of any collateral.
F-18

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

The following tables summarize by risk category the Bank’s loan portfolio based upon the most recent analysis performed as of June 30, 2017 and December 31, 2016:

	Pass	OAEM	Substandard	Doubtful	Total
June 30, 2017:
Real estate mortgages:
Construction and land development	$26,712,472	$—	$—	$—	$26,712,472
1-4 family	13,277,253	—	—	—	13,277,253
Commercial	96,355,356	—	—	—	96,355,356
Other	6,019,636	—	—	—	6,019,636
Commercial	19,650,070	—	—	—	19,650,070
Consumer and other	425,753	—	—	—	425,753
Total:	$162,512,540	$—	$—	$—	$162,512,540

December 31, 2016:
Real estate mortgages:
Construction and land development	$24,629,659	$—	$—	$—	$24,629,659
1-4 family	11,626,757	—	—	—	11,626,757
Commercial	88,346,052	638,941	—	—	88,984,993
Other	8,188,463	—	—	—	8,188,463
Commercial	18,730,365	—	—	—	18,730,365
Consumer and other	740,204	—	—	—	740,204
Total:	$152,261,500	$638,941	$—	$—	$152,900,441

Past Due Loans

The following tables are an aging analysis of days past due for each portfolio class as of June 30, 2017 and December 31, 2016:

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
June 30, 2017:
Real estate mortgages:
Construction and land development	$26,712,472	$—	$—	$—	$—	$26,712,472
1-4 family	13,277,253	—	—	—	—	13,277,253
Commercial	96,355,356	—	—	—	—	96,355,356
Other	6,091,636	—	—	—	—	6,091,636
Commercial	19,650,070	—	—	—	—	19,650,070
Consumer and other	425,753	—	—	—	—	425,753
Total:	$162,512,540	$—	$—	$—	$—	$162,512,540

F-19

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due Loans (Continued)

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
December 31, 2016:
Real estate mortgages:
Construction and land development	$24,629,659	$—	$—	$—	$—	$24,629,659
1-4 family	11,626,757	—	—	—	—	11,626,757
Commercial	88,984,993	—	—	—	—	88,984,993
Other	8,188,463	—	—	—	—	8,188,463
Commercial	18,730,365	—	—	—	—	18,730,365
Consumer and other	740,204	—	—	—	—	740,204
Total:	$152,900,441	$—	$—	$—	$—	$152,900,441

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. There were no impaired loans as of June 30, 2017 and December 31, 2016.

Troubled Debt Restructurings

At June 30, 2017 and December 31, 2016, impaired loans included loans that were classified as Troubled Debt Restructurings “TDRs.” The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Bank considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the debtor is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the debtor has declared or is in the process of declaring bankruptcy and (iv) the debtor’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

F-20

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Troubled Debt Restructurings (Continued)

The Bank considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Bank include the debtor’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Bank generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan. A loan is placed back on accrual status when both principal and interest are current and it is probable that we will be able to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

There were no loans modified as a TDR during the period ended June 30, 2017 or year ended December 31, 2016.

Related Party Loans

In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the period ended June 30, 2017 and year ended December 31, 2016 are as follows:

	June 30, 2017	December 31, 2016
Balance, beginning of period	$8,061,892	$6,642,801
Advances	104,000	1,957,485
Repayments	(625,750)	(1,455,580)
Changes in related parties	—	917,186
Balance, end of period	$7,540,142	$8,061,892

F-21

NOTES TO FINANCIAL STATEMENTS

NOTE 4.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	June 30, 2017	December 31, 2016

Land	$1,242,996	$1,242,996
Buildings	3,293,577	3,293,577
Furniture and equipment	717,118	709,698
	5,253,691	5,246,271
Accumulated depreciation	(1,273,102)	(1,202,141)
	$3,980,589	$4,044,130

NOTE 5.	DEPOSITS

There were $10,393,667 and $12,160,302 of time deposits in denominations of $250,000 or more at June 30, 2017 and December 31, 2016, respectively. The scheduled maturities of time deposits at June 30, 2017 are as follows:

Twelve months or less	$32,895,889
Over twelve months to three years	25,776,811
Over three years	5,200,980
$63,873,680

Overdraft demand deposits reclassified to loans totaled $2,898 and $530 at June 30, 2017 and December 31, 2016, respectively.

The Bank had brokered deposits at June 30, 2017 and December 31, 2016 of $613,749 and $612,953, respectively.

F-22

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	FEDERAL HOME LOAN BANK

Advances:

Federal Home Loan Bank advances consist of the following:

	June 30, 2017	December 31, 2016
Principal reducing credit, interest rate of 2.31% at June 30, 2017, due August 13, 2018	$3,014,215	$3,103,914
Fixed rate hybrid, interest rate of 1.53% at June 30, 2017, due July 25, 2019	5,000,000	5,000,000
Fixed rate hybrid, interest rate of 2.02% at December 31, 2016, due April 17, 2020	—	9,000,000
	$8,014,215	$17,103,914

The FHLB advances are secured by certain qualifying loans of approximately $31,711,000 and FHLB stock totaling $521,200.

Contractual maturities of Federal Home Loan Bank advances as of December 31, 2016 are as follows:

2017	$90,721
2018	2,923,494
2019	5,000,000
$8,014,215

The Bank’s total credit availability with the FHLB is approximately 30% of total assets.

NOTE 7.	LINES OF CREDIT

At June 30, 2017, the Bank had unused lines of credit totaling approximately $11,800,000, which represent credit for overnight borrowings from correspondent financial institutions.

F-23

NOTES TO FINANCIAL STATEMENTS

NOTE 8.	STOCK-BASED COMPENSATION

The Bank has a stock option plan under which the Bank may grant options to its employees, directors, and other key persons to purchase up to 300,000 shares of common stock. Options are granted at prices equal to the fair market value of the shares at the date of grant and are exercisable as determined by the Plan’s committee. The options expire ten years from the date of grant. Other pertinent information related to the options is as follows:

	June 30, 2017		December 31, 2016
	Number	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price
Under option, beginning of year	196,250	$10.01	191,250	$10.00
Granted	5,000	10.44	5,000	10.26
Exercised	—	—	—	—
Forfeited	—	—	—	—
Under option, end of period	201,250	$10.02	196,250	$10.01
Exercisable, end of period	163,750	$10.00	162,917	$10.00

Information pertaining to options outstanding at June 30, 2017 is as follows:

	Number	Price Range	Weighted- Average Remaining Contractual Life in Years

Under option, end of year	201,250	10.00 – 10.44	3.35
Exercisable, end of year	163,750	10.00	2.13

In connection with the Bank’s formation and initial offering, warrants were issued to incorporating directors. The warrants were issued as of November 3, 2008 and are exercisable for a period of ten years following issuance at the initial offering price of $10 per share. Rights to purchase 500,000 shares were granted to the incorporating directors. The warrants vest with respect to one-third (1/3) of the warrant shares on each anniversary date following November 3, 2008. At December 31, 2016 and 2015, 500,000 warrants were exercisable.

The Bank recognized stock-based compensation expense of $44,687 and $37,118 for the periods ended June 30, 2017 and 2016, respectively. At June 30, 2017, there was approximately $127,000 of unrecognized compensation cost related to nonvested stock-based payments, which is expected to be recognized through February 2020.

NOTE 9.	PROFIT SHARING PLAN

The Bank has a 401(k) employee profit sharing plan available to all eligible employees, subject to certain minimum age and service requirements. There was $40,955 and $44,204 of contributions expensed for the periods ended June 30, 2017 and 2016, respectively.

F-24

NOTES TO FINANCIAL STATEMENTS

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Bank’s exposure to credit loss is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the Bank’s commitments is as follows:

	June 30, 2017	December 31, 2016

Commitments to extend credit	$30,113,987	$22,983,509
Financial standby letters of credit	1,032,000	1,036,000
	$31,145,987	$24,019,509

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing properties.

At June 30, 2017 and December 31, 2016, the carrying amount of liabilities related to the Bank’s obligation to perform under financial standby letters of credit was insignificant. The Bank has not been required to perform on any financial standby letters of credit, and the Bank has not incurred any losses on financial standby letters of credit for the period ended June 30, 2017 and year ended December 31, 2016.

Contingencies

In the normal course of business, the Bank may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Bank’s financial statements.

NOTE 11.	CONCENTRATIONS OF CREDIT RISK

The Bank originates primarily commercial, commercial real estate, and residential real estate loans to customers in Hall County and surrounding counties. The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in the metropolitan Atlanta area.

F-25

NOTES TO FINANCIAL STATEMENTS

NOTE 11.	CONCENTRATIONS OF CREDIT RISK (Continued)

Eighty-eight percent of the Bank’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Bank’s primary market area. Accordingly, the ultimate collectability of the loan portfolio is susceptible to changes in market conditions in the Bank’s primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

NOTE 12.	REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At June 30, 2017, no dividends could be declared without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Federal and state banking agencies adopted regulations that substantially amended the capital regulations to implement the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act.

Effective January 1, 2015 (with some changes transitioned into full effectiveness over two to four years), the Bank became subject to the new capital requirements. These new requirements create a new required ratio for common equity Tier 1 capital, increase the Tier 1 capital ratios, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses.

In addition to the minimum common equity Tier 1, Tier 1 and total capital ratios, the Bank will have to maintain a capital conservation buffer consisting of additional common equity Tier 1 capital greater than 2.5% to risk weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained income that could be utilized for such actions. This new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented in January 2019.

Under the new standards, the minimum capital ratios to be considered adequately-capitalized are: (1) common equity Tier 1 capital ratio of 4.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 6.0% of risk-weighted assets (increased from 4.0%), (3) a total capital ratio of 8.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 4.0% (unchanged).

F-26

NOTES TO FINANCIAL STATEMENTS

NOTE 12.	REGULATORY MATTERS (Continued)

In addition, under the new standards, the minimum capital ratios to be considered well-capitalized are: (1) common equity Tier 1 capital ratio of 6.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 8.0% of risk-weighted assets (increased from 6.0%), (3) a total capital ratio of 10.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 5.0% (unchanged).

Management believes, as of June 30, 2017, the Bank met all capital adequacy requirements to which it is subject.

As of June 30, 2017, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table:

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
June 30, 2017:
Total Capital to Risk Weighted Assets	$24,826	14.05%	$14,135	8.00%	$17,668	10.00%
Tier I Capital to Risk Weighted Assets	$23,141	13.10%	$10,601	6.00%	$14,135	8.00%
Common Equity Tier I Capital to Risk Weighted Assets	$23,141	13.10%	$7,951	4.50%	$11,484	6.50%
Tier I Capital to Average Assets	$23,141	12.00%	$7,715	4.00%	$9,644	5.00%

December 31, 2016:
Total Capital to Risk Weighted Assets	$23,979	14.12%	$13,581	8.00%	$16,977	10.00%
Tier I Capital to Risk Weighted Assets	$22,386	13.19%	$10,186	6.00%	$13,581	8.00%
Common Equity Tier I Capital to Risk Weighted Assets	$22,386	13.19%	$7,640	4.50%	$11,035	6.50%
Tier I Capital to Average Assets	$22,386	11.60%	$7,720	4.00%	$9,651	5.00%

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

F-27

NOTES TO FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Determination of Fair Value (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

Assets Measured at Fair Value on a Recurring Basis

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available for Sale Securities

Where quoted market prices are available in an active market, securities are classified within level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include GSEs, mortgage-backed GSE residential securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. In certain cases where level 1 or level 2 inputs are not available, securities are classified within level 3 of the hierarchy.

F-28

NOTES TO FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Recurring Basis (Continued)

The following tables present financial assets measured at fair value on a recurring basis:

Fair Value Measurements at June 30, 2017
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	June 30, 2017	(Level 1)	(Level 2)	(Level 3)
Available for sale securities	$16,318,504	$—	$16,318,504	$—

Fair Value Measurements at December 31, 2016
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	December 31, 2016	(Level 1)	(Level 2)	(Level 3)
Available for sale securities	$18,598,554	$—	$18,598,554	$—

Assets Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances, management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. There were no assets measured at fair value on a nonrecurring basis as of June 30, 2017 and December 31, 2016.

F-29

CHATTAHOOCHEE BANK
OF GEORGIA

FINANCIAL REPORT

DECEMBER 31, 2016

F-30

CHATTAHOOCHEE BANK OF GEORGIA

FINANCIAL REPORT

DECEMBER 31, 2016

table of contents

Page

INDEPENDENT AUDITOR’S REPORT	F-32

FINANCIAL STATEMENTS

Balance sheets	F-33
Statements of income	F-34
Statements of comprehensive income	F-35
Statements of stockholders’ equity	F-36
Statements of cash flows	F-37
Notes to financial statements	F-38 - F-61

F-31

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

Chattahoochee Bank of Georgia

Gainesville, Georgia

We have audited the accompanying financial statements of Chattahoochee Bank of Georgia, which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chattahoochee Bank of Georgia as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia

February 8, 2017

200 GALLERIA PARKWAY S.E., SUITE 1700 • ATLANTA, GA 30339-5946 • 770-955-8600 • 800-277-0080 • FAX 770-980-4489 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants • RSM International

F-32

CHATTAHOOCHEE BANK OF GEORGIA

BALANCE SHEETS
DECEMBER 31, 2016 AND 2015

Assets	2016	2015

Cash and due from banks	$5,434,349	$4,756,582
Interest-bearing deposits in banks	5,084,818	258,078
Federal funds sold	11,000,000	2,105,000
Securities available for sale	18,598,554	15,237,459
Federal Home Loan Bank stock	905,000	873,800

Loans, net of unearned income	152,828,295	131,612,377
Less allowance for loan losses	1,593,456	1,376,072
Loans, net	151,234,839	130,236,305

Premises and equipment, net	4,044,130	4,152,359
Other assets	1,474,175	1,268,597

Total assets	$197,775,865	$158,888,180

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$25,159,564	$18,031,250
Interest-bearing	133,173,440	102,151,504
Total deposits	158,333,004	120,182,754
Federal Home Loan Bank advances	17,103,914	17,546,955
Other liabilities	201,857	169,845
Total liabilities	175,638,775	137,899,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $5.00; 20,000,000 shares authorized, 2,142,500 issued and outstanding	10,712,500	10,712,500
Surplus	12,974,330	12,897,850
Accumulated deficit	(1,300,603)	(2,606,944)
Accumulated other comprehensive loss	(249,137)	(14,780)
Total stockholders’ equity	22,137,090	20,988,626

Total liabilities and stockholders’ equity	$197,775,865	$158,888,180

See Notes to Financial Statements.

F-33

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
Interest income:
Loans, including fees	$7,028,065	$5,293,100
Taxable securities	340,550	316,926
Federal funds sold and deposits in banks	44,835	11,702
Total interest income	7,413,450	5,621,728

Interest expense:
Deposits	844,375	495,002
Federal Home Loan Bank advances and federal funds purchased	343,878	291,816
Total interest expense	1,188,253	786,818

Net interest income	6,225,197	4,834,910
Provision for loan losses	217,384	349,622
Net interest income after provision for loan losses	6,007,813	4,485,288

Other income:
Service charges on deposit accounts	60,635	53,042
Other service charges and fees	50,260	41,044
Net gains on sale of securities available for sale	—	62,576
Total other income	110,895	156,662

Other expenses:
Salaries and employee benefits	2,727,494	2,357,476
Occupancy and equipment expenses	328,130	321,907
Other operating expenses	991,510	886,197
Total other expenses	4,047,134	3,565,580

Income before income tax expense	2,071,574	1,076,370

Income tax expense	765,233	331,916

Net income	$1,306,341	$744,454

Basic and diluted earnings per share	$0.61	$0.35

See Notes to Financial Statements.

F-34

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Net income	$1,306,341	$744,454

Other comprehensive loss:
Unrealized holding losses on securities arising during period net of tax benefit of $(120,731) and $(28,890), respectively	(234,357)	(93,859)
Reclassification adjustment for net gains realized in net income net of tax of $0 and $21,276, respectively	—	(83,852)

Other comprehensive loss	(234,357)	(177,711)

Comprehensive income	$1,071,984	$566,743

See Notes to Financial Statements.

F-35

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2016 AND 2015

							Accumulated
							Other	Total
	Preferred Stock		Common Stock			Accumulated	Comprehensive	Stockholders’
	Shares	Par Value	Shares	Par Value	Surplus	Deficit	Income (Loss)	Equity

Balance, December 31, 2014	—	$—	2,142,500	$10,712,500	$12,873,046	$(3,351,398)	$162,931	$20,397,079
Net income	—	—	—	—	—	744,454	—	744,454
Stock-based compensation	—	—	—	—	24,804	—	—	24,804
Other comprehensive loss	—	—	—	—	—	—	(177,711)	(177,711)
Balance, December 31, 2015	—	—	2,142,500	10,712,500	12,897,850	(2,606,944)	(14,780)	20,988,626
Net income	—	—	—	—	—	1,306,341	—	1,306,341
Stock-based compensation	—	—	—	—	76,480	—	—	76,480
Other comprehensive loss	—	—	—	—	—	—	(234,357)	(234,357)
Balance, December 31, 2016	—	$—	2,142,500	$10,712,500	$12,974,330	$(1,300,603)	$(249,137)	$22,137,090

See Notes to Financial Statements.

F-36

CHATTAHOOCHEE BANK OF GEORGIA

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
OPERATING ACTIVITIES
Net income	$1,306,341	$744,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	146,214	142,692
Provision for loan losses	217,384	349,622
Amortization and accretion of securities available for sale	167,381	134,784
Net realized gain on the sales of securities available for sale	—	(62,576)
Increase in interest receivable	(83,444)	(103,312)
Increase in interest payable	55,202	56,569
Stock-based compensation	76,480	24,804
Deferred taxes	(9,285)	(18,513)
Net other operating activities	(15,308)	219

Net cash provided by operating activities	1,860,965	1,268,743

INVESTING ACTIVITIES
Purchases of securities available for sale	(6,873,459)	(11,319,076)
Proceeds from sales of securities available for sale	—	6,346,391
Proceeds from maturities, calls, and paydowns of securities available for sale	2,989,895	1,973,067
Purchases of Federal Home Loan Bank stock	(31,200)	(194,700)
Net (increase) decrease in interest-bearing deposits in banks	(4,826,740)	36,202
Net (increase) decrease in federal funds sold	(8,895,000)	2,060,000
Net increase in loans	(21,215,918)	(34,453,113)
Purchase of premises and equipment	(37,985)	(19,713)

Net cash used in investing activities	(38,890,407)	(35,570,942)

FINANCING ACTIVITIES
Net increase in deposits	38,150,250	29,129,269
Net increase (decrease) in Federal Home Loan Bank advances	(443,041)	4,927,581

Net cash provided by financing activities	37,707,209	34,056,850

Net increase (decrease) in cash and due from banks	677,767	(245,349)

Cash and due from banks at beginning of year	4,756,582	5,001,931

Cash and due from banks at end of year	$5,434,349	$4,756,582

SUPPLEMENTAL DISCLOSURE
Cash paid for:
Interest	$1,133,051	$730,249
Taxes	$768,000	$326,000

See Notes to Financial Statements.

F-37

CHATTAHOOCHEE BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Chattahoochee Bank of Georgia (the “Bank”) is a state chartered commercial bank located in Gainesville, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Hall County and surrounding counties.

Basis of Presentation and Accounting Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary impairments of securities, the valuation of deferred tax assets, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank has evaluated all transactions, events, and circumstances for consideration or disclosure through February 8, 2017, the date these financial statements were available to be issued, and has reflected or disclosed those items within the financial statements and related footnotes as deemed appropriate.

Cash, Due From Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection, and due from banks. Cash flows from interest-bearing deposits in banks, loans, federal funds sold, deposits, and Federal Home Loan Bank advances are reported net.

Securities

Securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive loss. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Bank evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if an entity does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive loss.

F-38

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank Stock

The Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (FHLB). Based on redemption provisions of the entity, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in this stock.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on the originated loans and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs of consumer and installment loans, are recognized at the time the loan is placed on the books. Loan origination fees for all other loans are deferred and recognized as an adjustment of the yield over the life of the loan using the straight-line method.

The Bank classifies all loans as past due when the payment of principal and interest based upon contractual terms is greater than 30 days delinquent. The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis or cost-recovery method, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

Charge-offs on commercial and real estate loans are recorded when available information confirms the loan is not fully collectible and the loss is reasonably quantifiable. Consumer loans are subject to mandatory charge-off at a specified delinquency date consistent with regulatory guidelines.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, will be credited to the allowance.

F-39

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are any significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Bank obtains updated valuations on non-performing loans on at least an annual basis. The general component covers unimpaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics. Certain portions of the allowance are attributed to loan pools based on various factors and analyses including, but not limited to, current and historical loss experience trends and levels of problem credits, current economic conditions, and changes in product mix and underwriting.

Management considers the current level of allowance for loan losses adequate to absorb losses inherent in the loan portfolio. Management’s determination of the adequacy for loan losses, which is based on the factors and identification procedures described above, requires the use of judgments and estimations that may change in the future. Changes in the factors used by management to determine the adequacy of the allowance or the availability of new information could cause the allowance for loan losses to be adjusted in future periods.

Restructurings

The Bank designates loan modifications as troubled debt restructurings (“TDRs”) when, for economic or legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Bank typically classifies these restructurings as nonaccrual.

F-40

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructurings (Continued)

In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s current capacity to pay, which among other things may include a review of the borrower’s current financial statements, an analysis of global cash flow sufficient to pay all debt obligations, a debt to income analysis, and an evaluation of secondary sources of payment from the borrower and any guarantors. This evaluation also includes an evaluation of the borrower’s current willingness to pay, which may include a review of past payment history, an evaluation of the borrower’s willingness to provide information on a timely basis, and consideration of offers from the borrower to provide additional collateral or guarantor support. The credit evaluation also reflects consideration of the borrower’s future capacity and willingness to pay, which may include evaluation of cash flow projections, consideration of the adequacy of collateral to cover all principal and interest, and trends indicating improving profitability and collectability of receivables.

Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $17,000 and $13,000 for 2016 and 2015, respectively.

F-41

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance (FASB ASC 740, Income Taxes). This guidance sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock Compensation Plans

Stock compensation accounting guidance (FASB ASC 718, Compensation - Stock Compensation) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options.

F-42

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. The weighted average number of shares outstanding for the years ended December 31, 2016 and 2015 was equal to the number of shares sold in the Bank’s initial stock offering, or 2,142,500. Potential common shares did not have a dilutive effect on earnings per share. Potential common shares consist of stock options and warrants.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTE 2.	SECURITIES

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2016:
State and county municipals	$270,452	$—	$(21,343)	$249,109
Mortgage-backed GSE residential	18,705,584	5,081	(361,220)	18,349,445
Total debt securities	$18,976,036	$5,081	$(382,563)	$18,598,554

December 31, 2015:
Mortgage-backed GSE residential	$15,259,853	$55,053	$(77,447)	$15,237,459
Total debt securities	$15,259,853	$55,053	$(77,447)	$15,237,459
F-43

 NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

The amortized cost and fair value of debt securities as of December 31, 2016 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized Cost	Fair Value

Due in more than ten years	$270,452	$249,109
Mortgage-backed	18,705,584	18,349,445
	$18,976,036	$18,598,554

Securities with a carrying value of $422,407 and $427,991 at December 31, 2016 and 2015, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2016	2015

Gross gains	$—	$74,536
Gross losses	—	(11,960)
Net realized gains	$—	$62,576

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.

Available for sale securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Unrealized Losses
December 31, 2016:
State and county municipals	$249,109	$(21,343)	$—	$—	$(21,343)
Mortgage-backed GSE residential	17,246,858	(361,220)	—	—	(361,220)
Total	$17,495,967	$(382,563)	$—	$—	$(382,563)

December 31, 2015:
Mortgage-backed GSE residential	$8,830,508	$(77,447)	$—	$—	$(77,447)
Total	$8,830,508	$(77,447)	$—	$—	$(77,447)
F-44

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

State and county municipal securities. The unrealized loss on the Bank’s investment in one state and county municipal security was caused by interest rate increases. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank does not intend to sell the investment and it is not more likely than not that the Bank will be required to sell the investment before recovery of its amortized cost basis, which may be maturity, the Bank does not consider this investment to be other-than-temporarily impaired at December 31, 2016.

GSE residential mortgage-backed securities. The unrealized losses on the Bank’s investments in seventeen GSE mortgage-backed securities were caused by interest rate increases. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank does not intend to sell the investments and it is not more likely than not that the Bank will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2016.

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES

Portfolio Segmentation

The composition of loans is summarized as follows:

	December 31,
	2016	2015
Real estate mortgages:
Construction and land development	$24,629,659	$17,957,475
1-4 family	11,626,757	10,371,143
Commercial	88,984,993	78,966,526
Other	8,188,463	5,377,977
Commercial	18,730,365	18,260,970
Consumer and other	740,204	800,349
	152,900,441	131,734,440
Net deferred loan fees	(72,146)	(122,063)
Allowance for loan losses	(1,593,456)	(1,376,072)
Loans, net	$151,234,839	$130,236,305

F-45

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Portfolio Segmentation (Continued)

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. The three loan portfolio segments are real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family, commercial, and other. The commercial loans segment and consumer and other loans segment have not been further disaggregated into classes.

The following describe risk characteristics relevant to each of the portfolio segments:

Real estate - As discussed below, the Bank offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Loans for real estate construction and land development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This segment includes non-farm land loans and commercial real estate construction loans whereby properties (owner-occupied and non-owner occupied) are currently under construction. Upon completion of construction, these loans may be refinanced into commercial real estate loans and migrate to the “commercial” segment described below. This segment also includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.
•	1-4 family real estate loans are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property. 1-4 family closed-end loans and home equity lines of credit are included in this class.
•	Commercial real estate loans include owner-occupied commercial real estate loans and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. Real estate loans for income-producing properties such as office and industrial buildings and retail shopping centers are repaid from rental income derived from the properties.

•	Other real estate loans include real estate loans secured by farmland, multifamily properties such as apartment buildings and other miscellaneous properties. These loans are repaid by various means such as the borrower’s income, sale of the property, or rental income derived from the property.

Commercial - The commercial loan portfolio segment includes commercial and financial loans. These loans include loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrower’s business operations.

Consumer and other - The consumer and other loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans, and educational loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

F-46

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management

The Chief Credit Officer and the management team as a whole are actively involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Bank has taken a number of measures to manage the portfolios and reduce risk.

The Bank employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios, including a complete review of all commercial relationships over $100,000 on an annual basis or more frequently as needed. To insure problem credits are identified on a timely basis, several specific portfolio reviews occur each quarter to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.

The following tables detail the change in the allowance for loan losses for the years ended December 31, 2016 and December 31, 2015 by portfolio segment.

	Real Estate	Commercial	Consumer	Total
December 31, 2016:
Allowance for loan losses:
Balance, beginning of year	$1,177,837	$189,914	$8,321	$1,376,072
Provision for loan losses	219,161	(784)	(993)	217,384
Loans charged-off	—	—	—	—
Recoveries	—	—	—	—
Ending balance	$1,396,998	$189,130	$7,328	$1,593,456
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,396,998	$189,130	$7,328	$1,593,456

Loans:
Ending balance	$133,429,872	$18,730,365	$740,204	$152,900,441
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$133,429,872	$18,730,365	$740,204	$152,900,441

F-47

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

December 31, 2015:	Real Estate	Commercial	Consumer	Total
Allowance for loan losses:
Balance, beginning of year	$834,186	$180,879	$11,385	$1,026,450
Provision for loan losses	343,651	9,035	(3,064)	349,622
Loans charged-off	—	—	—	—
Recoveries	—	—	—	—
Ending balance	$1,177,837	$189,914	$8,321	$1,376,072
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,177,837	$189,914	$8,321	$1,376,072

Loans:
Ending balance	$112,673,121	$18,260,970	$800,349	$131,734,440
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$112,673,121	$18,260,970	$800,349	$131,734,440

The following tables present credit quality indicators for the loan portfolio segments and classes as of December 31, 2016 and 2015. These categories are utilized to develop the associated allowance for loan losses using historical losses adjusted for current economic conditions and other qualitative factors and are defined as follows:

•	Pass - includes obligations with low or average risk qualities where the probability of default is considered low.

•	OAEM (Other Assets Especially Mentioned) - includes obligations with potential weaknesses, which may, if not checked and corrected, weaken the collateral or inadequately protect the bank’s credit position at some future date. These loans may require resolution of the specific pending events before associated risk can be properly evaluated.
•	Substandard - includes obligations which are inadequately protected by the present, sound net worth and paying capacity of the borrower or the collateral pledged. The credit risk in this situation relates to the possibility that some loss of principal or interest may occur if deficiencies are not promptly corrected. In instances in which the collateral market value does not exceed the outstanding loan balance but a loss has not been confirmed, specific reserves will be established for the deficiency in the allowance for loan losses.
•	Doubtful - includes obligations that are not presently protected by the current sound worth or paying capacity of the borrower or by means of the collateral pledged to the extent that a substantial amount of the principal may be lost if immediate actions to protect the Bank’s position are not taken. Identifiable losses are calculated by taking the loan amount and subtracting the value of any collateral.
F-48

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Risk Management (Continued)

The following tables summarize by risk category the Bank’s loan portfolio based upon the most recent analysis performed as of December 31, 2016 and 2015:

	Pass	OAEM	Substandard	Doubtful	Total
December 31, 2016:
Real estate mortgages:
Construction and land development	$24,629,659	$—	$—	$—	$24,629,659
1-4 family	11,626,757	—	—	—	11,626,757
Commercial	88,346,052	638,941	—	—	88,984,993
Other	8,188,463	—	—	—	8,188,463
Commercial	18,730,365	—	—	—	18,730,365
Consumer and other	740,204	—	—	—	740,204
Total:	$152,261,500	$638,941	$—	$—	$152,900,441

December 31, 2015:
Real estate mortgages:
Construction and land development	$17,957,475	$—	$—	$—	$17,957,475
1-4 family	10,321,266	49,877	—	—	10,371,143
Commercial	78,213,765	752,761	—	—	78,966,526
Other	5,377,977	—	—	—	5,377,977
Commercial	18,260,970	—	—	—	18,260,970
Consumer and other	800,349	—	—	—	800,349
Total:	$130,931,802	$802,638	$—	$—	$131,734,440

Past Due Loans

The following tables are an aging analysis of days past due for each portfolio class as of December 31, 2016 and 2015:

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
December 31, 2016:
Real estate mortgages:
Construction and land development	$24,629,659	$—	$—	$—	$—	$24,629,659
1-4 family	11,626,757	—	—	—	—	11,626,757
Commercial	88,984,993	—	—	—	—	88,984,993
Other	8,188,463	—	—	—	—	8,188,463
Commercial	18,730,365	—	—	—	—	18,730,365
Consumer and other	740,204	—	—	—	—	740,204
Total:	$152,900,441	$—	$—	$—	$—	$152,900,441

F-49

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due Loans (Continued)

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
December 31, 2015:
Real estate mortgages:
Construction and land development	$17,957,475	$—	$—	$—	$—	$17,957,475
1-4 family	10,371,143	—	—	—	—	10,371,143
Commercial	78,966,526	—	—	—	—	78,966,526
Other	5,377,977	—	—	—	—	5,377,977
Commercial	18,260,970	—	—	—	—	18,260,970
Consumer and other	800,349	—	—	—	—	800,349
Total:	$131,734,440	$—	$—	$—	$—	$131,734,440

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. There were no impaired loans as of December 31, 2016 and 2015.

Troubled Debt Restructurings

At December 31, 2016 and 2015, impaired loans included loans that were classified as Troubled Debt Restructurings “TDRs.” The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Bank considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the debtor is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the debtor has declared or is in the process of declaring bankruptcy and (iv) the debtor’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

F-50

NOTES TO FINANCIAL STATEMENTS

NOTE 3.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Troubled Debt Restructurings (Continued)

The Bank considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Bank include the debtor’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Bank generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan. A loan is placed back on accrual status when both principal and interest are current and it is probable that we will be able to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

There were no loans modified as a TDR during the years ended December 31, 2016 or 2015.

Related Party Loans

In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the years ended December 31, 2016 and 2015 are as follows:

	Years Ended December 31,
	2016	2015

Balance, beginning of year	$6,642,801	$7,613,388
Advances	1,957,485	1,064,722
Repayments	(1,455,580)	(2,035,309)
Changes in related parties	917,186	—
Balance, end of year	$8,061,892	$6,642,801

F-51

NOTES TO FINANCIAL STATEMENTS

NOTE 4.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2016	2015

Land	$1,242,996	$1,242,996
Buildings	3,293,577	3,293,577
Furniture and equipment	709,698	671,713
	5,246,271	5,208,286
Accumulated depreciation	(1,202,141)	(1,055,927)
	$4,044,130	$4,152,359

NOTE 5.	DEPOSITS

There were $12,160,302 and $8,664,367 of time deposits in denominations of $250,000 or more at December 31, 2016 and 2015, respectively. The scheduled maturities of time deposits at December 31, 2016 are as follows:

2017	$26,956,921
2018	15,520,543
2019	11,262,886
2020	7,923,355
2021	926,391
$62,590,096

Overdraft demand deposits reclassified to loans totaled $530 and $446 at December 31, 2016 and 2015, respectively. Deposits from one related party customer held by the Bank at December 31, 2016 amounted to $8,778,109. Deposits from two customers held by the Bank at December 31, 2015, amounted to $26,841,510, including a related party totaling $14,432,198.

The Bank had brokered deposits at December 31, 2016 and 2015 of $612,953 and $1,611,235, respectively.

F-52

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	FEDERAL HOME LOAN BANK

Advances:

Federal Home Loan Bank advances consist of the following:

	December 31,
	2016	2015
Principal reducing credit, interest rate of 2.31% at December 31, 2016, due August 13, 2018	$3,103,914	$3,280,288
Fixed rate hybrid, interest rate of 1.53% at December 31, 2016, due July 25, 2019	5,000,000	5,000,000
Fixed rate hybrid, interest rate of 2.02% at December 31, 2016, due April 17, 2020	9,000,000	9,000,000
Principal reducing credit, interest rate of 1.08% at December 31, 2015, due August 12, 2016	—	266,667
	$17,103,914	$17,546,955

The FHLB advances are secured by certain qualifying loans of approximately $33,084,000 and FHLB stock totaling $905,000.

Contractual maturities of Federal Home Loan Bank advances as of December 31, 2016 are as follows:

2017	$180,420
2018	2,923,494
2019	5,000,000
2020	9,000,000
$17,103,914

The Bank’s total credit availability with the FHLB is approximately 30% of total assets.

NOTE 7.	LINES OF CREDIT

At December 31, 2016, the Bank had unused lines of credit totaling approximately $11,800,000, which represent credit for overnight borrowings from correspondent financial institutions.

F-53

NOTES TO FINANCIAL STATEMENTS

NOTE 8.	STOCK-BASED COMPENSATION

The Bank has a stock option plan under which the Bank may grant options to its employees, directors, and other key persons to purchase up to 200,000 shares of common stock. Options are granted at prices equal to the fair market value of the shares at the date of grant and are exercisable as determined by the Plan’s committee. The options expire ten years from the date of grant. Other pertinent information related to the options is as follows:

	Years Ended December 31,
	2016		2015
	Number	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price
Under option, beginning of year	191,250	$10.00	153,750	$10.00
Granted	5,000	10.26	37,500	10.00
Exercised	—	—	—	—
Forfeited	—	—	—	—
Under option, end of year	196,250	$10.01	191,250	$10.00
Exercisable, end of year	162,917	$10.00	147,084	$10.00

Information pertaining to options outstanding at December 31, 2016 is as follows:

	Number	Price Range	Weighted- Average Remaining Contractual Life in Years

Under option, end of year	196,250	10.00 – 10.26	3.68
Exercisable, end of year	162,917	10.00	2.63

In connection with the Bank’s formation and initial offering, warrants were issued to incorporating directors. The warrants were issued as of November 3, 2008 and are exercisable for a period of ten years following issuance at the initial offering price of $10 per share. Rights to purchase 500,000 shares were granted to the incorporating directors. The warrants vest with respect to one-third (1/3) of the warrant shares on each anniversary date following November 3, 2008. At December 31, 2016 and 2015, 500,000 warrants were exercisable.

The Bank recognized stock-based compensation expense of $76,480 and $24,804 for the years ended December 31, 2016 and 2015, respectively. At December 31, 2016, there was approximately $144,000 of unrecognized compensation cost related to nonvested stock-based payments, which is expected to be recognized through December 2019.

NOTE 9.	PROFIT SHARING PLAN

The Bank has a 401(k) employee profit sharing plan available to all eligible employees, subject to certain minimum age and service requirements. There was $86,597 and $77,719 of contributions expensed for the years ended December 31, 2016 and 2015, respectively.

F-54

NOTES TO FINANCIAL STATEMENTS

NOTE 10.	INCOME TAXES

The components of income tax are as follows:

	Years Ended December 31,
	2016	2015

Current	$774,518	$350,429
Deferred	(9,285)	(18,513)
	$765,233	$331,916

The Bank’s income tax differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	December 31,
	2016	2015

Tax provision at statutory federal rate	$704,335	$365,966
State income taxes (benefits)	56,422	(29,348)
Other items	4,476	(4,702)
Income tax expense	$765,233	$331,916

The federal and state income tax returns of the Bank for 2013, 2014, and 2015 are subject to examination by the IRS and the State of Georgia, generally for three years after being filed.

The components of deferred income taxes are as follows:

	December 31,
	2016	2015

Deferred tax assets:
Loan loss reserves	$568,711	$486,680
Pre-opening expenses	180,345	207,063
Stock compensation	632,283	632,283
State tax credits	—	31,974
Securities available for sale	128,345	7,614
Other	27,224	46,060
	1,536,908	1,411,674

Valuation allowance	(632,283)	(632,283)
	904,625	779,391
Deferred tax liabilities:
Depreciation	61,749	66,531

Net deferred tax assets	$842,876	$712,860

F-55

NOTES TO FINANCIAL STATEMENTS

NOTE 11.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Bank’s exposure to credit loss is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the Bank’s commitments is as follows:

	December 31,
	2016	2015

Commitments to extend credit	$22,983,509	$23,613,103
Financial standby letters of credit	1,036,000	931,000
	$24,019,509	$24,544,103

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing properties.

At December 31, 2016 and 2015, the carrying amount of liabilities related to the Bank’s obligation to perform under financial standby letters of credit was insignificant. The Bank has not been required to perform on any financial standby letters of credit, and the Bank has not incurred any losses on financial standby letters of credit for the years ended December 31, 2016 and 2015.

Contingencies

In the normal course of business, the Bank may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Bank’s financial statements.

NOTE 12.	CONCENTRATIONS OF CREDIT RISK

The Bank originates primarily commercial, commercial real estate, and residential real estate loans to customers in Hall County and surrounding counties. The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in the metropolitan Atlanta area.

F-56

NOTES TO FINANCIAL STATEMENTS

NOTE 12.	CONCENTRATIONS OF CREDIT RISK (Continued)

Eighty-seven percent of the Bank’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Bank’s primary market area. Accordingly, the ultimate collectability of the loan portfolio is susceptible to changes in market conditions in the Bank’s primary market area. At December 31, 2016, the Bank had loans totaling $35,660,950, or 23.33% of the loan portfolio, for which principal payments were not due until maturity. The majority of these loans require interest payments to be made either monthly or quarterly. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $5,600,000.

NOTE 13.	REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2016, no dividends could be declared without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Federal and state banking agencies adopted regulations that substantially amended the capital regulations to implement the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act.

Effective January 1, 2015 (with some changes transitioned into full effectiveness over two to four years), the Bank became subject to the new capital requirements. These new requirements create a new required ratio for common equity Tier 1 capital, increase the Tier 1 capital ratios, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses.

In addition to the minimum common equity Tier 1, Tier 1 and total capital ratios, the Bank will have to maintain a capital conservation buffer consisting of additional common equity Tier 1 capital greater than 2.5% to risk weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained income that could be utilized for such actions. This new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented in January 2019.

Under the new standards, the minimum capital ratios to be considered adequately-capitalized are: (1) common equity Tier 1 capital ratio of 4.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 6.0% of risk-weighted assets (increased from 4.0%), (3) a total capital ratio of 8.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 4.0% (unchanged).

F-57

NOTES TO FINANCIAL STATEMENTS

NOTE 13.	REGULATORY MATTERS (Continued)

In addition, under the new standards, the minimum capital ratios to be considered well-capitalized are: (1) common equity Tier 1 capital ratio of 6.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 8.0% of risk-weighted assets (increased from 6.0%), (3) a total capital ratio of 10.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 5.0% (unchanged).

Management believes, as of December 31, 2016, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2016, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table:

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2016:
Total Capital to Risk Weighted Assets	$23,979	14.12%	$13,581	8.00%	$16,977	10.00%
Tier I Capital to Risk Weighted Assets	$22,386	13.19%	$10,186	6.00%	$13,581	8.00%
Common Equity Tier I Capital to Risk Weighted Assets	$22,386	13.19%	$7,640	4.50%	$11,035	6.50%
Tier I Capital to Average Assets	$22,386	11.60%	$7,720	4.00%	$9,651	5.00%

December 31, 2015:
Total Capital to Risk Weighted Assets	$22,380	15.43%	$11,604	8.00%	$14,505	10.00%
Tier I Capital to Risk Weighted Assets	$21,004	14.48%	$8,703	6.00%	$11,604	8.00%
Common Equity Tier I Capital to Risk Weighted Assets	$21,004	14.48%	$6,527	4.50%	$9,428	6.50%
Tier I Capital to Average Assets	$21,004	14.70%	$5,715	4.00%	$7,144	5.00%

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

F-58

 NOTES TO FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Determination of Fair Value (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Cash, Due From Banks, Interest-Bearing Deposits in Banks, and Federal Funds Sold: The carrying amounts of cash, due from banks, interest-bearing deposits in banks and federal funds sold approximates fair value.

Securities: Where quoted prices are available in an active market, we classify the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, management classifies those securities in level 3.

F-59

 NOTES TO FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Federal Home Loan Bank Stock: The carrying amount of FHLB stock approximates fair value.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair value for other loans is estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The carrying amount of demand deposits, savings deposits, and variable-rate certificates of deposit approximates fair value. The fair value of fixed-rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Federal Home Loan Bank advances: The carrying amount of variable rate Federal Home Loan Bank advances approximates fair value. The fair value of fixed rate Federal Home Loan Bank advances are estimated based on discounted contractual cash flows using the current incremental borrowing rates for similar type borrowing arrangements.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

Off-balance Sheet Credit-Related Instruments: Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Assets Measured at Fair Value on a Recurring Basis

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available for Sale Securities

Where quoted market prices are available in an active market, securities are classified within level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include GSEs, mortgage-backed GSE residential securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. In certain cases where level 1 or level 2 inputs are not available, securities are classified within level 3 of the hierarchy.

The following tables present financial assets measured at fair value on a recurring basis:

Fair Value Measurements at December 31, 2016
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	December 31, 2016	(Level 1)	(Level 2)	(Level 3)

Available for sale securities	$18,598,554	$—	$18,598,554	$—

F-60

 NOTES TO FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Recurring Basis (Continued)

Fair Value Measurements at December 31, 2015
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	December 31, 2015	(Level 1)	(Level 2)	(Level 3)

Available for sale securities	$15,237,459	$—	$15,237,459	$—

Assets Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances, management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. There were no assets measured at fair value on a nonrecurring basis as of December 31, 2016 or 2015.

The carrying amount and estimated fair value of the Bank’s financial instruments were as follows (dollars in thousands):

	December 31, 2016		December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash, due from banks, interest-bearing deposits at other financial institutions, and federal funds sold	$21,519	$21,519	$7,120	$7,120
Securities available for sale	18,599	18,599	15,237	15,237
Federal Home Loan Bank stock	905	905	874	874
Loans	151,235	150,191	130,236	130,407
Accrued interest receivable	444	444	360	360

Financial liabilities:
Deposits	158,333	158,641	120,183	120,150
Federal Home Loan Bank advances	17,104	17,202	17,547	18,057
Accrued interest payable	137	137	81	81
F-61

Appendix A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

By and Among

ENTEGRA FINANCIAL CORP.,

ENTEGRA BANK

And

CHATTAHOOCHEE BANK OF GEORGIA

June 26, 2017

A-1

A-2

4.19	Reports.	A-28
4.20	Internal Control.	A-28
4.21	Loans to Executive Officers and Directors.	A-28
4.22	Approvals.	A-29
4.23	Takeover Laws and Provisions.	A-29
4.24	Brokers and Finders; Opinion of Financial Advisor.	A-29
4.25	Board of Directors Recommendation.	A-29
4.26	Statements True and Correct.	A-30
4.27	Delivery of CBG Disclosure Memorandum.	A-30
4.28	No Additional Representations.	A-30
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-30
5.1	Organization, Standing, and Power.	A-30
5.2	Authority of Buyer; No Breach By Agreement.	A-31
5.3	Capital Stock.	A-32
5.4	Exchange Act Filings; Financial Statements.	A-32
5.5	Absence of Undisclosed Liabilities.	A-33
5.6	Absence of Certain Changes or Events.	A-33
5.7	Compliance with Laws.	A-33
5.8	Legal Proceedings.	A-34
5.9	Reports.	A-34
5.10	Internal Control.	A-34
5.11	Approvals.	A-35
5.12	Brokers and Finders.	A-35
5.13	Certain Actions.	A-35
5.14	Available Consideration.	A-35
5.15	Statements True and Correct.	A-35
5.16	Delivery of Buyer Disclosure Memorandum.	A-36
5.17	No Additional Representations.	A-36
ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-36
6.1	Affirmative Covenants of CBG, Buyer and Entegra Bank.	A-36
6.2	Negative Covenants of CBG.	A-37
6.3	Negative Covenants of Buyer and Entegra Bank.	A-39
6.4	Control of the Other Party’s Business.	A-40
6.5	Adverse Changes in Condition.	A-40
6.6	Reports.	A-40
6.7	Buyer Entity Use and Disclosure of IIPI.	A-41
ARTICLE 7 ADDITIONAL AGREEMENTS		A-41
7.1	Shareholder Approvals.	A-41
7.2	Registration of Buyer Common Stock.	A-42
7.3	Other Offers, etc.	A-42
7.4	Consents of Regulatory Authorities.	A-44
7.5	Agreement as to Efforts to Consummate.	A-44
7.6	Investigation and Confidentiality.	A-44
7.7	Press Releases.	A-45

A-3

7.8	Charter Provisions.	A-45
7.9	Employee Benefits and Contracts.	A-45
7.10	Retention Plan and Conversion Bonus Plan.	A-46
7.11	Section 16 Matters.	A-47
7.12	Indemnification.	A-47
ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-48
8.1	Conditions to Obligations of Each Party.	A-48
8.2	Conditions to Obligations of Buyer.	A-49
8.3	Conditions to Obligations of CBG.	A-50
ARTICLE 9 TERMINATION		A-51
9.1	Termination.	A-51
9.2	Effect of Termination.	A-51
9.3	Termination Fee.	A-51
9.4	Non-Survival of Representations and Covenants.	A-52
ARTICLE 10 MISCELLANEOUS		A-52
10.1	Definitions.	A-52
10.2	Expenses.	A-61
10.3	Brokers and Finders.	A-61
10.4	Entire Agreement.	A-61
10.5	Amendments.	A-62
10.6	Waivers.	A-62
10.7	Assignment.	A-62
10.8	Notices.	A-63
10.9	Governing Law.	A-64
10.10	Counterparts.	A-64
10.11	Captions; Articles and Sections.	A-64
10.12	Interpretations.	A-64
10.13	Enforcement of Agreement.	A-65
10.14	Severability.	A-65

A-4

LIST OF EXHIBITS

Exhibit	Description

A	Form of Support Agreement

B	Form of Rights Cancellation Agreement

A-5

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) dated as of June 26, 2017, is by and among Entegra Financial Corp., a North Carolina corporation (“Buyer”), Entegra Bank, a North Carolina commercial bank and a wholly-owned subsidiary of Buyer (“Entegra Bank”), and Chattahoochee Bank of Georgia, a Georgia commercial bank (“CBG”). Capitalized terms used in this Agreement but not defined elsewhere herein shall have the meanings assigned to them in Section 10.1 hereof.

Recitals

WHEREAS, the respective boards of directors of each of Buyer, Entegra Bank and CBG have determined that it is in the best interests of their respective companies and shareholders for CBG to merge with and into Entegra Bank, with Entegra Bank being the surviving bank (the “Merger”) pursuant to the terms of this Agreement and have unanimously approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby the issued and outstanding shares of CBG Common Stock will be converted into the right to receive the Merger Consideration from Buyer;

WHEREAS, the board of directors of CBG has recommended that CBG’s shareholders approve this Agreement and the transactions contemplated hereby (the “CBG Recommendation”);

WHEREAS, as a material inducement and as additional consideration to Buyer and Entegra Bank to enter into this Agreement, each of the directors and executive officers of CBG have entered into a voting agreement with Buyer dated as of the date hereof (each a “Support Agreement” and collectively, the “Support Agreements”), in the form attached hereto as Exhibit A, pursuant to which each such Person has agreed, among other things, to vote all shares of CBG Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Merger is subject to the approvals of the shareholders of CBG, regulatory agencies, and the satisfaction of certain other conditions described in this Agreement;

WHEREAS, Buyer (and on behalf of itself and Entegra Bank) and CBG desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1
TRANSACTIONS AND TERMS OF MERGER AND REORGANIZATION

1.1  Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, CBG shall merge with and into Entegra Bank in accordance with the North Carolina Business Corporation Act (the “NCBCA”), Chapter 53C of the North Carolina General Statutes (“Chapter 53C”) and Title 7 of the Official Code of Georgia Annotated (“OGCA”), and Entegra Bank shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated in accordance with the terms and subject to the conditions of this Agreement.

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1.2  Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 o’clock, a.m. Eastern Time on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3  Effective Time.

The Merger shall be consummated by filing Articles of Merger reflecting the Merger (the “Articles of Merger”) with the Secretary of State of North Carolina in accord with Chapter 53C and with the Secretary of State of Georgia in accord with the OGCA. The Merger shall become effective (the “Effective Time”) when the Articles of Merger have been accepted for filing by the Secretary of State of North Carolina or at such later time as may be mutually agreed upon by Buyer and CBG and specified in the Articles of Merger. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of CBG approve this Agreement to the extent such approval is required by applicable Law, or (iii) expiration of the period specified within Section 9.1(d).

1.4  Restructure of Transactions.

Buyer shall have the right to request a revision to the structure of the Merger contemplated by this Agreement by merging CBG directly with and into a subsidiary of Buyer other than Entegra Bank, provided, that no such revision to the structure of the Merger shall (i) result in any changes in the amount or type of consideration which the holders of shares of CBG Common Stock, CBG Options or CBG Warrants are entitled to receive under this Agreement, (ii) unreasonably impede or delay consummation of the Merger, or (iii) impose any less favorable terms or conditions on CBG. Buyer may request such revision by giving written notice to CBG in the manner provided in Section 10.8, which notice shall be in the form of a proposed amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger and Reorganization, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change. Buyer and CBG will take any reasonable actions necessary to implement such change.

Article 2
TERMS OF MERGER

2.1  Articles of Incorporation.

The articles of incorporation of Entegra Bank in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank until otherwise duly amended or repealed.

2.2  Bylaws.

The bylaws of Entegra Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until otherwise duly amended or repealed.

2.3  Directors and Officers.

The directors of Buyer and Entegra Bank in office immediately prior to the Effective Time shall serve as the directors of Buyer and the Surviving Bank, as applicable, from and after the Effective Time in accordance with their respective articles of incorporation and bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of Buyer and Entegra Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be appointed, shall serve as the officers of the Buyer and the Surviving Bank, as applicable, from and after the Effective Time in accordance with their respective articles of incorporation and bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

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Article 3
MANNER OF CONVERTING SHARES

3.1  Effect on CBG Common Stock.

(a)     At the Effective Time, in each case subject to Sections 3.1(d) and 3.2, by virtue of the Merger and without any action on the part of the Parties, each share of CBG Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Extinguished Shares (as defined below)) shall be converted into the right to receive one of the following: (i) cash in the amount of $14.75 (the “Cash Consideration”), less any applicable withholding Taxes; (ii) a number of duly authorized, validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to such share multiplied by the Exchange Ratio (the “Stock Consideration”); or (iii) a combination of the Cash Consideration and Stock Consideration having an aggregate value of $14.75 (the “Mixed Consideration”) in such proportions as requested by the holder of such share of CBG Common Stock to the extent available after the proration of the total Merger Consideration to 70% Cash Consideration and 30% Stock Consideration in accordance with Section 3.2 of this Agreement (items (i), (ii), or (iii) are referred to herein individually as the “Per Share Purchase Price” and collectively as the “Merger Consideration”).

(b)     At the Effective Time, all shares of CBG Common Stock shall no longer be outstanding, shall automatically be cancelled and retired, and shall cease to exist as of the Effective Time, and, with the exception of the Extinguished Shares, each certificate previously representing any such shares of CBG Common Stock (the “Certificates”) shall thereafter represent only the right to receive the Per Share Purchase Price.

(c)     If, prior to the Effective Time, the outstanding shares of CBG Common Stock, or CBG Options, or the outstanding shares of Buyer Common Stock, or any rights with respect to Buyer Common Stock pursuant to stock options granted by Buyer (the “Buyer Options”) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Per Share Purchase Price. For the avoidance of doubt, Buyer shall have the right to grant additional stock options or other equity based awards under its existing equity based compensation plans (“Buyer Awards”).

(d)     Each share of CBG Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of CBG Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any consideration therefor, and cease to exist (the “Extinguished Shares”).

3.2  Election and Proration Procedures.

(a)     An election form in such form as Buyer and CBG shall agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of CBG Common Stock. Unless another date is agreed to by Buyer and CBG prior to the Effective Time, the “Mailing Date” shall be the date on which the Proxy Statement/Prospectus is first mailed to holders of CBG Common Stock. Buyer shall make available Election Forms as may be reasonably requested by all Persons who become holders of CBG Common Stock after the record date for availability to vote at the CBG Shareholders’ Meeting and prior to the Election Deadline (as defined herein), and CBG shall provide to Computershare Limited or such other exchange agent selected by Buyer and reasonably acceptable to CBG (the “Exchange Agent”) all information reasonably necessary for it to perform its obligations as specified herein.

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(b)     Subject to the provisions of this Article 3, each Election Form shall entitle the holder of CBG Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive (i) the Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) the Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) the Mixed Consideration for all of such holder’s shares (a “Mixed Election”), or (iv) make no election (a “Non-Election”). Holders of record of CBG Common Stock who hold such shares as nominees, trustees or in other representative capacity (a “Holder Representative”) may submit multiple Election Forms, provided, that such Holder Representative certifies that each such Election Form covers all of the shares of CBG Common Stock held by that Holder Representative for a particular beneficial owner. The shares of CBG Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares,” and the aggregate number thereof is referred to herein as the “Stock Election Number.”  The shares of CBG Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares” and the aggregate number thereof is referred to as the “Cash Election Number”. Shares of CBG Common Stock as to which no election has been made (or as to which an Election Form is not properly completed or returned in a timely fashion) are referred to as “Non-Election Shares.”

(c)     To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 4:00 p.m., local time, on such date as the Parties may mutually agree (the “Election Deadline”), which shall in no event be later than three calendar days following the Effective Time. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates representing all shares of CBG Common Stock covered by such Election Form, or the guaranteed delivery of such Certificates (or customary affidavits and, if required by Buyer, indemnification regarding the loss, mutilation, theft or destruction of such Certificates), together with duly completed transmittal materials. For the holders of Non-Election Shares, subject to Section 3.2(e), Buyer shall have the authority to determine the type of consideration constituting the Per Share Purchase Price to be exchanged for the Non-Election Shares. Any CBG shareholder may at any time prior to, but not after, the Election Deadline change his, her or its election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any CBG shareholder may, at any time prior to the Election Deadline, revoke his, her or its election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his, her or its Certificates, or of the guarantee of delivery of such Certificates. All elections shall be revoked automatically if the Exchange Agent is notified in writing by either Party that this Agreement has been terminated prior to the Effective Time pursuant to the applicable Section of Article 9 of this Agreement. If an CBG shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes an Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of CBG Common Stock held by such shareholder shall be designated as Non-Election Shares. Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good-faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(d)     The number of shares of CBG Common Stock to be converted into the right to receive the Cash Consideration shall be equal to 70% of the number of shares of CBG Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Cash Limit”), and the number of shares of CBG Common Stock to be converted into the right to receive the Stock Consideration shall be equal to 30% of the number of shares of CBG Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Stock Limit”).

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(e)     Within five business days after the later to occur of the Election Deadline or the Effective Time, Buyer shall cause the Exchange Agent to effect the allocation among holders of CBG Common Stock of the Merger Consideration and to distribute such as follows:

(i)   if the Stock Election Number exceeds the Aggregate Stock Limit, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each Stock Election Share shall be converted into the right to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Stock Limit and the denominator of which is the Stock Election Number, and (B) the Cash Consideration for those Stock Election Shares which were not converted into the right to receive Stock Consideration as a result of the Stock Election Number exceeding the Aggregate Stock Limit;

(ii)    if the Cash Election Number exceeds the Aggregate Cash Limit, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each Cash Election Share shall be converted into the right to receive (A) the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (1) the number of Cash Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Cash Limit and the denominator of which is the Cash Election Number, and (B) the Stock Consideration for those Cash Election Shares which were not converted into the right to receive Cash Consideration as a result of the Cash Election Number exceeding the Aggregate Cash Limit; and

(iii)    if the Stock Election Number and the Cash Election Number do not exceed the Aggregate Stock Limit and the Aggregate Cash Limit, respectively, then (A) all Cash Election Shares shall be converted into the right to receive the Cash Consideration, (B) all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and (C) all Non-Election Shares shall be converted into the right to receive the Cash Consideration and/or the Stock Consideration such that the aggregate number of shares of CBG Common Stock entitled to receive the Cash Consideration is equal to the Aggregate Cash Limit and the aggregate number of shares of CBG Common Stock entitled to receive the Stock Consideration is equal to the Aggregate Stock Limit.

3.3  Exchange Procedures.

(a)     Promptly after the Effective Time, Buyer shall deposit with the Exchange Agent, for exchange in accordance with this Section 3.3, the Merger Consideration and cash in an aggregate amount sufficient for payment in lieu of fractional shares of Buyer Common Stock to which holders of CBG Common Stock may be entitled pursuant to Section 3.7. In addition, Buyer shall make available to the Exchange Agent, as necessary from time to time at or after the Effective Time, any dividends or other distributions payable pursuant to Section 3.3(f). All Merger Consideration (including cash in an aggregate amount sufficient for payment in lieu of fractional shares of Buyer Common Stock to which holders of CBG Common Stock may be entitled pursuant to Section 3.7) and dividends and distributions made available to the Exchange Agent pursuant to this Section 3.3(a) shall hereinafter be referred to as the “Exchange Fund.” In the event the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.7), Buyer shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Merger Consideration and cash in lieu of any fractional shares of Buyer Common Stock out of the Exchange Fund. Except as contemplated by this Section 3.3, the Exchange Fund will not be used for any other purpose.

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(b)     Unless different timing is agreed to by Buyer and CBG, as soon as reasonably practicable after the Effective Time, but in any event no more than seven business days after the Effective Time, Buyer shall cause the Exchange Agent to mail to the former shareholders of CBG appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or other instruments theretofore representing shares of CBG Common Stock shall pass, only upon proper delivery of such Certificates or other instruments to the Exchange Agent). In the event of a transfer of ownership of shares of CBG Common Stock represented by one or more Certificates that are not registered in the transfer records of CBG, the Per Share Purchase Price payable for such shares as provided in Sections 3.1 and 3.2 may be issued to a transferee if the Certificate or Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any Certificate representing CBG Common Stock shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, mutilated, or destroyed and the posting by such Person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed Certificate the Per Share Purchase Price as provided for in Sections 3.1 and 3.2 (together with any unpaid dividends or distributions with respect thereto). The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Buyer shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Per Share Purchase Price as provided in Sections 3.1 and 3.2. Buyer or the Exchange Agent will maintain a book entry list of Buyer Common Stock to which each former holder of CBG Common Stock is entitled. Certificates evidencing Buyer Common Stock into which CBG Common Stock has been converted will not be issued.

(c)     After receipt of the transmittal materials from the Exchange Agent, each holder of shares of CBG Common Stock (other than Extinguished Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent, together with duly executed transmittal materials provided by the Exchange Agent, and shall promptly upon surrender thereof (or the delivery of an affidavit and a bond in lieu thereof as provided in Section 3.3(b)), if any of such Certificates are lost, stolen, mutilated or destroyed) receive in exchange therefor the consideration provided in Sections 3.1 and 3.2 (and any unpaid dividends or distributions thereon), without interest, pursuant to this Section 3.3. The Certificate or Certificates of CBG Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Buyer shall not be obligated to deliver the consideration to which any former holder of CBG Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates for exchange ((or the delivery of an affidavit and a bond in lieu thereof as provided in Section 3.3(b)), if any of such Certificates are lost, stolen, mutilated or destroyed) as provided in this Section 3.3. Similarly, no dividends or other distributions in respect of the Buyer Common Stock shall be paid to any holder of any unsurrendered Certificate or Certificates until such Certificate or Certificates (or the delivery of an affidavit and a bond in lieu thereof as provided in Section 3.3(b)), if any of such Certificates are lost, stolen, mutilated or destroyed) are surrendered for exchange as provided in this Section 3.3. Any other provision of this Agreement notwithstanding, neither any Buyer Entity, nor any CBG Entity, nor the Exchange Agent shall be liable to any holder of CBG Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

(d)     Each of Buyer and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CBG Common Stock, CBG Options or CBG Warrants such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by Buyer or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CBG Common Stock, CBG Options or CBG Warrants, as applicable, in respect of which such deduction and withholding was made by Buyer or the Exchange Agent, as the case may be.

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(e)     Any portion of the Merger Consideration and cash delivered to the Exchange Agent by Buyer pursuant to Section 3.3(a) that remains unclaimed by the holder of shares of CBG Common Stock for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any holder of shares of CBG Common Stock who has not theretofore complied with Section 3.3(c) shall thereafter look only to Buyer for the consideration deliverable in respect of each share of CBG Common Stock such holder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of CBG Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of CBG to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Certificates, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f)      No dividends or other distributions with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered certificate that immediately prior to the Effective Time represented shares of CBG Common Stock with respect to the shares, if any, of Buyer Common Stock represented thereby, in each case unless and until the surrender of such certificate (or the delivery of an affidavit and a bond in lieu thereof as provided in Section 3.3(b)) if any of such certificates are lost, stolen, mutilated or destroyed) in accordance with this Section 3.3. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such certificate in accordance with this Section 3.3 (or the delivery of an affidavit and a bond as provided in Section 3.3(b)), the holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and that have not been paid with respect to the whole shares of Buyer Common Stock into which the shares of CBG Common Stock represented by such certificate are converted and/or (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Buyer Common Stock payable with respect to whole shares of Buyer Common Stock into which the shares of CBG Common Stock represented by such certificate are converted.

(g)     Adoption of this Agreement by the shareholders of CBG shall constitute ratification of the appointment of the Exchange Agent.

3.4  Effect on Buyer Common Stock.

At and after the Effective Time, each share of Buyer Common Stock and each share of the common stock of Entegra Bank issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Buyer or Entegra Bank, as applicable, and shall not be affected by the Merger.

3.5  CBG Options; CBG Warrants.

(a)     At the Effective Time, each Right with respect to CBG Common Stock pursuant to stock options granted by CBG under CBG’s 2008 Equity Incentive Plan and CBG’s 2016 Equity Incentive Plan (the “CBG Options”) which is outstanding and unexercised immediately prior to the Effective Time shall be cancelled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of shares of CBG Common Stock subject to such CBG Option immediately prior to the Effective Time, and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of such CBG Option (the “CBG Option Price”), less any applicable Taxes required to be withheld with respect to such payment. If the exercise price per share of any such CBG Option is equal to or greater than the Cash Consideration, such CBG Option shall be cancelled without any cash payment being made in respect thereof. Subject to the foregoing, CBG’s 2008 Equity Incentive Plan and 2016 Equity Incentive Plan and all CBG Options issued thereunder shall terminate at the Effective Time. Upon the delivery to Buyer by a holder of CBG Options of a Rights Cancellation Agreement in the form of Exhibit B attached to this Agreement (the “Rights Cancellation Agreement”). Buyer shall pay the CBG Option Price to such holder of CBG Options outstanding as of the Effective Time within ten business days of the Effective Time.

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(b)     At the Effective Time, each warrant to acquire CBG Common Stock granted by CBG under CBG’s 2008 Equity Incentive Plan and CBG’s 2016 Equity Incentive Plan (the “CBG Warrants”) that are issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, be converted automatically into and shall thereafter represent the right to receive a single lump sum cash payment, equal to the product of (i) the number of shares of CBG Common Stock subject to such CBG Warrant immediately prior to the Effective Time and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of such CBG Warrant (the “CBG Warrant Price”), less all applicable Taxes required to be withheld with respect to such payment, in accordance with this Article 3. Upon the delivery to Buyer by a holder of CBG Warrants of a Rights Cancellation Agreement, Buyer shall pay the CBG Warrant Price to such holder of CBG Warrants outstanding as of the Effective Time within ten business days of the Effective Time.

(c)     Except as described in Section 3.5(c) of the CBG Disclosure Memorandum, neither CBG’s board of directors nor its compensation committee shall make any grants of CBG Options or CBG Warrants following the execution of this Agreement.

(d)     CBG’s board of directors or its compensation committee shall make any adjustments or amendments to or make such determinations with respect to the CBG Options and CBG Warrants necessary to effect the foregoing provisions of this Section 3.5.

3.6  Rights of Former CBG Shareholders.

At the Effective Time, the stock transfer books of CBG shall be closed as to holders of CBG Common Stock and no transfer of CBG Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.3, each Certificate theretofore representing shares of CBG Common Stock (other than Certificates representing Extinguished Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Per Share Purchase Price, without interest, as provided in this Article 3.

3.7  Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of CBG Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Average Buyer Stock Price. No such holder will be entitled to dividends, voting rights, or any other Rights as a shareholder in respect of any fractional shares.

Article 4
REPRESENTATIONS AND WARRANTIES OF CBG

CBG represents and warrants to Buyer, except as set forth on the CBG Disclosure Memorandum with respect to each such Section below, as follows:

4.1  Organization, Standing, and Power.

CBG is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Georgia. CBG has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. CBG is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a CBG Material Adverse Effect. The minute book and other organizational documents for CBG have been made available to Buyer for its review and, except as disclosed in Section 4.1 of the CBG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective board of directors (including any committees of the board of directors) and shareholders thereof. CBG is an “insured institution” as defined in the Federal Deposit Insurance Act, and applicable regulations thereunder, and the deposits held by CBG are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.

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4.2  Authority of CBG; No Breach By Agreement.

(a)     CBG has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon the approval of the Merger, including any approvals referred to in Sections 8.1(b) and 8.1(c) and by CBG’s shareholders in accordance with this Agreement and the OCGA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBG, (including approval by at least a majority of the members of CBG’s board of directors unaffiliated with any other party to the proposed transaction), subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of CBG Common Stock, which is the only CBG shareholder vote required for approval of this Agreement and consummation of the Merger (the “Requisite CBG Shareholder Approval”). Subject to any approvals referred to in Sections 8.1(b) and 8.1(c) and receipt of such Requisite CBG Shareholder Approval, this Agreement represents a legal, valid, and binding obligation of CBG, enforceable against CBG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)     Neither the execution and delivery of this Agreement by CBG, nor the consummation by it of the transactions contemplated hereby, nor compliance by CBG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CBG’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any CBG Subsidiary or any resolution adopted by the board of directors or the shareholders of any CBG Entity, or (ii) except as disclosed in Section 4.2(b) of the CBG Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any CBG Entity under, any material Contract or any material Permit of any CBG Entity, or (iii) subject to receipt of the requisite Consents referred to in Sections 8.1(b) and (c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any CBG Entity or any of their respective material Assets.

(c)     Except for (i) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the North Carolina Commissioner of Banks and the Georgia Commissioner, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (iii) the filing with the SEC of a registration statement on Form S-4 (such Form S-4 and any amendments or supplements thereto, the “Registration Statement”) in which the proxy statement relating to CBG’s Shareholders’ Meeting to be held in connection with this Agreement and the transactions contemplated by this Agreement (such proxy statement/prospectus and any amendments or supplements thereto, the “Proxy Statement/Prospectus”) will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger with the Secretary of State of North Carolina and the Secretary of State of Georgia, (v) any consents, authorizations, approvals, filings, or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the Merger, regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by CBG of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by CBG of this Agreement.

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4.3  Capital Stock.

(a)     The authorized capital stock of CBG consists of 20,000,000 shares of CBG Common Stock, of which 2,142,500 shares are issued and outstanding as of the date of this Agreement, and assuming that all of the issued and outstanding CBG Options and CBG Warrants had been exercised, not more than an additional 701,250 shares would be issued and outstanding at the Effective Time, and 5,000,000 shares of CBG preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. If the CBG Options were exercised as of the date of this Agreement, 696,250 shares of CBG Common Stock would be issued at a per share weighted average exercise price of $10.01 with respect to CBG Options and $10.00 with respect to CBG Warrants. Section 4.3(a) of the CBG Disclosure Memorandum lists all issued and outstanding CBG Options and CBG Warrants, which schedule includes the names of the recipients, the date of grant, the exercise prices, the vesting schedules, and the expiration dates, to the extent applicable. All of the issued and outstanding shares of capital stock of CBG are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of CBG has been issued in violation of any preemptive rights of the current or past shareholders of CBG.

(b)     Except for the 701,250 shares of CBG Common Stock reserved for issuance pursuant to outstanding CBG Options and CBG Warrants, as disclosed in Section 4.3(a) of CBG Disclosure Memorandum, there are no shares of capital stock or other equity securities of CBG reserved for issuance and no outstanding Rights relating to the capital stock of CBG.

(c)     Except as specifically set forth in this Section 4.3, there are no shares of CBG capital stock or other equity securities of CBG outstanding, and there are no outstanding Rights with respect to any CBG securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange, or issuance of any securities of CBG.

4.4  CBG Subsidiaries.

CBG has no Subsidiaries except as set forth in Section 4.4 of the CBG Disclosure Memorandum, and CBG owns all of the equity interests in each of its Subsidiaries. No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another CBG Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another CBG Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any CBG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another CBG Entity). There are no Contracts relating to the Rights of any CBG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary. All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by CBG free and clear of any Lien. Each Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The minute books and other organizational documents for the Subsidiaries have been made available to Buyer for its review, and except as disclosed in Section 4.4 of the CBG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the board of directors and shareholders thereof.

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4.5  Exchange Act Filings; Securities Offerings; Financial Statements.

(a)     CBG does not have a class of securities registered under the Exchange Act and is not, and since January 1, 2014 has not been, required to file Exchange Act Documents.

(b)     CBG has provided, and will continue to timely provide, to Buyer the CBG Financial Statements.

(c)     Each of the CBG Financial Statements (including, in each case, any related notes) was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), fairly presented or willfully present in accordance with GAAP the financial position of CBG and its Subsidiaries as of the respective dates and the results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. Additionally, each of the CBG Financial Statements required to be included in the Registration Statement shall comply in material respects with the applicable requirements of the Securities Laws, including those applicable to “small reporting companies” and the applicable provisions of Regulation S-X promulgated by the SEC.

(d)     CBG’s independent registered public accountants, which have expressed their opinion with respect to the CBG Financial Statements, are and have been throughout the periods covered by such CBG Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), and (ii) “independent” with respect to CBG within the meaning of Regulation S-X promulgated by the SEC. CBG’s independent registered public accountants have audited CBG’s year-end financial statements, and will review CBG’s interim statements for the quarter ended June 30, 2017, and each quarterly period thereafter until the Registration Statement shall have been declared effective by the SEC and the Proxy Statement/Prospectus shall have been distributed to CBG’s shareholders, that are included in the CBG Financial Statements. CBG has conferred with its independent registered public accountants about receipt of the “consent” of such accountants of the inclusion of their audit reports with respect to the CBG Financial Statements in the Registration Statement, and CBG has no reason to believe that such “consent” will not be provided by CBG’s independent registered public accountants. Section 4.5(c) of the CBG Disclosure Memorandum lists all non-audit services performed by CBG’s independent registered public accountants for CBG.

4.6  Absence of Undisclosed Liabilities.

Neither CBG nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of CBG included in the CBG Financial Statements for the fiscal year ended December 31, 2016 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2016, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither CBG nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among CBG and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, CBG or any of its Subsidiaries in CBG’s or such Subsidiary’s financial statements.

4.7  Absence of Certain Changes or Events.

Except as disclosed in the CBG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 4.7 of the CBG Disclosure Memorandum, since December 31, 2016, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a CBG Material Adverse Effect, (ii) none of the CBG Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of CBG provided in this Agreement, and (iii) since December 31, 2016, CBG Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

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4.8  Tax Matters.

Except as set forth in Section 4.8 of the CBG Disclosure Memorandum:

(a)     All CBG Entities have timely filed with the appropriate Taxing Authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the CBG Entities is the beneficiary of any extension of time within which to file any Tax Return. All material Taxes of the CBG Entities to the extent due and payable (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material Taxes (other than a Lien for current tax year real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the CBG Entities. No written claim has ever been made by any Taxing Authority in a jurisdiction where any CBG Entity does not file a Tax Return that such CBG Entity may be subject to Taxes by that jurisdiction.

(b)     None of the CBG Entities has received any written notice of assessment or proposed assessment in connection with any Taxes. There are no ongoing or pending disputes, claims, audits, or examinations regarding any Taxes of any CBG Entity, any Tax Returns of any CBG Entity, or the assets of any CBG Entity. No officer or employee responsible for Tax matters of any CBG Entity expects any Taxing Authority to assess any additional material Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any CBG Entity, which, by application of the same or similar principles, could be expected to result in a proposed material deficiency for any subsequent taxable period. None of the CBG Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c)     Each CBG Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including, but not limited to, Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Tax Law.

(d)     The unpaid Taxes of each CBG Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such CBG Entity and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the CBG Entities in filing their Tax Returns.

(e)     Except as described in Section 4.8(e) of the CBG Disclosure Memorandum, none of the CBG Entities is a party to any Tax allocation or sharing agreement, and none of the CBG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CBG) or has any Tax Liability of any Person (other than CBG or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise.

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(f)      During the five-year period ending on the date hereof, none of the CBG Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by, Section 355 of the Code.

(g)     Except as disclosed in Section 4.8(g) of the CBG Disclosure Memorandum, none of the CBG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments for which a deduction could be disallowed by reason of Sections 280G, 404, or 162(m) of the Code, or which could be subject to withholding under Section 4999 of the Code. None of the CBG Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the day of the Effective Time pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no material taxable income of CBG that will be required under applicable tax law to be reported by Buyer, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Any net operating losses of the CBG Entities disclosed in Section 4.8(g) of the CBG Disclosure Memorandum are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that regardless of what may be reported on any Tax Returns of any CBG Entity on or before the date of this Agreement or through the Effective Time, CBG makes no representation regarding (i) the amount of any net operating losses or net economic losses that are available to any CBG Entity for purposes of any state or local income Tax or similar Taxes, or (ii) any limitation on use of any CBG Entity’s net operating losses or net economic losses that might apply either before or after the Effective Time for purposes of any state or local Tax Laws under Code Section 382, similar or analogous provisions of any state or local income Tax or similar Laws, or any other state or local Tax Laws.

(h)     Each CBG Entity is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i)       No CBG Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j)       No property owned by any CBG Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of IRS Revenue Procedure 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above in this paragraph.

(k)     No CBG Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l)       CBG has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(m)    No CBG Entity has participated in any reportable transaction, as defined in code Section 6707A(c)(1) or Treasury Regulation Section 1.6011-4(b)(1).

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(n)     CBG has made available to Buyer complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the CBG Entities relating to the taxable periods since December 31, 2013, and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to the CBG Entities.

(o)     No CBG Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in former Section 341(f)(4) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003)) owned by any CBG Entity, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the CBG Entities, or (ii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(p)     No CBG Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

(q)     No CBG Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

For purposes of this Section 4.8, any reference to CBG or any CBG Entity shall be deemed to include any Person that merged with or was liquidated into or otherwise combined with CBG or an CBG Entity prior to the Effective Time.

4.9  Allowance for Loan Losses; Loan and Investment Portfolios, etc.

(a)     CBG’s allowance for loan losses is, and has been since January 1, 2015, in material compliance with CBG’s methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board in all material respects.

(b)     As of the date hereof, all loans, discounts and leases (in which any CBG Entity is lessor) reflected on CBG Financial Statements were, and with respect to the balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and, to the Knowledge of CBG, are the legal and binding obligations of the obligors thereof, (ii) evidenced by genuine notes, agreements, or other evidences of indebtedness, and (iii) to the extent secured, have, to the Knowledge of CBG, been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts, and financing leases as of March 31, 2017 and on a monthly basis thereafter, and of the investment portfolios of each CBG Entity as of such date, have been and will be made available to Buyer. Except as specifically set forth in Section 4.9(b) of the CBG Disclosure Memorandum, CBG is not a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) to the Knowledge of CBG, otherwise in material Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by CBG or by any applicable Regulatory Authority, (iv) an obligation of any director, executive officer or 10% shareholder of any CBG Entity who is subject to Regulation O of the Federal Reserve (12 C.F.R. Part 215), or any Person controlling, controlled by or under common control with any of the foregoing, or (v) in material violation of any Law.

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(c)     All securities held by CBG, as reflected in the balance sheets of CBG included in the CBG Financial Statements, are carried in accordance with GAAP, specifically including Accounting Standards Codification Topic 320, Investments — Debt and Equity Securities. Except as disclosed in Section 4.9(c) of the CBG Disclosure Memorandum and except for pledges to secure public deposits, borrowings from the Federal Reserve, and Federal Home Loan Bank advances, to the Knowledge of CBG, none of the securities reflected in the CBG Financial Statements as of December 31, 2016, and none of the securities since acquired by CBG is subject to any restriction, whether contractual or statutory, which impairs the ability of CBG to freely dispose of such security at any time, other than those restrictions imposed on securities held to maturity under GAAP, pursuant to a clearing agreement or in accordance with laws.

(d)     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CBG’s own account, or for the account of Bank, or its customers (all of which were disclosed in Section 4.9(d) of the CBG Disclosure Memorandum), were entered into (i) in the ordinary and usual course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of CBG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither CBG, nor to the Knowledge of CBG any other party thereto, is in breach of any material obligation under any such agreement or arrangement.

4.10   Assets.

(a)     Except as disclosed in Section 4.10(a) of the CBG Disclosure Memorandum or as disclosed or reserved against in the CBG Financial Statements delivered prior to the date of this Agreement, the CBG Entities have good and marketable title, free and clear of all Liens except those permitted in Section 4.10(e), to all of their respective Assets that they own. In addition, to the Knowledge of CBG, all tangible properties used in the businesses of the CBG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CBG’s past practices.

(b)     All Assets that are material to CBG’s business, held under leases or subleases by any of the CBG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and to the Knowledge of CBG, each such Contract is in full force and effect.

(c)     The CBG Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, in such amounts as management of CBG has reasonably determined to be prudent. None of the CBG Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any CBG Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any CBG Entity will not be covered by such insurance or bond. Except as disclosed in Section 4.10(c) of the CBG Disclosure Memorandum, there are presently no claims for amounts exceeding $25,000 individually or in the aggregate pending under such policies of insurance or bonds, and no written notices of claims in excess of such amounts have been given by any CBG Entity under such policies. CBG has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond.

(d)     The Assets of the CBG Entities include all material Assets required by the CBG Entities to operate the business of the CBG Entities as presently conducted. All real and personal property which is material to the business of the CBG Entities that is leased or licensed by them is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought) and, to the Knowledge of CBG, such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of any of the transactions contemplated hereby. To the Knowledge of CBG, all improved real property owned or leased by the CBG Entities is in material compliance with all applicable laws, including zoning laws and the Americans with Disabilities Act of 1990.

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(e)     Each CBG Entity has fee simple title to all the real property assets reflected in the latest audited balance sheet included in the CBG Exchange Act Reports as being owned by an CBG Entity or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “CBG Realty”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property or ad valorem taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a CBG Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a CBG Entity on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof.

(f)      To the Knowledge of CBG, the CBG Realty and the real property with respect to which an CBG Entity is the lessee (the “CBG Leased Real Properties”) are in material compliance with all applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning ordinances) and other applicable laws, ordinances and regulations and with all deed restrictions of record, no written notice of any material violation or material alleged violation thereof has been received in the past three years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the CBG Realty, the CBG Leased Real Properties, or their uses. CBG has no Knowledge of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the CBG Realty or the CBG Leased Real Properties which may materially and adversely affect the CBG Realty or the CBG Leased Real Properties or the current use by an CBG Entity thereof.

4.11   Intellectual Property.

Except as disclosed in Section 4.11 of the CBG Disclosure Memorandum, each CBG Entity owns or has a license to use all of the Intellectual Property used by such CBG Entity in the course of its business, including sufficient rights in each copy possessed by each CBG Entity. Each CBG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such CBG Entity in connection with such CBG Entity’s business operations, and such CBG Entity has the right to convey by sale or license any Intellectual Property so conveyed. To the Knowledge of CBG, no CBG Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of CBG threatened, which challenge the rights of any CBG Entity with respect to Intellectual Property used, sold, or licensed by such CBG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of CBG, the conduct of the business of the CBG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.11 of the CBG Disclosure Memorandum, no CBG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property, other than any license or maintenance fees specified in a license agreement with such party. CBG does not have any Contracts with its directors, officers, or employees which require such officer, director, or employee to assign any interest in any Intellectual Property to a CBG Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of an CBG Entity, and to the Knowledge of CBG, no such officer, director, or employee is party to any Contract with any Person other than an CBG Entity which requires such officer, director, or employee to assign any interest in any Intellectual Property to any Person other than an CBG Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than an CBG Entity. To the Knowledge of CBG, no officer, director, or employee of any CBG Entity is party to any confidentiality, nonsolicitation, noncompetition, or other Contract which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person other than a CBG Entity.

4.12   Environmental Matters.

(a)     CBG has delivered, or caused to be delivered or made available to Buyer true and complete copies of all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot, or other improvement, and other environmental reports and studies as they exist in the possession of any CBG Entity relating to Operating Properties (“Environmental Reports”).

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(b)     Each CBG Entity and its Operating Properties are, and have been, in compliance with Environmental Laws in all material respects

(c)     There is no Litigation pending, and CBG has received no written notice of any threatened environmental enforcement action, investigation, or Litigation before any Governmental Authority or other forum, in which any CBG Entity or any of its Operating Properties (or CBG in respect of such Operating Property) has been, or with respect to threatened Litigation may be, named as a defendant (i) for alleged noncompliance with or Liability under any Environmental Law, or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material at a site currently or formerly owned, leased, or operated by any CBG Entity or any of its Operating Properties.

(d)     Except as disclosed in the Environmental Reports, to the Knowledge of CBG, during and prior to the period of each CBG Entity’s ownership or operation of any of its current Operating Properties, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting such properties. Except as disclosed in the Environmental Reports, to the Knowledge of CBG, during and prior to the period of CBG Entity’s ownership or operation of any Operating Properties, there have been no material violations of any Environmental Laws with respect to such properties, including but not limited to unauthorized alterations of wetlands.

(e)     Notwithstanding any other provision herein, the representations and warranties contained in Section 4.12(a) to (d) above constitute the sole representations and warranties of each CBG Entity with respect to their compliance, or the compliance of their Operating Properties, or any properties now or previously owned or operated, with Environmental Laws or Permits or with respect to the presence of Hazardous Material.

(f)      To the Knowledge of CBG, there are no material violations of Environmental Laws on properties that secure loans made by CBG.

4.13   Compliance with Laws.

(a)     CBG is a state chartered commercial bank formed under OGCA and in good standing with the Georgia Commissioner.

(b)     Compliance with Permits, Laws and Orders.

(i)   Each of the CBG Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of CBG, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)    To the Knowledge of CBG, none of the CBG Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

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(iii)    None of the CBG Entities has received any notification or communication from any Governmental Authority (A) asserting that CBG or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting CBG or any of its Subsidiaries (x) to enter into or Consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.

(iv)    Except as disclosed in Section 4.13(b) of the CBG Disclosure Memorandum, there (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of CBG or any of its Subsidiaries, (B) are no written notices or correspondence received by CBG with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to CBG’s or any of CBG’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of CBG or any of its Subsidiaries.

(v)    None of the CBG Entities nor, to the Knowledge of CBG, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)    Each CBG Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each CBG Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. §353.3.

(vii)    Each CBG Entity’s collection and use of individually identifiable personal information relating to an identifiable or identified natural person (“IIPI”) complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act.

4.14   Labor Relations.

(a)     No CBG Entity is the subject of any Litigation asserting that it or any other CBG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other CBG Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any CBG Entity a party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order relating to CBG’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or other job action or labor dispute involving any CBG Entity pending or, to the Knowledge of CBG, threatened, and there have been no such actions or disputes in the past five years. To the Knowledge of CBG, there has not been any attempt by any CBG Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any CBG Entity.

(b)     Except as disclosed in Section 4.14(b) of the CBG Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each CBG Entity is terminable at will by the relevant CBG Entity without (i) any penalty, liability, or severance obligation incurred by any CBG Entity, (ii) and in all cases without prior consent by any Governmental Authority. No CBG Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, other than for wages, bonuses, vacation pay, sick leave, and mileage reimbursement obligations incurred and paid in the ordinary course in accordance with past practice and not as a result of the transactions contemplated by this Agreement, except as disclosed in Section 4.14(b) of the CBG Disclosure Memorandum.

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(c)     All of the employees of CBG employed in the United States are either United States citizens or are, to the Knowledge of CBG, legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

(d)     No CBG Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any CBG Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any CBG Entity; and no CBG Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any CBG Entity’s employees has suffered an “employment loss” (as defined in the WARN Act) since six months prior to the Closing Date.

(e)     Section 4.14(e) of the CBG Disclosure Memorandum contains a list of all independent contractors of each CBG Entity (separately listed by CBG Entity), and each such Person meets the standard for an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws), and no such Person is an employee of any CBG Entity under any applicable Law.

4.15   Employee Benefit Plans.

(a)     CBG has disclosed in Section 4.15(a) of the CBG Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any CBG Entity or any ERISA Affiliate thereof for the benefit of employees, former employees, officers, retirees, dependents, spouses, directors, or other beneficiaries or under which employees, former employees, officers, retirees, dependents, spouses, directors, or other beneficiaries are eligible to participate (each, a “CBG Benefit Plan,” and collectively, the “CBG Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above but for which any CBG Entity or any ERISA Affiliate thereof has or could have any direct or indirect obligation or Liability. Any of the CBG Benefit Plans that is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “CBG ERISA Plan.” Each CBG ERISA Plan that is also a “defined benefit plan” (as defined in Code Section 414(j)) is referred to herein as a “CBG Pension Plan,” and is identified as such in Section 4.15(a) of the CBG Disclosure Memorandum.

(b)     CBG has delivered or made available to Buyer prior to the execution of this Agreement, to the extent applicable, (i) all trust agreements or other funding arrangements for all CBG Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) during this calendar year or any of the preceding three calendar years with respect to CBG Benefit Plans, (iii) any filing or documentation with respect to CBG Benefit Plans (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in IRS Revenue Procedure 2016-51 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports, and valuations prepared for any CBG Benefit Plan for the current plan year and the three preceding plan years, (v) the most recent summary plan description for each CBG Benefit Plan and any material modifications thereto, and (vi) all material correspondence from or to the IRS, DOL, or PBGC regarding any CBG Benefit Plan received or sent during this calendar year or any of the preceding three calendar years.

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(c)     Each CBG Benefit Plan is in material compliance with the terms of such CBG Benefit Plan, the applicable requirements of the Code, the applicable requirements of ERISA, and other applicable Laws. Each CBG ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS or, in the alternative, appropriately relies upon a favorable determination letter issued to a prototype plan under which the CBG ERISA Plan has been adopted and CBG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. CBG has not received any written communication from any Governmental Authority questioning or challenging the compliance of any CBG Benefit Plan with applicable Laws. No CBG Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

(d)     There has been no material oral or written representation or communication by CBG or any CBG Entity nor, to the Knowledge of CBG, by any administrator or fiduciary of a CBG Benefit Plan (or any agent of the foregoing) with respect to the CBG Benefit Plans which is not in all material respects in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither CBG, any CBG Entity, nor, to the Knowledge of CBG, any administrator or fiduciary of any CBG Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject CBG, any CBG Entity, or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, CBG Benefit Plans other than claims for benefits which are payable in the ordinary course of business consistent with the terms of the applicable plan, and no action, proceeding, prosecution, inquiry, hearing, or investigation has been commenced with respect to any CBG Benefit Plan other than routine claims for benefits.

(e)     All CBG Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the CBG Benefit Plans are correct and complete in all material respects, to the extent applicable, have been timely filed with the IRS, the DOL, or PBGC, and distributed to participants of the CBG Benefit Plans (in substantial compliance with the requirements of applicable Law), and there have been no material misstatements or omissions in the information set forth therein.

(f)      To the Knowledge of CBG, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any CBG Benefit Plan has engaged in any nonexempt “prohibited transaction” (as described in Code Section 4975(c) or ERISA Section 406).

(g)     No CBG Entity nor any of its ERISA Affiliates has, or ever has had, any obligation or Liability in connection with, a CBG Pension Plan, or any plan that is or was subject to Code Section 412, ERISA Section 302 or Title IV of ERISA, or any multiemployer plan (as defined in Sections 4001(a)(3) or 3(37) of ERISA).

(h)     No material Liability under Title IV of ERISA has been or is expected to be incurred by any CBG Entity or any ERISA Affiliate thereof, and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any CBG Entity or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated, or other single-employer pension plan of any CBG Entity or the single-employer pension plan of any ERISA Affiliate. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer pension plan of CBG or of an ERISA Affiliate.

(i)       Except as disclosed in Section 4.15(i) of the CBG Disclosure Memorandum, or required under Part 6 of ERISA or Code Section 4980B or similar state law, no CBG Entity has any material Liability or obligation for retiree or post-termination of employment or services health or life benefits under any of the CBG Benefit Plans, or other plan or arrangement, and there are no restrictions on the rights of such CBG Entity to unilaterally amend or terminate any and all such retiree or post-termination of employment or services health or benefit plan without incurring any Liability or obtaining any consent or waiver. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any CBG Benefit Plan, and to the Knowledge of CBG, no circumstance exists that could give rise to such Taxes.

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(j)       Except as disclosed in Section 4.15(j) of the CBG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in connection with any other event) will (i) result in any payment (including severance, “excess parachute payment” as defined under Code Section 280G, or otherwise) becoming due from any CBG Entity under any CBG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CBG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any CBG Benefit Plan benefit.

(k)     Section 4.15(k) of the CBG Disclosure Memorandum sets forth preliminary calculations, based on assumptions set forth therein, of the following: (i) the amount of all payments and benefits to which each individual set forth on such CBG Disclosure Memorandum is entitled to receive, pursuant to all employment, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (for the avoidance of doubt, excluding payments or benefits in respect of vested equity awards) (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (any each such payment, a “Gross-Up Payment”); (ii) the amount of any Gross-Up Payment payable to each such individual; and (iii) the aggregate amount of all Change in Control Benefits and Gross-Up Payments.

(l)       Except as disclosed in Section 4.15(l) of the CBG Disclosure Memorandum, no CBG Benefit Plan is or has been funded by or maintained as a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CBG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been reflected on the CBG Financial Statements in all material respects to the extent required by and in accordance with GAAP.

(m)    Each CBG Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status or otherwise exempt status under Section 409A of the Code.

(n)     All individuals who render services to any CBG Entity and who are authorized to participate in an CBG Benefit Plan pursuant to the terms of such CBG Benefit Plan are in fact eligible to and authorized to participate in such CBG Benefit Plan. All CBG Entities have, for purposes of the CBG Benefit Plans and all other purposes, correctly classified all individuals performing services for such CBG Entity.

(o)     Neither CBG nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)) or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of the Code or Section 302 of ERISA.

(p)     Except as disclosed in Section 4.15(p) of the CBG Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Surviving Bank shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as CBG presently holds. Each CBG Entity will, upon the execution and delivery of this Agreement, and will continue to have until the Effective Time, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

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(q)     Except as disclosed in Section 4.15(q) of the CBG Disclosure Memorandum, with respect to each CBG Pension Plan, (i) all contributions required to be made under Sections 412 and 430 of the Code with respect to such CBG Pension Plan have been made timely, (ii) there has been no application for any waiver of the minimum funding standards imposed by Section 412 of the Code, and such minimum funding standards have been met to date, and (iii) there is not any “amount of unfunded benefit liabilities” as defined in Section 4001(a)(18) of ERISA under such CBG Pension Plan.

(r)      Each CBG Benefit Plan may be amended or terminated by CBG without the consent of any Person.

(s)     Except as disclosed in Section 4.15(s) of the CBG Disclosure Memorandum, no CBG Benefit Plan that is described in ERISA Section 3(2) is involved or connected with any fund or other investment that has or involves any early termination, market value adjustment or other similar fee, payment requirement, or other charge.

4.16   Material Contracts.

(a)     Except as disclosed in Section 4.16(a) of the CBG Disclosure Memorandum or the CBG Financial Statements, as of the date of this Agreement, none of the CBG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, bonus, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any CBG Entity, or the guarantee by any CBG Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, endorsements or guarantees in connection with presentation of items for collection (e.g., personal or business checks), purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of CBG’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of CBG’s business), (iii) any Contract which prohibits or restricts any CBG Entity or any personnel of an CBG Entity from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any CBG Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $25,000 per annum),  (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet (the “CBG Contracts”).

(b)     With respect to each CBG Contract and except as disclosed in Section 4.16(b) of the CBG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no CBG Entity is in material Default thereunder; (iii) no CBG Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no Consent which has not been or will not be obtained is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. Section 4.16(b) of the CBG Disclosure Memorandum lists every Consent required by any Contract involving an amount in excess of $25,000. All of the indebtedness of any CBG Entity for money borrowed (other than deposit liabilities, purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of CBG’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of CBG’s business) is prepayable at any time by such CBG Entity without penalty, premium or charge, except as specified in Section 4.16(b) of the CBG Disclosure Memorandum.

4.17   Privacy of Customer Information.

(a)     For the purposes contemplated by this Agreement, each CBG Entity has valid rights to use and transfer to Buyer or to Entegra Bank all IIPI relating to customers, former customers, and prospective customers that will be transferred to Buyer or to Entegra Bank pursuant to this Agreement.

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(b)     Each CBG Entity’s collection and use of such IIPI and the transfer of such IIPI to Buyer or to Entegra Bank complies in all material respects with CBG’s Gramm-Leach-Bliley privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act.

4.18   Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of CBG, threatened (or unasserted but considered probable of assertion) against any CBG Entity, against any director, officer, employee, or agent of any CBG Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the CBG Entity or Employee Benefit Plan of any CBG Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any CBG Entity. No claim for indemnity has been made or, to the Knowledge of CBG, threatened by any director, officer, employee, independent contractor, or agent to any CBG Entity and, to the Knowledge of CBG, no basis for any such claim exists.

4.19   Reports.

Except for immaterial late filings or as otherwise disclosed in Section 4.19 of the CBG Disclosure Memorandum, since January 1, 2013, each CBG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.20   Internal Control.

CBG’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of CBG’s financial reporting and the preparation of CBG financial statements for external purposes in accordance with GAAP. CBG’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of the CBG’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of CBG’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of CBG’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of CBG’s consolidated Assets that could have a material impact on CBG’s financial statements.

4.21   Loans to, and Transactions with, Executive Officers and Directors.

CBG is in compliance with Federal Reserve Regulation O in all material respects. Section 4.21 of the CBG Disclosure Memorandum sets forth a list of all Loans as of the date hereof by CBG and its Subsidiaries to any directors, executive officers, and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of CBG or any of its Subsidiaries. There are no employee, officer, director, or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was below market rate for similar loans to similarly situated borrowers at the time the Loan was originated. All such Loans are and were originated in compliance in all material respects with all applicable laws. Except as disclosed in Section 4.21 of the CBG Disclosure Memorandum, no director or executive officer of CBG, or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such Person, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of CBG.

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4.22   Approvals.

No CBG Entity nor, to the Knowledge of CBG, any Affiliate thereof, has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b). No CBG Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the CBG Disclosure Memorandum, a “CBG Regulatory Agreement”), nor are there any pending or, to the Knowledge of CBG, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such CBG Regulatory Agreement; provided, that CBG is not required and is not permitted to disclose any confidential, supervisory information to any Buyer Entity and makes no representation or warranty hereby with respect to confidential, supervisory information that cannot be disclosed to a Buyer Entity.

4.23   Takeover Laws and Provisions.

Each CBG Entity has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws, (collectively, “Takeover Laws”).

4.24   Brokers and Finders; Opinion of Financial Advisor.

Except for the CBG Financial Advisor, neither CBG nor its Subsidiaries, or any of their respective officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement or the transactions contemplated hereby. Section 4.24 of the CBG Disclosure Memorandum lists the fees and expenses that that are currently owed to the CBG Financial Advisor and that will be owed to CBG Financial Advisor as a result of transactions contemplated by this Agreement. CBG’s board of directors has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of the CBG Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the consideration to be received in the Merger by the holders of CBG Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been or will be delivered to Buyer solely for informational purposes.

4.25   Board of Directors Recommendation.

CBG’s board of directors, at a meeting duly called and held, has by unanimous vote of the directors present (i) adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of CBG’s shareholders, and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of CBG Common Stock approve this Agreement, the Merger, and the related transactions and to call and hold a meeting of CBG’s shareholders at which this Agreement, the Merger, and the related transactions shall be submitted to the holders of the shares of CBG Common Stock for approval.

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4.26   Statements True and Correct.

(a)     No representation or warranty by CBG in this Agreement and no statement contained in the CBG Disclosure Memorandum or any certificate, instrument, or other writing furnished or to be furnished by any CBG Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)     None of the information supplied or to be supplied by any CBG Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CBG Entity or any Affiliate thereof for inclusion in any Proxy Statement/Prospectus to be delivered to CBG’s shareholders in connection with CBG’s Shareholders’ Meetings, and any other documents to be filed by any CBG Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of CBG be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of CBG’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for CBG’s Shareholders’ Meeting.

(c)     All documents that any CBG Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.27   Delivery of CBG Disclosure Memorandum.

CBG has delivered to Buyer a complete CBG Disclosure Memorandum herewith.

4.28   No Additional Representations.

Except for the representations and warranties specifically set forth in Article 4 of this Agreement, neither CBG nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Buyer, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and CBG hereby disclaims any such representation or warranty by CBG or any of its officers, directors, employees, agents, or representatives, or any other Person .

Article 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to CBG as follows, except as set forth on the Buyer Disclosure Memorandum with respect to each Section below:

5.1  Organization, Standing, and Power.

Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”). Entegra Bank is a banking corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of Buyer and Entegra Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Buyer and Entegra Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Entegra Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Buyer Bank are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.

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5.2  Authority of Buyer; No Breach By Agreement.

(a)     Each of Buyer and Entegra Bank has the corporate power and authority necessary to execute and deliver this Agreement and, subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer and Entegra Bank. Subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c), this Agreement represents a legal, valid, and binding obligation of each of Buyer and Entegra Bank, enforceable against each of them in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)     Neither the execution and delivery of this Agreement by Buyer and Entegra Bank, nor the consummation by Buyer and Entegra Bank of the transactions contemplated hereby, nor compliance by Buyer and Entegra Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any Buyer Subsidiary or any resolution adopted by the board of directors or the shareholders of any Buyer Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Buyer Entity under, any material Contract or any material Permit of any Buyer Entity, or (iii) and subject to receipt of the requisite Consents referred to in Sections 8.1(b) and (c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Buyer Entity becoming subject to or liable for the payment of any Tax on any Assets owned by any Buyer Entity or any Buyer Entity being reassessed or revalued by any Regulatory Authority).

(c)     Except for (i) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the North Carolina Commissioner of Banks and the Georgia Commissioner, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings, and notices, (iii) the filing with the SEC of the Registration Statement in which the Proxy Statement/Prospectus will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger with the Secretary of State of North Carolina and the Secretary of State of Georgia, (v) any consents, authorizations, approvals, filings, or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the Merger, regulation of broker-dealers, investment advisers, or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Buyer and Entegra Bank of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Buyer or Entegra Bank of this Agreement.

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5.3  Capital Stock.

The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock, of which 6,458,679 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of Buyer preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Buyer are duly and validly issued and outstanding and are fully paid and nonassessable. Buyer Common Stock is listed for trading and quotation on the Nasdaq Global Select Market. None of the outstanding shares of capital stock of Buyer has been issued in violation of any preemptive rights of the current or past shareholders of Buyer. The shares of Buyer Common Stock to be issued in the Merger will be (i) duly authorized, validly issued, fully paid, and nonassesable; (ii) registered under the Securities Act; and (iii) listed for trading and quotation on the Nasdaq Global Select Market.

5.4  Exchange Act Filings; Financial Statements.

(a)     Buyer has timely filed all Exchange Act Documents required to be filed by Buyer since January 1, 2013 (together with all such Exchange Act Documents filed, whether or not required to be filed, the “Buyer Exchange Act Reports”). The Buyer Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof), complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Exchange Act Reports or necessary in order to make the statements in such Buyer Exchange Act Reports, in light of the circumstances under which they were made, not misleading. No Buyer Subsidiary is required to file any Exchange Act Documents.

(b)     Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer Exchange Act Reports, including any Buyer Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was, or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented or will fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The Buyer Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

(c)     Buyer’s independent public accountants, which have expressed their opinion with respect to the Buyer Financial Statements included in the Buyer Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to Buyer within the meaning of Regulation S-X, and (iii) with respect to Buyer, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

(d)     Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer’s Exchange Act Documents.

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5.5  Absence of Undisclosed Liabilities.

Neither Buyer nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Annual Report on Form 10-K for the year ended December 31, 2016 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2016, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Buyer and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer or any of its Subsidiaries in Buyer’s or such Subsidiary’s financial statements.

5.6  Absence of Certain Changes or Events.

Since December 31, 2016, except as otherwise disclosed in Section 5.6 of the Buyer Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, (ii) none of the Buyer Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of Buyer provided in this Agreement, and (iii) since December 31, 2016, the Buyer Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.7  Compliance with Laws.

(a)     Buyer is a bank holding company duly registered and in good standing as such with the Federal Reserve. Entegra Bank is a North Carolina chartered bank in good standing with the North Carolina Commissioner of Banks.

(b)     Compliance with Permits, Laws and Orders.

(i)   Each of the Buyer Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Buyer, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)    To the Knowledge of Buyer, none of the Buyer Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

(iii)    None of the Buyer Entities has received any notification or communication from any Governmental Authority (A) asserting that Buyer or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.

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(iv)    There (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Buyer or any of its Subsidiaries, (B) are no notices or correspondence received by Buyer with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to Buyer’s or any of Buyer’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it or any of its Subsidiaries.

(v)    None of the Buyer Entities nor, to the Knowledge of Buyer, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)    Each Buyer Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Buyer Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3.

(vii)    Each Buyer Entity’s collection and use of IIPI complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act.

5.8  Legal Proceedings.

Except as disclosed on Section 5.9 of the Buyer Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion) against any Buyer Entity, against any director, officer, employee, or agent of any Buyer Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Buyer Entity or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Buyer Entity, other than ordinary routine litigation incidental to Buyer’s business. No claim for indemnity has been made or, to the Knowledge of Buyer, threatened by any director, officer, employee, independent contractor, or agent to any Buyer Entity and, to the Knowledge of Buyer, no basis for any such claim exists.

5.9  Reports.

Since January 1, 2013, Buyer has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each report, statement, and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.10   Internal Control.

Buyer’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer financial statements for external purposes in accordance with GAAP. Buyer’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of Buyer’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of Buyer’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of Buyer’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Buyer’s consolidated Assets that could have a material impact on Buyer’s consolidated financial statements.

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5.11   Approvals.

No Buyer Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, a “Buyer Regulatory Agreement”), nor are there any pending or, to the Knowledge of Buyer, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such Buyer Regulatory Agreement; provided, that Buyer is not required and is not permitted to disclose any confidential, supervisory information to any CBG Entity and makes no representation or warranty hereby with respect to confidential, supervisory information that cannot be disclosed to a CBG Entity.

5.12   Brokers and Finders.

Except for the Buyer Financial Advisor, neither Buyer nor its Subsidiaries, nor any of their respective officers, directors, employees, or Representatives, has employed any broker or finder, or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

5.13   Certain Actions.

Neither Buyer nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any factor circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b). To the Knowledge of Buyer, no Person intends to, or is likely to, oppose, challenge or intervene with respect to any application required or planned to be made to any Governmental Agency in connection with the Merger.

5.14   Available Consideration.

Buyer has available to it, or as of the Effective Time will have available to it, sufficient shares of authorized and unissued Buyer Common Stock and all funds necessary for the issuance and payment of the Merger Consideration and has funds available to it and to satisfy its payment obligations under this Agreement.

5.15   Statements True and Correct.

(a)     No statement, certificate, instrument, or other writing furnished or to be furnished by Buyer or any Affiliate thereof to CBG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b)     None of the information supplied or to be supplied by Buyer or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by Buyer or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be delivered to CBG’s shareholders in connection with CBG’s Shareholders’ Meeting, and any other documents to be filed by Buyer or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, including pursuant to Section 7.2 hereof, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of CBG be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of CBG’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for CBG’s Shareholders’ Meeting.

(c)     All documents that Buyer or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.16   Delivery of Buyer Disclosure Memorandum.

Buyer has delivered to CBG a complete Buyer Disclosure Memorandum herewith.

5.17   No Additional Representations.

Except for the representations and warranties specifically set forth in Article 5 of this Agreement, neither Buyer nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to CBG, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Buyer hereby disclaims any such representation or warranty by Buyer or any of its officers, directors, employees, agents, or representatives, or any other Person .

Article 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1  Affirmative Covenants of CBG, Buyer and Entegra Bank.

(a)     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise expressly contemplated herein, CBG shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its Rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) consult with Buyer prior to entering into or making any loans or other transactions with a value equal to or exceeding $500,000 other than residential mortgage loans for which CBG has a commitment to buy from a reputable investor, and loans for which commitments have been made as of the date of this Agreement, (v) consult with Buyer prior to entering into or making any loans that exceed regulatory loan to value guidelines, and (vi) take no action which would be reasonably likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

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(b)     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of CBG shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise expressly contemplated herein, Buyer shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and (iv) take no action which would reasonably be likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(c)     CBG, Buyer and Entegra Bank each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of CBG and its Subsidiaries requested by Buyer, provided, the effective time of such business combinations is on or after the Effective Time of the Merger.

6.2  Negative Covenants of CBG.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise contemplated herein, CBG covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a)     amend the articles of incorporation, bylaws, or other governing instruments of any CBG Entity;

(b)     incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $250,000 except in the ordinary course of the business of any CBG Entity consistent with past practices and that are prepayable without penalty, charge, or other payment (which exception shall include, for CBG Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities; provided, however, this exception does not include advances from the Federal Home Loan Bank), or impose, or suffer the imposition, on any Asset of any CBG Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of Bank’s business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the CBG Disclosure Memorandum);

(c)     repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans, including the net exercise of incentive stock options), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CBG Entity, or declare or pay any dividend or make any other distribution in respect of CBG’s capital stock;

(d)     except for this Agreement and except pursuant to the valid exercise of CBG Options outstanding as of the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CBG Common Stock, any other capital stock of any CBG Entity, or any Right;

(e)     adjust, split, combine, or reclassify any capital stock of any CBG Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBG Common Stock or issue any CBG Options or CBG Warrants, or sell, lease, mortgage, or otherwise dispose of or otherwise (i) any shares of capital stock of any CBG Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration, except issuances of shares of CBG Common Stock pursuant to the exercise of CBG Options and CBG Warrants outstanding on the date of this Agreement;

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(f)      except in the ordinary course of business consistent with past practice and not to exceed an aggregate of $250,000, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital (other than pursuant to binding commitments existing on the date hereof), Asset transfers, or purchase of any Assets, in any Person other than a wholly owned CBG Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g)     (i) except as contemplated by this Agreement, grant any bonus or increase in compensation or benefits to the employees, officers or directors of any CBG Entity, (ii) except as contemplated by this Agreement or disclosed on Section 6.2(g) of the CBG Disclosure Memorandum, commit or agree to pay any severance or termination pay, or any stay or other bonus to any CBG director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any CBG Entity, (iv) change any fees or other compensation or other benefits to directors of any CBG Entity, or (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or re-price Rights granted under CBG Benefit Plans or authorize cash payments in exchange for any Rights, except as otherwise contemplated by this Agreement; or, except as otherwise contemplated by this Agreement, or accelerate or vest or commit or agree to accelerate or vest any CBG Options or any amounts, benefits or rights payable by any CBG Entity;

(h)     enter into or amend any employment Contract between any CBG Entity and any Person (unless such amendment is required by Law) that CBG Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i)       except as disclosed on Section 6.2(i) on the CBG Disclosure Memorandum, adopt any new Employee Benefit Plan of any CBG Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or CBG Benefit Plans of any CBG Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law or as contemplated by this Agreement, the terms of such plans or consistent with past practice;

(j)       make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP;

(k)     commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any CBG Entity for money damages or restrictions upon the operations of any CBG Entity;

(l)       enter into, modify, amend, or terminate any material Contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and with a term of 24 months or less or other than Contracts disclosed on Section 6.2(m) of the CBG Disclosure Memorandum;

(m)    except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

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(n)     waive, release, compromise, or assign any material rights or claims, or make any adverse changes in the mix, rates, terms, or maturities of CBG’s deposits and other Liabilities, except with respect to (i) any extension of credit for which commitments have already been made or (ii) any extension of credit with an unpaid balance of less than $150,000, if secured, or $100,000, if unsecured, and in each case in conformity with existing lending policies and practices;

(o)     except for conforming residential mortgage loans held for sale and Small Business Administration loans, enter into any fixed rate loans with a committed rate term of greater than seven years;

(p)     notwithstanding anything herein to the contrary, enter into, modify, or amend any loan participation agreements;

(q)     except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of CBG, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

(r)      restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(s)     make any capital expenditures in excess of an aggregate of $25,000 except other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary Taxes;

(t)      establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

(u)     knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

(v)     implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

(w)     agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2;

(x)     maintain CBG’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices, and methods inconsistent with past practices of the Bank;

(y)     (i) other than in the ordinary course of business consistent with past practice, make any material changes in Bank’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) Bank’s hedging practices and policies, in each case except as required by law or requested by a Regulatory Authority, or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices; or

(z)      take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger.

6.3  Negative Covenants of Buyer and Entegra Bank.

During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement, each of Buyer and Entegra Bank shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written Consent of CBG (which Consent shall not be unreasonably withheld, delayed, or conditioned):

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(a)     amend its articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries in a manner that changes any material term or provision of Buyer Common Stock or that otherwise would materially and adversely affect the economic benefits of the Merger to the holders of CBG Common Stock or would materially impede Buyer’s ability to consummate the transactions contemplated by this Agreement;

(b)     set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest, or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly-owned Buyer Subsidiary to Buyer or any other direct or indirect wholly-owned Buyer Subsidiary, or (B) a quarterly cash dividend on Buyer Common Stock at a rate no greater than the rate paid by it during the fiscal quarter immediately preceding the date hereof and payment dates consistent with past practice);

(c)     take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger; or

(d)     agree to or make any commitment to, take, or adopt any resolutions of the board of directors of Buyer in support of, any of the actions prohibited by this Section 6.3.

6.4  Control of the Other Party’s Business.

Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 6.1, 6.2 or 6.3) shall give Buyer or Entegra Bank, directly or indirectly, the right to control or direct the operations of CBG, and nothing contained in this Agreement shall give CBG, directly or indirectly, the right to control or direct the operations of Buyer or Entegra Bank. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its Subsidiaries’ respective operations.

6.5  Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, an CBG Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.6  Reports.

Each of Buyer and its Subsidiaries and CBG and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed. CBG and its Subsidiaries shall also make available to Buyer monthly financial statements and quarterly call reports. The financial statements of Buyer and CBG, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments). As of their respective dates, such reports of Buyer filed under the Exchange Act will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Buyer financial statements contained in any reports to any Regulatory Authority other than the SEC shall be prepared in accordance with the Laws applicable to such reports. As of their respective dates, such reports of CBG filed with any Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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6.7  Buyer Entity Use and Disclosure of IIPI.

Each of Buyer and Entegra Bank acknowledge that IIPI disclosed to Buyer Entities in connection with this Agreement has been and will be disclosed pursuant to 15 U.S.C. 6802(e)(7). Buyer Entities may not use or disclose IIPI, nor permit the use or disclosure of IIPI, other than for the purposes described in 15 U.S.C. 6802(e)(7).

Article 7

ADDITIONAL AGREEMENTS

7.1  Shareholder Approval.

(a)     CBG shall submit to its shareholders this Agreement and any other matters required to be approved by shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, CBG shall take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold CBG’s Shareholders’ Meeting as promptly as reasonably practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. CBG’s board of directors shall recommend that its shareholders approve this Agreement in accordance with the OGCA and shall include such recommendation in the Proxy Statement/Prospectus delivered to shareholders of CBG, except to the extent CBG’s board of directors has made an Adverse Recommendation Change (as defined below) in accordance with the terms of this Agreement. CBG shall solicit and use its reasonable efforts to obtain the Requisite CBG Shareholder Approval.

(b)     Neither CBG’s board of directors nor any committee thereof shall, except as expressly permitted by this Section 7.1, (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the CBG Recommendation, or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”). Notwithstanding the foregoing, prior to the receipt of the Requisite CBG Shareholder Approval, CBG’s board of directors may make an Adverse Recommendation Change if and only if:

(A)	CBG’s board of directors determines in good faith, after consultation with the CBG Financial Advisor (or such other financial advisor as CBG may use) and outside counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 7.3) that constitutes a Superior Proposal;
(B)	CBG’s board of directors determines in good faith, after consultation with CBG’s outside counsel, that a failure to make such Adverse Recommendation Change would be inconsistent with CBG’s board of directors’ fiduciary duties to CBG and its shareholders under applicable Law;
(C)	CBG’s board of directors provides written notice (a “Notice of Recommendation Change”) to Buyer of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the fourth business day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing) and identify the Person or Group making such Superior Proposal (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in such case, the four business day period referred to in this clause (C) and in clauses (D) and (E) shall be reduced to two business days following the giving of such new Notice of Recommendation Change);
(D)	after providing such Notice of Recommendation Change, CBG shall negotiate in good faith with Buyer (if requested by Buyer) and provide Buyer reasonable opportunity during the subsequent four business day period to make such adjustments in the terms and conditions of this Agreement as would enable CBG’s board of directors to proceed without an Adverse Recommendation Change (provided, however, that Buyer shall not be required to propose any such adjustments); and

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(E)	CBG’s board of directors, following such four business day period, again determines in good faith, after consultation with outside counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would be inconsistent with their fiduciary duties to CBG and its shareholders under applicable Law.

7.2  Registration of Buyer Common Stock.

(a)     As promptly as reasonably practicable (and in any event, within 50 days) following the date hereof, Buyer shall prepare and file with the SEC the Registration Statement. The Registration Statement shall contain proxy materials relating to the matters to be submitted to CBG’s shareholders at CBG’s Shareholders’ Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of Buyer Common Stock to be issued in the Merger. CBG will furnish to Buyer the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Buyer on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Buyer shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and CBG will use their commercially reasonable efforts to cause the Proxy Statement/Prospectus to be delivered to the CBG shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Buyer will advise CBG, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Buyer or CBG, or any of their respective affiliates, officers or directors, should be discovered by Buyer or CBG which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Buyer with the SEC and disseminated by the Parties to their respective shareholders.

(b)     Buyer shall also take any action required to be taken under any applicable state Securities Laws in connection with the Merger and each of Buyer and CBG shall furnish all information concerning it and the holders of CBG Common Stock as may be reasonably requested in connection with any such action.

(c)     Prior to the Effective Time, Buyer shall notify The Nasdaq Stock Market of the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of CBG Common Stock.

7.3  Other Offers, etc.

(a)     From the date of this Agreement through the first to occur of the Effective Time or termination of this Agreement, each CBG Entity shall not, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives not to, directly or indirectly (i) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in this Section 7.3) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) (an “Acquisition Agreement”) contemplating or otherwise relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to receipt of the Requisite CBG Shareholder Approval, this Section 7.3 shall not prohibit a CBG Entity from furnishing nonpublic information regarding any CBG Entity or other access to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if and only if: (A) no CBG Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 7.3 (other than any breach of such obligation that is unintentional and did not result in the submission of such Acquisition Proposal), (B) CBG’s board of directors shall have determined in good faith, after consultation with the CBG Financial Advisor (or such other financial advisor as CBG may use) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (C) CBG’s board of directors concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to CBG and its shareholders, (D) CBG receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing Party than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, CBG furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by CBG to Buyer). In addition to the foregoing, CBG shall provide Buyer with at least five days’ prior written notice of a meeting of CBG’s board of directors at which meeting CBG’s board of directors is reasonably expected to resolve to recommend the Acquisition Agreement as a Superior Proposal to its shareholders, and CBG shall keep Buyer informed on a prompt basis of the status and material terms of such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof.

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(b)     In addition to the obligations of CBG set forth in this Section 7.3, as promptly as reasonably practicable, after any of the directors or executive officers of CBG become aware thereof, CBG shall advise Buyer of any request received by CBG for nonpublic information which CBG reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. CBG shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c)     Except as specifically permitted under Section 7.3(a), CBG shall, and shall use its commercially reasonable efforts to cause its and its Subsidiaries’, directors, officers, employees, and Representatives to immediately cease any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use and cause to be used all commercially reasonable efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d)     Nothing contained in this Agreement shall prevent a Party or its board of directors from (i) complying with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement; (ii) making any disclosure to CBG’s shareholders if CBG’s board of directors determines in good faith, after consultation with its outside counsel, that the failure to make such disclosures would be reasonably likely to be inconsistent with applicable Law; (iii) informing any Person of the existence of this provisions contained in this Section 7.3, or (iv) making any “stop, look, and listen” communication to CBG’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to CBG’s shareholders).

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7.4  Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.5  Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its Rights under this Agreement.

7.6  Investigation and Confidentiality.

(a)     Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, including, but not limited to, conducting any environmental assessment with respect to any property; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily or materially with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, CBG shall permit Buyer’s senior officers and independent auditors to meet with the senior officers of CBG, including officers responsible for the CBG Financial Statements and the internal controls of CBG and CBG’s independent accountants, to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404, and 906 of the Sarbanes-Oxley Act.

(b)     In addition to each Party’s obligations pursuant to Section 7.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c)     CBG shall use its commercially reasonable efforts to exercise, and shall not waive any of, its Rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to CBG to preserve the confidentiality of the information relating to CBG Entities provided to such Persons and their Affiliates and Representatives.

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(d)     Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have an CBG Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

(e)     Each Buyer Entity shall, in accordance with Buyer’s comprehensive written data security program established and maintained pursuant to 15 U.S.C. § 6801 and regulations promulgated thereunder (“Buyer’s Security Program”), safeguard IIPI disclosed to that Buyer Entity pursuant to this Agreement or in connection with the transactions contemplated hereby. In the event that any Buyer Entity allows a third party to access such IIPI, Buyer shall ensure that the third party safeguards that IIPI in accordance with a data security program substantially equivalent to the Buyer’s Security Program.

(f)      Buyer shall notify CBG promptly (but in no event more than 24 hours) of any Data Incident. All Buyer Entities shall promptly take all actions that are necessary and advisable to correct, mitigate, and prevent recurrence of the Data Incident. All Buyer Entities shall cooperate fully with CBG and its designees in all reasonable efforts to investigate the Data Incident.

(g)     If this Agreement is terminated prior to the Effective Time, each Buyer Entity shall promptly return or dispose of, and certify the return or disposal, of all IIPI received by the Buyer Entity in connection with this Agreement. Any disposal of such IIPI must be performed in a manner that ensures that the IIPI is rendered permanently unreadable and unrecoverable.

7.7  Press Releases.

Prior to the Effective Time, CBG and Buyer shall consult with each other and agree as to the form and substance of any press release, communication with CBG’s shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

7.8  Charter Provisions.

Each CBG Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any CBG Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CBG Entity that may be directly or indirectly acquired or controlled by them.

7.9  Employee Benefits and Contracts.

(a)     All Persons who are employees of CBG Entities immediately prior to the Effective Time and whose employment is not terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time or the effective time of the Bank Merger become employees of Entegra Bank. Buyer and Entegra Bank shall honor all CBG employment and change of control agreements existing as of the date of this Agreement that have been disclosed to Buyer, regardless of whether the employees with such agreements are Continuing Employees or receive new agreements with Entegra Bank. Buyer and Entegra Bank shall honor the Bank Change in Control Severance Plan. All of the Continuing Employees shall be employed at will, and no contractual right with respect to employment shall inure to such employees because of this Agreement, except as otherwise contemplated by this Agreement.

(b)     As of the Effective Time, each Continuing Employee shall be employed on the same terms and conditions as similarly situated employees of Entegra Bank and eligible to participate in each of Buyer’s Employee Benefit Plans with full credit for prior service with CBG solely for purposes of eligibility and vesting.

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(c)     Non-Offer Employees shall receive severance pay equal to two weeks of base weekly pay for each completed year of employment service commencing with any such employee’s most recent hire date with Seller and ending with such employee’s termination date with Entegra Bank, with a minimum payment equal to four weeks of base pay. Such severance payment will be made within 30 days after such employee’s termination date and shall be conditioned upon such employee’s execution of a general release in favor of Buyer, Entegra Bank, CBG and their respective Affiliates, officers, directors and employees.

(d)     As of the Effective Time, Buyer shall make available employer-provided benefits under Buyer Employee Benefit Plans to each Continuing Employee on the same basis as it provides such coverage to Buyer or Entegra Bank employees. With respect to Buyer Employee Benefit Plans providing health coverage, Buyer shall use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to a Continuing Employee or their covered dependents who were covered under a similar CBG plan at the Effective Time of the Merger. In addition, if any such transition occurs during the middle of a plan year, Buyer shall use commercially reasonable efforts to cause any such successor Buyer Employee Benefit Plan providing health coverage to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment and other cost-sharing amounts previously paid by a Continuing Employee respecting his or her participation in the corresponding CBG Employee Benefit Plan during that plan year prior to the transition effective date. Notwithstanding the foregoing, and in lieu of the same, Entegra Bank may continue CBG’s health and other employee welfare benefit plans for each Continuing Employee as in effect immediately prior to the Effective Time.

(e)     Upon not less than 10 days’ notice prior to the Closing Date from Buyer to CBG, CBG shall cause the termination, amendment, or other appropriate modification of each CBG Benefit Plan as specified by Buyer in such notice such that no CBG Entity shall sponsor or otherwise have any further Liability thereunder in connection with such applicable CBG Benefit Plans, effective as of the date which immediately proceeds the Closing Date. Upon such action, participants in such applicable CBG Benefit Plans that are described in ERISA Section 3(2) shall be 100% vested in their account balances.

(f)      No officer, employee, or other Person (other than the Parties to this Agreement) shall be deemed a third party or other beneficiary of this Section 7.9, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as set forth in Section 7.12. No provision of this Agreement constitutes or shall be deemed to constitute, an Employee Benefit Plan or other arrangement, an amendment of any Employee Benefit Plan or other arrangement, or any provision of any Employee Benefit Plan or other arrangement.

(g)     CBG shall take all appropriate action to terminate any CBG Benefit Plan which provides for a “cash or deferred arrangement” pursuant to Code Section 401(k) (each, a “401(k) Plan”) prior to the Closing Date; provided, however, that Buyer agrees that nothing in this Section 7.9 will require CBG to cause the final dissolution and liquidation of, or to amend (other than as may be required to maintain such plan’s compliance with the Code, ERISA, or other applicable Law), said plan prior to the Closing Date.

(h)     The directors of CBG in office immediately prior to the Effective Time will be invited to serve on Entegra Bank’s Gainesville Advisory Board for at least two years and shall be entitled to receive an annual retainer of $2,500 and a fee of $200 for each advisory board meeting attended.

7.10        Retention Plan and Conversion Bonus Plan.

To facilitate the successful integration of CBG into Entegra Bank and the conversion of the systems of CBG into Entegra Bank, Buyer shall establish a stay bonus/conversion bonus pool in the aggregate amount up to the amount set forth in Section 7.10(b) of the Buyer Disclosure Memorandum to be allocated and paid to non-director employees of CBG who continue in the employ of Entegra Bank at the expiration of 90 days after the Effective Time. The specific amount to be allocated and paid to each such non-director employee who continues in the employ of Entegra Bank shall be determined by Buyer prior to the Effective Time, after consultation with CBG.

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7.11   Section 16 Matters.

Prior to the Effective Time, CBG and Buyer shall take all such steps as may be required to cause any acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CBG to be exempt under Rule 16b-3 promulgated under the Exchange Act. CBG agrees to promptly furnish Buyer with all requisite information necessary for Buyer to take the actions contemplated by this Section 7.11.

7.12   Indemnification.

(a)     For a period of six years after the Effective Time, Buyer shall, and shall cause the Surviving Bank to, indemnify, defend, and hold harmless the present and former directors and executive officers of the CBG Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees, or agents of CBG or, at CBG’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the NCBCA and Chapter 53C, Section 402 of the Sarbanes-Oxley Act, the Securities Laws, and FDIC Regulations Part 359, and by CBG’s articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not Buyer or Entegra Bank is insured against any such matter.

(b)     Prior to the Effective Time, Buyer shall purchase, or shall direct CBG to purchase, an extended reporting period endorsement under CBG’s existing directors’ and officers’ liability insurance coverage (“CBG D&O Policy”) (or, if such extended endorsement coverage is not available, or is not available on reasonable terms, for the requisite period of time, such additional policy or policies as shall be necessary to provide coverage for such period of time) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by CBG’s D&O Policy. The directors and officers of CBG shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement (or additional policy or policies). Such endorsement (or additional policy or policies) shall provide such directors and officers with coverage following the Effective Time for four years.

(c)     Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.12, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Surviving Bank thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Bank shall have the right to assume the defense thereof, and, in such event, neither Buyer nor the Surviving Bank shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Bank elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Bank and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Bank shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Bank shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless, in the reasonable judgment of counsel for the Indemnified Parties, there is a conflict of interest among the Indemnified Parties that cannot be waived under controlling rules of professional conduct, in which case Buyer and the Surviving Bank shall be obligated to pay for one firm of counsel for each group of Indemnified Parties as shall not have an internal conflict of interest among members of the group; provided, that Buyer shall not be obligated to pay for more than two firms of counsel in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Buyer nor the Surviving Bank shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Buyer’s Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; and provided, further, that neither Buyer nor the Surviving Bank shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and unappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

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(d)     If Buyer or the Surviving Bank or any successors or assigns thereof consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or transfer of all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Bank shall assume the obligations set forth in this Section 7.12.

(e)     The provisions of this Section 7.12 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

Article 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1  Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a)     Shareholder Approval. The shareholders of CBG shall have approved this Agreement by the Requisite CBG Shareholder Approval, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of CBG’s articles of incorporation and bylaws.

(b)     Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

(c)     Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, an CBG Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. CBG shall have obtained the Consents listed in Section 8.1(c) of the CBG Disclosure Memorandum, including Consents from the lessors of each office leased by CBG, if any. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

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(d)     Registration Statement. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.

(e)     Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(f)      Exchange Listing. Buyer shall have filed with The Nasdaq Stock Market a notification form for the listing of all shares of Buyer Common Stock to be delivered as Merger Consideration, and The Nasdaq Stock Market shall not be objecting to the listing of such shares of Buyer Common Stock.

8.2  Conditions to Obligations of Buyer.

The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 10.6(a):

(a)     Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of CBG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of CBG set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an CBG Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications..

(b)     Performance of Agreements and Covenants. Each and all of the agreements and covenants of CBG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)     Officers’ Certificate. CBG shall have delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to CBG and in Sections 8.2(a), 8.2(b), 8.2(f), and 8.2(g), have been satisfied.

(d)     Secretary’s Certificate. CBG shall have delivered a certificate of the secretary of CBG and Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of CBG executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of CBG as in effect from the date of this Agreement until the Closing Date, (iii) a copy of the bylaws of CBG as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions duly adopted by CBG’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Georgia Commissioner or the Georgia Secretary of State, as applicable, as to the good standing of CBG, and (vi) a certificate of the FDIC certifying that CBG is an insured depository institution.

(e)     No Material Adverse Effect. There shall not have occurred any CBG Material Adverse Effect from the December 31, 2016 balance sheet to the Effective Time with respect to CBG.

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(f)      Payments. None of the CBG Entities shall have made any payments or provided any benefits, or is obligated to make any payments or provide any benefits, in connection with any or all of which (i) a deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code.

(g)     Support Agreements. Each executive officer and director shall have executed and delivered to Buyer a support agreement in the form attached hereto as Exhibit A.

8.3  Conditions to Obligations of CBG.

The obligations of CBG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBG pursuant to Section 10.6(b):

(a)     Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 5.1, 5.2(a), 5.2(b)(i), and 5.11 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2(a), 5.2(b)(i), 5.4, and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications..

(b)     Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer and Entegra Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)     Officers’ Certificate. Buyer shall have delivered to CBG a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Buyer and in Sections 8.3(a), 8.3(b), and 8.3(f) have been satisfied.

(d)     Secretary’s Certificate. Buyer and Entegra Bank shall have delivered a certificate of the secretary of Buyer and Entegra Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Buyer and Entegra Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Buyer as in effect from the date of this Agreement until the Closing Date, along with a certificate of the Secretary of State of North Carolina as to the good standing of Buyer; (iii) a copy of the bylaws of Buyer as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Buyer’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve certifying that Buyer is a registered bank holding company, (vi) a copy of the articles of incorporation of Entegra Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Entegra Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the North Carolina Commissioner of Banks as to the good standing of Entegra Bank, and (ix) certificate of the FDIC certifying that Entegra Bank is an insured depository institution.

(e)     Payment of Merger Consideration. Buyer shall pay the Merger Consideration as provided by this Agreement.

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(f)      No Material Adverse Effect. There shall not have occurred any Buyer Material Adverse Effect from the December 31, 2016 balance sheet to the Effective Time.

Article 9
TERMINATION

9.1  Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CBG, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)     By mutual written agreement of Buyer and CBG; or

(b)     By Buyer or CBG (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2 or 8.3, as applicable; or

(c)     By Buyer or CBG in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, or (iii) the Requisite CBG Shareholder Approval is not obtained at CBG’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or

(d)     By Buyer or CBG in the event that the Merger shall not have been consummated by March 31, 2018, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1; or

(e)     By Buyer (provided, that Buyer is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) the CBG board of directors shall have made an Adverse Recommendation Change; (ii) CBG’s board of directors shall have failed to reaffirm the CBG Recommendation within 10 business days after Buyer requests such at any time following the public announcement of an Acquisition Proposal, or (iii) CBG shall have failed to comply in all material respects with its obligations under Section 7.1 or 7.3; or

(f)      By CBG, prior to the Requisite CBG Shareholder Approval (and provided that CBG has complied in all material respects with Section 7.1 (including the provisions of Section 7.1(b) regarding the requirements for making an Adverse Recommendation Change)) and Section 7.3, in order to accept a Superior Proposal.

9.2  Effect of Termination.

In the event of the termination and abandonment of this Agreement by either Buyer or CBG pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.6(b), 9.2, 9.3, 10.2, 10.3, and 10.9 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3  Termination Fee.

(a)     If Buyer terminates this Agreement pursuant to Section 9.1(e) of this Agreement or CBG terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then CBG shall, on the date of termination, pay to Buyer the sum of $1.4 million (the “Termination Fee”). The Termination Fee shall be paid to Buyer in same day funds. CBG hereby waives any right to set-off or counterclaim against such amount.

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(b)     In the event that (i) an Acquisition Proposal with respect to CBG shall have been communicated to or otherwise made known to the shareholders, senior management, or board of directors of CBG, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to CBG after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by CBG or Buyer pursuant to Section 9.1(d) (only if the Requisite CBG Shareholder Approval has not theretofore been obtained), (B) by Buyer pursuant to Section 9.1(b), or (C) by CBG or Buyer pursuant to Section 9.1(c)(iii), and (iii) prior to the date that is 12 months after the date of such termination, CBG consummates an Acquisition Transaction or enters into an Acquisition Agreement that is ultimately consummated, then CBG shall on the earlier of the date an Acquisition Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Buyer a fee equal to the Termination Fee in same day funds. For the avoidance of doubt, Buyer shall be entitled to no more than one Termination Fee. CBG hereby waives any right to set-off or counterclaim against such amount.

(c)     The Parties acknowledge that the agreements contained in this Article 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Buyer would not enter into this Agreement; accordingly, if CBG fails to pay promptly any fee payable by it pursuant to this Section 9.3, then CBG shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

9.4  Non-Survival of Representations and Covenants.

Except for Article 3 (Manner of Converting Shares), Sections 7.9 (Employee Benefits and Contracts), 7.10 (Section 16 Matters), 7.11 (Indemnification), 7.12 (Tax Covenants of Buyer), this Article 9 (Termination) and Article 10 (Miscellaneous), the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

Article 10
MISCELLANEOUS

10.1   Definitions.

(a)     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“401(k) Plan” shall have the meaning as set forth in Section 7.9(g) of the Agreement.

“Acquisition Proposal” means any proposal (whether communicated to CBG or publicly announced to CBG’s shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from CBG by any Person or Group (other than Buyer or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of CBG, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Buyer or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of CBG, or any merger, consolidation, business combination or similar transaction involving CBG pursuant to which the shareholders of CBG immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated Assets of CBG and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of CBG.

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“Adverse Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning as set forth in the introduction of the Agreement.

“Aggregate Cash Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.

“Aggregate Stock Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.

“Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Assets” of a Person means all of the assets, properties, businesses and Rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Buyer Stock Price” means the average of the closing sale prices of Buyer Common Stock as reported on the Nasdaq Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Closing Date; provided, however, that in the event Buyer Common Stock does not trade on any one or more of the trading days during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Closing Date, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales prices and number of days on which Buyer Common Stock actually traded during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Closing Date.

“BHCA” shall have the meaning as set forth in Section 5.1 of the Agreement.

“Buyer” shall have the meaning as set forth in the introduction of the Agreement.

“Buyer Awards” shall have the meaning as set forth in Section 3.1(c) of the Agreement.

“Buyer Common Stock” means the common stock, no par value per share, of Buyer.

“Buyer Disclosure Memorandum” means the written information entitled “Entegra Financial Corp. Disclosure Memorandum” delivered with this Agreement to CBG and attached hereto.

“Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries.

“Buyer ERISA Plan” shall have the meaning as set forth in Section 5.11(a) of the Agreement.

“Buyer Exchange Act Reports” shall have the meaning as set forth in Section 5.5(a) of the Agreement.

“Buyer Financial Advisor” means Sandler O’Neill & Partners, L.P.

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“Buyer Financial Statements” means (i) the consolidated balance sheets of Buyer as of December 31, 2016 and 2015, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended December 31, 2016, 2015, and 2014 as filed by Buyer in Exchange Act Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2016.

“Buyer Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Buyer Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior written Consent of CBG in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the Buyer is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of Buyer. “Buyer Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Buyer Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect).

“Buyer Regulatory Agreement” shall have the meaning as set forth in Section 5.12 of the Agreement.

“Buyer Subsidiaries” means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

“Buyer’s Security Program” shall have the meaning as set forth in Section 7.6(e) of the Agreement.

“Cash Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Cash Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Cash Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Cash Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“CBG” shall have the meaning as set forth in the introduction of the Agreement.

“CBG Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“CBG Common Stock” means the common stock, par value $0.01 per share, of CBG.

“CBG Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement.

“CBG D&O Policy” shall have the meaning as set forth in Section 7.12(b) of the Agreement.

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“CBG Disclosure Memorandum” means the written information entitled “Chattahoochee Bank of Georgia Disclosure Memorandum” delivered with this Agreement to Buyer and attached hereto.

“CBG Entities” means, collectively, CBG and all CBG Subsidiaries.

“CBG ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“CBG Financial Advisor” means Banks Street Partners, LLC.

“CBG Financial Statements” means (i) the consolidated balance sheets of CBG as of December 31, 2016 and 2015, and the related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2016, 2015, and 2014, and (ii) the consolidated balance sheets of CBG (including related notes and schedules, if any) and related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2016.

“CBG Leased Real Properties” shall have the meaning as set forth in Section 4.10(f) of the Agreement.

“CBG Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of CBG and its Subsidiaries, taken as a whole, or (ii) the ability of CBG to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “CBG Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of CBG (or any of its Subsidiaries) taken with the prior written Consent of Buyer in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the CBG is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of CBG. “CBG Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the CBG Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a CBG Material Adverse Effect).

“CBG Options” shall have the meaning as set forth in Section 3.5(a) of the Agreement.

“CBG Option Price” shall have the meaning as set forth in Section 3.5(a) of the Agreement.

“CBG Pension Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“CBG Realty” shall have the meaning as set forth in Section 4.10(e) of the Agreement.

“CBG Regulatory Agreement” shall have the meaning as set forth in Section 4.22 of the Agreement.

“CBG Recommendation” shall have the meaning as set forth in the Recitals of the Agreement.

“CBG Warrants” shall have the meaning as set forth in Section 3.5(b) of the Agreement.

“CBG Warrant Price” shall have the meaning as set forth in Section 3.5(b) of the Agreement.

“CBG’s Shareholders’ Meeting” means the meeting of CBG’s shareholders to be held pursuant to Section 7.1(a), including any adjournment or adjournments thereof.

“CBG Subsidiaries” means the Subsidiaries of CBG.

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“CERCLA” shall have the meaning as set forth under the definition of “Environmental Laws” in Section 10.1(a) of the Agreement.

“Certificates” shall have the meaning as set forth in Section 3.1(b) of the Agreement.

“Change in Control Benefit” shall have the meaning set forth in Section 4.15(k) of the Agreement.

“Chapter 53C” shall have the meaning as set forth in Section 1.1 of this Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” shall have the meaning as set forth in the Recitals of the Agreement.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Continuing Employee” shall have the meaning as set forth in Section 7.9(a) of the Agreement.

“Contract” means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party that is binding on any Person or its capital stock, Assets or business.

“Data Incident” means any actual or reasonably suspected unauthorized access to or acquisition, disclosure, use, or loss of IIPI disclosed to any Buyer Entity in connection with this Agreement (including hard copies) or breach or compromise of Buyer’s Security Program that presents a viable threat to any such IIPI or any CBG Entity’s systems.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“DOL” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Election Deadline” shall have the meaning as set forth in Section 3.2(c) of the Agreement.

“Election Form” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, equity incentive, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, bank owned life insurance, split dollar or similar arrangements, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Entegra Bank” shall have the meaning as set forth in the Recitals of the Agreement.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency or state or local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i) - (vi) of this subparagraph, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other Law, statute, ordinance, amendment, rule, regulation, guideline, directive, Order or the like in effect now or as of the Closing Date relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

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“Environmental Reports” shall have the meaning as set forth in Section 4.12(a) of the Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a CBG Entity would be treated as a single employer under Code Section 414(b), (c), (m), or (o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exchange Agent” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Fund” shall have the meaning as set forth in Section 3.3(a) of the Agreement

“Exchange Ratio” shall mean the number computed by dividing $14.75 by the Average Buyer Stock Price; provided, however, that (i) if the Average Buyer Stock Price is more than 10% greater than the Execution Date Stock Price, the Exchange Ratio shall be fixed at and shall be equal to $14.75 divided by 110% of the Execution Date Stock Price, and (ii) if the Average Buyer Stock Price is more than 10% lower than the Execution Date Stock Price, the Exchange Ratio shall be fixed at and shall be equal to $14.75 divided by 90% of the Execution Date Stock Price.

“Execution Date Stock Price” shall mean the closing sales price of Buyer Common Stock as reported on the Nasdaq Global Select Market on the last full trading day occurring prior to the date of the execution of the Agreement on which shares of Buyer Common Stock were traded on such Market.

“Extinguished Shares” shall have the meaning as set forth in Section 3.1(d) of the Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

“Georgia Commissioner” shall mean the Commissioner of Banking of the Georgia Department of Banking and Finance.

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“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Gross-Up Payment” shall have the meaning set forth in Section 4.15(k) of the Agreement.

“Group” shall have the meaning as set forth in Section 13(d) of the Exchange Act.

“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Holder Representative” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Indemnified Party” shall have the meaning as set forth in Section 7.12(a) of the Agreement.

“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.13(b) of the Agreement.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“IRS” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry of the records and employees of such Person by the chairman, president, chief financial officer, chief credit officer, or any senior or executive vice president of such Person without any further investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or Order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

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“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Merger” shall have the meaning as set forth in the Recitals of the Agreement.

“Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Mixed Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Mixed Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“NCBCA” shall have the meaning as set forth in Section 1.1 of this Agreement.

“Non-Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Non-Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Non-Offer Employees” means a CBG employee who remains an employee of CBG through the Closing Date (other than those CBG employees who are party to an agreement providing for severance payments) and (i) who is not offered employment by Entegra Bank or whose employment is terminated by Entegra Bank other than for cause within 180 days of the Closing Date, (ii) who is offered employment by Entegra Bank with salary or wages in an amount less than those paid by CBG to such employee on the date of this Agreement, or (iii) who is offered employment by Entegra Bank that requires that he or she relocate his or her primary office from which he or she works to an office other than the office where he or she works on the date of this Agreement; provided, however, that, with respect to clauses (ii) or (iii), a Person shall not be deemed to be a Non-Offer Employee if such Person accepts the position offered by Entegra Bank (with continuing to work for Entegra Bank for at least one pay period following such change being deemed acceptance).

“Notice of Recommendation Change” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Operating Properties” means all real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) now, hereafter or heretofore owned, leased, licensed or operated, by CBG or any of the CBG Subsidiaries.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Party” means CBG or Buyer, and “Parties” means both such Persons.

“Party in Interest” shall have the meaning as set forth in Section 4.15(f) of the Agreement.

“PBGC” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a Default under would constitute a Buyer or CBG Material Adverse Effect, as the case may be.

“Per Share Purchase Price” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

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“Proxy Statement/Prospectus” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Qualified Group” shall have the meaning as set forth in Section 7.14(c) of the Agreement.

“RCRA” shall have the meaning as set forth under the definition of “Environmental Laws” in this Section 10.1(a) of the Agreement.

“Registration Statement” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Regulatory Authorities” means, collectively, the SEC, the Nasdaq Stock Market, FINRA, the North Carolina Commissioner of Banks, the FDIC, the Georgia Commissioner, the Department of Justice, and the Federal Reserve, and all other federal, state, county, local, other Governmental Authorities, and self-regulatory authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Requisite CBG Shareholder Approval” shall have the meaning as set forth in Section 4.2(a) of the Agreement.

“Retention Plan” shall have the meaning set forth in Section 7.10 of this Agreement.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

“Rights Cancellation Agreement” shall have the meaning set forth in Section 3.5(a) of the Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Stock Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Stock Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Stock Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Stock Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.

“Subsidiaries” means all those corporations, banks, associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by such entity (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

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“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, CBG Entities and (ii) with respect to which the board of directors of CBG (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (among other things, after consultation with the CBG Financial Advisor (or such other financial advisor as CBG may use)) to be more favorable to CBG’s shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the board of directors of CBG, after consultation with the CBG Financial Advisor (or such other financial advisor as CBG may use), the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal).

“Support Agreements” shall have the meaning as set forth in the Recitals of the Agreement.

“Surviving Bank” means Entegra Bank as the surviving bank resulting from the Merger.

“Takeover Laws” shall have the meaning as set forth in Section 4.23 of the Agreement.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information supplied or required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, including any attachment or schedule thereto or amendment thereof.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Termination Fee” shall have the meaning as set forth in Section 9.3(a) of the Agreement.

“WARN Act” shall have the meaning as set forth in Section 4.14(d) of the Agreement.

(b)     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific governmental authority or agency shall include any successor statute or regulation or successor governmental authority or agency, as the case may be.

10.2   Expenses.

Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of CBG, shall be paid at Closing and prior to the Effective Time.

10.3   Brokers and Finders.

Except for the CBG Financial Advisor as to CBG and Buyer Financial Advisor as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by CBG or by Buyer, each of CBG and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. CBG has provided a copy of CBG Financial Advisor’s engagement letter and expected fee for its services as Section 10.3 of the CBG Disclosure Memorandum and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

10.4   Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any Rights, remedies, obligations, or liabilities under or by reason of this Agreement other than as provided in Section 7.12.

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10.5   Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of CBG Common Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of CBG Common Stock.

10.6   Waivers.

(a)     Prior to or at the Effective Time, Buyer, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBG, to waive or extend the time for the compliance or fulfillment by CBG of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

(b)     Prior to or at the Effective Time, CBG, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBG.

(c)     The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7   Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written Consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

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10.8   Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, properly addressed electronic mail delivery (with confirmation of delivery receipt), by registered or certified mail (postage pre-paid), or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

Buyer:	Entegra Financial Corp.
14 One Center Court
Franklin, North Carolina 28734
Attn: Roger D. Plemens, President & Chief Executive Officer
Email: rplemens@entegrabank.com

Copy to Counsel:	Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
Suite 2000
Renaissance Plaza
230 North Elm Street
Greensboro, North Carolina 27401
Attn: Robert A. Singer, Esq.
Email: rsinger@brookspierce.com

CBG:	Chattahoochee Bank of Georgia
643 E. E. Butler Parkway
Gainsville, Georgia 30501
Attention: C. J. Lail, Jr.
Email: Jody.Lail@ChattahoocheeBank.com

Copy to Counsel:	Nelson, Mullins, Riley & Scarborough, LLP
Poinsetta Place, Suite 900
104 South Main Street
Greenville, South Carolina 29601
Attention: Benjamin A. Barnhill, Esq.
Email: ben.barnhill@nelsonmullins.com

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10.9   Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of North Carolina.

10.10   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11   Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12   Interpretations.

(a)     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

(b)     No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Authority by any Party hereto to the extent prohibited by applicable Law, and to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

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10.13   Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14   Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures appear on next page]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ENTEGRA FINANCIAL CORP.

By:
Roger D. Plemens
President and Chief Executive Officer

ENTEGRA BANK

By:
Roger D. Plemens
President and Chief Executive Officer

CHATTAHOOCHEE BANK OF GEORGIA

By:
C. J. Lail, Jr.
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

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EXHIBIT A

FORM OF SUPPORT AGREEMENT

June __, 2017

Entegra Financial Corp.

14 One Center Court

Franklin, NC 28734

Ladies and Gentlemen:

The undersigned is a director and/or an officer of Chattahoochee Bank of Georgia (“CBG”) and the beneficial holder of shares of common stock of CBG (the “CBG Common Stock”).

Entegra Financial Corp. (“Buyer”) and CBG are considering the execution of an Agreement and Plan of Merger and Reorganization (the “Agreement”) contemplating the acquisition of CBG through the merger of CBG with and into Entegra Bank, the bank subsidiary of Buyer (the “Merger”). The execution of the Agreement by Buyer and Entegra Bank is subject to the execution and delivery of this letter agreement.

In consideration of the substantial expenses that Buyer will incur in connection with the transactions contemplated by the Agreement and to induce Buyer to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of CBG, and not in his or her capacity as a director or officer of CBG, as follows:

1.   While this letter agreement is in effect, the undersigned shall not, directly or indirectly: (a) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal (as defined in the Agreement); (b) participate in any discussions (except to notify a third party of the existence of restrictions provided in Section 7.3 of the Agreement) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as defined in the Agreement); or (c) propose or agree to do any of the foregoing.

2.   While this letter agreement is in effect, the undersigned shall vote all of the shares of CBG Common Stock for which the undersigned has sole voting authority and shall use his or her best efforts to cause to be voted all shares of CBG Common Stock for which the undersigned has shared voting authority, in each case whether such shares are beneficially owned or owned by the undersigned as the record holder (and shall include shares held in plans for the benefit of the undersigned as to which he or she may direct the voting of such shares), but excluding shares of CBG Common Stock as to which the undersigned has a fiduciary relationship, and whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at CBG’s Shareholders’ Meeting (as defined in the Agreement); and (b) against any Acquisition Proposal (as defined in the Agreement).

3.   While this letter agreement is in effect, the undersigned shall not, directly or indirectly, except with the prior approval of Buyer, which approval shall not be unreasonably withheld, (a) sell or otherwise dispose of (other than in connection with the payment of the exercise price of outstanding options to purchase shares of CBG Common Stock) or encumber (other than in connection with an ordinary bank loan) prior to the record date of CBG’s Shareholders’ Meeting (as defined in the Agreement) any or all of his or her shares of CBG Common Stock, or (b) deposit any shares of CBG Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of CBG Common Stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Agreement and the Merger and matters related thereto; provided, that the undersigned may transfer any of the undersigned’s shares of CBG Common Stock (a) by will or pursuant to the laws of descent and distribution, or (b) to any family member of the undersigned or a charitable institution; provided further, that such transferee shall, prior to such transfer, become a party to this letter agreement subject to its terms and obligations to the same extent as the undersigned, by executing and delivering to Buyer a counterpart to this letter agreement in form and substance satisfactory to Buyer.

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4.   The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Buyer shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

5.   The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of CBG and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of CBG.

6.   This letter agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time of the Merger, (b) an Adverse Recommendation Change (as defined in the Merger Agreement), or (c) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this letter agreement shall terminate.

7.   As of the date hereof, the undersigned has voting power (sole or shared) with respect to the number of shares of CBG Common Stock set forth below.

[signatures appear on next page]

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IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Number of shares beneficially owned with sole voting authority:

Number of shares beneficially owned with shared voting authority:

Accepted and agreed to as of

the date first above written:

ENTEGRA FINANCIAL CORP.

_________________________________

By: Roger D. Plemens

Its: President and Chief Executive Officer

[Signature Page to Support Agreement]

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EXHIBIT B

RIGHTS CANCELLATION AGREEMENT

This Rights Cancellation Agreement (the “Rights Cancellation Agreement”) is made effective as of the ____ day of ___________, 2017 by and between Entegra Financial Corp., a North Carolina corporation (“Entegra”), and the undersigned holder (the “Holder”) of one or more Rights to acquire shares of the common stock of the Chattahoochee Bank of Georgia (the “Bank”), and is made with reference to the following facts:

a.       Entegra and its subsidiary, Entegra Bank, entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of June __, 2017, with the Bank.

b.       The Holder is the holder of one or more CBG Options and/or CBG Warrants.

c.       The Merger Agreement provides that each CBG Option and each CBG Warrant outstanding on the date of the Merger Agreement that remains outstanding immediately prior to the Effective Time of the Merger, whether or not then vested or exerciseable, shall be cancelled by Entegra in exchange for a cash payment to the holder of such CBG Option or CBG Warrant calculated as follows:

(i)       For each CBG Option, an amount equal to the product of number of (A) the shares subject to such CBG Option immediately prior to the Effective Time and (B) the excess, if any, of the Cash Consideration over the applicable CBG Option Price (the “Option Cancellation Consideration”), less any applicable Taxes required to be withhold with respect to such payment; and

(ii)       For each CBG Warrant, an amount equal to the product of (A) the number of shares of CBG Common Stock subject to such CBG Warrant immediately prior to the Effective Time and (B) the excess, if any, of the Cash Consideration over the CBG Warrant Price (the “Warrant Cancellation Consideration”), less all applicable Taxes required to be withheld with respect to such payment.

d.       The Holder wishes to accept the Option Cancellation Consideration or the Warrant Cancellation or both, as applicable, in exchange for the cancellation of Holder’s CBG Options or CBG Warrants or both, as applicable, on the terms set forth in the Merger Agreement and this Rights Cancellation Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.       Effective as of the Effective Time of the Merger, this Rights Cancellation Agreement cancels all of the CBG Options and CBG Warrants held by the Holder, which CBG Options and CBG Warrants are listed on Schedule I attached hereto, which schedule sets forth the respective dates of grant and exercise prices of the CBG Options and CBG Warrants to be cancelled (the “Canceled Rights”).

2.       Effective as of the Effective Time of the Merger, this Rights Cancellation Agreement cancels every agreement or award pursuant to which any Cancelled Rights were issued (the “Agreements”).

3.       The Holder represents and warrants that the Holder owns the Canceled Rights free and clear of any liens, claims or encumbrances of any type or nature.

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4.       The cancellation of each Canceled Right hereunder is being made in consideration of the payment of the Option Cancellation Consideration or the Warrant Cancellation Consideration or both, as applicable, in each case less any applicable Taxes required to be withheld, which payment will be made within ten business days following the Effective Time.

5.       The parties acknowledge that such cancellation is being made irrespective of the vesting schedule contained in the applicable Agreement. The Holder acknowledges that consummation of the Merger is subject to a number of closing conditions.

6.       The Holder acknowledges and agrees that the Canceled Rights will not be converted into shares of Entegra, Rights to acquire shares of Entegra or any consideration other than the payment of the Option Cancellation Consideration or the Warrant Cancellation Consideration or both, as applicable. The Holder acknowledges and agrees that by entering into this Rights Cancellation Agreement, as of the Effective Time of the Merger, each of the Canceled Rights will be of no further force and effect and the Holder shall have no right to exercise the Canceled Rights.

7.       The Holder acknowledges that all Rights held by the Holder for which the cancellation consideration would be equal to or less than zero dollars will be terminated and cancelled without any consideration payable with respect thereto.

8.       The Holder acknowledges and agrees that, should the Merger fail to be consummated for any reason, this Rights Cancellation Agreement shall be null and void and the Canceled Rights will remain outstanding in accordance with the terms of the applicable Agreement.

9.       This Rights Cancellation Agreement constitutes the valid, legal and binding obligation of the Holder enforceable against the Holder in accordance with its terms.

10.       This Rights Cancellation Agreement, together with specific references to the Merger Agreement herein, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

11.        This Rights Cancellation Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

12.       This Rights Cancellation Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State.

13.       This Rights Cancellation Agreement shall be binding upon the successors, legal representatives and permitted assigns of the parties. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto.

14.        Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

15.       This Rights Cancellation Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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16.       The headings in this Rights Cancellation Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Rights Cancellation Agreement.

17.       Capitalized words and terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Rights Cancellation Agreement as of the date first above written.

Signed:
Name:
Title:

ENTEGRA FINANCIAL CORPORATION

By:_____________________________________

Authorized Officer

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SCHEDULE I

1. CBG Options
Date of Award	Number of Shares Acquirable	Exercise Price

2. CBG Warrants
Date of Warrant Agreement	Number of Shares Acquirable	Purchase Price

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Appendix B

Article 13 of the Georgia Business Corporation Code

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

CHAPTER 2. BUSINESS CORPORATIONS

ARTICLE 13. DISSENTERS’ RIGHTS

PART 1

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

§ 14-2-1301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

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(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

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PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

§ 14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

§ 14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

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(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§ 14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325. Payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

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(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3

JUDICIAL APPRAISAL OF SHARES

§ 14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

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§ 14-2-1331. Court costs and attorney fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§ 14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

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Appendix C

Opinion of BSP Securities, LLC

June 26, 2017

Board of Directors

Chattahoochee Bank of Georgia

643 E.E. Butler Parkway

Gainesville, GA 30501

Members of the Board:

BSP Securities, LLC (“BSP”), a wholly-owned broker/dealer subsidiary of Banks Street Partners, LLC, understands that Chattahoochee Bank of Georgia (“CBG”) and Entegra Financial Corp. (“ENFC”) have proposed to enter into an Agreement and Plan of Merger, dated as of June 26, 2017 (the “Agreement”), pursuant to which ENFC will acquire CBG through the merger of CBG with and into Entegra Bank, a North Carolina commercial bank and wholly-owned subsidiary of ENFC (the “Merger”).

In accordance with the terms of the Agreement, each share of CBG Common Stock outstanding prior to the Effective Date, (excluding (i) shares held by any ENFC Company, other than in a fiduciary capacity or as a result of debts previously contracted and (ii) shares of CBG Common Stock held by shareholders of CBG who perfect their dissenters’ rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive Merger Consideration as described herein. Each share of CBG Common Stock issued and outstanding at the Effective Time shall be converted into and exchanged for the right to receive (i) cash in the amount of $14.75 (the “Cash Consideration”), less any applicable withholding taxes; or (ii) a number of shares of ENFC common stock equal to the Exchange Ratio (the “Stock Consideration”). The Exchange Ratio shall be equal to $14.75 divided by the Average Buyer Stock Price, defined as the average of the closing sale prices of ENFC’s common stock as reported on the NASDAQ Global Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the closing of the Merger, rounded to the nearest one ten thousandth, provided, however, if the Average Buyer Stock Price is equal to or less than $20.84, the Exchange Ratio will be fixed at 0.7079 and if the Average Buyer Stock price is equal to or greater than $25.47, the Exchange Ratio will be fixed at 0.5792. The total Merger Consideration will be prorated as necessary to ensure that 70% of the total outstanding shares of CBG Common Stock will be exchanged for Cash Consideration and 30% of the total outstanding shares of CBG Common Stock will be exchanged for Stock Consideration. The Stock Consideration and the Cash Consideration are referred to collectively herein as the Merger Consideration.

Each issued and outstanding CBG Option, and CBG Warrant, will be converted into the right to receive a lump sum cash payment equal to the product of the (i) the number of shares of CBG Common Stock subject to such CBG Option or Warrant, and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of such CBG Option or Warrant.

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

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CBG has requested that BSP render its opinion (the “Opinion”) to CBG’s Board of Directors, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of CBG Common Stock under the terms of the Agreement. BSP, as part of its investment banking business, is regularly engaged in the valuation of banks, bank holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, private placements and valuations for corporate and other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of CBG and will receive a fee for this Opinion. BSP will also receive compensation for other advisory services related to the Merger, a portion of which is contingent upon the consummation of the Merger. CBG has also agreed to reimburse us for our reasonable out-of-pocket expenses and has agreed to indemnify us for certain liabilities arising out of our engagement by CBG in connection with the Merger. Other than in conjunction with this engagement, BSP has not provided advisory services to CBG, for which it has received compensation, within the past two years. In addition, BSP has not provided advisory services to ENFC, nor has BSP received compensation from ENFC during the past two years.

For purposes of this Opinion and in connection with our review of the proposed Merger, we have, among other things:

1.	Reviewed the terms of the Agreement;

2.	Participated in discussions with CBG management concerning CBG’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and CBG’s and ENFC’s future financial performance;

3.	Reviewed CBG’s audited financial statements for the years ended December 31, 2016, 2015 and 2014;

4.	Reviewed ENFC’s audited financial statements for the years ended December 31, 2016, 2015 and 2014, and unaudited financial statements for the quarter ended March 31, 2017;
5.	Reviewed certain financial forecasts and projections of CBG, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the Merger;

6.	Analyzed certain aspects of CBG’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies we deemed similar to CBG;

7.	Reviewed historical trading activity of ENFC and analysts’ projections for future financial performance;

8.	Compared the proposed financial terms of the Merger with the financial terms of certain other recent merger and acquisition transactions, involving acquired companies that we deemed to be relevant to CBG; and

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

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9.	Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as we deemed relevant.

In giving our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by CBG, and its representatives, and of the publicly available information for CBG and ENFC that we reviewed. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of the ENFC at December 31, 2016 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We are not retained to, nor did we conduct a physical inspection of any of the properties or facilities of CBG, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of CBG, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of CBG Common Stock, than the Merger.

With respect to the financial projections for CBG used by BSP in its analyses, management of CBG confirmed to us that those projections reflected the best currently available estimates and judgments of the future financial performance of CBG. We assumed that the financial performance reflected in all projections and estimates used by us in our analyses would be achieved. We express no opinion as to such financial projections or estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of CBG or ENFC since the date of the most recent financial statements made available to us, other than those changes which may have been provided by senior management of CBG and ENFC. We have assumed in all respects material to our analyses that CBG and ENFC will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived. Finally, with your consent, we have relied upon the advice CBG received from its legal, accounting and tax advisors as to all legal, accounting, regulatory and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

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BSP’s Opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid by ENFC to holders of CBG Common Stock in the Merger and does not address CBG’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of CBG, and our opinion does not constitute a recommendation to any director of CBG as to how such director should vote with respect to the Agreement. In rendering the opinion, we express no opinions in respect to the amount or nature of any compensation to any officers, directors, or employees of CBG, or any class of such persons relative to the Merger Consideration to be received by the holders of CBG Common Stock in the Merger or with respect to the fairness of any such compensation.

Except as hereinafter provided, this Opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent. The consent of any such public reference shall be satisfactory to us as set forth in the financial advisory agreement dated August 31, 2016. This letter is addressed and directed to the Board of Directors of CBG in its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. The Opinion expressed herein is intended solely for the benefit of the Board of Directors and shareholders of CBG in connection with the matters addressed herein and may not be relied upon by any other person or entity, or for any other purpose without our written consent. This Opinion was approved by the Fairness Opinion Committee of BSP.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration is fair to the holders of CBG Common Stock, from a financial point of view.

Sincerely,

BSP Securities, LLC

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

Permissible indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

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Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by Entegra. Entegra’s articles of incorporation and bylaws provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Insurance. The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. Entegra currently maintain directors’ and officers’ insurance policies covering our directors and officers.

Summary Only. The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, Entegra’s articles of incorporation and bylaws, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Entegra’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Entegra has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)          Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger and Reorganization, dated June 26, 2017, by and among Entegra Financial Corp., Entegra Bank and Chattahoochee Bank of Georgia, incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the SEC on June 27, 2017 (SEC File No. 001-35302).
3.1	Articles of Incorporation of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).
3.2	Bylaws of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).
3.3	Articles of Amendment of Entegra Financial Corp., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on November 16, 2015 (SEC File No. 001-35302)
4.1	Form of Common Stock Certificate of Entegra Financial Corp., incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1/A, filed with the SEC on June 27, 2014 (SEC File No. 333-194641).
5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
21.1	Subsidiaries of Entegra, incorporated by reference to Exhibit 21 to Entegra’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017 (SEC File No. 001-35302).
23.1	Consent of Dixon Hughes Goodman LLP.
23.2	Consent of Mauldin & Jenkins, LLC.
23.3	Consent of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page to this Registration Statement).
99.1	Form of Proxy of Chattahoochee Bank of Georgia
99.2	Consent of Opinion of BSP Securities, LLC.

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Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)          That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)          That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)          To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)          To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Entegra Financial Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, State of North Carolina, on August 22, 2017.

ENTEGRA FINANCIAL CORP.

By:	/s/ Roger D. Plemens
Name:	Roger D. Plemens
Title:	President, Chief Executive Officer and Director
(Duly Authorized Representative)

 POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Entegra Financial Corp. (the “Company”) hereby severally constitute and appoint Roger D. Plemens and David A. Bright, and each of them, with full power to act without the other, as our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that our said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on August 22, 2017.

/s/ Roger D. Plemens	President, Chief Executive Officer and Director
Roger D. Plemens	(Principal Executive Officer)

/s/ David A. Bright	Executive Vice President and Chief Financial Officer
David A. Bright	(Principal Financial and Accounting Officer)

/s/ Fred H. Jones	Chairman
Fred H. Jones

/s/ Ronald D. Beale	Vice Chairman
Ronald D. Beale

/s/ Louis E. Buck, Jr,	Director
Louis E. Buck, Jr.

/s/ Adam W. Burrell	Director
Adam W. Burrell

/s/ R. Matt Dunbar	Director
R. Matt Dunbar

/s/ Charles M. Edwards	Director
Charles M. Edwards

/s/ Craig A. Fowler	Director
Craig A. Fowler

/s/ Jim M. Garner	Director
Jim M. Garner

/s/ Stan M. Jeffress	Director
Stan M. Jeffress

/s/ Beverly W. Mason	Director
Beverly W. Mason
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EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger and Reorganization, dated June 26, 2017, by and among Entegra Financial Corp., Entegra Bank and Chattahoochee Bank of Georgia, incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the SEC on June 27, 2017 (SEC File No. 001-35302).
3.1	Articles of Incorporation of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).
3.2	Bylaws of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).
3.3	Articles of Amendment of Entegra Financial Corp., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on November 16, 2015 (SEC File No. 001-35302)
4.1	Form of Common Stock Certificate of Entegra Financial Corp., incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1/A, filed with the SEC on June 27, 2014 (SEC File No. 333-194641).
5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
21.1	Subsidiaries of Entegra, incorporated by reference to Exhibit 21 to Entegra’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017 (SEC File No. 001-35302).
23.1	Consent of Dixon Hughes Goodman LLP.
23.2	Consent of Mauldin & Jenkins, LLC.
23.3	Consent of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page to this Registration Statement).
99.1	Form of Proxy of Chattahoochee Bank of Georgia
99.2	Consent of Opinion of BSP Securities, LLC.

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